Certain information has been excluded from this agreement (indicated by “[***]”) because such information is both not material and the type that the registrant customarily and actually treats as private or confidential.

Redacted – Execution Counterpart

LEASE

FC EIGHTH AVE., LLC
as Landlord,

to

DATADOG, INC.,
as Tenant

Date: as of July 28, 2022

Premises:

Entire 29th, 30th, 36th, 37th, 45th, 46th, 47th, 48th, 49th and 50th floors, a portion of the 51st floor, Tenant’s Roof Top Space and certain space on the ground level of the building located at
620 Eighth Avenue
New York, New York

    2

Certain schedules and exhibits to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request
TABLE OF CONTENTS - EXHIBITS
EXHIBIT A    FLOOR PLANS FOR THE EXECUTION DATE INITIAL OFFICE SPACE
EXHIBIT B    DESCRIPTION OF LAND
EXHIBIT C    RENTABLE SQUARE FEET OF OFFICE FLOORS AND TENANT’S PROPORTIONATE SHARE FOR EACH PREMISES PORTION
EXHIBIT D    RESERVED
EXHIBIT E    DESIGN GUIDELINES
EXHIBIT F    TENANT’S ROOF TOP SPACE
EXHIBIT G    FLOOR PLANS FOR THE 51ST FLOOR SPACE
EXHIBIT H    FLOOR PLANS FOR THE GROUND FLOOR SPACE (AND ACCESS POINTS THERETO)
EXHIBIT 2.02A    LANDLORD’S COMMENCEMENT DATE WORK
EXHIBIT 2.07     PRIVATE SHUTTLE ELEVATOR WORK AREAS
EXHIBIT 4.06C    FORM OF CONFIDENTIALITY AGREEMENT
EXHIBIT 5.07    FLOOR LOAD
EXHIBIT 6.01A(i)     ELEVATOR SPECIFICATIONS
EXHIBIT 6.01A(ii)    BASE HVAC SPECIFICATIONS
EXHIBIT 6.01A(iii)    CLEANING SPECIFICATIONS
EXHIBIT 6.01A(v)    ACCESS CONTROL STANDARDS
EXHIBIT 6.03A    SHAFT SPACE LOCATION FOR CONDUIT
EXHIBIT 8.03    FORM OF ASSIGNMENT AND ASSUMPTION OF LEASE
EXHIBIT 8.05E-1    FORM OF CONSENT TO ASSIGNMENT
EXHIBIT 8.05E-2    FORM OF CONSENT TO SUBLEASE
EXHIBIT 8.12    FORM OF SNDA FOR SUBTENANTS
EXHIBIT 9.02A-1    FORM OF SUPERIOR LESSOR SNDA
EXHIBIT 9.02A-2    FORM OF SUPERIOR MORTGAGEE SNDA
EXHIBIT 9.02A-3    FORM OF BOARD OF MANAGER SNDA
EXHIBIT 9.02A-4    FORM OF FC BOARD OF MANAGER SNDA
EXHIBIT 13.03    LIST OF APPROVED CONTRACTORS
EXHIBIT 13.06B    CONSTRUCTION RULES AND REGULATIONS
EXHIBIT 13.06D    LOCATIONS FOR PROPOSED SPECIALTY BATHROOM WORK
EXHIBIT 26.01    RULES AND REGULATIONS
EXHIBIT 36.01    ANTENNA INSTALLATION REQUIREMENTS
EXHIBIT 38.02A    EIGHTH AVENUE PYLON SIGNAGE
EXHIBIT 38.02B    NORTH CONCIERGE DESK SIGNAGE
EXHIBIT 40.01    FORM OF MEMORANDUM OF LEASE
EXHIBIT 42.03E    TENANT’S ROOF TOP SPACE PLANTER REQUIREMENTS

INDENTURE OF LEASE, dated as of this 28th day of Jul, 2022 between FC EIGHTH AVE., LLC, a Delaware limited liability company, having an office at c/o Brookfield Properties, 250 Vesey Street, 12th floor, New York, New York 102811 (subject to the terms hereof, “Landlord”) and DATADOG, INC., a Delaware corporation, having offices at 620 Eighth Ave., 45th Floor, New York, New York 10018 (“Original Tenant”).
W I T N E S E T H
In consideration of the mutual covenants and conditions herein contained, Landlord and Tenant hereby covenant and agree as follows:
ARTICLE 1
DEFINITIONS; PREMISES; TERM
Article 1A.    Defined Terms. As used in this Lease, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“42DP” shall mean 42nd St. Development Project, Inc., a subsidiary of New York State Urban Development Corporation d/b/a Empire State Development Corporation, a corporate governmental agency of the State of New York constituting a political subdivision and public benefit corporation, having an office at 633 Third Avenue, 33rd floor, New York, New York 10017.
“51st Floor Space” shall mean a portion of the Special FC Limited Area located on a portion of the 51st floor of the Building as shown on Exhibit G annexed hereto and made a part hereof; it being agreed, however, if there is a 51st Floor Space CofO Change Denial and Tenant makes the 51st Floor Shuttle Elevator Area Election, then the 51st Floor Space shall be limited to the portion of the 51st floor of the Building in which the Private Shuttle Elevator therein is located, which the parties agree shall be deemed to contain fifty (50) RSF (the “51st Floor Shuttle Area Space”).
“51st Floor Space Shuttle Elevator Area Election” shall mean, if there is a 51st Floor Space CofO Change Denial, the election (or deemed election) made by Tenant, subject to the last sentence of Section 2.02B hereof, to only utilize the 51st Floor Shuttle Area Space, which election must be given not later than one hundred twenty (120) days following Landlord giving Tenant notice that there has been a 51st Floor CofO Change Denial.
“51st Floor Space Storage Use Election” shall mean, if there is a 51st Floor Space CofO Change Denial, the election made by Tenant to use the 51st Floor Space for storage purposes as contemplated by the current certificate of occupancy for the Building, which election must be given not later than one hundred twenty (120) days following Landlord giving Tenant notice that there has been a 51st Floor CofO Change Denial; it being agreed that if Tenant does not timely give such election, Tenant shall be deemed to have made the 51st Floor Shuttle Elevator Area Election.
“51st Floor Space Use Change Election” shall mean, as applicable, a 51st Floor Space Shuttle Elevator Area Election or a 51st Floor Space Storage Use Election.
“AAA” shall mean the American Arbitration Association or any successor thereto.

“Actual Damages” shall mean actual, direct damages of Tenant or Landlord (as the case may be) but in no event to include (i) consequential, indirect or punitive damages or (ii) damages on account of loss of business, inconvenience or annoyance.
“ADA” shall mean the Americans with Disabilities Act, Title III, 42 U.S.C.S. §§ 12181-12189 and any amendments thereto.
“Additional Rent” shall mean any and all sums and payments that this Lease requires Tenant to pay Landlord or any third party to which Landlord might be liable as required under this Lease whether or not expressly designated as Additional Rent, except Fixed Rent and RTS Fixed Rent.
“Affiliate” shall mean with respect to any Person, any Person who or which directly or indirectly controls, is controlled by or is under common control with such Person. The term “Affiliated” shall have the correlative meaning.
“alterations” shall mean every alteration, installation, improvement, addition, removal, demolition, decoration or other physical change.
“Approved Maintenance Personnel” means without limiting any other requirements of this Lease, a service provider that meets the following qualifications: (A) neither such service provider nor the individual(s) performing the service in question are a Prohibited Entity and (B) such service provider must either be (i) if the service involved involves particular original equipment manufacturer (“OEM”) equipment or components, a party on such OEM manufacturer’s approved list to perform such service or otherwise approved in writing by such manufacturer, (ii) a factory service person of the manufacturer of the relevant equipment or component (if applicable) or (iii) approved by Landlord (such approval not to be unreasonably withheld).
“Bankruptcy Code” shall mean the United States Bankruptcy Code, 11 U.S.C. §101 et. seq., as amended.
“Bankruptcy Event” shall mean any or all of the following events: there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy, or there shall be commenced a case under the Bankruptcy Code by or against Tenant, or a petition filed for insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant’s property, and, in any case (other than a voluntary filing by Tenant), within ninety (90) days thereof Tenant fails to secure a discharge thereof, or if Tenant makes a general assignment for the benefit of creditors, or petitions for or enters into an arrangement with its creditors.
“Base HVAC System” shall mean the HVAC system for the Building, including the Building cooling towers, pumps and associated risers and equipment, ventilation systems and heating systems providing air-conditioning, ventilation and heat for the Premises, the Building common Areas and other leased or leasable space in the Building; it being agreed that any supplemental HVAC systems in the Building by or for any individual tenants (including Tenant) or occupants of the Building shall not be part of the Base HVAC System.
“Base Systems” shall mean all utilities, systems and fixtures (including, without limitation, all plumbing systems, heating systems, all electrical branches and systems, the Base HVAC System, and all fire safety/life safety systems) serving all or any portion of the Unit other than the NYTC Limited Common Elements (as defined in the Condominium Documents); it being agreed that in no event shall any Tenant Change, the RTS Build-out Work and/or the Private Shuttle Elevator be part of any of the Base Systems.

“BID” shall mean a Business Improvement District or any successor in function.
“Broker” shall mean CBRE Inc.
“Building” shall mean the building known as The New York Times Building located on the Land.
“Building common areas” shall mean collectively all of the common facilities in the Building and the Land designed and intended for use by tenants or other occupants in the Building in common with Landlord, the other Unit Owners and each other, including, without limitation, elevators, fire stairs, mechanical areas and telephone and electrical closets and riser shafts, walkways, truck docks, plazas, courts, public areas within the property line of the Building, service areas, lobbies, landscaped and garden areas and all other common and service areas of the Building; it being agreed that no portion of Tenant’s Roof Top Space or the Private Shuttle Elevator Areas shall be deemed to be a Building common area.
“Building Service Employees Union Contract” shall mean the contract from time to time in effect between Locals 32B and 32J of the Building Service Employees Union AFL-CIO (or any successor thereto) and the Real Estate Advisory Board of New York, Inc. (or any successor thereto).
“Business Days” shall mean Monday through Friday exclusive of Holidays.
“Business Hours” shall mean 8:00 A.M. to 6:00 P.M. on Business Days or such additional (but not lesser) hours of operations that Landlord may designate for the Unit from time to time.
“City” shall mean the City of New York, both geographically and as a governmental entity, as the context requires.
“Commencement Date” shall mean the following, as applicable:
(A) with respect to any Office Space Portion (except for the 51st Floor Space) in which Landlord is performing any Landlord’s Commencement Date Work therein, the date which is the earlier to occur of (i) the date on which Landlord’s Commencement Date Work for such Office Space Portion is Substantially Completed (or deemed Substantially Completed) and (ii) the date Tenant, or anyone claiming by, under or through Tenant, first takes possession of such Office Space Portion or any part thereof, for any purpose (other than the access as permitted under Section 2.01B hereof),
(B) with respect to the 51st Floor Space, the date which is the earlier to occur of (i) the date on which Landlord’s Commencement Date Work therein is Substantially Completed (or deemed Substantially Completed) and (ii) the date Tenant, or anyone claiming by, under or through Tenant, first takes possession of the 51st Floor Space or any part thereof, for any purpose (other than the access and Tenant Changes therein, in each case, as permitted under Section 2.01B hereof); it being agreed, with respect to the 51st Floor Space, that, except as hereinafter provided, Landlord’s Commencement Date Work therefor shall also include (1) the certificate of occupancy for the Building has been amended to allow for the 51st Floor Space to be used for office purposes (the “51st Floor Space CofO Change”); it being agreed that the costs incurred by Landlord to obtain the 51st Floor CofO Change shall be the responsibility Landlord; provided, however, in the event of a 51st Floor Space CofO Change Denial and Tenant electing, as hereinafter provided, to challenge the 51st Floor Space CofO Change Denial and seek to obtain the 51st Floor Space CofO Change, Tenant shall be responsible for all costs and expenses of pursing such challenge and any costs incurred by Tenant with respect thereto (including, reimbursing Landlord for the reasonable costs incurred by Landlord in cooperating in any such challenge in order to get the 51st Floor Space CofO Change approved) in seeking to obtain the 51st Floor CofO Change; provided, however, if Tenant is successful in obtaining the 51st Floor Space CofO Change, then Tenant shall not be obligated to reimburse Landlord for any of Landlord’s costs as aforesaid and Landlord shall, within thirty (30) days after receipt of demand therefor (together with reasonable supporting documentation), reimburse Tenant for fifty percent (50%) of Tenant’s reasonable costs and expenses incurred by Tenant in connection therewith and (2) Substantial Completion (or deemed Substantial Completion) of the Private Shuttle Elevator Work.
(C) with respect to any DCE Floor, the date on which vacant, broom clean possession thereof is made available to Tenant.
(D) with respect to the Ground Floor Space, the date which is the earlier to occur (i) the date on which Landlord’s Commencement Date Work therein is Substantially Completed (or deemed Substantially Completed) and (ii) the date Tenant, or anyone claiming by, under or through Tenant, first takes possession of the Ground Floor Space or any part thereof, for any purpose (other than the access as permitted under Section 2.01B hereof); it being agreed with respect to the Ground Floor Space, Landlord’s Commencement Date Work shall also include (at Landlord’s cost and expense) that the certificate of occupancy for the Building has been amended to allow for the Ground Floor Space to be used for storage purposes.
Notwithstanding the foregoing, it is acknowledged and agreed that: (a) with respect to the Office Space Portions located on the Execution Date Occupied Floors, (1) Tenant is currently in occupancy thereof pursuant to one or more subleases or sub-subleases (collectively, the “Existing Subleases”), (2) no Landlord’s Commencement Date Work is required therefor and (3) the Commencement Date for the Execution Date Occupied Floors shall be the earlier to occur of (x) January 1, 2024 and (y) the day immediately following the expiration of the term of the applicable Existing Subleases; and (b) if (1) Landlord does not enter into a short term extension of the term of the lease for the current tenant/occupant of the 47th, 48th and 50th floors of the Building (the “47-48-50 Short Term Extension”) and (2) [***]. For the avoidance of doubt, in no event shall completion of the Private Shuttle Elevator Work or any other Landlord’s Supplemental Work be a condition to the occurrence of the Commencement Dates for any portion of the Demised Premises, except that, solely for the 51st Floor Space, Substantial Completion (or deemed Substantial Completion) of the Private Shuttle Elevator Work shall be a condition for the occurrence of the Commencement Date therefor.
“Common Elements” shall have the meaning set forth in the Condominium Declaration (it being acknowledged, however, that “Common Elements” shall not include any NYTC Limited Common Elements or any FC Limited Common Elements (as defined in the Condominium Declaration)) but shall expressly include the Common Elements Leaseable Space (as defined in the Unit Ground Lease).
“Comparable Buildings” shall mean first class office buildings of comparable size located in the area bounded by 34th Street to 60th Street, from 1st Avenue to 10th Avenue, City of New York.
“Competitively Bid” shall mean the process of having bid in a commercially reasonable manner to at least three (3) reputable, unrelated entities on an arm’s length basis.
“Condominium” shall mean that certain condominium known as The New York Times Building Condominium formed or to be formed pursuant to the Condominium Declaration.

“Condominium Act” shall mean Article 9-B of the Real Property Law of the State of New York or any statute enacted in lieu thereof.
“Condominium Board” shall mean, as applicable, the Board of Managers, the FC Board of Managers and/or the NYTC Board of Managers (as such terms are each defined in the Condominium Declaration), and, collectively, the “Condominium Boards”.
“Condominium By-Laws” shall mean the by-laws annexed to the Condominium Declaration, together with (but subject to the applicable provisions of this Lease) all amendments, modifications and supplements thereto and/or replacements thereof.
“Condominium Declaration” shall mean the instrument by which Landlord’s leasehold estate in the Real Property is subjected to the Condominium Act, together with (but subject to the applicable provisions of this Lease) all amendments, modifications and supplements thereto and/or replacements thereof.
“Condominium Documents” shall mean, collectively, the Condominium Declaration, the Condominium By-Laws and any other documents executed or recorded in connection with subjecting the Real Property to the Condominium Act, together with (but subject to the applicable provisions of this Lease) all amendments, modifications and supplements thereto and/or restatements thereof.
“Control” or “control” shall mean either (A) ownership of fifty percent (50%) or more of the outstanding voting stock of a corporation or other majority equity and control interest if not a corporation or (B) ownership of twenty-five (25%) percent or more of the outstanding voting stock of a corporation or other majority equity and beneficial interest if not a corporation and the possession of power to direct or cause the direction of the management and policy of such corporation or other entity, whether through the ownership of voting securities, by statute or according to the provisions of a contract or other agreement.
“CPI” shall mean “The Consumer Price Index (New Series) (Base Period 1982-84=100) (all items for all urban consumers for New York-Northeastern New Jersey (CPI-U) Area)” as published by the Bureau of Labor Statistics of the United States Department of Labor or if the same is discontinued, a replacement index published by the Department of Labor or other applicable Governmental Authority, appropriately adjusted. In the event that the CPI is converted to a different standard reference base or otherwise revised, the determination of those increases provided for herein to be made with reference to the CPI shall be made with the use of such conversion factor, formula or table for converting the CPI as may be published by the Bureau of Labor Statistics or, if said Bureau shall not publish the same, then with the use of such conversion factor, formula or table as may be published by Prentice Hall, Inc., or any other nationally recognized publisher of similar statistical information reasonably selected by Landlord and reasonably approved by Tenant. If the CPI ceases to be published, and there is no successor thereto, such other index as Landlord and Tenant shall agree upon in writing shall be substituted for the CPI. If Landlord and Tenant are unable to agree as to such substituted index, such matter shall be resolved by arbitration in accordance with the provisions of Section 25.01 hereof. Pending the resolution of such dispute, CPI-based increases provided for herein shall be determined in accordance with the substituted index selected by Landlord; subject to adjustment when finally determined with the appropriate party being entitled to a prompt refund from the other party of any overpayment as a result of the use of such index selected by Landlord together with interest at the Prime Rate from the date of such overpayment until the date so repaid to the appropriate party.

“Demised Premises” or “Premises” shall mean the Initial Space, taking into account any reduction or increase in or expansion of the space comprising the Demised Premises pursuant to the terms hereof.
“Design Guidelines” shall mean the guidelines for any Tenant Change as set forth on Exhibit E annexed hereto and made a part hereof, as the same may (subject to the provisions of this Lease) be modified from time to time.
“DUO” shall mean the Design, Use and Operating Requirements which are attached to the Unit Ground Lease as Exhibits E-1 through E-7, which Exhibits are incorporated herein by reference.
“EDC” shall mean the New York City Economic Development Corporation or any successor thereto.
“Electrical Capacity” shall mean the Office Space Electrical Capacity, the RTS Electrical Capacity and the Ground Floor Space Electrical Capacity, as the context may require.
“Execution Date” shall mean the date upon which this Lease is fully executed and unconditionally delivered by both parties hereto as set forth in Section 31.16 hereof.
“Execution Date Encumbered Office Space” shall mean the entire 29th, 30th, 37th, 47th, 48th, and 50th floors of the Building.
“Execution Date Initial Office Space” shall mean the entire 29th, 30th, 36th, 37th, 45th, 46th, 47th, 48th, 49th, and 50th floors of the Building and, subject to the terms hereof, the 51st Floor Space, the rentable areas of which are shown on the Floor Plans and Exhibit C, as the Execution Date Initial Office Space may be reduced as provided in Section 1.03 hereof, and Tenant’s Percentages for each of which during the Initial Term are listed on Exhibit C annexed hereto and made a part hereof.
“Execution Date Occupied Floors” shall mean the entire 45th, 46th and 49th floors of the Building.
“Expiration Date” shall mean the Stated Expiration Date [***] or the date upon which the Term of this Lease shall otherwise terminate sooner pursuant to any of the terms of this Lease or pursuant to law.
“FF&E Work” shall refer to the work which Tenant shall be responsible to perform and to pay for at Tenant’s sole cost and expense (it being agreed that the cost of which work shall not be subject to reimbursement from Landlord’s Contribution) to provide furniture, fixtures and equipment for the Demised Premises, including, without limitation, telephones, computers, monitors, data center equipment, networking equipment, movable work stations, office equipment, radios and related equipment, and/or audio visual equipment in connection with Tenant’s preparation of the Demised Premises for Tenant’s initial occupancy thereof.
“Floor Plans” shall mean the floor plans for the Initial Space annexed hereto as Exhibits A, G and H and made a part hereof.
“Force Majeure” shall mean any delays resulting from any causes beyond Landlord’s or Tenant’s reasonable control, as the case may be, including, without limitation, governmental regulation, governmental restriction, strike, labor dispute, riot, inability to obtain materials or supplies (exclusive of delays inherent in ordering Long Lead Items except as otherwise expressly provided herein), acts of God, war, terrorist or bio-chemical attack, fire or other casualty, governmental preemption of priorities or other controls or restrictions in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, weather conditions that render the performance of construction unsafe or impracticable, or any actual or threatened health emergency, including, but not limited to, epidemics, pandemics (including, without limitation, COVID-19), famine, disease, plague, quarantine, and other health risks, including, but not limited to, health risks declared or recognized by the Centers for Disease Control, the World Health Organization, any governmental authority or similar body having jurisdiction and any order by any federal, state or local governmental authority having jurisdiction in connection with any such health emergency described above (including work stoppages on account thereof) and other like circumstances. Under no circumstances shall the non-payment of money or a failure attributable to a lack of funds be deemed to be (or to have caused) an event of Force Majeure nor shall weather conditions which are reasonably anticipatable as to frequency, duration and severity in their season of occurrence be deemed an event of Force Majeure except that weather conditions that under good construction practices would prevent or limit the performance of the RTS Build-out Work shall be deemed to be Force Majeure. For purposes of this Lease, Force Majeure delays shall be deemed to exist only if Landlord or Tenant (as the case may be) promptly notifies the other party in writing of such delay and, after such initial notification promptly after request of the other party, Landlord or Tenant (as the case may be) notifies the other party of the status of such delay. Each party shall use all commercially reasonable efforts to mitigate the delay caused by any event of Force Majeure to the extent reasonably commercially practicable, but without the necessity of employing overtime or premium pay labor unless such party elects to do so within its sole discretion or unless the other party elects to pay for such overtime or premium pay labor. Any dispute as to whether any matter constitutes Force Majeure shall be resolved by arbitration pursuant to Article 25 hereof.
“GAAP” shall mean generally accepted accounting principles (consistently applied).
“Governmental Authority” shall mean the United States of America, the State of New York, the City of New York, any political subdivision thereof and any agency, department, commission, board, bureau or instrumentality of any of the foregoing, or any quasi-governmental authority, now existing or hereafter created, having jurisdiction over the Real Property or any portion thereof.
“Ground Floor Space” shall mean that portion of the ground floor level of the Building, as shown on Exhibit H annexed hereto and made a part hereof consisting of, for the purposes of this Lease, [***] usable square feet, which Exhibit H indicates thereon the path of travel to the Building lobby.
“Ground Lease” shall mean the Initial Ground Lease, as the same has been amended by the Tri-Party Agreement and as may (subject to the provisions of this Lease) be further amended, modified, supplemented, severed and/or restated from time to time.
“Ground Lease Landlord” shall mean the then landlord under the Ground Lease.
“Hard Costs” shall mean all labor costs and all forms of demolition, construction, materials, alterations and decoration work included in the Premises as part of Tenant’s Initial Work (but not any costs relating to the FF&E Work).
“Holidays” or “holidays” shall mean all Building Service Employees Union Contract holidays of general applicability to all employees.
“HVAC” shall mean heating, ventilation and air-conditioning.

“Improvements” shall mean the Unit, and any building machinery, equipment and fixtures (including Base Systems) affixed to and forming a part of the Building (including the Unit and the Common Elements), which may be erected or located wholly or partially on the Building during the Term of this Lease by or on behalf of the Condominium Board, Landlord, Tenant or any subtenant or any other occupant, but excluding any personal property owned or leased by Landlord, Tenant or any subtenant or any other occupant.
“Indemnitees” shall mean Landlord, each other Landlord Party and their respective partners, shareholders, officers, directors, members, employees, agents and contractors, the Public Parties, the Ground Lease Landlord, the Superior Lessors and the Superior Mortgagees.
“Initial Ground Lease” shall mean that certain Agreement of Lease, dated as of December 12, 2001, between 42DP, as landlord, and NYTB, as tenant, entered into in respect of the Real Property, as modified by the Tri-Party Agreement and as the same may (subject to the provisions of this Lease) be further amended or otherwise modified prior to the Lease Assignment Date.
“Initial Office Space” shall mean the Execution Date Initial Office Space, as the same may be reduced as provided in Section 1.03 hereof and each individual full floor portion thereof and, subject to the terms hereof, the 51st Floor Space being referred to herein as an “Office Space Portion”; it being agreed, however, in the event of a 51st Floor Space Use Change Election, subject to the last sentence of Section 2.02B hereof, the 51st Floor Space shall no longer be part of the Initial Office Space or Office Space Portion under any of the applicable terms of this Lease, including Article 35 hereof and, subject to the last sentence of Section 2.02B hereof, Tenant’s Proportionate Operating Expense Share and Tenant’s Proportionate Tax Share shall each be adjusted accordingly.
“Initial Space” shall mean, collectively, the Initial Office Space, the Ground Floor Space, and, if not included in the Initial Office Space due to a 51st Floor Space Use Change Election, the 51st Floor Space, subject, however, to the last sentence of Section 2.02B hereof.
“Initial Term” shall mean the initial term of this Lease commencing on the Commencement Date for the first Premises Portion hereunder and ending on the Expiration Date.
“Insurance Requirements” shall mean all customary requirements, now or hereinafter in effect, of any insurance policy covering or applicable to all or any part of the Real Property, the Building, the Unit, the Demised Premises, the Roof Top Garden Space, or the use thereof, all requirements of the issuer of any such policy and all orders, rules, regulations, and other customary requirements of the Insurance Services Office, Inc. or any other body exercising the same or similar functions and having jurisdiction of all or any part of the Real Property, the Building, the Unit or the Demised Premises or the Roof Top Garden Space.
“Interest Rate” shall mean the Prime Rate plus two percent (2%) per annum.
“Interim Vacancy” shall mean that a Tenant Entity ceases to be in actual occupancy (i.e., exclusive of assignees, subtenants or other occupants which are not Tenant Entities) of any portion of the Office Space on an interim basis while the Tenant Entity is either reconfiguring or renovating its space for its own use or because of fire, casualty or, subject to the limitations contained herein, other Force Majeure causes, but in no event in connection with any assignment or subletting.
“Land” shall mean the land described in Exhibit B annexed hereto and made a part hereof, in the Borough of Manhattan, City, County and State of New York.

“Landlord” on the date as of which this Lease is made, shall mean, FC Eighth Ave., LLC, a Delaware limited liability company, having an office at c/o Brookfield Properties, 250 Vesey Street, 12th Floor, New York, New York 10281, and thereafter, shall mean only the owner, at the time in question, of the Unit or that portion of the Unit of which the Demised Premises are a part, or of a lease of the Unit or that portion of the Unit of which the Demised Premises are a part.
“Landlord Entity” shall mean the named Landlord herein (i.e., FC Eighth Ave., LLC) and Affiliates of Landlord and after any transfer of Landlord’s interest herein, the then landlord and the Affiliates of the then landlord.
“Landlord Party” shall mean a Landlord Entity and any principal, partner, member, officer, stockholder, director, trustees, employee or agent of a Landlord Entity or of any partner or member of any Person constituting a Landlord Entity or any other direct or indirect holder of an ownership interest in Landlord, disclosed or undisclosed.
“Lease Assignment Date” shall have the meaning set forth in the Initial Ground Lease.
“Legal Requirements” shall mean all laws, statutes and ordinances (including, without limitation, all building codes and zoning regulations and ordinances) and the orders, rules, regulations, directives and requirements of all Governmental Authorities, which may be applicable to or affecting this Lease, the Real Property, the Demised Premises, the Building, the Unit and/or the Common Elements or the use or occupancy thereof, whether now or hereafter enacted or in force, ordinary or extraordinary, foreseen or unforeseen and all requirements, obligations and conditions of all instruments of record relating to the Real Property.
“List” shall mean, collectively, as updated from time to time, the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation.
“Long Lead Item” shall mean any item which is not a stock item and must be specially manufactured, fabricated or installed or is of such an unusual, delicate or fragile nature that, in any such case, there is a substantial risk that (A) there will be a delay in its manufacture, fabrication, delivery or installation, or (B) after delivery, such item will need to be reshipped or redelivered or repaired so that in Landlord’s reasonable judgment the item in question cannot be completed when the standard items are completed even though the item in question is (1) ordered together with the other items required and (2) installed or performed (after the manufacture or fabrication thereof) in the order and sequence that such item and other items are normally installed or performed in accordance with good construction practice. In addition, “Long Lead Item” shall include any standard item which in accordance with good construction practice should be completed after the completion of any item of work in the nature of the items described in the immediately preceding sentence. Any dispute as to whether any work, materials, equipment, finishes, facilities, improvements or installations constitutes a Long Lead Item hereunder shall be resolved by arbitration pursuant to Article 25 hereof.
“Material Window Blocking” shall mean any permanent (or temporary if it continues for a period of sixty (60) consecutive days affecting any of the floors of the Office Space) Window Blocking erected by Landlord; it being agreed that none of the following shall constitute Material Window Blocking hereunder: (A) any Window Blocking erected (1) in connection with the performance of repairs, maintenance or improvements to the Building or performance of Landlord’s Work and/or (2) to comply with applicable Legal Requirements, including the permanent closing, darkening or bricking up of any such windows as required by any Legal Requirements or (B) any exterior windows of the 51st Floor Space that are opaque as of the Execution Date.
“Milestone Date Agreements” shall mean one or more agreements stating, among other things, as applicable, the RSF of the Initial Space (as finally constituted), the Commencement Dates, the Rent Commencement Dates, the Trigger Rent Commencement Date, the applicable Tenant’s Proportionate Tax Shares, and Tenant Proportionate Operating Expense Shares (and other dates, obligations or rights of the parties which may be affected by the determination of such dates and shares).
“NYTB” shall mean New York Times Building LLC.
“NYTC” shall mean New York Times Company and its successors and assigns.
“NYTC Unit” shall mean the space demised to NYTC from time to time pursuant to that certain Agreement of Sublease, dated as of December 12, 2001, as the same may be amended, modified, supplemented and/or restated from time to time.
“Occupancy Date” shall mean the date upon which Tenant has Substantially Completed Tenant’s Initial Work in the applicable Office Space Portion and is otherwise able to open for the conduct of business therein; it being expressly understood and agreed that the performance of Tenant’s Initial Work, including any FF&E Work, and/or the presence of Tenant’s technical people in any portion of the Demised Premises, to install and test the operation of Tenant’s computer and other systems and equipment shall not be deemed the conduct of business by Tenant.
“Occupies” shall mean with respect to Tenant, actual occupancy of built-out Office Space (i.e., exclusive of subtenants (other than Affiliates of Tenant)) in space leased directly from Landlord (it being agreed that (A) any portion of the Office Space which is vacant as a result of an Interim Vacancy and (B) space occupied by or sublet to a Tenant Affiliate (but only for so long as an Affiliate) or occupied by Permitted Occupants, in each instance, shall be treated as being Occupied). “Occupied” and “Occupancy” shall have a correlative meanings.
“OFAC” shall mean the Office of Foreign Assets Control of the Department of the Treasury.
“Office Space” shall mean those portions of the Demised Premises (except for the Ground Floor Space) which are located in the Unit and are permitted to be used for office purposes, including, for avoidance of doubt, the 51st Floor Space; provided, however, in the event of a 51st Floor Space CofO Change Denial, the 51st Floor Space, subject to the last sentence of Section 2.02B hereof, shall no longer be part of the Office Space under any of the applicable terms of this Lease, including Article 35 hereof.
“Operational Hazardous Materials” shall mean any Hazardous Materials which are normally or reasonably used in the operation, maintenance or use of a Comparable Building, provided that the same are permitted to be used in such operation, maintenance or use by Legal Requirements and/or Insurance Requirements and are used, stored and disposed of in compliance in all material respects with Legal Requirements and/or Insurance Requirements, including, without limitation, use of fuels, heating oil, lubricants, pesticides, cleaning materials, paint and paint thinners, asphalt, caulks, and chemicals commonly used in connection with heating, plumbing, mechanical and electrical systems and in photocopying machines, computers, word processing equipment and other business machines (but excluding any Hazardous Materials which have been incorporated into the structure of the Building or the Base Systems).

“Organized Crime Figure” shall mean any Person (A) who has been convicted in a criminal proceeding for a felony or any crime involving moral turpitude or that is an organized crime figure or is reputed to have substantial business or other affiliations with an organized crime figure, or (B) who, directly or indirectly controls, is controlled by, or is under common control with, a Person who has been convicted in a criminal proceeding for a felony or any crime involving moral turpitude or that is an organized crime figure or is reputed to have substantial business or other affiliations with an organized crime figure. The determination as to whether any Person is an organized crime figure or is reputed to have substantial business or other affiliations with an organized crime figure shall be within the sole discretion of Landlord, which discretion shall be exercised in good faith or as determined by the Ground Lease Landlord in accordance with the terms of the Ground Lease.
“Permitted Entity” shall mean Original Tenant or a Successor to Original Tenant and/or an Affiliate of Original Tenant, in each case, that is then tenant under this Lease.
“Person” shall mean (A) an individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association or other business entity, (B) any federal, state, county or municipal government (or any bureau, department, agency or instrumentality thereof), and (C) any fiduciary acting in such capacity on behalf of any of the foregoing.
“PILOT” shall have the meaning set forth in the Unit Ground Lease.
“Premises Portion” shall mean, on an individual basis (and not collectively), each Office Space Portion and the Ground Floor Space and, if not included in the Office Space Portion due to a 51st Floor Space Use Change Election, the 51st Floor Space, subject, however, to the last sentence of Section 2.02B hereof.
“Prime Rate” shall mean, for any period of time during the Term of this Lease, the then published annual prime or base interest rate upon unsecured loans charged by JPMorgan Chase (or any successor thereto) or Citibank, N.A. (or any successor thereto) if JPMorgan Chase N.A., Citibank, N.A. (or such successor shall not then have an announced prime or base rate).
“Principal” shall mean, with respect to any Person, (A) any director or the president, any vice president, the treasurer, or the secretary thereof if such Person is a corporation, (B) any general partner of a partnership or managing member or manager of a limited liability company, or (C) any shareholder, limited partner, member or other Person having a direct or indirect economic interest in such Person, whether beneficially or of record, in excess of ten percent (10%) of all of the issued and outstanding shares, partnership interests, limited liability company interests or other ownership interests of such Person. In calculating the percentage interest of any shareholder, partner, member or other beneficially interested Person referred to in the prior sentence, the interest in the equity of any Affiliate of such shareholder, partner, member or beneficially interested Person shall be attributed to such shareholder, partner, member or beneficially interested Person.
“Private Shuttle Elevator” shall mean that certain passenger elevator to be constructed and installed as part of Landlord’s Supplemental Work (and part of Landlord’s Commencement Date Work solely with respect to the 51st Floor Space) in a portion of the Primary Block between the 49th, 50th, 51st floors of the Building and Tenant’s Roof Top Space, which Private Shuttle Elevator shall consist of equipment and finishes that are consistent with similar installations in Comparable Buildings; it being agreed that the major equipment therefor shall be obtained from the top three (3) national suppliers of such equipment (one of which is Fujitec).

“Private Shuttle Elevator Areas” shall mean the portions of the Demised Premises in which the Private Shuttle Elevator and the equipment and elevator pit therefor are located.
“Prohibited Entity” shall mean (A) any Prohibited Person, (B) any Person that is identified on the List or (C) any Person that is a NYTC Competing User (as defined in the Condominium Declaration).
“Prohibited Person” shall mean (A) any Person (1) that is in default after notice and beyond the expiration of any applicable cure period, of such Person’s obligations under any material written agreement with the City, the State or any of their instrumentalities, or (2) that directly controls, is controlled by, or is under common control with a Person that is in default after notice and beyond the expiration of any applicable cure period, of such Person’s obligations under any material written agreement with the City, the State or any of their instrumentalities, unless, in each instance, such default or breach either (a) has been waived in writing by the City, the State or any of their instrumentalities as the case may be or (b) is being disputed in a court of law, administrative proceeding, arbitration or other forum or (c) is cured within thirty (30) days after a determination and notice to Tenant from Landlord that such Person is a Prohibited Person as a result of such default; (B) any Person that is an Organized Crime Figure; (C) any government, or any Person that is directly or indirectly controlled (rather than only regulated) by a government, that is finally determined to be in violation of (including, but not limited to, any participant in an international boycott in violation of) the Export Administration Act of 1979, as amended, or any successor statute, or the regulations issued pursuant thereto, or any government that is, or any Person that, directly or indirectly, is controlled (rather than only regulated) by a government that is subject to the regulations or controls thereof; (D) any government, or any Person that, directly or indirectly, is controlled (rather than only regulated) by a government, the effects or the activities of which are regulated or controlled pursuant to regulations of the United States Treasury Department or executive orders of the President of the United States of America issued pursuant to the Trading with the Enemy Act of 1917, as amended; (E) any Person that is in default in the payment to the City of any real estate taxes, sewer rents or water charges totaling more than $10,000, unless such default is then being contested in good faith in accordance with applicable Legal Requirements or unless such default is cured within thirty (30) days after a determination and notice to Tenant from Landlord that such Person is a Prohibited Person as a result of such default; or (F) any Person (1) that has solely owned, at any time during the 3-year period immediately preceding a determination of whether such Person is a Prohibited Person, any property which, while in the ownership of such Person, was acquired by the City by in rem tax foreclosure, other than a property in which the City has released or is in the process of releasing its interest pursuant to the Administrative Code of the City, or (2) that, directly or indirectly controls, is controlled by, or is under common control with a person that has owned, at any time in the 3-year period immediately preceding a determination of whether such Person is a Prohibited Person, any property which, while in the ownership of such person, was acquired by the City by in rem tax foreclosure, other than a property in which the City has released or is in the process of releasing its interest to such person pursuant to the Administrative Code of the City.
“Project Documents” shall have the meaning set forth in the Unit Ground Lease.
“Real Property” shall mean collectively the Land and the Building.
“Recognized Mortgagee” shall have the meaning set forth in the Unit Ground Lease.
“Recurring Additional Rent” shall mean the recurring monthly payments of Tenant’s Tax Payment, Tenant’s BID Payment and/or Tenant’s Operating Expense Payment.

“Related Entity” shall mean any Successor to Tenant or any Affiliate of Tenant, Permitted Occupants, any subtenant or any other occupant of the Premises or any other Person claiming by, through or under Tenant at the Premises, and each of their respective direct or indirect partners, officers, shareholders, directors, principals, partnerships, managers, trustees, members, beneficiaries, employees, contractors, licensees, agents, representatives, guests and invitees at the Premises.
“Rent” or “rent” shall mean all Fixed Rent, Additional Rent and all other charges payable under this Lease.
“Rent Commencement Date” or “RCD” shall mean, with respect to each Premises Portion, the date that is [***] after the Commencement Date for such Premises Portion has occurred.
“Rentable Square Feet” or “RSF” shall mean the rentable square feet of the Demised Premises (it being agreed, for avoidance of doubt, that any space located in the Demised Premises in which the Private Shuttle Elevator is located shall be included in the RSF of the Demised Premises), the Unit and/or other portions of the Building (as the case may be), which RSF for each floor as of the Execution Date Initial Office Space is set forth on Exhibit C annexed hereto and made a part hereof.
“Restricted Work” shall mean any Tenant Changes (including Tenant’s Initial Work) creating excessive noise, vibration or fumes (including, but not limited to any Tenant Change (s) involving (A) demolition, (B) cutting, trenching, chopping and drilling of floor slabs, (C) shooting fasteners into slab, floor or overhead, (D) spraying of paint or other coatings, (E) disconnects or shutdowns affecting other tenants or other parts of the Building, (F) burning or welding of steel which causes fumes to be transmitted to other parts of the Building or (G) the use of air-hammers or concrete saws).
“Retail PILOT” shall have the meaning set forth in the Unit Ground Lease.
“Retail Unit” shall mean the space demised under the Retail Unit Lease.
“Retail Unit Lease” shall mean that certain Agreement of Sublease (Retail), dated as of December 12, 2001, originally between NYTB, as landlord, and Landlord’s predecessor-in-interest, as tenant, as the same may be amended, assigned, modified, supplemented and/or restated from time to time.
“Roof Top Garden Space” shall mean that portion of the Special FC Limited Areas as shown on Exhibit F annexed hereto, a portion of which, up to [***] square feet shall be permitted to be Tenant’ Roof Top Space hereunder.
“RTS Build-out Work” shall mean all of the materials and work required to construct and finish Tenant’s Roof Top Space and other applicable portions of the Roof Top Garden Space in accordance with Article 42 hereof (exclusive of any supplemental work thereon that Tenant elects to have Landlord perform on Tenant’s behalf on the Roof Top Garden Space as permitted under Article 42 hereof).
“RTS User” shall mean Tenant, Tenant Parties and the employees, licensees or invitees of the permitted occupants of the Premises that are permitted to use Tenant’s Roof Top Space under Article 42 hereof.
“Scheduled PILOT Conversion Date” shall have the meaning set forth in the Unit Ground Lease, which date is December 31, 2032.

“Signage Threshold Conditions” shall mean the following conditions (any of which may be waived by Landlord in its sole discretion):
(A)    for purposes of the provisions of Section 38.02A hereof (i) a Permitted Entity is then the tenant under this Lease and has at least six (6) full floors of Office Space under direct lease with Landlord, (ii) the then Permitted Entity shall be in Occupancy of at least six (6) full floors of Office Space, (iii) in Landlord’s reasonable judgment, such Permitted Entity is engaged in a business or activity, and the Demised Premises are being used in a manner, as reasonably determined by Landlord, consistent with tenancies of a character and corporate identity in Comparable Buildings and (iv) there shall be no monetary default or material non-monetary default by Tenant under this Lease, in each case, beyond the expiration of any applicable notice and/or cure periods, if any (collectively, the “Primary Signage Threshold Conditions”).
(B)    for purposes of Section 38.02B hereof, (i) a Permitted Entity is then the tenant under this Lease and has at least four (4) full floors of Office Space under direct lease with Landlord, (ii) the then Permitted Entity shall be in Occupancy of at least four (4) full floors of Office Space, (iii) in Landlord’s reasonable judgment, such Permitted Entity is engaged in a business or activity, and the Demised Premises are being used in a manner, as reasonably determined by Landlord, consistent with tenancies of a character and corporate identity in Comparable Buildings and (iv) there shall be no monetary default or material non-monetary default by Tenant under this Lease, in each case, beyond the expiration of any applicable notice and/or cure periods, if any (collectively, the “Secondary Signage Threshold Conditions”).
For avoidance of doubt, Tenant acknowledges for the purposes of this definition and any other Occupancy (or leasing tests) based on a full floor, the 51st Floor Space in no event shall be deemed to be a full floor.
“Soft Costs” shall mean the amounts paid by Tenant solely in connection with Tenant’s Initial Work attributable to architect, construction management, consulting, attorney (but only to the extent that the same relates to Tenant’s Initial Work, and not on account of the negotiation or entering into of this Lease or any other agreement with Landlord or any other Person), engineering, permit and filing, and other similar fees (including, without limitation, general conditions and contractor fees).
“Special FC Limited Areas” shall have the meaning set forth in the Condominium Declaration.
“Specialty Alterations” shall mean Tenant Changes made in or to the Demised Premises (or other portions of the Building to the extent expressly permitted hereunder, if any) which are not customary office installations, including, but not limited to, cooking kitchen facilities (i.e., a kitchen that has stoves and/or venting), safes or vaults, gymnasiums, executive bathrooms, raised flooring, trading floors, reinforced flooring (but only to the extent the same materially reduces ceiling heights), dumbwaiters, pneumatic tubes, shaft space constructed within the Demised Premises as part of any Tenant Changes (but only to the extent such shaft space materially exceeds that typically found in standard office installations), any Antenna, vertical and horizontal transportation systems, auditorium, child or health care facilities, travel agency, print shop, conveyors, elevators, mezzanine space or mezzanine floors, internal staircases, escalators and alterations made to fire staircases used for inter-floor traffic, emergency generators, UPS systems and related equipment and facilities, any Specialty Bathroom Work, or any other Tenant Change of a similar character; it being agreed, however, that in no event shall Specialty Alterations include (i) any underfloor or overhead wiring or cabling, (ii) any raised flooring affecting an area of [***] square feet or less, (iii) any alterations (whether or not the same would otherwise constitute a Specialty Alteration) that are located in the Execution Date

Occupied Space as of the Execution Date (it being agreed by Landlord that, notwithstanding anything to the contrary contained in the Existing Subleases, in no event shall Landlord require the removal of the same), (iv) the RTS Build-out Work, (v) the Private Shuttle Elevator Work, or (vi) typical office pantries or non-cooking cafeterias and dining areas, café areas, and the like (collectively, the “Specialty Alterations Exceptions”).
“Specialty Bathroom Work” shall mean any relocation or expansion of the core bathrooms located in the Office Space (it being acknowledged that the 51st Floor Space does not have any such core bathrooms) and/or the installation of new gender-neutral bathrooms, including, without limitation, any showers in connection with the foregoing, that Tenant performs as part of Tenant’s Initial Work or otherwise.
“Stated Expiration Date” June 30, 2033 [***].
“Subway Agreement” shall mean that certain Agreement, dated as of December 12, 2001, among NYTB, The New York City Transit Authority, 42DP and the City, as the same may (subject to the provisions hereof) be amended, modified or supplemented and/or restated from time to time.
“Superior Instruments” shall mean the Condominium Documents, DUO, the Ground Lease, the Unit Ground Lease, the Subway Agreement, the Vault Agreement, the other Project Documents, and any Superior Lease or Superior Mortgage.
“Superior Lessor” shall mean the lessor under a Superior Lease.
“Superior Mortgagee” shall mean the holder or holders (including the agent for any lending syndicate) of a Superior Mortgage.
“Superior Obligation Instruments” shall mean each of the Condominium Documents, DUO, the Ground Lease and the Unit Ground Lease.
“Superior Party” shall mean each of the Condominium Boards, the Ground Lease Landlord, the Unit Ground Lease Landlord, any Superior Lessor, any Superior Mortgagee, 42DP and the City.
“Target Commencement Date” shall mean the following:
(A) with respect to the Execution Date Encumbered Office Space located on:
(i) each of the 47th floor, 48th floor and 50th floor of the Building, March 1, 2025; provided, however, with respect to any of the 47th floor, 48th floor or 50th floor of the Building as to which Tenant timely makes a DCE Election, the Target Commencement Date for any such floor shall be January 1, 2025;
(ii) the 37th floor of the Building, September 1, 2022; and
(iii) [***], as to each of the 29th floor and 30th floor of the Building, the date which is the later to occur of (a) June 1, 2023 or (b) if Landlord does not enter into the 47-48-50 Short Term Extension, March 1, 2025; provided, however, if with respect to either of the 29th floor or 30th floor of the Building included in the Initial Office Space and as to which Tenant timely makes a DCE Election, the Target Commencement Date for any such floor shall be either (1) April 1, 2023 or (2) if Landlord does not enter into the 47-48-50 Short Term Extension, January 1, 2025,
(B) with respect the 36th floor of the Building, September 1, 2022;
(C) with respect to the 51st Floor Space, the later of (i) June 15, 2023 and (ii) 345 days following the filing of the 51st Floor Space CofO Change Application; and
(D) with respect to Ground Floor Space, March 31, 2023.
“Taxable Square Foot” shall have the meaning set forth in the Unit Ground Lease.
“Tenant” shall mean Datadog, Inc. and its Successors and permitted assigns.
“Tenant Entity” shall mean Tenant and its Related Entities.
“Tenant Party” shall mean Tenant and any Principal, partner, member, officer, stockholder, director, employee or agent of Tenant or of any partner or member of any Person constituting Tenant or any other direct or indirect holder of an ownership interest in Tenant, disclosed or undisclosed.
“Tenant’s Initial Work” shall mean those Tenant Changes consisting of all of the materials and work (including any and all FF&E Work), required to construct and finish the Initial Space for Tenant’s initial occupancy thereof, all of which shall be performed by or on behalf of Tenant, at Tenant’s sole cost and expense (but subject to reimbursement from Landlord’s Contribution subject to and in accordance with the terms of Article 35 hereof), including any structural, electrical or plumbing work required to meet Tenant’s structural, electrical or plumbing requirements, any HVAC duct work and any other HVAC work required for Tenant’s needs to distribute HVAC on each floor or portion of the Demised Premises, carpentry, painting, wall covering, paneling and cabinet work and the installation of the wiring and cabling for Tenant’s telephone and other telecommunications and data processing systems (including any and all of the equipment therefor), substantially as shown on the Final Working Drawings therefor, together with such changes thereto as may be made thereto as provided in Article 13 hereof; it being agreed that Tenant’s Initial Work shall not include any of Landlord’s Work.
“Tenant’s Percentage” shall mean collectively, or individually as applicable, Tenant’s Proportionate Tax Share and Tenant’s Proportionate Operating Expense Share, in each case, for the applicable Premises Portion.
“Tenant’s Property” shall mean all machinery, equipment, signage and trade fixtures (A) installed by Tenant which are removable without material damage to the Demised Premises, the Unit, the Common Elements, the FC Limited Common Elements, the NYTC Limited Common Elements or the Building (including interior and exterior signage), (B) which are not replacements of any property of Landlord or the Condominium, whether any such replacement is made at Tenant’s expense or otherwise, (C) which do not constitute Base Systems, FC Limited Common Elements, NYTC Limited Common Elements or Common Elements and (D) which do not and would not constitute machinery and fixtures used in connection with the operation of the Building under the Ground Lease or any “Equipment” (as such term is defined in the Unit Ground Lease) therein and which would not otherwise constitute the property of any of the Superior Parties; it being agreed, for avoidance of doubt, that Tenant’s Property shall include all furniture, furnishings, and other articles of movable personal property owned by Tenant or any other Tenant Party or Related Entity and located in the Premises, all RTS Space Property and all batteries for any uninterruptible power supply.
“Tenant’s Roof Top Space” shall mean the portion of the Roof Top Garden Space initially designated as such crossed-hatched on Exhibit F annexed hereto; it being agreed, to the extent not prohibited by applicable Legal Requirements or the Superior Obligation Instruments, Landlord shall reasonably cooperate with Tenant to adjust the location of such designation to accommodate Tenant’s use thereof and permitted Tenant Changes thereto.
“Term” shall mean the Initial Term of this Lease [***] or such sooner date as this Lease shall terminate pursuant to any of the terms of this Lease or pursuant to law.
“Times Square Theater Surcharge” shall mean the “Theater Surcharge” as such term is defined in the Unit Ground Lease.
“Trigger Rent Commencement Date” shall mean the date that is [***] following the later to occur of the Commencement Date for the Initial Office Space located on either of the 29th or 30th floor of the Building; [***].
“Tri-Party Agreement” shall mean that certain Tri-Party Agreement, dated as of June 25, 2004, by and among 42DP, ESDC, NYTB and GMAC Commercial Mortgage Corporation (now known as Capmark Finance Inc.).
“Unit” shall mean the FC Collective Unit (as defined in the Condominium Declaration), including any interest owned by the FC Unit Owner in the Common Elements and the FC Limited Common Elements (including the Special FC Limited Areas) appurtenant to the FC Collective Unit (including the Special FC Limited Areas), but expressly excluding therefrom the Retail Unit and any limited common elements appurtenant thereto, if any.
“Unit Ground Lease” shall mean that certain Agreement of Sublease (Office), dated as of December 12, 2001, originally between NYTB, as landlord, and Landlord, as tenant, as the same has been modified by the Tri-Party Agreement and may (subject to the provisions of this Lease) be assigned, further amended, modified or supplemented and/or or restated from time to time.
“Unit Ground Lease Landlord” shall mean the then landlord under the Unit Ground Lease.
“Vault Agreement” shall mean that certain Vault Sublicense, dated as of December 12, 2001, by and between 42DP and NYTB, as the same may (subject to the provisions hereof) be assigned, amended, modified or supplemented and/or restated from time to time.
“Window Blocking” shall mean that any exterior, curtainwall window of the Office Space is blocked or bricked-up for any reason (including, without limitation, by Landlord (A) in connection with the performance of repairs, maintenance or improvements to the Building, (B) if required by any Legal Requirements, or (C) by the use of any netting or similar device).

B.Rules of Construction.
The following rules of construction shall be applicable for all purposes of this Lease and all agreements supplemental hereto, unless the context otherwise requires:
(a)The terms “hereby”, “hereof”, “hereto”, “herein”, “hereunder” and any similar terms shall refer to this Lease, and “hereafter” shall mean after, and “heretofore” shall mean before, the date of this Lease.
(b)Words of the masculine, feminine or neuter gender shall mean and include the correlative words of the other genders and words importing the singular number shall mean and include the plural number and vice versa.
(c)The terms “include”, “including” and similar terms shall be construed as if followed by the phrase “without being limited to”.
(d)The term “and/or” when applied to one or more matters or things shall be construed to apply to any one or more or all thereof as the circumstances warrant at the time in question.
(e)The phrases “Landlord shall not have liability to Tenant” or “the same shall be without liability to Landlord” or “without incurring any liability to Tenant therefor” or phrases of similar import shall mean that Tenant is not entitled to terminate this Lease, or to receive any abatement or diminution of rent, claim Landlord Delay or to be relieved in any manner of any of its other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other right or kind of liability whatsoever against Landlord under or with respect to this Lease or with respect to Tenant’s use of occupancy of the Demised Premises or any part thereof.
(f)The phrase “such consent shall not be unreasonably withheld” or phrases of similar import shall mean such consent shall not be unreasonably withheld or delayed or conditioned (unless the specific provision in which the phrase is used has conditions that are required to be satisfied).
(g)Whenever this Lease requires Landlord to be “reasonable” in giving its consent or approval or in performing an act or refraining from taking any action, Landlord’s refusal to consent, approve, perform or refrain shall be deemed to be “reasonable” if Landlord’s approval or consent, performance of any act or refraining from taking any action, would, in the exercise of Landlord’s reasonable judgment, constitute a default under any Superior Instrument.
(h)Each term, covenant, agreement, obligation or other provision of this Lease on Tenant’s part to be performed shall be deemed and construed as a separate and independent covenant of Tenant, not dependent upon any of the other terms of this Lease, as to which Tenant’s obligation shall be time of the essence subject, however, to any notice and/or cure period specifically set forth in this Lease with respect to the obligation at issue, if any. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. In the event of any action, suit, dispute or proceeding affecting the terms of this Lease, no weight shall be given to any deletions or striking out of any of the terms of this Lease contained in any draft of this Lease and no such deletion or strike out shall be entered into evidence in any such action, suit, dispute or proceeding nor given any weight therein.
1.02Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Demised Premises for the Term. The leasing of the Demised Premises by Tenant shall include the right of Tenant (a) subject to the terms of this Lease and the Superior Instruments, to access the Building common areas in common with other tenants and occupants in the Building and (b) to use all fixtures, improvements and betterments owned or leased by Landlord which, at any time during the Term of this Lease, are attached to or installed in the Demised Premises, all subject to such restrictions, rules, regulations, security and access control arrangements and charges (if any) as are provided for in this Lease.
1.03[***]
TO HAVE AND TO HOLD unto Tenant, its successors and permitted assigns, for the Term, YIELDING AND PAYING the Fixed Rent and all Additional Rents hereinafter set forth, all on the covenants, conditions and agreements hereinbefore and hereinafter stated.
ARTICLE 2

COMMENCEMENT OF TERM; ACCESS TO AND
POSSESSION OF DEMISED PREMISES; LANDLORD'S WORK
2.01    A.     The Term of this Lease shall commence with respect to each Premises Portion on the Commencement Date therefor. The payment of Fixed Rent for the applicable Premises Portion shall commence, subject to Section 3.01B hereof, on the Commencement Date therefor and the payment of Recurring Additional Rent shall commence as provided in Article 4 hereof. All other Rent, and Additional Rent for electricity, freight elevators and other utilities and services, shall be due and payable as hereinafter provided in this Lease.
B.    Tenant shall have the right of access to the Demised Premises prior to the Commencement Date for any portion of the Initial Space for the purpose of verification of field conditions and inspection of construction materials (but not storage of the same) and methods and for the taking of measurements and other pre-construction activity (but not performing any Tenant Changes except that, solely with respect to the 51st Floor Space, Tenant shall be permitted to access the same to perform Tenant Changes therein; provided that any such access shall not be sooner that ninety (90) days prior to the date that Landlord reasonably anticipates that Landlord’s Commencement Date Work in the 51st Floor Space shall be Substantially Complete (it being agreed, however, if there is a 51st Floor Space Use Change Election, Tenant shall not be permitted to have any such access to perform Tenant Changes in the 51st Floor Space prior to the Commencement Date therefor), provided that (i) Tenant coordinates the timing of such access with Landlord (and Landlord shall cooperate and coordinate with Tenant in arranging such access; provided, however, that, except as otherwise expressly provided herein, during the period prior to the Occupancy Date and Substantial Completion of the Landlord’s Supplemental Work, the scheduling of such access shall be subject to the performance and priority of Landlord’s Work), (ii) such access does not interfere (by more than a de minimis extent) with the performance of Landlord’s Work or any other work being performed by or on behalf of Landlord at or in the Building or the Unit, (iii) Tenant agrees to cease promptly upon request by Landlord any activity which, in Landlord’s sole discretion (but which sole discretion shall not be exercised in an arbitrary or capricious manner), shall interfere (by more than a de minimis extent) with or delay prosecution or completion of Landlord’s Commencement Date Work or any of such work being performed by or on behalf of Landlord at or in the Building or the Unit, (iv) Tenant shall comply promptly with all procedures and regulations reasonably prescribed by Landlord for coordinating such access and activities with any other activity or work in the Demised Premises or at or in the Building or the Unit, provided that Tenant has been given prior notice thereof, (v) such access shall be at the sole risk of Tenant, shall be deemed to be a license on all of the same terms and conditions contained in this Lease other than the obligation to pay Fixed Rent and Additional Rent and Landlord shall not have liability to Tenant on account thereof, (vi) prior to exercising such right, Tenant shall deliver to Landlord the policies of insurance (or certificates therefor) required by this Lease, (vii) Tenant shall be bound by its indemnity obligations set forth in Section 16.07A hereof, and (viii) to the extent that any such access causes actual delay in the Substantial Completion of Landlord’s Work, such delay, subject to the provisions of Section 2.04 hereof, shall be deemed to be a Tenant Delay.

2.02    A.    Subject to the terms hereof, Landlord, at Landlord’s sole cost and expense (except as otherwise provided herein) shall perform the work with respect to each Premises Portion described on Exhibit 2.02A annexed hereto and made a part hereof (“Landlord’s Commencement Date Work”) in material compliance with applicable Legal Requirements. Notwithstanding the foregoing, (i) solely with respect to the Execution Date Encumbered Office Space, Tenant shall have the option (the “Demolition Credit Election”), exercised by written notice (a “DCE Election”) (given to Landlord given not later than (x) in respect of the 29th and 30th floors [***], December 31, 2022; provided, however if Landlord does not enter into the 47-48-50 Short Term Extension, then January 1, 2024, (y) intentionally omitted, and (z) in respect of the 47th, 48th and 50th floors, March 1, 2024 (any such floor(s) as to which Tenant makes a Demolition Credit Election, is a “DCE Floor”), (ii) with respect to any DCE Floor (a) Landlord shall have no obligation to perform any Landlord’s Commencement Date Work therein and (b) [***], and (iii) if (a) Tenant makes a 51st Floor Space Storage Use Election, then, notwithstanding anything to the contrary contained in Exhibit 2.02A annexed hereto, Landlord’s Commencement Date Work for the 51st Floor Space shall not include (x) the removal of existing insulation covering the exterior windows or the patching of any holes in the mullions or (y) any obligation of Landlord to obtain the 51st Floor Space CofO Change or (b) Tenant makes (or is deemed to have made) the 51st Floor Space Shuttle Elevator Area Election, then, notwithstanding anything to the contrary contained in Exhibit 2.02A annexed hereto or in this Lease, Landlord’s Commencement Date Work for the 51st Floor Space shall (aa) be limited solely to (x) the Private Shuttle Elevator Work therein and (y) installation of a code compliant demising wall enclosing the Private Shuttle Elevator Areas on the 51st floor of the Building from the balance of the 51st floor of the Building and (bb) not include any obligation of Landlord to obtain the 51st Floor Space CofO Change. For avoidance of doubt, Tenant hereby acknowledges and confirms that it not making a Demolition Credit Election with respect to the 37th floor portion of the Initial Office Space and Landlord shall be performing Landlord’s Commencement Date Work therein.
B.    Without limiting Landlord’s obligation to perform Landlord’s Commencement Date Work with respect to the 51st Floor Space as required hereunder, Landlord agrees that promptly after Landlord is legally permitted to file the application(s) (the “51st Floor Space CofO Change Application”) required by applicable Governmental Authorities in order to obtain an amendment to the existing certificate of occupancy for the Building to allow for the 51st Floor Space to be used for office purposes (the “51st Floor Space CofO Change ”), Landlord shall submit a complete 51st Floor Space CofO Change Application to the applicable Governmental Authority and pursue the same in good faith and due diligence. If Landlord does not submit the 51st Floor Space CofO Change Application within ninety (90) days after Landlord is legally permitted to do so (such date, as the same may be extended as provided below, the “51st Floor Submission Outside Date”), and diligently pursue obtaining the 51st Floor Space CofO Change Application, then, as liquidated damages (and not a penalty) and Tenant’s sole and exclusive remedy therefor, Tenant shall receive a credit against the Fixed Rent accruing hereunder in the amount of [***] for each day after the 51st Floor Submission Outside Date until Landlord has so submitted the 51st Floor Space CofO Change Application; provided that if the

51st Floor Space CofO Change Application has not been submitted on or prior to the sixtieth (60th) day after the 51st Floor Submission Outside Date, then the credit against Fixed Rent shall be increased after such sixtieth (60th) day to [***] for each day thereafter until Landlord has so submitted the 51st Floor Space CofO Change Application. Notwithstanding the foregoing, the 51st Floor Submission Outside Date shall be extended by one (1) day for each day that Landlord is actually delayed in submitting the 51st Floor Space CofO Change Application as a result of Force Majeure (not to exceed ten (10) Business Days), and/or Tenant Delay; it being agreed, however, that any such extension of such dates is not intended to be cumulative (or “double counted”), and that if more than one Tenant Delay or more than one Force Majeure event would actually delay Landlord in completing the applicable portion of Landlord’s Work, but such events and the delays caused by them occur simultaneously, then, to the extent of such simultaneous occurrence, such delays (whether caused by Tenant Delays, by Force Majeure or both) shall be deemed to run concurrently and not consecutively. Landlord shall keep Tenant reasonably apprised of the status of the 51st Floor Space CofO Change Application and, in the event the 51st Floor Space CofO Change Application is denied (a “51st Floor Space CofO Change Denial”), Landlord shall give Tenant prompt notice thereof, together with reasonable evidence of such denial. Subject to the terms of the definition of the Commencement Date for the 51st Floor Space, Tenant shall have the right to challenge the 51st Floor Space CofO Change Denial but Landlord makes no representation or warranty with respect to any such challenge and the same shall be without liability of Landlord to Tenant and shall not constitute an actual or constructive eviction and no diminution (except for the adjustment to the Fixed Rent for the 51st Floor Space as provided in Section 3.01A(iii) hereof (subject, however, to the last sentence of Section 2.02B hereof)) or abatement of rent or other compensation shall or will be claimed by Tenant as a result of Tenant being unsuccessful in any such challenge, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of such challenge. In the event that Tenant is successful in any such challenge, Landlord and Tenant agree to re-instate the applicable provisions of this Lease as if Tenant had not made any 51st Floor Space Use Change Election with respect thereto, except that Landlord’s Commencement Date Work as so modified shall remain unchanged and, Landlord, as part of Landlord’s Supplemental Work, shall, if so elected by Tenant, (x) remove the existing insulation covering the exterior windows in the 51st Floor Space and patch any holes in the mullions and (y) if Tenant had made (or is deemed to have made) the 51st Floor Space Shuttle Elevator Area Election, remove any demising wall enclosing the 51st Floor Shuttle Elevator Space and provide access to the Private Shuttle Elevator from the 51st Floor Space.
C.    Subject to completion of Landlord’s Commencement Date Work and Landlord’s Supplemental Work (collectively, “Landlord’s Work”) and any Punch List Items relating thereto, Tenant shall accept the applicable Premises Portion “as is” on the Commencement Date therefor and Landlord shall not thereafter be required to perform any work, install any fixtures or equipment or render any services to make the Building or the Premises ready or suitable for Tenant’s use or occupancy (but the foregoing shall not relieve Landlord of obligations to perform Punch List Items or any of Landlord’s maintenance and repair obligations expressly set forth in this Lease). The term “Substantially Completed” or “Substantial Completion” shall mean, with respect to Landlord’s Work, the completion of materially all of the applicable components thereof except for (i) any Punch List Items and (ii) any portion of Landlord’s Work which, in accordance with good construction and scheduling practices, should only be completed after substantial completion of Tenant’s Initial Work (it being agreed that Landlord shall commence completion of any such item(s) of Landlord’s Work under this clause (ii) within five (5) Business Days (or as soon as reasonably practicable thereafter) after Landlord’s receipt of notice from Tenant of Substantial Completion of the item(s) of Tenant’s Initial Work in question, and Landlord shall prosecute completion of such deferred item(s) of Landlord’s Work diligently and with continuity until completion); it being agreed that any such deferred item(s) of Landlord’s Work (if any) shall not be a condition to the occurrence of any Commencement Date hereunder). The term “Punch List Items” shall mean such details of construction, decoration and mechanical adjustment which are insubstantial or minor in character, the non-completion of which shall not interfere (by more than a de minimis extent) with Tenant’s use of the Premises or the performance of Tenant’s Initial Work. The taking of possession of any Premises Portion by Tenant for the performance of Tenant’s Initial Work or for any other reason whatsoever shall be deemed an acceptance of such Premises Portion and Substantial Completion by Landlord of Landlord’s Commencement Date Work therein (if any); provided, however, that the foregoing shall not relieve Landlord of its obligation to perform the remainder of Landlord’s Work to completion (including any Punch List Items relating thereto) or its repair and maintenance obligations hereunder. Landlord represents that as of the Commencement Date for the applicable Premises Portion the Base Systems serving such Premises Portion shall be in good working order.
D.    Landlord shall send Tenant a notice not later than ten (10) Business Days prior to the date when Landlord reasonably anticipates that Landlord’s Commencement Date Work (if any) for any Premises Portion will be Substantially Completed and which notice shall fix the date for the Commencement Date for such Premises Portion (each, a “Commencement Date Notice”). Tenant shall conclusively be deemed to have agreed with Landlord’s determination of the Commencement Date for such Premises Portion as set forth in the Commencement Date Notice therefor unless within seven (7) Business Days after the giving of the Commencement Date Notice, Tenant shall deliver a notice to Landlord specifying with reasonable detail the reasons why Tenant asserts that the occurrence of the Commencement Date for such Premises Portion has not occurred. During this period, Tenant and its consultants shall have access to the Premises to inspect Landlord’s Commencement Date Work. Pending the resolution of such dispute, Tenant shall pay Fixed Rent and Additional Rent and otherwise conduct itself with respect to such Premises Portion based upon Landlord’s determination that the Commencement Date therefor has occurred, without prejudice to Tenant’s position. If it is resolved that the Commencement Date for such Premises Portion was not the date so fixed by Landlord, any payments of rent paid by Tenant to Landlord for periods prior to the proper Commencement Date therefor or the Rent Commencement Date therefor, as applicable, shall be credited by Landlord against amounts first due by Tenant under this Lease.
E.    Landlord shall send Tenant a notice not later than ten (10) Business Days prior to the date when Landlord reasonably anticipates that Landlord’s Supplemental Work will be Substantially Completed (each, a “LSW Substantial Completion Notice”). Tenant shall conclusively be deemed to have agreed that Landlord’s Supplemental Work is Substantially Complete unless within seven (7) Business Days after the giving of the LSW Substantial Completion Notice, Tenant shall deliver a notice to Landlord specifying with reasonable detail the reasons why Tenant asserts that the applicable Landlord’s Supplemental Work is not Substantially Complete. During this period, Tenant and its consultants shall have access to the Premises to inspect the applicable Landlord’s Supplemental Work.
F.    Tenant shall deliver a list to Landlord of Punch List Items no later than ten (10) Business Days following Substantial Completion of the applicable component of Landlord’s Work and Landlord making the applicable portion of the Premises available for inspection. Landlord shall proceed with reasonable diligence to complete all Punch List Items with respect to which Tenant has timely delivered a Punch List Notice following Substantial Completion of the applicable component of Landlord’s Work. Punch List Items shall be completed within forty five (45) days following the date on which the parties agree to the final list of Punch List Items, or, with respect to any Punch List Items which cannot be completed in the exercise of reasonable diligence within forty five (45) days, such longer period as may be required due to the nature of the Punch List Item(s) in question so long as Landlord exercises reasonable diligence in the performance of such Punch List Item(s) (such forty five (45) day or longer period subject, in all cases, to extension by reason of Tenant Delay and Force Majeure). Tenant shall permit Landlord and Landlord’s contractors and agents to enter the Premises after the Commencement Date for the purpose of completing Punch List Items. Tenant hereby acknowledges and agrees that Landlord may be performing certain Punch List Items in portions of the Premises at the same time that Tenant (or its contractors) may be performing Tenant’s Initial Work in such portion of the Premises and, as such, Landlord and Tenant shall reasonably cooperate and coordinate so as to not delay each party’s performance of their respective work, provided, that Landlord shall not be required to perform any Punch List Items on an overtime or premium-pay basis. Landlord’s completion of Punch List Items shall not be deemed a constructive eviction of Tenant or entitle Tenant to any credit against or diminution or abatement of Fixed Rent or Additional Rent payable by Tenant under this Lease. If Tenant fails to timely give notice of Punch List Items then there shall not be any Punch List Items with respect to the applicable component of Landlord’s Work. If within five (5) Business Days after Landlord’s receipt of Tenant’s notice timely given of Punch List Items, Landlord and Tenant have not agreed upon a final list of the Punch List Items in writing, either party may submit any dispute concerning the list of Punch List Items to arbitration pursuant to Article 25.
G.    (i) Subject to the terms hereof, Landlord shall use commercially reasonable efforts to Substantially Complete Landlord’s Commencement Date Work for each Premises Portion in which the same is being performed by the Target Commencement Date therefor; provided, however, that (A) in no event shall Landlord be required to perform Landlord’s Work on an overtime or premium pay basis and (B) subject to the terms of this Article 2, in no event shall Landlord be subject to any liability, nor shall the validity of this Lease be impaired, if Landlord fails to deliver possession of the any Premises Portion to Tenant by the Target Commencement Date therefor or any other particular date.
(ii)    If (a) any Premises Portion (other than the Ground Floor Space) in which Landlord is performing Landlord’s Commencement Date Work therein (as the same may be modified as provided in Section 2.02B hereof with respect to the 51st Floor Space) has not been Substantially Completed (or deemed Substantially Completed) on or before the Target Commencement Date therefor (such Target Commencement Date, as the same may be extended as provided below, each, a “LW Outside Date”) and (b) solely as a result thereof, Tenant’s Initial Work in such Premises Portion is actually delayed by reason thereof, then with respect to any such Premises Portion that there is any such actual delay, as liquidated damages (and not a penalty) and Tenant’s sole and exclusive remedy therefor, for each day occurring after the LW Outside Date for such Premises Portion until such Landlord’s Commencement Date Work for such Premises Portion is Substantially Completed (or deemed Substantially Completed), Tenant shall receive a credit against the Fixed Rent payable solely with respect to the Premises Portion(s) in which there is an actual delay in an amount equal to one (1) times the per diem Fixed Rent payable solely with respect to such Premises Portion(s); provided, however if Landlord’s Commencement Date Work in such Premises Portion has not been Substantially Completed (or deemed Substantially Completed) on or prior to the sixtieth (60th) day after the LW Outside Date, then such credit against Fixed Rent shall be increased after such sixtieth (60th) day to two (2) times the per diem Fixed Rent payable solely with respect to such Premises Portion(s). Notwithstanding the foregoing, the applicable LW Outside Date shall be extended by one (1) day for each day that Landlord is actually delayed in performing Landlord’s Work as a result of Force Majeure (not to exceed one hundred twenty (120) days) and/or Tenant Delay it being agreed, however, that any such extension of such dates is not intended to be cumulative (or “double counted”), and that if more than one Tenant Delay or more than one Force Majeure event would actually delay Landlord in completing the applicable portion of Landlord’s Work, but such events and the delays caused by them occur simultaneously, then, to the extent of such simultaneous occurrence, such delays (whether caused by Tenant Delays, by Force Majeure or both) shall be deemed to run concurrently and not consecutively.
(iii)    If the Landlord’s Commencement Date Work in the Ground Floor Space has not been Substantially Completed (or deemed Substantially Completed) on or before the

Target Commencement Date therefor (such Target Commencement Date, as the same may be extended as provided below, the “GFW Outside Date”), then solely with respect to the Ground Floor Space, as liquidated damages (and not a penalty) and Tenant’s sole and exclusive remedy therefor, Tenant shall receive a credit against the Fixed Rent accruing hereunder in the amount of [***] for each day after the GFW Outside Date until the Commencement Date for the Ground Floor Space occurs; provided that if such Commencement Date has still not occurred on or prior to the sixtieth (60th) day after the GFW Outside Date, then the credit against Fixed Rent shall be increased after such sixtieth (60th) day to [***] for each day thereafter until the Commencement Date for the Ground Floor Space occurs. Notwithstanding the foregoing, the GFW Outside Date shall be extended by one (1) day for each day that Landlord is actually delayed in performing Landlord’s Work as a result of Force Majeure (not to exceed one hundred twenty (120) days) and/or Tenant Delay it being agreed, however, that any such extension of such dates is not intended to be cumulative (or “double counted”), and that if more than one Tenant Delay or more than one Force Majeure event would actually delay Landlord in completing the applicable portion of Landlord’s Work, but such events and the delays caused by them occur simultaneously, then, to the extent of such simultaneous occurrence, such delays (whether caused by Tenant Delays, by Force Majeure or both) shall be deemed to run concurrently and not consecutively.
(iv)    For avoidance of doubt, in no event shall the provisions of this Section 2.02G be applicable to any Execution Date Occupied Floors or any other Execution Date Encumbered Office Space in which Tenant elects to not have Landlord perform Landlord’s Commencement Date Work therein as provided in Section 2.02A hereof (i.e., DCE Floors).
2.03    A. Tenant acknowledges and agrees that (i) as of the Execution Date, the following work (collectively, “Landlord’s Supplemental Work”): (A) the RTS Build-out Work and (B) the Private Shuttle Elevator Work may have not been commenced or be completed and (ii) completion of Landlord’s Supplemental Work is not a condition to the occurrence of the Commencement Date for any Premises Portion (except, for avoidance of doubt, the Private Shuttle Elevator Work solely as it relates to the 51st Floor Space shall be part of Landlord’s Commencement Date Work therefor and Substantial Completion (or deemed Substantial Completion) thereof shall be a condition of the Commencement Date for the 51st Floor Space). Tenant shall reasonably cooperate with Landlord in connection with the performance of Landlord’s Supplemental Work. Landlord agrees that Landlord’s Supplemental Work shall be performed by Landlord, at its sole cost and expense (except as otherwise provided herein), in material compliance with applicable Legal Requirements and the Superior Instruments.
B.    Subject to the terms hereof, Landlord agrees to use commercially reasonable efforts to Substantially Complete Landlord’s Supplemental Work prior to the Occupancy Date for the 45th through 50th floors of the Initial Office Portion; provided, however, that (A) in no event shall Landlord be required to perform Landlord’s Work on an overtime or premium pay basis and (B) except as other expressly provided in this Article 2, in no event shall Landlord be subject to any liability, nor shall the validity of this Lease be impaired, if Landlord fails to complete Landlord’s Supplemental Work by any particular date.
C.    Without limiting Landlord’s obligation to perform the RTS Build-out Work as required hereunder, Landlord agrees that promptly after Landlord is legally permitted to file the application(s) required by applicable Governmental Authorities in order to obtain the RTS CofO Change (the “RTS CofO Change Application”), Landlord shall submit a complete RTS CofO Change Application to the applicable Governmental Authority and pursue the same in good faith and due diligence. If Landlord does not submit the RTS CofO Change Application within ninety (90) days after Landlord is legally permitted to do so (such date, as the same may be extended as provided below, the “Submission Outside Date”), and diligently pursue obtaining the RTS CofO Change Application, then, as liquidated damages (and not a penalty) and Tenant’s sole and exclusive remedy therefor, Tenant shall receive a credit against the Fixed Rent accruing hereunder in the amount of [***] for each day after the Submission Outside Date until Landlord has so submitted the RTS CofO Change Application; provided that if the RTS CofO Change Application has not been submitted on or prior to the sixtieth (60th) day after the Submission Outside Date, then the credit against Fixed Rent shall be increased after such sixtieth (60th) day to [***] for each day thereafter until Landlord has so submitted the RTS CofO Change Application. Notwithstanding the foregoing, the Submission Outside Date shall be extended by one (1) day for each day that Landlord is actually delayed in submitting the RTS CofO Change Application as a result of Force Majeure (not to exceed ten (10) Business Days), and/or Tenant Delay; it being agreed, however, that any such extension of such dates is not intended to be cumulative (or “double counted”), and that if more than one Tenant Delay or more than one Force Majeure event would actually delay Landlord in completing the applicable portion of Landlord’s Work, but such events and the delays caused by them occur simultaneously, then, to the extent of such simultaneous occurrence, such delays (whether caused by Tenant Delays, by Force Majeure or both) shall be deemed to run concurrently and not consecutively.
D.    If (i) the RTS Build-out Work (exclusive of the portion thereof relating to actually obtaining the RTS CofO Change) has not been Substantially Completed (or deemed Substantially Completed) on or before the later to occur of (a) the Target Commencement Date for the 51st Floor Space and (b) the Occupancy Date for the 45th through 50th floors of the Initial Office Portion (such later date, as the same may be extended as provided below, the “RTS Outside Date”) and (ii) solely as a result thereof, Tenant’s Changes to Tenant’s Roof Top Space are actually delayed by reason thereof, then, as liquidated damages (and not a penalty) and Tenant’s sole and exclusive remedy therefor, Tenant shall receive a credit against the Fixed Rent accruing hereunder in the amount of [***] for each day after the RTS Outside Date until the RTS Build-out Work is Substantially Completed (or deemed Substantially Completed); provided that if the RTS Build-out Work has not been Substantially Completed (or deemed Substantially Completed) on or prior to the sixtieth (60th) day after the RTS Outside Date, then the credit against Fixed Rent shall be increased after such sixtieth (60th) day to [***] for each day thereafter until RTS Build-out Work is Substantially Completed (or deemed Substantially Completed). Notwithstanding the foregoing (1) the RTS Outside Date shall be extended by one (1) day for each day that Landlord is actually delayed in performing the RTS Build-out Work as a result of Force Majeure (not to exceed one hundred twenty (120) days), due to Landlord performing any Supplemental RTS Work and/or Tenant Delay; it being agreed, however, that any such extension of such dates is not intended to be cumulative (or “double counted”), and that if more than one Tenant Delay or more than one Force Majeure event would actually delay Landlord in completing the applicable portion of Landlord’s Work, but such events and the delays caused by them occur simultaneously, then, to the extent of such simultaneous occurrence, such delays (whether caused by Tenant Delays, by Force Majeure or both) shall be deemed to run concurrently and not consecutively and (2) Tenant shall not be entitled to any credit under this Section 2.03D at any time that Tenant is entitled to a credit under Section 2.03C hereof.
E.    Notwithstanding anything to the contrary contained in this Article 2, Landlord shall complete, correct or repair at its expense in a diligent manner any latent defects relating to Landlord’s Supplemental Work that exist at the time such Landlord’s Supplemental Work is Substantially Completed, provided that Tenant shall have given notice of any such latent defect affecting such Landlord’s Supplemental Work not later than the twelve (12)-month anniversary of the Substantial Completion of such Landlord’s Supplemental Work; provided, however, that upon any such twelve (12)-month anniversary, Landlord shall assign to Tenant, to the extent assignable, without recourse (express or implied), (i) any and all warranties Landlord obtains from any manufacturer of materials, fixtures or equipment incorporated in the Premises as part of such Landlord’s Supplemental Work, and (ii) the guarantee, if any, given to Landlord by the general contractor performing such Landlord’s Supplemental Work guarantying that such

Landlord’s Supplemental Work shall be free from defects for a period of one (1) year after Substantial Completion thereof.  Without limiting the foregoing, Landlord shall obtain, at Landlord’s cost, for the benefit of Tenant a commercial reasonable extended warranty with respect to the Private Shuttle Elevator Work such that the warranty therefor is five (5) years.
F.    Nothing in Section 2.03E shall (a) result in any redetermination of the Commencement Dates or the Rent Commencement Dates for any Premises Portion, (b) subject Landlord to any claim of damages under this Lease or (c) relieve Landlord of its obligations to perform Punch List Items, complete Landlord’s Work or any of Landlord’s maintenance and repair obligations expressly set forth in this Lease.
2.04    A.    Notwithstanding anything to the contrary contained in this Lease and for the avoidance of doubt and without limiting any other rights or remedies that Landlord may have under this Lease, if any Tenant Delay occurs such that there is an actual delay in the Substantial Completion of Landlord’s Work, then (in addition to paying the reasonable out-of-pocket costs Landlord may sustain by reason of such Tenant Delay) Tenant agrees for purposes of determining the date on which Landlord’s Work has been Substantially Completed (and, with respect to Landlord’s Commencement Date Work, the date on which the Commencement Date has occurred for the applicable Premises Portion), the applicable component of Landlord’s Work shall be deemed to have been Substantially Completed (and, with respect to Landlord’s Commencement Date Work, the Commencement Date for the applicable Premises Portion will be) on the date on which Landlord would have been reasonably estimated to have so Substantially Completed such component of Landlord’s Work but for such Tenant Delay (but the foregoing shall not relieve Landlord of any obligation to actually complete Landlord’s Work).
B.    For the purposes hereof, “Tenant Delay” shall mean any actual delay beyond the reasonably anticipated completion date for the matter at issue that Landlord may encounter in the performance of Landlord’s obligations under this Lease due to any negligence, omission (where there is a duty to act) or intentional act of any nature of by Tenant, any Tenant Party, any Related Entity or any of their respective agents, employees, contractors, subcontractors or invitees. Tenant Delay will commence as provided below, but, except as otherwise expressly provided herein, in no event shall Tenant Delay commence earlier than the actual activity or occurrence that causes such Tenant Delay and shall continue only through the date that such activity or occurrence shall cease to constitute a Tenant Delay; provided however, (i) all simultaneous delays which constitute a Tenant Delay hereunder shall be deemed to run concurrently and not consecutively and shall not be “double” counted and (ii) Tenant Delay shall include any consequential delays caused by the initial Tenant Delay events which could constitute a Tenant Delay.
C.    Tenant shall not be charged for any Tenant Delay unless, except as otherwise expressly provided herein, Landlord shall have delivered notice to Tenant of such Tenant Delay within five (5) Business Days after Landlord has actual knowledge of the circumstances giving rise to such Tenant Delay, which notice shall refer to the circumstances giving rise to such Tenant Delay. If notice is required, the period of Tenant Delay shall not commence until the first Business Day after the date when such notice shall have been delivered to Tenant.
D.    Notwithstanding any other provision of this Lease to the contrary, in the event of any simultaneous occurrence of Tenant Delay with a delay occurring as a result of Force Majeure, for the duration of any such simultaneous occurrence such delay shall be deemed to be a Force Majeure delay only.
2.05    A.    Subject to the limitations contained herein (including Article 13 hereof), from and after the Commencement Date for any Premises Portion if any Landlord Delay

occurs, and such Landlord Delay causes an actual delay in the Substantial Completion of Tenant’s Initial Work in such Premises Portion beyond the then reasonably estimated scheduled date of such Substantial Completion, then, as liquidated damages, and not as a penalty, and as Tenant’s sole and exclusive remedy therefor, Tenant shall receive a credit against the Fixed Rent payable solely with respect to the Premises Portion(s) to which such Landlord Delay relates in an amount equal to one (1) times the per diem Fixed Rent payable solely with respect to such Premises Portion(s) for each day of such Landlord Delay.
B.    “Landlord Delay” shall mean any actual delay occurring after the Commencement Date for the applicable Premises Portion beyond the reasonably anticipated completion date for the matter at issue that Tenant encounters in the performance of Tenant’s Initial Work in such Premises Portion due to any negligence, omission (where there is a duty to act) or intentional act of any nature of Landlord or any Landlord Party or any of their respective agents, employees, contractors, subcontractors or invitees; provided, however, that nothing contained herein shall entitle Tenant to receive a deferment of the Rent Commencement Date for any Premises Portion for a Landlord Delay due to any failure by Landlord to cure a Landlord’s Violation for which Tenant is entitled to receive an abatement pursuant to 13.08B of this Lease. Landlord Delay will commence as provided below, but, except as otherwise expressly provided herein, in no event shall Landlord Delay commence earlier than the actual activity or occurrence that causes such Landlord Delay and shall continue only through the date that such activity or occurrence shall cease to constitute a Landlord Delay; provided, however, (i) all simultaneous delays which constitute a Landlord Delay hereunder shall be deemed to run concurrently and not consecutively and shall not be “double” counted and (ii) Landlord Delay shall include any consequential delays caused by the initial Landlord Delay events which could constitute a Landlord Delay.
C.    Landlord shall not be charged for any Landlord Delay unless Tenant shall have delivered notice to Landlord of such Landlord Delay within five (5) Business Days after Tenant has actual knowledge of the circumstances giving rise to such Landlord Delay, which notice shall refer to the circumstances giving rise to such Landlord Delay. If notice is required, the period of Landlord Delay shall not commence until the first Business Day after the date when such notice shall have been delivered to Landlord.
D.    Notwithstanding any provision of this Lease to the contrary, in the event of any simultaneous occurrence of Landlord Delay with a delay occurring as a result of Force Majeure, for the duration of any such simultaneous occurrence such delay shall be deemed to be a Force Majeure delay only.
2.06    Notwithstanding anything in this Lease to the contrary, each reference in this Lease to any act or omission resulting in, or being deemed to result in, a Tenant Delay or a Landlord Delay is intended solely as a reminder of such a possible result, it being agreed that such act or omission shall constitute a Tenant Delay or Landlord Delay, as the case may be, only if all of the terms and conditions set forth above in Section 2.04 hereof or Section 2.05 hereof relating to Landlord Delay, as the case may be, shall be fully satisfied.
2.07    A. Tenant acknowledges that notwithstanding the fact that the Occupancy Date may have occurred with respect to any Premises Portion, until Substantial Completion of the Landlord’s Supplemental Work, construction work will be continuing in all or part of the Building common areas and that the performance thereof may disturb Tenant’s quiet enjoyment of, and access to the Demised Premises through, certain Building common areas and to access the Private Shuttle Elevator Work Areas. Until such Substantial Completion, Tenant hereby accepts such conditions as modifications and limitations on its right to use and access the Building common areas and the areas of the Demised Premises in which the Private Shuttle Elevator Work Areas are located. Without limiting the foregoing but subject to the provisions of

Section 2.07B, Landlord shall, subject to the provisions of Section 10.04 hereof, use commercially reasonable efforts to minimize interference with Tenant’s access to and use and occupancy of the Premises in performing Landlord’s Supplemental Work and shall perform all work and repairs diligently and in a workerlike manner and in compliance with Legal Requirements.
B.    At or prior to the commencement of the Private Shuttle Elevator Work, Landlord shall construct and maintain a temporary, construction enclosure around certain areas within the Initial Office Space located on the 48th, 49th, and 50th floors of the Building and the 51st Floor Space (and other portions of the 51st floor of the Building) in order to perform the Private Shuttle Elevator Work, which areas are substantially as shown on Exhibit 2.07 annexed hereto and made a part hereof (the “Private Shuttle Elevator Work Areas”). During the performance of the Private Shuttle Elevator Work, Tenant acknowledges that Landlord shall have exclusive access (without the same constituting a Landlord Delay) to the Private Shuttle Elevator Work Areas through the 48th, 49th, 50th and 51st floors of the Building; it being agreed that Landlord shall not have liability to Tenant therefor and the same shall not constitute an actual or constructive eviction and no diminution or abatement of rent or other compensation shall or will be claimed by Tenant as a result thereof, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason thereof during the period of any such exclusive access. If Tenant interferes in any way (other than to a de minimis extent) with Landlord’s exclusive access as aforesaid during such exclusive period, the same shall, subject to the provisions of Section 2.04 hereof, constitute a Tenant Delay in respect of the Private Shuttle Elevator Work.
2.08    In the event Landlord and Tenant dispute whether any portion of Landlord’s Work has been Substantially Completed or any other matters under this Article 2, including those relating to the occurrence of any Landlord Delay or Tenant Delay, either party may refer such dispute to be resolved in accordance with the procedures set forth in Article 25 hereof.
2.09    Promptly after all of the Commencement Dates and the Rent Commencement Dates are determined, Landlord and Tenant, at either Landlord’s or Tenant’s request, will execute a Milestone Date Agreement with respect to any or each of the above dates. Tenant’s or Landlord’s failure or refusal to sign the same shall in no event affect the determination of such dates or either party’s obligations hereunder.
2.10    Tenant expressly waives any right to rescind this Lease under Section 223-a of the New York Real Property Law or under any present or future statute of similar import then in force and, except as expressly set forth in this Article 2 and Section 13.08B hereof, Tenant further expressly waives the right to recover any damages, direct or indirect, which may result from Landlord’s failure to deliver any Premises Portion by the Target Commencement Date therefor or to grant access to certain portions of the Demised Premises prior to the applicable Commencement Date as permitted hereunder. Tenant agrees that the provisions of this Section 2.10 are intended to constitute “an express provision to the contrary” within the meaning of said Section 223-a.
ARTICLE 3

RENT

3.01    A.    During the Term of this Lease, Tenant covenants and agrees to pay to Landlord annual fixed minimum rent (the “Fixed Rent”) in lawful money of the United States, at the following rates:

(i)    For the Office Space (exclusive of the 51st Floor Space during the Initial Term):
(a)    Subject to Section 3.01B hereof, [***]per RSF of the Initial Office Space (as finally constituted and exclusive of the 51st Floor Space) from the Commencement Date for the applicable Initial Office Space Portion thereof through and including the last day of the month in which occurs the [***] anniversary of the Trigger Rent Commencement Date (the “First Rent Period”), which annual amount for each portion of the Initial Office Space is as follows:
(1)    in respect to the 50th floor portion, [***] per annum ([***] per month);
(2)    in respect to the 49th floor portion, [***] per annum ([***] per month);
(3)    in respect to the 48th floor portion, [***] per annum ([***] per month);
(4)    in respect to the 47th floor portion, [***] per annum ([***] per month);
(5)    in respect to the 46th floor portion, [***] per annum ([***] per month);
(6)    in respect to the 45th floor portion, [***] per annum ([***] per month);
(7)    in respect to the 37th floor portion, [***] per annum ([***] per month);
(8)    in respect to the 36th floor portion, [***] per annum ([***] per month);
(9)    in respect to the 30th floor portion, [***], [***] per annum ([***] per month); and
(10)    in respect to the 29th floor portion, [***], [***] per annum ([***] per month); and
(b) [***] per RSF of the Initial Office Space from the day immediately following the last day of the First Rent Period through and including the Stated Expiration Date (the “Second Rent Period”), which annual amount for each portion of the Initial Office Space is as follows:
(1)    in respect to the 50th floor portion, [***] per annum ([***] per month);
(2)    in respect to the 49th floor portion, [***] per annum ([***] per month);
(3)    in respect to the 48th floor portion, [***] per annum ([***] per month);

(4)    in respect to the 47th floor portion, [***] per annum ([***] per month);
(5)    in respect to the 46th floor portion, [***] per annum ([***] per month);
(6)    in respect to the 45th floor portion, [***] per annum ([***] per month);
(7)    in respect to the 37th floor portion, [***] per annum ([***] per month);
(8)    in respect to the 36th floor portion, [***] per annum ([***] per month);
(9)    in respect to the 30th floor portion, [***], [***] per annum ([***] per month); and
(10)    in respect to the 29th floor portion, [***], [***] per annum ([***] per month).
(c) [***]
(ii)    For the Ground Floor Space:
(a) Subject to 3.01B hereof, during the First Rent Period, commencing on the Commencement Date for the Ground Floor Space, an annual amount equal to [***] ([***] per square foot of the Ground Floor Space and [***]per month);
(b) during the Second Rent Period, an annual amount equal to [***] ([***] per square foot of the Ground Floor Space and [***] per month); and
(c) [***]
(iii)    For the 51st Floor Space during the Initial Term:
(a) Subject to 3.01B hereof, during the First Rent Period, commencing on the Commencement Date, an annual amount equal to [***] ([***] per square foot of the 51st Floor Space and [***] per month); provided, however, subject to the last sentence of Section 2.02B hereof, if (1) Tenant makes the 51st Floor Space Storage Use Election, then an annual amount equal to [***] ([***] per square foot of the 51st Floor Space and [***] per month) or (2) Tenant makes (or is deemed to have made) the 51st Floor Space Shuttle Elevator Area Election, then an annual amount equal to [***] ([***] per square foot of the 51st Floor Space and [***] per month); and
(b) during the Second Rent Period, an annual amount equal to [***] ([***] per square foot of the 51st Floor Space and [***] per month); provided, however, subject to the last sentence of Section 2.02B hereof, if (1) Tenant makes the 51st Floor Space Storage Use Election, then an annual amount equal to [***] ([***] per square foot of the 51st Floor Space and [***] per month) or (2) Tenant makes (or is deemed to have made) the 51st Floor Space Shuttle Elevator Area Election, then an annual amount equal to [***] ([***] per square foot of the 51st Floor Space and [***] per month).

B.    Notwithstanding anything to the contrary contained herein; provided that (i) Tenant shall not then be in monetary default or material non-monetary default under this Lease, in each case, beyond the expiration of any applicable notice and/or cure period and (ii) a Bankruptcy Event has not occurred with respect to Tenant (each, an “Abatement Period Material Default”), (a) Tenant shall not be obligated to pay any portion of the Fixed Rent for any Premises Portion for the period from the Commencement Date for such Premises Portion through the day immediately preceding the Rent Commencement Date for such Premises Portion (each, a “Primary Fixed Rent Abatement Period”) and (b) solely with respect to the 37th floor portion of the Initial Office Portion, Tenant shall not be obligated to pay any portion of the Fixed Rent for the period commencing on the Rent Commencement Date for such 37th floor portion and ending [***] thereafter (the “Supplemental Fixed Rent Abatement Period”). If an Abatement Period Material Default occurs during any Primary Fixed Rent Abatement Period or Supplemental Fixed Rent Abatement Period (each, an “Abatement Period”), then there shall be no further abatement of Fixed Rent under this Section 3.01B during the applicable Abatement Period or any other subsequent period; provided, however, if Tenant cures such Abatement Period Material Default before this Lease has been terminated in accordance with Article 20 hereof, then Tenant shall be entitled to an abatement of Fixed Rent with respect to any unapplied abated Fixed Rent that Tenant did not get the benefit of during the applicable Abatement Period, as a result of such Abatement Period Material Default; provided that if this Lease is terminated in accordance with Article 20 prior to the application of any such abatement, any unused portion thereof shall not be applied to reduce the liability of Tenant for any damages or remedies available to Landlord under this Lease. Except as otherwise provide in this Lease, Tenant shall continue to pay all Additional Rent applicable during the applicable Abatement Period.
C.    If the applicable Rent Commencement Date for any portion of the Initial Space shall occur on a date other than the first (1st) day of any calendar month, then the Fixed Rent and any Additional Rent payable for such portion pursuant to this Lease for such calendar month shall be prorated on a per diem basis based on the actual number of days in such month.
D.    Tenant agrees to pay the Fixed Rent in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance, on the first (1st) day of each calendar month during the Term commencing applicable Rent Commencement Date for any portion of the Initial Space, at the office of Landlord or such other place as Landlord may designate, without any set-off, offset, abatement or deduction whatsoever, except such set-offs, offsets, abatements or deductions to which Tenant shall be entitled pursuant to the express terms of this Lease. At the request of Landlord or Tenant, upon not less than thirty (30) days’ prior notice, Fixed Rent and Recurring Additional Rent shall be payable when due by wire transfer of funds to an account designated in writing from time to time by Landlord. If Landlord shall direct Tenant to pay Fixed Rent and Recurring Additional Rent by wire transfer, then Tenant shall not be in default of Tenant’s obligation to pay any such rent if and for so long as Tenant shall timely comply with Landlord’s wire instructions in connection with such payments. Accordingly, if Tenant shall have timely complied with Landlord’s instructions pertaining to a wire transfer, but the funds shall thereafter have been misdirected or not accounted for properly by the recipient bank designated by Landlord, then the same shall not relieve Tenant’s obligation to make the payment so wired, but shall toll the due date for such payment until the wired funds shall have been located.
E.    Whenever this Lease shall provide that Landlord or Tenant shall pay the out-of-pocket costs of the other party, such out-of-pocket costs shall be commercially reasonable and (i) whenever a party requests reimbursement for its out-of-pocket costs, such party shall deliver to the requesting party bills, receipts, invoices or other documentation reasonably evidencing such costs, and (ii) in the event such documentation is not so delivered with five (5) days after request thereof, the time periods set forth herein with respect to any such payments shall be tolled until five (5) days after delivery to the requesting party of such documentation. Subject to the provisions of this Section 3.01E, any Additional Rent for which no time period is expressly provided in this Lease for the payment thereof, shall be due and payable within thirty (30) days after demand from Landlord.
3.02    All adjustments of rent, costs, charges and expenses which Tenant is obligated to pay pursuant to this Lease shall be deemed Additional Rent which Tenant covenants to pay when due. In the event of nonpayment of any Additional Rent, Landlord shall, in addition to any other rights and remedies that Landlord has hereunder or at law or in equity, have all the rights and remedies with respect thereto as is herein provided for in case of nonpayment of Fixed Rent. All rent shall be payable by Tenant to Landlord, except as otherwise expressly provided herein, without offset, reduction, counterclaim and/or deduction and shall be in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment.
3.03    Tenant shall pay to Landlord, in respect of any amounts payable hereunder to Landlord (including, without limitation, Fixed Rent, Additional Rent and sums advanced by Landlord hereunder to cure a default beyond the expiration of any applicable notice and/or cure period by Tenant in the performance of Tenant’s obligations hereunder) which shall not have been paid (a) on the date which is five (5) Business Days after the same shall be due and payable with respect to Fixed Rent and Recurring Additional Rent and (b) within ten (10) days after the same shall have first become due and payable with respect to any other item of Additional Rent (each, an “Overdue Payment”), interest on such Overdue Payment (i) in respect of an Overdue Payment under clause (a) above, at the Interest Rate from the due date until paid except that no such interest shall be payable in respect of the first two (2) Overdue Payments (if any) in any calendar year under clause (a) above and (ii) in respect of an Overdue Payment under clause (b) above, at the Interest Rate from the tenth (10th) day after due until paid; provided, however, from and after the third (3rd) default in any calendar year in the payment of any Rent, interest on any Overdue Payment with respect to such third (3rd) default and any subsequent default that occurs during the twelve (12) month period following such third (3rd) default shall be at the Interest Rate plus two percent (2%) per annum. Such aforesaid charges shall be due and payable, as Additional Rent, within thirty (30) days after demand for payment therefor by Landlord. No failure by Landlord to insist upon the strict performance by Tenant of Tenant’s obligations to pay such Overdue Payment or interest thereon shall constitute a waiver by Landlord of its right to enforce the provisions of this Section 3.03. The provisions of this Section 3.03 shall not be construed in any way to extend any cure or notice periods with respect to the payment of Rent as provided in Section 20.01A hereof or any other provision of this Lease.
3.04    If any of the Rents payable under the terms of this Lease shall be or become uncollectible, reduced or required to be refunded because of any rent control, federal, state or local law, regulation, proclamation or other Legal Requirement not currently in effect, Tenant shall enter into such agreement(s) and take such other steps (without additional expense to Tenant or the acceleration of any expense payable by Tenant to Landlord hereunder) as Landlord may reasonably request and as may be legally permissible to permit Landlord to collect the maximum rent which, from time to time, during the continuance of such legal rent restriction may be legally permissible (and not in excess of the amounts then reserved therefor under this Lease). Upon the termination of any such legal rent restriction, (a) the Fixed Rent and Additional Rent shall become and shall thereafter be payable in accordance with the amounts reserved herein for the periods following such termination and (b) Tenant shall promptly pay in full to Landlord unless expressly prohibited by law, an amount equal to (i) rentals which would have been paid pursuant to this Lease for the period during which such restriction applied but for such legal rent restriction less (ii) the rent actually paid by Tenant during the period such legal rent restriction was in effect; it being agreed, however, if the amount required to be paid by Tenant pursuant to the foregoing is in excess of $100,000, Tenant shall be permitted to pay the same in equal monthly installments, together with interest at the Prime Rate, over a twelve (12) month period commencing on the first day of the month immediately following the termination of any such legal rent restriction.
3.05    If Landlord at any time receives from Tenant any payment less than the sum of the Rent then due and owing from Tenant pursuant to this Lease or Tenant is otherwise in default under this Lease beyond the expiration of any applicable notice and/or cure period, Tenant hereby waives its right, if any, to designate the items to which such payment shall be applied and agrees that Landlord in its sole discretion may apply such payment in whole or in part to any of the Rent or any other sums then due and payable hereunder. No endorsement or statement on any check and no letter accompanying any check or payment (or instructions accompanying any wire transfer) shall be deemed an accord and satisfaction, and Landlord may accept such check or payment (or wire transfer) without prejudice to Landlord’s right to recover the balance due hereunder or pursue any other right or remedy provided for in this Lease or available at law or in equity.
3.06    If, at any time after the Commencement Date but prior to the Rent Commencement Date, Tenant is entitled to an abatement of Fixed Rent and/or Additional Rent pursuant to the provisions of Section 6.07A hereof or under Article 17 or Article 18 hereof, then the amount of any such abatement (such amount to be equal to the Rent that would have been due and payable during the abatement period had the Rent Commencement Date occurred on the same date as the Commencement Date) shall be credited against the first Rents becoming due hereunder after the occurrence of the Rent Commencement Date.

ARTICLE 4

TAXES, OPERATING EXPENSE PAYMENTS, ADJUSTMENTS OF RENT,
ESCALATION

4.01    In addition to the payment of Fixed Rent hereinbefore set forth, Tenant shall pay to Landlord, as Additional Rent, at the times and in the manner hereinafter set forth, (a) Tenant’s Tax Payment, (b) Tenant’s BID Payment and (c) Tenant’s Operating Expense Payments.
4.02    Taxes.
A.    Definitions. For the purposes of this Section 4.02, the following definitions shall be applicable:
(i)    “Base Year Taxes” shall mean the aggregate amount of Taxes payable by Landlord in respect of the Unit for the applicable Tax Base Year.
(ii)    “BID Assessment” shall mean the Unit’s proportionate share of the expenses of the BID in which the Building is located.
(iii)    “Full Taxes Base Year” shall mean the Tax Year in which the Full Taxes Trigger Date occurs.
(iv)    “Full Taxes Base Year Taxes” shall mean the aggregate amount of Taxes payable by Landlord in respect of the Unit for the Full Taxes Base Year.
(v)    “Full Taxes” shall mean the real property taxes that would be assessed and levied against the Unit and Landlord’s undivided interest in the Common

Elements, or the owner thereof and the interest of Landlord therein, if the Unit and Landlord’s undivided interest in the Common Elements or the owner thereof were not exempt from such taxes, pursuant to (a) the provisions of Chapter 58 of the Administrative Code of The City of New York and Title 11, Chapter 2, of the Administrative Code of the City of New York, as the same may be amended from time to time, or (b) any statute or ordinance in lieu thereof or in addition thereto to the extent the charges imposed thereby are of a type customarily considered as real property taxes.
(vi)    “RTS PILOT” shall mean that portion of Retail PILOT (for avoidance of doubt, as defined in the Unit Ground Lease and not the Retail Unit Lease) allocated to the Roof Top Garden Space.
(vii)    “RTS Taxes” shall mean, collectively, (A) the RTS PILOT and (B) all assessments (special or otherwise) and all other governmental levies, impositions or charges, whether general, special, ordinary, extraordinary, foreseen or unforeseen which may legally be assessed, levied or imposed upon all or any part of the Roof Top Garden Space.
(viii)    “Tax Base Year” shall mean, with respect to the applicable Premises Portion, the Tax Year in which the Commencement Date therefor has occurred.
(ix)    “Taxes” shall mean the aggregate amount of (A)(1) subject to the terms of the next paragraph of this definition, through the Scheduled PILOT Conversion Date, PILOT due and payable (whether by actual direct payment or by way of credit or offset as provided in Section 3.1(b)(ii) of the Unit Ground Lease) by Landlord under the Unit Ground Lease; provided, that there shall be excluded from PILOT any Retail PILOT (including the RTS PILOT) and (2) from and after Scheduled PILOT Conversion Date, Full Taxes, (b) any Times Square Theater Surcharge payable by Landlord under the Unit Ground Lease, (c) all assessments (special or otherwise) and all other governmental levies, impositions or charges, whether general, special, ordinary, extraordinary, foreseen or unforeseen which may legally be assessed, levied or imposed upon all or any part of the Unit (other than Tenant’s Roof Top Space) and/or Landlord’s undivided interest in the Common Elements, or any part thereof and which are required to be paid by Landlord, and (d) any expenses (including the reasonable fees and disbursements of attorneys and other experts and witnesses) incurred in contesting in good faith any of the foregoing or the assessed valuation of all or any part of the Unit and/or Landlord’s undivided interest in the Common Elements, or any part thereof; provided, however, the Taxes shall exclude: (1) all personal property taxes and occupancy and rent taxes assessed against Landlord to the extent same are imposed on Landlord because Landlord is a tenant or occupant of the Unit, (2) all Common Charges and all license and permit fees to the extent same are included in Operating Expenses, (3) any amounts included in “PILOMRT”, “PILOST” and the “Administrative Fee” (as such quoted terms are defined in the Unit Ground Lease), BID Assessments, municipal, state or federal income taxes assessed against Landlord or Tenant, any capital levy, estate, gift, succession, inheritance or transfer taxes, or any corporate franchise taxes or unincorporated business taxes, income or profit tax, or any transfer or mortgage recording tax imposed upon any owner of the Land, the Unit and the Common Elements appurtenant thereto, or any part thereof, or capital levy that is or may be imposed upon the net income of Landlord, (4) any taxes or assessments directly imposed upon any sign attached to or located on the Land or the Building or signage required by any applicable Legal Requirements, (5) any fines, penalties and other similar governmental charges applicable to the foregoing, together with any interest or costs with respect to the foregoing, incurred by reason of Landlord’s failure to timely make any payments as herein provided on account thereof (unless Tenant has not timely paid Tenant’s Tax Payment or Tenant’s BID Payment as required hereunder) and (6) any RTS Taxes (the items set forth in clauses (1) through (6) above, except as contemplated by the next sentence are, collectively referred to herein as the “Excluded Taxes”). If at any time after the Execution Date, the methods of taxation prevailing as of the date hereof shall be altered so that in lieu of or as an express substitute for the whole or any part of the taxes, assessments, rents, rates, charges, levies or impositions now assessed, levied or imposed upon all or any part of the Unit and/or Landlord’s undivided interest in the Common Elements or any part thereof, there shall be assessed, levied or imposed (1) a tax, assessment, levy, imposition or charge based on the income or rents received therefrom whether or not wholly or partially as a capital levy or otherwise, or (2) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon all or any part of the Unit and/or Landlord’s undivided interest in the Common Elements, or (3) a license fee measured by the rents, or (4) any other tax, assessment, levy, imposition, charge or license fee with respect to the Unit and/or Landlord’s undivided interest in the Common Elements, or any part thereof, however described or imposed, then all such taxes, assessments, levies, impositions, charges or license fees or the part thereof so measured or based shall be deemed to be Taxes; provided, however, that any tax, assessment, levy, imposition or charge imposed on income from the Unit and/or Landlord’s undivided interest in the Common Elements, or any part thereof, shall be calculated as if the Unit is the sole asset of Landlord. Notwithstanding the foregoing, if pursuant to any Legal Requirement, any assessment that is included in Taxes pursuant to the terms hereof may, at Landlord’s election, be divided and paid in installments, then, for the purposes of this Section 4.02, (AA) such assessment shall be deemed to have been so divided and to be payable in the maximum number of installments permitted by law (together with any interest charged by the applicable Government Authority), and (BB) there shall be deemed included in Taxes for each Tax Year the installments of such assessment deemed to be payable during such Tax Year.
(x)    “Tax Year” shall mean the period from and after the Commencement Date for the applicable Premises Portion through the following December 31 (i.e., the end of the calendar year) and each successive calendar year throughout the Term; provided, however, from and after the date (the “Full Taxes Trigger Date”) that is the earliest to occur of (a) the expiration or sooner termination of the Unit Ground Lease and the Ground Lease and (b) the Scheduled PILOT Conversion Date, Tax Year shall mean the period from such expiration or termination through the following June 30 (i.e., the end of the then existing New York City real estate fiscal year) and each successive New York City real estate fiscal year commencing on July 1st and expiring on June 30th (if the present use of the July 1 to June 30 real estate tax year shall change, then such changed tax year shall be used with appropriate adjustment for the transition).
(xi)    “Tenant’s Proportionate Tax Share” shall be computed on the basis of a fraction, the numerator of which is the RSF area, from time to time, on an individual basis, with respect to each Premises Portion, and the denominator of which is the total RSF area of the Unit, including, for the purposes of both the numerator and the denominator, the RSF of the 28th floor portion of the Unit (but not any square footage attributable to any mezzanine space or floor built therein) and the 51st Floor Space, but expressly excluding any square footage attributable to Tenant’s Roof Top Space. As of the Execution Date, (A) the RSF for the Initial Office Space during the Initial Term shall be deemed to be [***]; [***] and (B) Tenant’s Proportionate Tax Share for each Premises Portion is as set forth in Exhibit C annexed hereto and made a part hereof, provided, however, in the event of any conflict or inconsistency between the figures in this Section 4.02A(xi) and Exhibit C, the figures set forth on Exhibit C shall be deemed determinative.

B.    Computations.
(i)    Tenant’s Tax Payment. Tenant shall pay to Landlord an amount (“Tenant’s Tax Payment”) (a) through and including the expiration of the Full Taxes Base Year, with respect to the applicable Premises Portion, for each Tax Year commencing with the first Tax Year after the expiration of the applicable Tax Base Year for such Premises Portion, equal to Tenant’s Proportionate Tax Share of the increase, if any, in Taxes for such Tax Year over the applicable Base Year Taxes for such applicable Premises Portion and (b) from and after the expiration of the Full Taxes Base Year, equal to the sum of (1) Tenant’s Tax Payment for the Tax Year in which the Full Taxes Base Year occurred plus (2) in respect of the then Demised Premises, for each Tax Year commencing with the first Tax Year after the expiration of the Full Taxes Base Year, an amount equal to the aggregate of all Tenant’s Proportionate Tax Share of the increase, if any, in Taxes for such Tax Year over the Full Taxes Base Year Taxes; it being agreed, for the avoidance of doubt, that in no event shall (AA) Tenant’s Tax Payment include any amounts in respect of RTS Taxes and (BB) Tenant be obligated to make any Tenant’s Tax Payment prior to the Rent Commencement Date for the applicable Premises Portion prior to the Rent Commencement Date therefor.
(ii)    Estimated Tax Statement. At any time before or after the commencement of any Tax Year in which Tenant is obligated to make a Tenant’s Tax Payment hereunder, Landlord may furnish to Tenant a statement (“Estimated Tax Statement”) of Landlord’s reasonable estimate of Tenant’s Tax Payment for such Tax Year (“Tenant’s Estimated Tax Payment”). The Estimated Tax Statement shall be accompanied by a copy of the tax statement or bill for the Taxes or any component thereof, provided that if such tax statement or bill is not then available, Landlord will furnish a copy of the tax statement or bill within a reasonable time after Landlord’s receipt thereof. Tenant’s Estimated Tax Payment shall be payable by Tenant to Landlord on the date which is the later to occur of (a) thirty (30) days after receipt of Landlord’s Estimated Tax Statement, or (b) fifteen (15) days prior to the date on which the applicable Taxes or any component thereof or any installments thereof, are due to the applicable taxing authority (such earlier date, the “Tax Due Date”) or, if required by any Superior Mortgagee, in twelve (12) equal monthly installments on the first day of each month during the Tax Year (it being agreed that to the extent that Landlord is paid any interest on such installments, Tenant’s Proportionate Tax Share of any such interest payable to Landlord shall, upon payment thereof to Landlord, be paid or credited to Tenant in the same manner in which overpayments are paid or credited to Tenant (and subject to the same limitations) pursuant to the provisions of this Section 4.02B(ii)). If during any Tax Year the last-issued Estimated Tax Statement for such Tax Year is inaccurate in any respect, Landlord shall promptly issue a revised Estimated Tax Statement. If there shall be any increase in Taxes or any component thereof for any Tax Year as indicated on a revised Estimated Tax Statement, Tenant shall pay to Landlord the amount shown on the revised Estimated Tax Statement on or before the applicable Tax Due Date. Subject to the provisions of the last sentence of this Section 4.02B(ii), if there shall be any decrease in Taxes or any component thereof for any Tax Year as indicated on a revised Estimated Tax Statement, such that Tenant shall have overpaid Tenant’s Tax Payment for the Tax Year in question, then (1) if such decrease will give rise to a credit issued by the taxing authority against future Taxes, Landlord shall credit the applicable Tenant’s Proportionate Tax Share of the amount of such credit, as and when received by Landlord, against the next subsequent payments of Rent until such credit is fully applied, or (2) if such decrease will give rise to a cash refund from the taxing authority to Landlord, Landlord shall refund to Tenant the applicable Tenant’s Proportionate Tax Share thereof within thirty (30) days after receipt of such refund by Landlord, the amount of such overpayment on the revised Estimated Tax Statement for such Tax Year. If, at the time Landlord receives any such credit or refund, Tenant is then in monetary default or material non-monetary default under this Lease, in each case, beyond the expiration of any applicable notice and/or cure period, Landlord may offset the amount of such credit or refund payable to Tenant against amounts properly due and owing by Tenant to Landlord.
(iii)    Tax Statement. If Taxes for any Tax Year after the applicable Tax Base Year, or the Full Taxes after the Full Taxes Base Year, in each case, in which Tenant is required to pay Tenant’s Tax Payment hereunder shall be less than the amount reflected on the last-issued Estimated Tax Statement for such Tax Year, Landlord shall (and in any other case Landlord may) within sixty (60) days after the end of such Tax Year issue a statement of Taxes for such Tax Year, including a computation of Tenant’s Tax Payment for such Tax Year (a “Tax Statement”). If Tenant shall have overpaid Taxes or any component thereof for any such Tax Year, Landlord shall, subject to the last sentence of Section 4.02B(ii) hereof, credit such overpayment against the next subsequent payments of Rent in the amount of Tenant’s overpayment of Taxes until such amount is fully applied. If Tenant shall have underpaid Taxes for any Tax Year, Tenant shall pay to Landlord an amount equal to the amount of such underpayment of Tenant’s Tax Payment with respect to such Tax Year within thirty (30) days after receipt of the applicable Tax Statement.
C.    BID Assessments.
(i)    Tenant’s Bid Payment. Commencing with the applicable Rent Commencement Date for the applicable Premises Portion, Tenant shall pay to Landlord an amount (each, a “Tenant’s BID Payment”) equal to (a) the applicable Tenant’s Proportionate Tax Share for such Premises Portion of the BID Assessment for the Tax Year in which such Rent Commencement Date occurs and each Tax Year thereafter occurring during the Term less, without duplication, (b) fifty percent (50%) of an amount equal to Tenant’s Proportionate Tax Share for such Premises Portion of the BID Assessment for the Tax Year in which the Rent Commencement Date for such Premises Portion occurs.
(ii)    Estimated BID Statement. At any time before or after the commencement of any Tax Year in which Tenant is required to make a Tenant’s Bid Payment hereunder, Landlord may furnish to Tenant a statement (“Estimated BID Statement”) of Landlord’s reasonable estimate of Tenant’s BID Payment for such BID Year (“Tenant’s Estimated BID Payment”). The Estimated BID Statement shall be accompanied by a copy of the tax statement or bill for the BID Assessment, provided that if such tax statement or bill is not then available, Landlord will furnish a copy of the tax statement or bill within a reasonable time after Landlord’s receipt thereof. Tenant’s Estimated BID Payment shall be payable by Tenant to Landlord on the date which is the later to occur of (a) thirty (30) days after receipt of Landlord’s Estimated BID Statement, or (b) fifteen (15) days prior to the date on which the applicable BID Assessment or component thereof, is due to the applicable taxing authority or BID (such earlier date, the “BID Due Date”) or, if required by any Superior Mortgagee, in twelve (12) equal monthly installments on the first day of each month during the Tax Year (it being agreed that to the extent that Landlord is paid any interest on such installments, Tenant’s Proportionate Tax Share of any such interest payable to Landlord shall, upon payment thereof to Landlord, be paid or credited to Tenant in the same manner in which overpayments are paid or credited to Tenant (and subject to the same limitations) pursuant to the provisions of this Section 4.02C(ii)). If during any Tax Year the last-issued Estimated BID Statement for such Tax Year is inaccurate in any respect, Landlord shall promptly issue a revised Estimated BID Statement. If there shall be any increase in the BID Assessment or any component thereof for any Tax Year as indicated on a revised Estimated BID Statement, Tenant shall pay to Landlord the amount shown on the revised Estimated BID Statement on or before the applicable BID Due Date. Subject to the provisions of the last sentence of this Section 4.02C(ii), if there shall be any decrease in the BID Assessment or any component thereof for any Tax Year as indicated on a revised Estimated BID Statement, such that Tenant shall have overpaid Tenant’s BID Payment for the Tax Year in question, then (1) if such decrease will give rise to a credit issued by the taxing authority against any future BID Assessment, Landlord shall credit the applicable Tenant’s Proportionate Tax Share of the amount of such credit, as and when received by Landlord, against the next subsequent payments of Rent until such credit is fully applied, or (2) if such decrease will give rise to a cash refund from the taxing authority to Landlord, Landlord shall refund to Tenant the applicable Tenant’s Proportionate Tax Share of the amount of such overpayment within thirty (30) days after receipt by Landlord of such refund. If, at the time Landlord receives any such credit or refund, Tenant is then in monetary default or material non-monetary default under this Lease, in each case, beyond the expiration of any applicable notice and/or cure period, Landlord may offset the amount of such credit or refund payable to Tenant against amounts properly due and owing by Tenant to Landlord.
(iii)    BID Statement. If, for any Tax Year, the BID Assessment shall be less than the amount reflected on the last-issued Estimated BID Statement for such Tax Year, Landlord shall (and in any other case Landlord may) within sixty (60) days after the end of such Tax Year issue a statement of the BID Assessment for such Tax Year, including a computation of Tenant’s BID Payment for such Tax Year (a “BID Statement”). If Tenant shall have overpaid the BID Assessment or any component thereof for any Tax Year, Landlord shall, subject to the last sentence of Section 4.02C(ii) hereof, credit such overpayment against the next subsequent payments of Rent in the amount of Tenant’s overpayment of the BID Assessment until such amount is fully applied. If Tenant shall have underpaid the BID Assessment for any Tax Year, Tenant shall pay to Landlord an amount equal to the amount of such underpayment of Tenant’s BID Payment with respect to such Tax Year within thirty (30) days after receipt of the applicable BID Statement.
D.    Miscellaneous.
(i)    Challenges and Refunds. Only Landlord shall be eligible to institute tax certiorari or other proceedings to reduce the assessed value of the Unit or any portion thereof. If, subsequent to the date of the Tax Statement or BID Statement for any Tax Year in which Tenant is required to make a Tenant’s Tax Payment or Tenant’s BID Payment hereunder, Landlord shall receive a refund of (a) Taxes and/or (b) any BID Assessment, Landlord, at its option, shall, subject to the last sentence of Section 4.02B(ii) or 4.02C(ii) hereof, as applicable, either pay to Tenant within thirty (30) days after receipt by Landlord, or allow Tenant a credit against subsequent payments of Rent (but following the expiration or earlier termination of this Lease, Landlord shall, subject to the last sentence of Section 4.02B(ii) or 4.02C(ii) hereof, as applicable, pay to Tenant) an amount equal to the applicable Tenant’s Proportionate Tax Share of such reduction or refund in respect of Taxes and/or the BID Assessment, as applicable, after deducting from such refund (to the extent not already netted out of the net refund) the reasonable costs and expenses incurred by Landlord in obtaining the same, but the amount of such refund or credit to Tenant shall not exceed Tenant’s Tax Payment or Tenant’s BID Payment theretofore paid for such Tax Year. Landlord shall institute, and in good faith prosecute (which shall include the right of Landlord to reasonably settle any such proceeding), tax certiorari proceedings with respect to the Unit with respect to each Tax Year after the first Base Tax Year for any Premises Portion (a “Tax Contest”); provided, however, that Landlord shall not be required to initiate or pursue any Tax Contest for any such Tax Year if Landlord obtains with respect to such Tax Year a letter from a reputable certiorari attorney or consultant stating that in such person’s opinion it would not be advisable or productive to bring such a Tax Contest for the applicable Tax Year. Landlord shall not at any time propose or accept any settlement, compromise or other disposition of a proceeding relating to Taxes or BID Assessment which (i) favors other property of Landlord (or any Affiliate of Landlord) at the expense of the Unit or (ii) as part of a multi-year settlement, inequitably reduces any Base Year Taxes as compared to other Tax Years involved in such settlement. Tenant shall pay to Landlord within thirty (30) days after being billed therefor, the aggregate applicable Tenant’s Proportionate Tax Share of any actual out-of-pocket expenses reasonably incurred by Landlord in contesting in good faith any items comprising Taxes or a BID Assessment and/or the assessed value of the Unit to the extent that such expenses have not theretofore been recovered by Landlord pursuant to this Lease.
(ii)    Taxes Payable by Tenant. Tenant shall pay any occupancy tax or rent tax now in effect or hereafter enacted and payable by Tenant (and for which Landlord will be liable if not paid by Tenant) on or before the date such taxes and assessments are due in accordance with applicable Legal Requirements. Should any Governmental Authority require that a tax, other than the taxes hereinabove-mentioned, be paid by Tenant, but collected by Landlord, for and on behalf of said Governmental Authority, and from time to time forwarded by Landlord to said Governmental Authority, the same shall be paid by Tenant to Landlord, no later than ten (10) days in advance of the date such payment is due and payable to the appropriate Governmental Authority, but, in any event, no earlier than thirty (30) days after receipt of the applicable tax bill, in which case, Landlord shall, on or before the date the same is due, promptly pay the same to the appropriate Governmental Authority.
(iii)    Discounts. If Landlord receives a discount for early payment or prepayment of Taxes or a BID Assessment or is entitled to an abatement or exemption therefrom, Tenant shall be entitled to Tenant’s Proportionate Tax Share of the benefit of any such discount for any early payment or prepayment of Taxes and/or a BID Assessment and of any exemption or abatement relating to all or any part of the Unit and/or Landlord’s interest in the Common Elements, provided that Tenant timely paid to Landlord the aggregate applicable Tenant’s Proportionate Tax Share of such tax installment, BID Assessment, as applicable, earning such discount prior to the last day for payment of the tax installment and/or BID Assessment, as applicable, to the relevant taxing authority in order to earn such discount. Notwithstanding the foregoing, Tenant shall not be entitled to any discount, credit or other benefit in respect of Taxes or a BID Assessment on account of any credit or offset provided in Section 3.1(b)(ii) of the Unit Ground Lease.
(iv)    Partial Tax Year; Delay. Tenant’s liability under this Section 4.02 with respect to the applicable Tax Year in which Tenant is first obligated to make Tenant’s Tax Payment for Taxes for the applicable Premises Portion, as applicable, and Tenant’s BID Payment for the applicable Premises Portion and with respect to the Tax Year in which this Lease shall expire or terminate (except on account of Tenant’s default) shall be computed on a pro-rata basis based on the actual number of days in the period for which such Tenant’s Tax Payment and/or such Tenant’s BID Payment, as the case may be, is payable. Landlord’s failure to render or delay in rendering an Estimated Tax Statement or a Tax Statement or an Estimated BID Statement or BID Statement, as the case may be, with respect to any Tax Year shall not prejudice Landlord’s right thereafter to render the same with respect thereto or with respect to any subsequent Tax Year nor shall the rendering of a Tax Statement or BID Statement for any Tax Year

prejudice Landlord, provided that Landlord renders the Estimated Tax Statement, Tax Statement, Estimated BID Statement or BID Statement in question within two (2) years after the end of the Tax Year in question or, with respect to Taxes or BID Assessments which are the subject of tax certiorari proceedings, within two (2) years after the final resolution of such proceedings, except that after the Expiration Date, Landlord shall have until the date that is one (1) year after the Expiration Date to render any such Tax Statement or Bid Statement.
(v)    Adjustments due to the Sale or Acquisition of Unit(s). In the event that Landlord shall sell its interest in any of the condominium units comprising the Unit to any third party (other than an Affiliate of Landlord) or acquire any additional condominium units in the Building during the Term, then, with respect to the calculation of any Tenant’s Tax Payment or Tenant’s BID Payment required to be made by Tenant from and after the date (the “Tax Adjustment Date”) which is the later to occur of: (a) the date of such sale or acquisition, as the case may be, or (b) the date that the taxing authority shall designate separate tax lot(s) for the portion(s) of the Unit that continue to be owned by Landlord and/or any Affiliate of Landlord and includes the Demised Premises (including any portion of Tenant’s Tax Payment or Tenant’s BID Payment for the Tax Year in which such designation is made accruing after the Tax Adjustment Date), (1) an appropriate (A) reduction in the applicable Base Year Taxes (or Full Taxes Base Year, as applicable), in the case of a sale or (B) an appropriate increase in the applicable Base Year Taxes (or Full Taxes Base Year, as applicable), in the case of an acquisition shall be made by Landlord and Tenant to reflect the amount of Taxes that were incurred or payable during the applicable Tax Base Year (or Full Taxes Base Year, as applicable) with respect to only the portion of the Unit that is within the tax lot(s) owned (or leased pursuant to the Unit Ground Lease) by Landlord after the Tax Adjustment Date and (2) an appropriate modification to applicable Tenant’s Proportionate Tax Share shall be made by Landlord and Tenant to reflect the reduction or increase, as the case may be, in the number of RSF in the Unit after the Tax Adjustment Date. No such sale or acquisition shall change the definition of Taxes contained herein nor cause the PILOT program to terminate prior to the Scheduled PILOT Conversion Date.
(vi)    Mezzanine Space. If any mezzanine or other additional space is constructed by or on behalf of Tenant in the Ground Floor Space or the 51st Floor Space (including any construction thereof as part of Tenant’s Initial Work), Tenant shall be solely responsible to pay to Landlord, together with Tenant’s Tax Payment, one hundred percent (100%) of any Taxes attributable (if any) solely to such mezzanine or other additional space, provided that any such sums shall not be included in Taxes for the purposes of calculating Tenant’s Tax Payment hereunder.
4.03    Operating Expenses.
A.    Definitions. For the purposes of this Section 4.03:
(i)    “Base Operating Expense Year” shall mean with respect to each Premises Portion, the calendar year in which the Commencement Date therefor has occurred.
(ii)    “Base Year Operating Expenses” shall mean the Operating Expenses for the applicable Base Operating Expense Year.
(iii)    “Operating Expenses” shall mean, without duplication, the following expenses paid or incurred by or on behalf of Landlord or any Landlord Entity in respect of the Unit and Landlord’s undivided interest in the Common Elements:

(A) common charges and special assessments and other charges assessed against the Unit by any Condominium Board in accordance with the provisions of the Condominium Documents, including charges (but not any capital charges or items thereunder) under the Subway Agreement and the Vault Agreement (collectively, “Common Charges”); provided, however, there shall be excluded from Common Charges any amounts which are excluded from and/or limited as to their inclusion in Operating Expenses under any other provision of this Section 4.03A(iii) (it being agreed for such purpose that references in such other provisions to the “Unit” shall be deemed to refer to the “Building” and to “Landlord” shall be deemed to refer to any applicable Condominium Board); and
(B) To the extent not included in clause (A) of this Section 4.03A(iii), the aggregate of, without duplication, all costs, expenses, disbursements and expenditures (and sales, use, excise, value-added and similar taxes, if any, thereon) paid or incurred by or on behalf of Landlord or any Landlord Entity (whether directly or through independent contractors) in respect of the operation, maintenance, repair, cleaning, security and management of the Unit (including, subject to the limitations contained other provisions hereof as the same relate to the maintenance, repair, and cleaning thereof and Landlord’s or Tenant’s obligations with respect thereto) and the plazas, sidewalks, curbs and areas which are part of the Unit and the public sidewalks, curbs and areas adjacent thereto (hereinafter collectively, called “Operation of the Property”) which, under generally applied real estate practice in the City are properly chargeable to the Operation of the Property, including, but not limited to, costs incurred in connection with the repair and/or replacement (subject to the limitations hereinafter set forth) of equipment, facilities and installations; water, fuel and other utilities, HVAC, window cleaning, janitorial and exterminating services and supplies; electricity for, and painting of, the public and common areas of the Unit; displays and holiday decorations appropriate to the operation of the Building as a first class office building in the City; internal access control or other security measures for the Building and the Unit; costs of operating, testing, maintaining, repairing and replacing (to the extent permitted hereby) the Unit Generator; cleaning services, costs for architectural lighting, gardening and other landscaping services; costs of maintaining submeters in tenanted space, reading such submeters and preparing invoices with respect thereto (unless Landlord is separately reimbursed by any other tenant [including Tenant] with respect to such costs); insurance (including rent or rental value insurance for up to two (2) years’ rent [provided, however, that if such rental value insurance is for less than two (2) years’ rent in the Base Operating Expense Year and is thereafter increased to two (2) years’ rent, then Landlord shall adjust the amount of such insurance included in the Base Operating Expense Year to reflect the cost of such insurance had such insurance been for two (2) years’ rent], terrorism, bio-hazards or other similar insurance, insurance for the Roof Top Garden Space); uniforms (the cost of which, if purchased, shall be amortized over the useful life of such uniforms) and supplies; sales or use taxes on supplies or services which are includible as Operating Expenses; payroll taxes, wages and salaries of all persons engaged in the Operation of the Property and so called fringe benefits, including social security taxes, unemployment taxes, Workers’ Compensation, coverage for disability benefits, contributions to any pension, hospitalization, welfare or retirement plans or any other similar or like expense incurred under the provisions of any collective bargaining agreement and any other amount incurred to provide benefits for employees so engaged in the Operation of the Property; the charges of any independent contractor who under a contract does any work which otherwise constitutes an Operating Expense with respect to the Operation of the Property; Base Building CEL Charges, the cost of all alterations, repairs, replacements and/or improvements made at any time by or on behalf of Landlord, whether structural or non-structural, ordinary or extraordinary, foreseen or unforeseen, and whether or not required by this Lease, and all tools and equipment related thereto; provided, however, that if in accordance with GAAP, any of the costs referred to in this provision are required to be capitalized (any such capitalized cost, a “Capital Expenditure” and any such alteration, repair, replacement and/or improvement (and tools and equipment related thereto) with respect to which the applicable Capital Expenditure is paid or incurred, a “Capital Improvement”), then the inclusion of such Capital Expenditures shall be limited as provided in clause (6) below; costs of operating the Message Center; an annual fee for management of the Building (which annual fee shall be included in the Base Year Operating Expenses for the applicable Premises Portion) equal to three percent (3%) of the gross revenues from the Building (the “Permitted Management Fee”); it being agreed that such gross revenues shall be subject to the gross-up provisions hereof and shall be deemed to include all rent and other charges that would have been payable during any applicable free rent periods and rental abatement periods provided to tenants of the Building but exclude any extraordinary payments made by such tenants (e.g., lease buy-outs and percentage rent agreements); and reasonable legal and accounting fees and disbursements and other professional fees and disbursements in connection with the Operation of the Property; damages, awards and judgments, including interest thereon paid or incurred by Landlord and arising from the Operation of the Property; but specifically excluding or deducting, as appropriate:
(1)    Taxes and the RTS Taxes, all amounts excluded from Taxes and the RTS Taxes and all the BID Assessments;
(2)    Subject to the provisions of clause (6) below, interest and amortization of any debts;
(3)    the cost of any electricity furnished to the Demised Premises or any other tenantable space in the Unit which is not considered a Building common area, a Common Element, a FC Limited Common Element, but the cost of maintaining, reading and invoicing electric meters of tenants (including Tenant) is permitted to be included in Operating Expenses (unless Landlord is separately reimbursed with respect to such costs);
(4)    fixed ground rent, percentage rent and any other payments paid under the Unit Ground Lease or any other Superior Lease (other than payments which, independent of the Unit Ground Lease or any other Superior Lease would constitute an Operating Expense);
(5)    operating expenses directly attributable to any retail area in the Unit or the Building, including the Retail Unit;
(6)    Capital Expenditures except to the extent they are paid or incurred for a Capital Improvement or Capital Improvements (A) required to comply with any Legal Requirements that first becomes effective on or after the date of this Lease or are currently in effect or applicable to the Real Property but for which periodic or cyclical compliance may continue to be required from and after the Execution Date (including with respect to any Carbon Emissions Law), (B) intended to reduce or result in a savings in the amount of Operating Expenses, (C) made in, to or in connection with any emergency, life safety, security or property protection systems for the Building, and/or (D) which constitute a replacement (other than to the extent excluded under clause (12) below) of any of the fixtures, facilities, machinery and equipment used in the Operation of the Property, including, without limitation, window washing equipment, snow removal equipment, HVAC equipment, electrical equipment, sprinkler systems, plumbing systems, elevator equipment and any emergency, life safety, security or property protection systems, to the extent such replacements are, in Landlord’s reasonable judgment, economically prudent to make in lieu of repairs to the replaced item and not made for the purpose of enhancing the value of the Building (although the fact that the Building is enhanced shall not preclude inclusion as an Operating Expense); in which event of each of clauses (A) – (D) of this clause (6), the Capital Expenditure(s) (and, at Landlord’s option, any other costs included in Operating Expenses), together with interest on such costs at the Prime Rate in effect as of December 31 of the Operating Year in which such expenditure is made, shall be amortized or depreciated, as the case may be, over the useful life of the Capital Improvement in question, in accordance with GAAP applied in a manner generally consistent with commercially reasonable industry standards used by similarly-situated landlords in Comparable Buildings with respect to the applicable improvement; provided, however, that no Capital Expenditures shall be included in the Operating Expenses for the Base Operating Year and provided, further, that (aa) with respect to any Capital Improvement intended to reduce or result in a savings in the amount of Operating Expenses (including the Base Building CEL Charges), the amount included in Operating Expenses in any Operating Year until such Capital Improvement has been fully amortized or depreciated, as the case may be, shall be an amount which is the lesser of: (x) the amortization or depreciation, as the case may be, of such Capital Improvement which would have been included in Operating Expenses pursuant to the foregoing provisions; or (y) the amount of savings (or reduction in Base Building CEL Charges, as the case may be), as reasonably estimated by Landlord (based upon in a written report prepared by a reputable, independent licensed engineer retained by Landlord having at least ten (10) years’ experience), resulting from the installation and operation of such Capital Improvement and (bb) with respect to Capital Expenditures for replacements not required under clause (A) above that are in excess of Twenty-Five Thousand Dollars ($25,000.00) in any Operating Expense Year, expenditures for such replacement shall only be permitted to be included in Operating Expenses if the cost of repairing such item would exceed fifty percent (50%) of the cost of replacing the same. If Landlord shall lease any item of capital equipment that results in savings or reductions in Operating

Expenses, then the rentals and other costs paid pursuant to such leasing shall be included in Operating Expenses for the Operating Expense Year in which they are incurred; provided that the amount so included may not exceed the amount that would have otherwise been included pursuant to the preceding sentence had Landlord purchased the same;
(7)    depreciation, amortization and other non-cash expenses except as provided for herein;
(8)    leasehold alterations, additions, changes, replacements, improvements and decorations made for tenants or occupants of the Unit or cash allowances in lieu thereof;
(9)    brokerage commissions and compensation and finder’s fees;
(10)    any expenses incurred in connection with any mortgage or other financing securing any ground or land lease on the Unit, the Land or the Building, including, without limitation, mortgage interest or amortization, or in connection with any refinancing thereof, including, without limitation, legal, accounting, consultant, mortgage, brokerage or other expenses related thereto;
(11)    any cost or expense which would otherwise be an Operating Expense in connection with any garage (but not any loading dock) located in the below grade portion of the Building to the extent directly attributable to such garage (but not any loading dock);
(12)    costs covered by enforceable warranties and guaranties but only to the extent Landlord is actually reimbursed under such warranties and guaranties;
(13)    personnel benefits, expenses and salaries of the type set forth in this Section of employees above the level of building manager (except for personnel employed by any Landlord Entity which provides services typically performed by a third party such as cleaning, security and messenger services to the Building and/or other buildings owned by Landlord or other Landlord Entities (provided that the cost of such services, including the salaries, fringe benefits and other compensation for such personnel, does not exceed competitive market rates charged by independent third parties for services comparable to such services being provided at the Building), in which case, such salaries, fringe benefits and compensation shall be equitably apportioned among all such buildings);
(14)    the portion of any expenses otherwise includible in Operating Expenses which are allocable to any other properties of Landlord or Landlord Entities, such as the portion of the personnel benefits, expenses and salaries of the type set forth in the definition of Operating Expenses of employees reasonably allocable to time spent by such employees in connection with properties other than the Unit or the portion of the premiums for any insurance carried under “blanket” or similar policies to the extent reasonably allocable, in the reasonable judgment of Landlord, to any property other than the Unit and Landlord’s undivided interest in the Common Elements;
(15)    any cost or expense which would otherwise be included in Operating Expenses to the extent that Landlord is reimbursed or is required to be reimbursed therefor from any source other than pursuant to provisions in the nature of this Article 4;
(16)    advertising, entertaining and promotional expenditures;
(17)    the cost of repairs or replacements incurred by reason of fire or other casualty or condemnation, to the extent Landlord is compensated therefor during the Operating Expense Year to which an Operating Expense Statement relates (or would have been compensated therefor if Landlord had carried the insurance coverage required of Landlord hereunder);
(18)    direct costs incurred in connection with a transfer or disposition of Landlord’s (direct or indirect) interest in the Unit Ground Lease, that would not otherwise be incurred by Landlord as an Operating Expense;
(19)    the portion of any fee or expenditure (other than a management fee) paid to Landlord or any other Landlord Entity that is in excess of the amount which would be paid if such fee or expenditure were Competitively Bid;
(20)    costs and expenses, including, without limitation legal fees, incurred in connection with the enforcement of leases and occupancy agreements, and/or suits brought by tenants with respect to their leases or occupancy agreements, including, without limitation, disbursements in connection with any summary proceeding to dispossess any tenant or occupant;
(21)    costs and expenses incurred in connection with, and incidental to, the leasing of space in the Unit, including, without limitation, attorneys’ fees and disbursements; costs and expenses incurred in connection with preparing and negotiating leases, amendments and modifications thereto, consents to sublease, assignments, take over or assumption fees, or any form leases with respect to the Operation of the Property and disputes with tenants or occupants in the Unit (it being agreed that reasonable attorneys’ and accountants’ fees and disbursements incurred directly in connection with the Operation of the Property shall be included in

Operating Expenses, subject to the limitations in clause (22) hereof);
(22)    legal, accounting and auditing fees, other than (A) accounting and auditing fees reasonably incurred in connection with the preparation of statements required pursuant to an additional rent or rental escalation provision and (B) reasonable legal, accounting, consulting and appraisal fees incurred in protesting (or seeking a refund or reduction of) Taxes, BID Assessments and/or utility charges to the extent such protests result in a savings to Tenant in Taxes, BID Assessments and/or utility charges that Tenant would have otherwise paid to Landlord and provided that the amount thereof is not reimbursed to Landlord under the provisions of Section 4.02 hereof;
(23)    except to the extent includable in Operating Expense as provided in clause (6) above, costs and expenses (including those for labor, materials, tools, equipment and contractor charges) incurred in connection with compliance with any Legal Requirements existing as of the Commencement Date which are applicable to the Unit (including, without limitation, the Demised Premises) with respect to a condition existing as of the Commencement Date, whether or not noted of record, unless caused by an act or omission of Tenant or any Tenant Parties or any Person claiming by, through or under Tenant or Tenant Parties;
(24)    costs incurred in performing work or furnishing services for any other tenant, whether at such tenant’s or Landlord’s expense, to the extent that such work or service is in excess of any work or service that Landlord is obligated to furnish to Tenant at Landlord’s expense;
(25)    the cost of clean-up, removal or remediation of any Hazardous Materials other than Operational Hazardous Materials from the Unit or the Building except for costs permitted under clause (6) above;
(26)    costs of placing the common areas of the Building in compliance with the ADA except for costs permitted under clause (6) above and except for costs of placing the common areas of the Building in compliance with amendments to, or changes in governmental agency interpretations of or regulations governing, the ADA which first become effective after the first Commencement Date occurring hereunder;
(27)    costs relating to withdrawal liability or unfunded pension liability under the Multi-Employer Pension Plan Act or similar law (or any successor thereto);
(28)    all costs and expenses resulting from the negligence or willful misconduct of Landlord, any Landlord Entity or any

Condominium Board and any damages and attorneys’ fees and disbursements and other costs in connection with any judgment, settlement or arbitration award resulting from any tort liability of Landlord, any Landlord Entity or any Condominium Board;
(29)    Landlord’s overhead and general and administrative expenses above the level of building manager (except for personnel employed by any Landlord Entity which provides services typically performed by a third party such as cleaning, security and messenger services to the Building and/or other buildings owned by Landlord or other Landlord Entities [(provided that the costs of such services, including the salaries, fringe benefits and other compensation for such personnel does not exceed competitive market rates charged by independent third parties for services comparable to such services being provided at the Building)], in which case, such salaries, fringe benefits and compensation shall be equitably apportioned among all such buildings) and other than management fees includable in Operating Expenses under the provisions of this Section 4.03;
(30)    the cost of installing any specialty facility such as an observatory, lodging, broadcasting facilities, luncheon club, athletic or recreational club, child care facility, auditorium, cafeteria or dining facility (including, without limitation, the auditorium and catering facilities located in the NYTC Unit as of the Execution Date), conference center or similar facilities (except that (A) costs attributable to providing Building services, such as electricity and HVAC specifically to such facilities (including the Message Center and the Ground Floor Space) shall be included in Operating Expenses, (B) costs attributable to the cost and expenses of maintaining and operating such facilities or any replacement thereof, (C) costs in connection with making any of the foregoing available to all tenants of the Building as a Building amenity without separate charge shall be included in Operating Expenses (but in no event imputed costs equal to the market rent for the spaces in which such facilities are located), (D) the costs incurred by Landlord in maintaining Tenant’s Roof Top Space as required hereunder shall be included in Operating Expenses, and (E) costs of maintaining and operating the Mast and the Message Center shall be included in Operating Expenses;
(31)    any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;
(32)    any interest, fine, penalty or other late charge payable by Landlord or any increase in insurance premium resulting from a violation by Landlord, any Landlord Entity or any Condominium Board of any Legal Requirements;

(33)    any amounts resulting from Landlord’s failure to meet its legal or contractual obligations (e.g., failure to pay taxes, defaults under leases or agreements, etc.);
(34)    subject to the provisions of clause (6) above, any lease payments for equipment which, if purchased, would be specifically excluded as a Capital Improvement;
(35)    dues to professional and lobbying associations (except for the allocable dues for REBNY, BOMA or any successor organization) or contributions to political or charitable organizations;
(36)    costs incurred with respect to a sale or transfer of all or any portion of the Unit or any interest therein or in any person or entity of whatever tier owning an interest therein;
(37)    the cost of acquiring or replacing any separate electrical meter or water meter Landlord may provide to any of the tenants in the Building;
(38)    costs incurred to remedy any fines and penalties incurred because of violations of Legal Requirements that arise by reason of the failure of Landlord, any Landlord Entity or any Condominium Board to construct, maintain or operate the Unit or any part thereof in compliance with such Legal Requirements (it being agreed that the costs of permits and approvals required to comply with Legal Requirements in the ordinary course of the Operation of the Property shall be permitted to be included in Operating Expenses);
(39)    all costs incurred by Landlord in connection with the performance of any sundry services to individual tenants which are not generally provided to all office tenants (including Tenant);
(40)    costs incurred in connection with making any additions to, or building additional stories on, the Building or its plazas, or adding buildings or other structures adjoining the Building, or connecting the Building to other structures adjoining the Building;
(41)    costs incurred in connection with the acquisition, sale, financing or other disposition of air rights, transferable development rights, easements or other real property interests;
(42)    the cost of overtime heating, air-conditioning and ventilation (including costs related to chilled water) for any tenants of the Unit;
(43)    costs and expenses incurred by Landlord in connection with any obligation of Landlord or any Condominium Board to indemnify any tenant (including Tenant) of the Unit or the Building pursuant to its lease or otherwise;
(44)    any bad debt loss, rent loss or reserves for bad debts or rent loss;
(45)    costs of acquiring, leasing, insuring, restoring, removing or replacing (i) sculptures, (ii) paintings and (iii) other objects of art located within or outside the Building, in the nature of “fine art”, (as opposed to decorative art work customarily found in Comparable Buildings located within the Building common areas) except the cost of routine cleaning and maintenance of any of the foregoing in the Building common areas shall be included in Operating Expenses;
(46)    expenditures for repairing and/or replacing any defect in any work performed by or on behalf of Landlord pursuant to the provisions of this Lease, to the extent expenditures for such repairs and/or replacements would have been covered had Landlord obtained a commercially reasonable warranty for such work;
(47)    costs incurred by Landlord which result from Landlord’s or any other tenant’s breach of a lease or Landlord’s tortious or negligent conduct;
(48)    expenses of relocating or moving any tenant(s) of the Building;
(49)    the cost of temporary exhibitions located at or within the Building;
(50)    any costs or expenses that duplicative of costs included in Common Charges;
(51)    any costs or expenses attributable to units that are not part of the Unit or to the limited common elements of such units;
(52)    all hard and soft costs and expenses relating to Landlord’s Commencement Date Work and Landlord’s Supplemental Work;
(53)    any management fees in excess of the Permitted Management Fee; and
(54)    CEL Charges and, subject to the terms of the definition thereof, Excluded CEL Charges.
If during all or part of any Operating Expense Year (including the Base Operating Expense Year), Landlord shall not furnish any particular item(s) of work or service (which would otherwise constitute an Operating Expense hereunder) to the Unit due to the fact that less than the entire leasable space of the Unit is occupied or leased (even if portions of the Unit are not yet ready for occupancy or lease), then, for purposes of computing Operating Expenses for such Operating Expense Year, the amount included in Operating Expenses for such item(s) for such period shall be deemed to be increased to reflect the variable Operating Expense costs that would have been payable had the Unit been one hundred percent (100%) occupied for the entire Operating Expense Year or which would reasonably have been incurred during such period by Landlord if it had furnished such item(s) of work or service to the Unit or portion thereof, as the case may be. Without limiting the foregoing, it shall be assumed that all services in respect of the Unit are in place and fully costed (e.g., discounts for the initial period of multi-year contracts shall be appropriately adjusted). Similarly, if during all or part of any Operating Expense Year (including the Base Operating Expense Year), Landlord shall not furnish any particular item(s) of work or service (which would otherwise constitute an Operating Expense hereunder) to the Unit due to the fact that such item(s) of work or service is not required or desired by the tenant of such portion or such tenant is itself obtaining and providing such item(s) of work or service, then, for purposes of computing Operating Expenses for such Operating Expense Year, the amount included in Operating Expenses for such item(s) for such period shall be increased to reflect the variable Operating Expense costs that would reasonably have been incurred during such period by Landlord, if it had furnished such item(s) of work or service to the Unit or portion thereof. Further, with respect to the calculation of the Base Year Operating Expenses only, if and to the extent certain expenses are incurred with respect to only a portion of the Base Operating Expense Year, then such expenses shall be annualized to more closely approximate the cost that will be incurred for such expense over the course of the subsequent full year.
To the extent that at any time during the [***] period after the Trigger Rent Commencement Date, Landlord adds one or more new categories of Operating Expenses (or insurance coverages) not included in the Base Year Operating Expenses, then, for so long as expenses relating to such new categories are included in Operating Expenses, the Base Year Operating Expenses shall be increased by amount equal to (a) the amount included in Operating Expenses for such new category of Operating Expenses in such first Operating Expense Year (it being understood that Landlord shall have no obligation to refund any amounts to Tenant for prior Operating Expense Years solely by reason of any such increase of the Base Year Operating Expenses) reduced by (b) the percentage increase in the CPI, if any, from the first month of the Base Operating Expense Year to the first month of the Operating Expense Year with respect to which such amounts are first included in Operating Expenses. By way of example, (i) if the CPI has increased by [***] in the aggregate, since the Base Operating Expense Year, and (ii) the new category costs are [***] per annum in such first Operating Expense Year, then the Operating Expenses for the Base Operating Expense Year shall be increased by [***] per annum on account of such new category.
(iv)    “Operating Expense Year” shall mean, for purposes of determining Operating Expenses each calendar year all or any part of which shall fall within the Term hereof.
(v)    “Tenant’s Proportionate Operating Expense Share” shall be computed with respect to each Premises Portion on the basis of a fraction, the numerator of which is the RSF area, from time to time, of the applicable Premises Portion, and the denominator of which is the total RSF area of the Unit (excluding from the denominator all RSF of the 28th floor of the Unit and all lower level storage space in the Building). As of the Execution Date, (A) the RSF for the Initial Office Space during the Initial Term shall be deemed to be [***]; [***] and (B) Tenant’s Proportionate Operating Expense Share for each Premises Portion is as set forth in Exhibit C annexed hereto and made a part hereof, provided, however, in the event of any conflict or inconsistency between the figures in this Section 4.03A(v) and Exhibit C, the figures set forth on Exhibit C shall be deemed determinative.

B.    Computations.
(i)    Tenant’s Operating Expense Payment. In respect of each Premises Portion, Tenant shall pay to Landlord an amount (“Tenant’s Operating Expense Payment”) equal to the applicable Tenant’s Proportionate Operating Expense Share for such Premises Portion, the amount by which Operating Expenses for such Operating Expense Year exceeds the applicable Base Year Operating Expenses for such Premises Portion commencing on the day immediately following the last day of the Base Operating Expense Year therefor; it being agreed, for the avoidance of doubt, that in no event shall Tenant be obligated to make any Tenant’s Operating Expense Payment prior to the Rent Commencement Date for the applicable Premises Portion prior to the Rent Commencement Date therefor.
(ii)    Estimated Operating Expense Statement. At any time before or after the commencement of any Operating Expense Year in which Tenant is obligated to make a Tenant’s Operating Expense Payment hereunder, Landlord may render to Tenant a statement in reasonable detail of Landlord’s reasonable estimate of Tenant’s Operating Expense Payment for such Operating Expense Year (“Estimated Operating Expense Statement”) and the amount shown thereon (the “Tenant’s Estimated Operating Expense Payment”) shall be payable by Tenant to Landlord in twelve (12) equal monthly installments on the first day of each month during the Operating Expense Year (but the first payment on account of the Tenant’s Estimated Operating Expense Payment shall not be due and payable until thirty (30) days after delivery to Tenant of such Estimated Operating Expense Statement). If, however, Landlord shall furnish such Estimated Operating Expense Statement for any Operating Expense Year subsequent to the commencement thereof, then (a) until the first day of the month following the month in which such Estimated Operating Expense Statement is furnished to Tenant, Tenant shall continue to pay to Landlord on the first day of each month an amount equal to the monthly sum payable under this Section 4.03B in respect of the last month of the preceding Operating Expense Year, (b) after such Estimated Operating Expense Statement is furnished to Tenant or together therewith, Landlord shall give notice to Tenant stating whether the installments of Tenant’s Operating Expense Payment previously made for such Operating Expense Year pursuant to clause (a) of this sentence were greater or less than the installments of Tenant’s Operating Expense Payment to be made for such Operating Expense Year in accordance with such Estimated Operating Expense Statement, and (1) if there shall be a deficiency, Tenant shall pay the amount thereof within thirty (30) days after demand therefor or (2) subject to the provisions of the last sentence of this Section 4.03B(ii), if there shall have been an overpayment, Landlord shall, at Landlord’s option, pay to Tenant together with such notice, or credit against the next subsequent payments of Rent, the amount thereof (together with interest thereon at (x) the Prime Rate if the amount of the overpayment is 3% or more but less than 5% and (y) the Interest Rate if such overpayment is 5% or more); and (c) on the first day of the second month following the month in which such Estimated Operating Expense Statement is furnished to Tenant, and monthly thereafter throughout the remainder of such Operating Expense Year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12) of the Estimated Operating Expense Payment shown on such Estimated Operating Expense Statement; provided, however, if the Operating Expense Statement required to be delivered pursuant to Section 4.03B(iii) hereof for the prior Operating Expense Year has not been delivered within two hundred seventy (270) days after the expiration of such prior Operating Expense Year, then from and after such two hundred seventieth (270th) day until such required Operating Expense Statement has been delivered, Tenant shall pay an amount (the “Adjusted Operating Expense Payment Amount”) equal to the lesser of (A) the current 1/12th of the Estimated Operating Expense Payment and (B) 103% of 1/12th of the Estimated Operating Expense Payment for the

preceding Operating Expense Year. Landlord may furnish to Tenant up to two (2) revised Estimated Operating Expense Statements for such Operating Expense Year, which shall be accompanied by a statement of Landlord explaining the basis for such revision, and, in either such case, Tenant’s payments under this Section on account of such Operating Expense Year shall be adjusted and paid or credited, as the case may be, substantially in the same manner as provided in the immediately preceding sentence. If, at the time Tenant becomes entitled to any refund or credit of an Operating Expense Payment, Tenant is then in monetary default or material non-monetary default under this Lease, in each case, beyond the expiration of any applicable notice and/or cure period, Landlord may offset the amount of such credit or refund payable to Tenant against amounts properly due and owing by Tenant to Landlord.
(iii)    Operating Expense Statement. Within two-hundred seventy (270) days after the end of each Operating Expense Year (including the Base Operating Expense Year), Landlord shall issue a statement of Operating Expenses for such Operating Expense Year, including a computation of Tenant’s Operating Expense Payment for such Operating Expense Year (an “Operating Expense Statement”). If Tenant’s Estimated Operating Expense Payments shall have been less than Tenant’s Operating Expense Payment (including, if by reason of the requirement that Tenant pay the Adjusted Operating Expense Payment Amount), the deficiency shall be payable by Tenant to Landlord within thirty (30) days after receipt of such Operating Expense Statement. If Tenant’s Estimated Operating Expense Payment shall have been more than Tenant’s Operating Expense Payment (including, if by reason of the requirement that Tenant pay the Adjusted Operating Expense Payment Amount), the overpayment (together with interest thereon at (x) the Prime Rate if the amount of the overpayment is 3% or more but less than 5% and (y) the Interest Rate if the amount of the overpayment is 5% or more), shall, subject to the last sentence of Section 4.03B(ii), at Landlord’s option, be credited by Landlord against Tenant’s next subsequent payments of Rent or paid to Tenant together with such Operating Expense Statement.
(iv)    Partial Operating Expense Year; Delay. Tenant’s liability under this Section 4.03B with respect to each Operating Expense Year in which Tenant is first obligated to make an Operating Expense Payment hereunder in respect of any Premises Portion and with respect to the Operating Expense Year in which this Lease shall expire or (except on account of Tenant’s default) terminate shall be computed on a pro rata basis based on the actual number of days in the period for which Tenant’s Operating Expense Payment is payable. Landlord’s failure to render or delay in rendering an Estimated Operating Expense Statement or an Operating Expense Statement with respect to any Operating Expense Year shall not prejudice Landlord’s right thereafter to render the same with respect thereto or with respect to any subsequent Operating Expense Year nor shall the rendering of an Operating Expense Statement for any Operating Expense Year prejudice Landlord’s right thereafter to render a corrected Operating Expense Statement for such Operating Expense Year; provided that Landlord renders the Operating Expense Statement in question within two (2) years after the end of the Operating Expense Year in question, except in the case of the Operating Expense Year in which the Expiration Date occurs, in which event such Operating Expense Statement must be rendered within one (1) year after the Expiration Date.
(v)    Adjustments due to the Sale or Acquisition of Unit(s). In the event that Landlord shall sell its interest in any of the condominium units comprising the Unit to a third party (other than a Landlord Affiliate) or acquire any additional units in the Building during the Term, then, with respect to the calculation of any Tenant’s Operating Expense Payment required to be made by Tenant from and after the date such sale or acquisition, as the case may be, (a) an appropriate (1) reduction in the applicable Base

Year Operating Expenses, in the case of a sale or (2) an appropriate increase in the applicable Base Year Operating Expenses in the case of an acquisition shall be made by Landlord and Tenant to reflect the amount of Operating Expenses that were incurred or paid during the applicable Base Operating Expense Year with respect to only the portion of the Unit that is within the tax lot(s) owned (or leased pursuant to the Unit Ground Lease) by Landlord after the date of such sale and (b) an appropriate modification to the applicable Tenant’s Proportionate Operating Expense Shares shall be made by Landlord and Tenant to reflect the reduction or increase, as the case may be, in the number of RSF in the Unit after the date of such sale.
4.04    In the event that any amount owing to Tenant under this Article 4 and payable either in cash or by means of a credit against the rent (together with any required interest payable thereon, if any) shall not be fully paid or credited to Tenant on the Expiration Date or earlier termination of this Lease then, subject to the last sentence of Section 4.02B(ii), Section 4.02C(ii) or 4.03B(ii) hereof, as applicable, Landlord shall promptly pay to Tenant the amount not theretofore paid or credited to Tenant.
4.05    In no event shall the Fixed Rent ever be reduced by operation of Sections 4.02 or 4.03 hereof. The provisions of this Article 4 shall survive the expiration or earlier termination of this Lease.
4.06    A.    Tenant, upon notice given within one hundred fifty (150) days after Tenant’s receipt of a Tax Statement, BID Statement or an Operating Expense Statement (each, a “Landlord’s Statement”), as the case may be, may elect to have an Approved Examiner designated (in such notice) by Tenant examine such of Landlord’s books and records (collectively “Records”) as are relevant to such Landlord’s Statement, together with reasonable supporting data therefor, including applicable Records for the applicable Base Operating Expense Years or Base Tax Years (or Full Taxes Base Year), as the case may be (but with respect thereto only in connection the (and Tenant shall only have the right to) audit of the applicable Base Operating Year at the time Tenant audits the first or second Operating Year occurring during the Term for which Tenant was obligated to make a Tenant’s Operating Expense Payment, Tenant’s Tax Payment or Tenant’s BID Payment, as applicable), such examination to occur during Business Hours and upon at least five (5) Business Days’ prior notice to Landlord, and which shall commence not later than thirty (30) days following the date of Tenant’s notice, as such date may be extended on a day for day basis to the extent Landlord delays Tenant’s access to such books and records following Tenant’s request therefor or due to Force Majeure. An “Approved Examiner” shall be (a) a certified public accountant or other qualified professional who is a member of an independent certified public accounting firm or other qualified professional services firm having at least fifteen (15) professionals or (b) an employee of Tenant, who, in each instance, is not (and whose firm is not) being compensated by Tenant, in whole or in part, on a contingency or success fee basis and which Approved Examiner reviewing such records is not and has not during the Term (or the three (3) year period prior thereto) been Affiliated with, a shareholder, an officer, director, member, partner or employee of, any managing agent of the Building or Landlord or any Landlord Entity. As a condition to Tenant’s right to review the Records, Tenant shall pay all sums required to be paid in accordance with the Landlord’s Statement in question; provided that the payment of such sums shall be without prejudice to Tenant’s right to dispute such amounts or Tenant’s right to recover if Tenant successfully challenges Landlord’s Statement in accordance with Section 4.06D hereof. If Tenant shall not give such notice within such one hundred fifty (150) day period, then such Landlord’s Statement shall be conclusive and binding upon Tenant.
B.    Landlord hereby agrees to maintain and preserve its Records with respect to (i) the Base Operating Year Expenses, until the fifth (5th) anniversary of the Trigger Rent Commencement Date, and (ii) for each subsequent Operating Year, for a period of at least three

(3) years following the delivery of the Operating Expense Statement with respect thereto or such longer period as any dispute and/or audit in respect of such Records may be ongoing.
C.    Tenant and Tenant’s employees, accountants and agents (including the Approved Examiner) shall treat all Records as confidential, and, as a condition to any review of the Records, shall confirm such confidentiality obligation in writing by executing a confidentiality agreement substantially in the form attached hereto as Exhibit 4.06C (the “Confidentiality Agreement”). Tenant shall, at Tenant’s sole cost and expense, have the right to obtain copies and/or make abstracts of the Records as it may request in connection with its verification of any such Operating Expense Statement and/or the Base Year Operating Expenses, subject to the provisions of the Confidentiality Agreement.
D.    Tenant, within one hundred eighty (180) days after the date on which the Records are made available to Tenant, as required herein, may send a notice (“Tenant’s Statement”) to Landlord that Tenant disagrees with the applicable Landlord’s Statement, specifying in reasonable detail the basis for Tenant’s disagreement. If Tenant fails timely to deliver a Tenant’s Statement, then such Landlord’s Statement shall be conclusive and binding on Tenant. If Tenant timely delivers a Tenant’s Statement, Landlord and Tenant shall attempt to resolve such disagreement within thirty (30) days after delivery of Tenant’s Statement. If they are unable to do so, Tenant may send a notice to Landlord, within ninety (90) days after the delivery of Tenant’s Statement in connection with the disagreement in question indicating that Tenant desires to have such disagreement determined by an Arbiter and setting forth the name of an individual proposed by Tenant to serve as Arbiter. If Landlord does not agree with Tenant’s selection of an Arbiter, Landlord and Tenant shall attempt to agree on another individual to serve as Arbiter, and if Landlord and Tenant shall be unable to agree upon the designation of the Arbiter within twenty (20) days after Landlord’s receipt of Tenant’s notice requesting the appointment of an Arbiter, then either party shall have the right to request the AAA to designate the Arbiter. The “Arbiter” shall be a certified public accountant whose practice primarily involves real estate accounting and who is a member of an independent certified public accounting firm having at least fifteen (15) accounting professionals. The Arbiter’s determination, made in accordance with this Section, shall be conclusive and binding upon the parties. If Tenant timely delivers a Tenant’s Statement, the disagreement referenced therein is not resolved by the parties and Tenant fails to notify Landlord of Tenant’s desire to have such disagreement determined by an Arbiter within the ninety (90) day period set forth above, then the Landlord’s Statement to which such disagreement relates shall be conclusive and binding on Tenant. The cost of the Arbiter shall be borne equally by Landlord and Tenant; provided that if it is determined that Landlord’s Statement was overstated by five percent (5%) or more, then the cost of the Arbiter shall be borne by Landlord. Any determination made by an Arbiter shall not exceed the amount determined to be due in the first instance by Landlord’s Statement (subject to Landlord’s rights to revise Landlord’s Statement as permitted herein), nor shall such determination be less than the amount claimed to be due by Tenant in Tenant’s Statement, and any determination which does not comply with the foregoing shall be null and void and not binding on the parties. In rendering such determination the Arbiter shall not add to, subtract from or otherwise modify the provisions of this Lease. Pending the resolution of any contest pursuant to this Section, and as a condition to Tenant’s right to prosecute such contest (but without prejudice to Tenant’s position), Tenant shall pay all sums required to be paid in accordance with the Landlord’s Statement in question. If Tenant shall prevail in such contest, Landlord shall, at its option, subject to the last sentence of Section 4.02(B)(ii), Section 4.02C(ii) or Section 4.03B(ii), as applicable, either credit against Tenant’s next subsequent payments of Rent the amount (together with interest thereon at (x) the Prime Rate if such overpayment is 3% or more but less than 5% and (y) the Interest Rate if the overpayment is 5% or more) determined to be overpaid or pay such amount (including the required interest thereon, if any) to Tenant within thirty (30) days after such determination.

ARTICLE 5

USE

5.01    A.    The Office Space shall be used and occupied for administrative, general and executive offices, and, subject to the terms hereof, such incidental and ancillary uses which are usual and customary in Comparable Buildings and may, subject to the provisions of this Article 5, be used for any other lawful office purpose not expressly prohibited under the Superior Instruments and for no other purpose except as provided in this Section 5.01. Tenant’s Roof Top Space shall be used only for the purposes set forth in Article 42 hereof. Subject to the provisions of Section 5.09 hereof, the Ground Floor Space shall be used for a bicycle and scooter storage area (including, without limitation, the storage of non-motorized bicycles, electric bicycles and motorized scooters (but expressly excluding vespas and motorcycles)) for Tenant’s Permitted Bikers.
B.    Supplementing the terms of Section 5.01A hereof, portions of the Office Space may, subject to the terms hereof, also be used for the following incidental and ancillary uses (the “Ancillary Uses”): (i) classrooms for training, (ii) conference center and meeting rooms, (iii) photographic reproduction and/or offset printing facilities in connection with permitted business conducted in the Premises, including, without limitation, reproduction facilities for clients and other business activities, (iv) the operation of computers, data processing, word processing and other business machines, including telephone, fax and other telecommunications equipment required for the conduct of business at the Demised Premises, (v) a reasonable number of typical office pantries, dining and café areas and non-cooking cafeterias, (vi) libraries, (vii) the sale of snack foods, beverages and other convenience items to occupants of the Premises and guests by vending machines, (viii) so long as at least one (1) full floor of the Office Space is being used for office purposes, dining room(s) and, subject to the terms hereof (including Section 5.01C hereof), related areas, including the 51st Floor Space (if part of the Office Space), for food preparation, consumption, refrigeration, storage and/or warming (but not cooking purposes (the “Ancillary Food Service Use”)), (ix) messenger and mailroom facilities, (x) a travel office for use by the occupants of the Demised Premises, (xi) one or more automatic teller machines for use by the occupants at the Premises and (xii) the storage of equipment, books, records, files and other items for the conduct of business, each of the foregoing being exclusively for the use of the employees, licensees or invitees of the occupants of the Premises. In connection with any Ancillary Use, Tenant shall (a) comply with all applicable provisions of this Lease in connection with the installation and operation thereof, (b) obtain (at its sole cost and expense) any and all required permits and licenses for such Ancillary Uses, and (c) pay for any necessary extermination (in excess of that required for typical office space in first-class Manhattan office buildings), exhaust or ventilation and excess cleaning necessitated by the use of such space for such Ancillary Uses (it being understood that Landlord’s provision of cleaning services shall not be expanded beyond that provided for herein by reason of Landlord’s approval of the use of such space for such Ancillary Uses unless Tenant pays for the incremental additional out-of-pocket cost of providing any such expanded services).
C.    If Tenant elects to have any office pantries, dining and café areas, non-cooking cafeterias and/or an Ancillary Food Service Use in the Office Space, Tenant shall be permitted to install in connection therewith Dwyer units, microwave ovens, dishwashers, coffeemakers, refrigerators but not any cooking facilities (including no conventional or convection ovens or stoves). Tenant’s right to have an Ancillary Food Service Use is expressly conditioned upon (i) Tenant obtaining (at Tenant’s sole cost and expense) any and all required permits, licenses and certificates therefor (Landlord hereby agreeing to cooperate with Tenant in connection therewith as provided in Section 5.04 hereof) and (ii) Tenant paying for any necessary extermination, ventilation and cleaning (in excess of normal office ventilation and cleaning unless Tenant pays for the incremental additional out-of-pocket cost of providing any such expanded services) necessitated by such Ancillary Food Service Use (it being understood that Landlord’s provision of cleaning services shall not be extended beyond that provided for herein by reason of Landlord’s approval of such Ancillary Food Service Use). Any Ancillary Food Service Use (including any pantries) which may be permitted hereunder shall be operated and maintained in such a manner that (a) no odors, fumes or smoke will escape from the Demised Premises into other portions of the Building, (b) does not require venting for a working kitchen (it being agreed that pantries may contain customary office pantry venting, provided such venting does not include grease laden vapors), (c) it is clean and free of refuse, insects and rodents (including the reasonably required use of extermination services by a licensed exterminator approved by Landlord, which approval shall not be unreasonably withheld) and all grease traps shall be cleaned on a regular basis, (d) all wet garbage shall be bagged and placed in containers that prevent the escape of odors and stored in a refrigerated area to the extent, in Landlord’s reasonable judgment, that such refrigeration is appropriate and Tenant shall pay, as Additional Rent, any reasonable out-of-pocket charges actually incurred by Landlord in connection with the removal of such garbage; it being understood and agreed that if Landlord shall remove the garbage of Tenant and any other tenant or occupant of the Building during the same service period, the cost of such removal during such service period shall be equitably apportioned between Tenant and such other tenant or occupant based on each party’s garbage yardage, and (e) complies with all applicable Insurance Requirements and all health, sanitary, fire and other applicable Legal Requirements.
5.02    Notwithstanding anything to the contrary contained in Section 5.01 hereof, it is expressly understood that no portion of the Demised Premises shall be permitted to be used as or for and Tenant shall not at any time use or occupy the Demised Premises, the Unit, the Building or any part thereof, or suffer or permit any Person to use or occupy the Demised Premises, the Unit, the Building or any part thereof for:
(a) the sale to the general public of any products kept in the Demised Premises (as distinguished from the sale of Tenant’s services to clients, customers, and the like, in the ordinary course of Tenant’s business), or the sale (whether by persons or by vending machines) of alcoholic beverages, cigarettes, cigars, tobacco, narcotics or other controlled or prohibited substances; provided, however, that subject to the provisions of Section 5.01 hereof, (i) the Office Space may be used, as an Ancillary Use, to conduct demonstrations, seminars, meetings and related activities in connection with the business of permitted occupants of the Office Space with its employees or independent contractors, (ii) the Office Space may be used to sell food, candy, beverages and similar items through vending machines located therein for the exclusive use of the officers, employees and invitees of the permitted occupants of the Premises, each of which vending machines (if it dispenses any beverages or other liquids or refrigerates) shall have a waterproof pan located thereunder connected to a drain and (iii) the permitted occupants of the Office Space may distribute printed and other materials and equipment therefrom in connection with their business;
(b) the rendition of medical, psychological, or therapeutic services except for a dedicated infirmary, medical office, or other mental health or other therapeutic services (but in no event for the dispensing of any medication) for use by the employees and invitees of the occupants of the Office Space;
(c) the conduct of any public or private auction;
(d) the conduct of any gambling or gaming activities or of an employment agency (except counseling and placement services for employees);

(e) offices of a governmental agency, or government (including, without limitation, an autonomous governmental corporation or any entity having governmental immunity), or a diplomatic or trade mission;
(f) the operation of any school or college except as expressly provided for in Section 5.01 hereof;
(g) a public stenographer or typist, barber shop, beauty or manicure shop, telephone or telegraph agency, telephone or secretarial service for the public at large, messenger service for the public at large (other than internal messengers or messengers employed by the occupants of the Office Space for pick-up and delivery of its local correspondence);
(h) public restaurant or bar;
(i) commercial document reproduction or offset printing service to the general public;
(j) any obscene or pornographic purposes or any sort of commercial sex establishment;
(k) any of the Prohibited Uses (as defined and set forth in Exhibit I of the Condominium Declaration), including without limitation, the collection and distribution of news by one or more of the following media: (i) newspapers, (ii) magazines, (iii) internet, (iv) television, and/or (e) radio; or
(l) any manner which, (i) violates the then current certificate of occupancy for the Building (so long as such certificate of occupancy permits the use of the Office Space for office purposes and the Ground Floor Space for storage purposes), (ii) causes injury or damage to the Building or to any Building equipment, (iii) impairs the character or appearance of the Building as a first-class office building, (iv) impairs the proper and economic maintenance, operation and repair of the Unit, the Base Systems, the Common Elements, the Building common areas, the Building and/or its equipment, facilities or systems, (v) unreasonably annoys or inconveniences other tenants or occupants of the Unit and/or the Building, (vi) constitutes a nuisance, public or private, (vii) makes unobtainable at standard rates from a reputable insurance company authorized to do business in New York State fire insurance with extended coverage or liability, elevator, boiler, umbrella or other insurance customarily carried by landlords leasing space in Comparable Buildings (unless Tenant agrees to pay such increased rates), (viii) emits objectionable noise, fumes, vibrations, heat, chilled air, vapors or odors into or from the Unit, the Building, the Base Systems and other Building, equipment any flues or vents thereat or otherwise, (ix) results in floor loads in excess of what is permitted under the then current certificate of occupancy for the Building, (x) interferes with any of the Building services (except if such interference is temporary, is coordinated with Landlord and does not adversely affect (by more than a de minimis extent) any other tenant or occupant of the Unit and/or the Building) including the furnishing of electrical energy, or the proper and economical cleaning, HVAC or other services servicing the Unit and/or the Building (other than the Demised Premises), (xi) violates any Legal Requirements and/or Insurance Requirements, or any of the provisions of the Condominium Documents, the Unit Ground Lease, the Ground Lease, or DUO, (xii) introduces amounts of public traffic in the Building materially in excess of that which is customary for Comparable Building or (xiii) violates the Design Guidelines and/or the RTS Guidelines. Landlord represents that the use of the Office Space for administrative and general office purposes does not violate this Section 5.02 and, as of the Execution Date and subject to compliance with the terms thereof, for the Ancillary Uses enumerated in Section 5.01B hereof, but the foregoing is not intended to vitiate Tenant’s obligations hereunder and the limitations contained herein on such uses.

5.03    If Landlord determines that any use by Tenant is in violation of this Lease and Tenant disputes Landlord’s determination, Tenant shall have the right to submit the dispute to arbitration pursuant to Article 25 hereof and may continue using the Demised Premises as same have theretofore been used without causing a default under the Lease pending the final results of the arbitration unless the matter relates to a violation of DUO, or with respect to Tenant’s Roof Top Space, the RTS Guidelines, in which event Tenant shall immediately discontinue such use.
5.04    If any governmental license or permit (other than a certificate of occupancy for office or storage use, as applicable, of the Demised Premises, which shall be the obligation of Landlord to maintain and keep in full force and effect, subject to the terms hereof, during the Term), including any required modifications or amendments to the certificate of occupancy for the Building, including any public assembly permit required for any use permitted hereby shall be required for the proper and lawful occupancy of the Demised Premises (or Tenant’s Roof Top Space), then Tenant, at Tenant’s sole expense, shall procure (except to the extent such procurement is part of Landlord’s Work hereunder but the costs of such procurement shall be the responsibility of Tenant with respect to Tenant’s Roof Top Space and, solely to the extent provided in the definition of Commencement Date, the 51st Floor Space) and thereafter maintain (or cause to be maintained) such license or permit and submit the same to Landlord for inspection upon Landlord’s request. Tenant shall comply with the terms and conditions of each such license and/or permit. Provided Tenant is not then in monetary default or material non-monetary default hereunder, in each case, beyond the expiration of any applicable notice and/or cure period, Landlord shall cooperate (at Tenant’s sole cost and expense) with Tenant’s efforts to obtain any such permits, certificates (including, subject to the provisions hereof, an amendment to the certificate of occupancy and/or any required public assembly permit) and licenses, including, without limitation, executing and delivering to Tenant within five (5) Business Days after delivery to Landlord any documents or instruments reasonably required by Tenant in connection therewith, provided that all forms, plans, instruments and other documentation requiring Landlord’s signature or sign off shall be completed by Tenant prior to delivery to Landlord and, provided, further, that Tenant shall provide Landlord with all reasonably requested information regarding such permits, licenses, forms, plans, instruments and other such documentation and that Landlord incurs no additional obligations or liability as a result of the signing of such certificates or applications. Any reasonable, out-of-pocket costs and expenses actually incurred by Landlord in connection with the foregoing cooperation shall be deemed Additional Rent and Tenant shall promptly reimburse Landlord for the same within thirty (30) days after demand therefor by Landlord. The foregoing provisions are not intended to be deemed Landlord’s consent to any alterations or to a use of the Premises (or Tenant’s Roof Top Space) not otherwise permitted hereunder or to require Landlord to effect such modifications or amendments of any certificate of occupancy or obtain any public assembly permit. For avoidance of doubt, Landlord shall have no obligation to obtain a public assembly permit required for the use of Tenant’s Roof Top Space; it being agreed that if Tenant elects, in Tenant’s sole discretion (but without limiting Tenant’s obligation to comply with applicable Legal Requirements and the RTS Guidelines in respect of Tenant’s use of Tenant’s Roof Top Space), to file for a public assembly permit to allow for use of Tenant’s Roof Top Space in excess of what is permitted by the RTS CofO Change, then Tenant shall be solely responsible for all costs and expenses therefor, including the cost of any alterations that may be required in connection therewith (other than alterations included in the RTS Build-out Work).
5.05    In no event shall any Ancillary Uses (whether by Tenant or any third party) or the use of the Ground Floor Space or Tenant’s Roof Top Space be used by, or available for use by, the general public. Nothing contained herein shall be deemed to constitute Landlord’s consent to Tenant’s leasing to any unaffiliated third party or otherwise allowing any unaffiliated third party to occupy offices or suites located within the Demised Premises in connection with any office or space sharing arrangement except in accordance with the provisions of Article 8 of this Lease.
5.06    Except as otherwise provided herein, all business machines and mechanical, electrical and other equipment (including printing and reproduction equipment) used and installed by or on behalf of Tenant or any Person claiming by or through Tenant, whether in the Demised Premises or any other portion of the Building, which cause vibration or noise that may be transmitted to the Building structure or the Building common areas, the Common Elements or to any leased or leasable space, shall be designed, subject to Landlord’s reasonable approval of such design, to comply with the Noise Criteria 42 of the ASHRAE Guide and Data Book (“NC 42 Criteria”), in each instance, in areas outside of the Demised Premises. Such equipment shall be operated and maintained in accordance with such approved design by Tenant at Tenant’s sole cost and expense. In addition, without Landlord’s prior consent, Tenant shall not install loudspeakers or other sound systems in, or about the Demised Premises, or operate any musical instruments, that (in the case of any of the foregoing) are audible outside the Premises.
5.07    The floor load of the floors included in the Initial Office Space and Tenant’s Roof Top Space is attached hereto as Exhibit 5.07 and made a part hereof.
5.08    To the extent that any private or supplemental bathrooms, showers, or any other “wet” installation (other than any customary office pantry that does not have a sink, dishwasher or ice machine therein) is intended to be installed by or on behalf of Tenant (herein, each a “Proposed Wet Installation”): (A) such Proposed Wet Installation and the proposed location therefor shall be a Tenant Change, regardless of cost, requiring Landlord’s approval in accordance with Article 13 hereof as if such Proposed Wet Installation is a Material Alteration (any such Proposed Wet Installation and the location therefor as so approved by Landlord, an “Approved Wet Installation”), (B) Tenant shall, at Tenant’s sole cost and expense, install as part of any Approved Wet Installation, (i) a membrane waterproofing system (or its then equivalent), (ii) a sealed and tiled floor with drains (or its then equivalent), throughout all of the “wet” areas of the Premises, and (iii) a leak detection system and an alarm system with an audible alarm and a connection to the base Building BMS in such “wet” areas, each in accordance with the approved plans and specifications therefor and each of which Tenant shall maintain in good working order and condition; (C) notwithstanding anything to the contrary contained in this Lease, Tenant shall be solely responsible at Tenant’s sole cost and expense for (i) preserving the watertight integrity of the Premises and any Approved Wet Installation and (ii) all leaks originating from the Premises, Tenant’s systems or otherwise on account of any Approved Wet Installation (“Wet Installation Leaks”) to any areas of the Building beneath or adjacent to the Premises or any damage caused thereby, and (D) if any Wet Installation Leaks exist, Tenant, upon Landlord’s request, shall promptly cease the use of the item(s) causing such Wet Installation Leaks and Tenant shall promptly and diligently perform, at Tenant’s sole cost and expense, the work necessary to remedy such Wet Installation Leaks, which work shall be performed by Tenant upon and subject to all of the terms of this Lease. Without limiting the foregoing, to the extent that any Proposed Wet Installation will be above or below any critical areas of any other tenants or occupants of the Building, including, without limitation, any computer rooms, then Landlord shall have the right, in Landlord’s sole and absolute discretion, to withhold Landlord’s approval of the location of the Proposed Wet Installation and require Tenant to relocate the same. Tenant agrees that (1) Landlord shall have no liability to Tenant for any loss, damage, or expense which Tenant may sustain on account of such Wet Installation Leaks and (2) this Lease and the obligations of Tenant shall not be affected by reason of any such Wet Installation Leaks.
5.09    Notwithstanding anything to the contrary contained in this Lease, the Ground Floor Space shall only be permitted to be used for the parking and storage of non-

motorized bicycles, electric bicycles and motorized scooters (but expressly excluding vespas and motorcycles) of employees of Tenant and other individuals that Tenant has authorized to park same therein (the “Tenant’s Permitted Bikers”) and shall be further subject to the following:
A.    Landlord shall have no obligation to perform any studies or examinations in connection with the determination of the location of any bicycle storage racks or other equipment (“Tenant’s Bicycle Storage Equipment”) in the Ground Floor Space or any installations or work relating thereto (the “Tenant’s Bicycle Storage Equipment Work”), each of which shall be the responsibility of Tenant, at Tenant’s sole cost and expense. Tenant, at Tenant’s sole cost and expense, shall be responsible for the design, installation, connection, maintenance, repair, replacement and operation of all of Tenant’s Bicycle Storage Equipment. The manner of installation of Tenant’s Bicycle Storage Equipment shall be subject to Landlord approval, which approval shall not be unreasonably withheld.
B.    Tenant shall not look to Landlord or Landlord’s agents to supply or provide any security, material or property whatsoever in connection with the Ground Floor Space, Tenant’s Bicycle Storage Equipment or Tenant’s Bicycle Storage Equipment Work. Landlord makes no representation or warranty whatsoever as to sufficiency or adequacy of the Ground Floor Space for Tenant’s Bicycle Storage Equipment or the use thereof for the purposes permitted hereunder.
C.    Subject to the Building’s access control procedures (which shall allow use of card key access by Tenant’s Permitted Bikers) and Force Majeure, Tenant’s Permitted Bikers shall have access to the Tenant’s Exclusive Bicycle Storage Area solely through the 40th Street entrance to the Building as shown on Exhibit H annexed hereto and made a part hereof, twenty four (24) hours a day, seven (7) days a week (unless prohibited by applicable Legal Requirements and/or Insurance Requirements) to drop off, retrieve and remove their bicycles and scooters from the Building. In connection with the use of the Ground Floor Space, Tenant shall provide Landlord with a list of Tenant’s Permitted Bikers (as the same may be updated from time to time) so that such Tenant’s Permitted Bikers can be added to the approved list of individuals with access to the 40th street entrance to the Building.
D.    Tenant’s and any Tenant’s Permitted Bikers use of the Ground Floor Space shall be subject to such Rules and Regulations as Landlord may reasonably promulgate from time to time, at no additional material cost to Tenant, provided that such Rules and Regulations are applied in a non-discriminatory manner with respect to other tenants of the Unit that have a bicycle storage area. In no event shall any bicycles be permitted in the Building lobby or any passenger elevator cars.
E.    Tenant’s Permitted Bikers shall not provide access to any of the Ground Floor Space to any other person, entity, tenant, occupant or guest; it being understood and agreed that, with respect to Tenant, only Tenant’s Permitted Bikers shall be authorized to place or remove their bicycles from the Ground Floor Space.
F.    All bicycles placed in the Ground Floor Space shall be placed there at Tenant’s Permitted Bikers’ sole risk. No Landlord Party shall in any way be liable or held responsible for any damage, theft, collision, vandalism or any other cause whatsoever that may occur to any Tenant’s Permitted Biker’s property while located in any Ground Floor Space or while being transported into and out of the Ground Floor Space, nor for any personal injury to a Tenant’s Permitted Bikers resulting from the use of any of the Ground Floor Space. Tenant agrees that it shall not hold any Landlord Party responsible for any claim, loss, damage or theft of any Tenant’s Permitted Bikers bicycle or other personal property left in any Ground Floor Space. Tenant acknowledges that the Ground Floor Space will be unattended by any security personnel or other employees of Landlord.

G.    If any Tenant’s Permitted Biker causes any damage to any Ground Floor Space or any other portion of the Building, Landlord may repair, at Tenant’s sole cost and expense, all such damage and Tenant shall reimburse Landlord for the out-of-pocket costs thereof (which may include Permitted Building Employee Costs) within thirty (30) days after demand. Notwithstanding anything to the contrary contained in this Lease, except if caused by Landlord’s or its agents’, employees’ or contractors’ negligence or willful misconduct, there shall be no liability to Landlord by reason of inconvenience, annoyance or injury arising from the making of any repairs, alterations, additions, or improvements in or to any portion of any of the Ground Floor Space.
H.    In no event shall any charging stations for any bicycles or scooters be permitted to be installed in the Ground Floor Space.
I.    If a condition exists that constitutes an emergency, then Landlord, without liability to Tenant or any Tenant Permitted Bikers, may suspend the use of all or any portion of the Ground Floor Space until such emergency has been eliminated; it being agreed that Landlord shall use commercially reasonable efforts to minimize the duration thereof.
J.    The access granted to Tenant’s Permitted Bikers to the Ground Floor Space, is not intended to be a bailment, nor shall a bailment by created thereby.
5.10    From and after (w) Substantial Completion of the Private Shuttle Elevator Work, (y) all required governmental permits and inspections for the initial commissioning and operation of the Private Shuttle Elevator shall have been obtained by Landlord, (y) the Private Shuttle Elevator being operational substantially in accordance with its specifications and (z) any construction enclosures installed in the Private Shuttle Elevator Work Areas in connection with the installation of the Private Shuttle Elevator shall have been removed (it being agreed, for avoidance of doubt, that in the event Tenant makes (or is deemed to have made) the 51st Floor Space Shuttle Elevator Area Election, the demising wall enclosing the 51st Floor Shuttle Elevator Space shall not be required to be so removed (subject to the provisions of the last sentence of Section 2.02B hereof):
A.Tenant shall obtain and maintain, at Tenant’s sole cost and expense, all licenses and permits required for the maintenance, replacement and operation of the Private Shuttle Elevator. Landlord agrees to cooperate with Tenant in connection with the obtaining and maintaining by Tenant of all such licenses and permits, provided that Tenant shall pay as Additional Rent all reasonable out-of-pocket third-party costs incurred by Landlord in connection with such cooperation.
B.Tenant, at Tenant’s sole cost and expense, shall (i) be solely responsible for the maintenance, operation, repair and replacement of the Private Shuttle Elevator in accordance with good engineering practice applicable to the type of equipment making up the Private Shuttle Elevator, including (a) complying in all material respects with the maintenance recommendations, requirements and specifications of the manufacturer of the various components of the Private Shuttle Elevator utilizing Approved Maintenance Personnel, (b) causing the inspection of the Private Shuttle Elevator substantially in accordance with the manufacturer’s recommendations (but at least once per calendar year or as more frequently as required by applicable Legal Requirements), and (c) maintaining customary maintenance logs therefor (it being agreed that Tenant (1) shall maintain such maintenance logs for a period of at least a period of three (3) years and (2) shall upon request of Landlord from time to time (but not more than twice in any calendar year), provide a true, correct and complete copy of such maintenance logs to Landlord) and (ii) keep in force a customary elevator maintenance contract consistent with the prevailing standards of Comparable Buildings for similar installations, using a maintenance company approved by Landlord (such approval not to be unreasonably withheld).

C.Tenant shall comply with all Legal Requirements and Insurance Requirements applicable to the Private Shuttle Elevator.
D.Except if caused by Landlord’s or its agents’, employees’ or contractors’ negligence or willful misconduct and subject to the provisions of Section 16.07 hereof, Tenant shall indemnify and hold Landlord and Landlord Parties harmless from any loss, damage, claim or expense arising out of Tenant’s use, repair, replacement, maintenance and operation of the Private Shuttle Elevator.
E.Tenant acknowledges that Landlord shall have no liability to Tenant by reason of any interruption in service of the Private Shuttle Elevator, except for actual, physical damage to Tenant’s personal property to the extent the same is caused by the negligence or willful misconduct of Landlord or its agents, employees or contractors, and, notwithstanding anything to the contrary contained in this Lease (but subject to the provisions of Section 6.07A hereof), Tenant shall not be entitled to any setoff, abatement or reduction of rent as a result of any such interruption in service nor shall any such interruption be construed as an actual or constructive eviction of Tenant.
ARTICLE 6

SERVICES AND EQUIPMENT

6.01    A.    Except as otherwise expressly provided herein, from and after the applicable Commencement Date for any portion of the Initial Office Space, Landlord shall furnish or cause to be furnished the following services to the Demised Premises (collectively, “Landlord Services”) at least in accordance with the standards of a Comparable Buildings:
(i)    Subject to the terms and limitations contained herein, each of the passenger elevator cabs serving the Office Space shall be in service and subject to call twenty-four (24) hours per day seven (7) days per week and have been designed to operate substantially in accordance with the specifications set forth on Exhibit 6.01A(i) annexed hereto and made a part hereof (the “Elevator Specifications”); it being agreed that Tenant’s Roof Top Space shall be serviced solely by the Private Shuttle Elevator and Tenant shall be responsible for the repair maintenance and operation thereof in accordance with the provisions of Section 5.10 hereof. Except for purposes of maintenance, emergency repairs and any reason beyond Landlord’s reasonable control, Landlord shall not remove any passenger elevator(s) serving the Premises from service during Business Hours on Business Days.
(ii)    HVAC to the applicable portion of the Office Space during Business Hours on Business Days and on Saturdays from 9:00 A.M. to 1:00 P.M. (in each case, excluding Holidays) substantially in accordance with the specifications and design criteria set forth on Exhibit 6.01A(ii) annexed hereto and made a part hereof (the “Base HVAC Specifications”). Tenant shall keep entirely unobstructed all of the vents, intakes, outlets and grilles, at all times and shall comply with and observe all reasonable regulations and requirements prescribed by Landlord for the proper functioning of the Base HVAC System in accordance with the provisions of Article 26 hereof. Tenant acknowledges that some or all of the windows in the Demised Premises are or may be hermetically sealed and will not open. Landlord (a) represents that there are MERV 14 filters for the Base HVAC System serving the Premises and MERV 8 filtration on pre-filters and (b) agrees to replace such filters in a prudent fashion that is consistent with the standards of Comparable Buildings.

(iii)    from and after the Occupancy Date for applicable Office Space Portion, Building standard cleaning services to such Office Space Portion (to the extent not used for storage purposes) on Business Days in accordance with the cleaning specifications annexed hereto as Exhibit 6.01A(iii) and made a part hereof (the “Cleaning Specifications”). Notwithstanding the foregoing, Landlord shall not be required, as part of the Building standard cleaning services, to clean any Secure Area, the Ground Floor Space, Tenant’s Roof Top Space, the 51st Floor Space (if used for storage purposes), any portions of the Demised Premises used for preparation, serving or consumption of food or beverages, including the portions of the Demised Premises (if any) used for the Ancillary Food Service Use (other than a reasonable number of typical office pantries on each floor the Office Space); it being agreed that any cleaning of pantries shall be limited to a general wipe-down of countertops and sinks, mopping of floors and emptying of reasonable amounts of wet garbage, but in no event shall any cleaning of the pantries by Landlord include cleaning or washing of dishes, emptying or loading of dishes in to a dishwasher and/or cleaning, washing or defrosting (if applicable) of Dwyer units, refrigerators or freezers, data processing or reproducing operations (other than the removal of ordinary office refuse therefrom), medical rooms, fitness centers, dining facilities, cafeterias, kitchens, private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas; Tenant shall retain Landlord’s cleaning contractor to perform such cleaning at Tenant’s sole cost and expense, provided such costs are at commercially competitive rates charged to landlords of Comparable Buildings . Notwithstanding the foregoing, Tenant may use its own employees to provide minor cleaning services to pantries and conference rooms within the Office Space and Tenant’s Roof Top Space. Landlord’s cleaning contractor shall have access to the Office Space after 5:00 p.m. and before 7:00 a.m. Landlord’s cleaning contractor shall have the right to use, without charge therefor, all reasonable quantities of electric lighting, electric power and hot and cold water in the Office Space required to clean the Office Space and, to the extent required hereunder, on Tenant’s Roof Top Space, to clean and keep Tenant’s Roof Top Space, in orderly condition; it being agreed that any such cleaning of Tenant’s Roof Top Space shall, subject to the provisions of this Section, be performed by Landlord’s cleaning contractor provided such costs are at commercially competitive rates charged to landlords of Comparable Buildings, at Tenant’s sole cost and expense, payable as Additional Rent within thirty (30) days of demand. Landlord and Tenant agree to develop mutually acceptable cleaning guidelines for Tenant’s Roof Top Space.
(iv)    Reasonable quantities of water to the Office Space for ordinary lavatory (including private toilets), drinking, pantry (other than dishwashers and ice making machines) and normal office cleaning purposes. Tenant shall be responsible for creating its own hot water wherever required; provided, however, that Landlord shall maintain (and repair and replace as necessary) hot water heaters for the core toilet rooms and janitor’s closets servicing the Office Space. If Tenant requires, uses or consumes water for any other purposes in any part of the Demised Premises or in Tenant’s Roof Top Space, Tenant agrees that Landlord may install a meter or meters to measure Tenant’s water consumption for such other purposes, and Tenant further agrees to reimburse Landlord for the reasonable out-of-pocket cost of the meter or meters and the installation thereof, and to pay for the reasonable out-of-pocket cost of maintenance of said meter equipment during the Term. Tenant shall reimburse Landlord for the actual cost incurred by Landlord for all water consumed for such other purposes as measured by said meter or meters or as otherwise measured, including sewer rents based on Landlord’s actual out-of-pocket cost therefor (without administrative markup or other premium) within thirty (30) days of Landlord’s demand therefor accompanied by reasonable evidence of the amount incurred.

(v)    Access control to the Building, utilizing personnel, equipment, systems and procedures, consistent with and comparable to other Comparable Buildings located with similar tenancies and operations including, without limitation, the posting of a concierge or lobby attendant twenty four (24) hours a day, seven (7) days a week and the screening of all employees, guests and visitors before being admitted access to the lobby elevator banks, including the procedures set forth on Exhibit 6.01A(v) annexed hereto and made a part hereof, but subject to the provisions thereof.
(vi)    (a) Subject to terms and limitations contained herein, two (2) freight elevators for the Unit, on a “first-come, first-served” basis (without affording any other tenant more favorable availability than that which is afforded to Tenant) during Business Hours on Business Days and on a reservation, “first-come, first-served” basis (without affording any other tenant more favorable availability than that which is afforded to Tenant) during non-Business Hours and non-Business Days, subject to the reasonable requirements of Landlord and other tenants and occupants of the Building and the Unit. Tenant shall be responsible for any damage to the freight elevators in connection with Tenant’s use thereof. Subject to the provisions of this Section 6.01A(vi)(a), at Landlord’s option, the freight elevators shall be operated by automatic control or by manual control, or by a combination of both of such methods. Subject to Section 6.01A(vi)(c) hereof, Tenant shall reimburse Landlord for Landlord’s actual incremental out-of-pocket costs (including, to the extent applicable, jurisdictional labor claims) incurred for freight elevator service made available at times other than during Business Hours.
(b)    Access to the loading dock of the Building on a “first-come, first-served” basis (without affording any other tenant more favorable availability than that which is afforded to Tenant) during Business Hours on Business Days and on a reservation, “first-come, first-served” basis (without affording any other tenant more favorable availability than that which is afforded to Tenant) during non-Business Hours and non-Business Days, subject to the reasonable requirements of Landlord and other tenants and occupants of the Building and the Unit. To the extent that, in connection with Tenant’s access to the loading dock, any Building personnel are required to be in the loading dock during any times other than Business Hours, Tenant shall, subject to Section 6.01A(vi)(c) hereof, pay as Additional Rent, any actual out-of-pocket costs reasonably incurred by Landlord in connection therewith. Landlord shall not charge any fee for making the loading dock available during non-Business Hours, however, Tenant shall be responsible for providing and paying for the cost of any security with respect to Tenant’s use of any loading dock and Landlord shall not have liability to Tenant on account thereof or as result of any failure to provide such security.
(c)    Tenant shall be entitled to reserve up to a total of one hour per 1,000 RSF of the Initial Office Space (as finally constituted), in the aggregate, of freight elevator use and/or the Building’s loading dock (which use shall be in increments of at least four (4) hours) at times other than during Business Hours on Business Days unless contiguous to Business Hours on Business Days (in which event the reservations shall be for at least two (2) hours) without charge, in connection with Tenant’s Initial Work and initial move into the applicable Premises Portion.
(vii)    Electricity for the Demised Premises as provided in Article 7 hereof.
(viii)    Emergency power through an emergency generator for the Unit (the “Unit Generator”) (A) sufficient to make operational all Base Systems serving the Unit which are required by applicable Legal Requirements to be operational, including at least one (1) elevator in each of the elevator banks serving the Office Space, (B) sufficient for emergency lighting in core corridors, stairways and stairway exit signs, and (C) in the electric closet on each floor of the Office Space, of 1/4 watt per useable square foot sufficient for emergency lighting in the Office Space.
(ix)    Water pressure and reserve capacity to the fire sprinkler system serving the Demised Premises at the levels required pursuant to the Building Code for the City of New York.
(x)    A fully capable addressable Class “E” fire alarm system to the Building, together with pull-stations, warden stations, and detectors in the lobbies and other core areas and strobes, together with supervised hardware control output points therefor and strobe control panels to the extent required for Tenant’s connections to the Class E system in addition to those installed for the Building use. Additional input and output points can be accommodated at Tenant’s sole cost and expense.
(xi)    an ambient noise level in the Office Space which does not exceed the NC 42 Criteria at all points within the Office Space, unless such noise is a result of any Tenant installation or the performance of any Tenant Change.
(xii)    From and after the Execution Date, Landlord will cause the exterior windows of the Unit to be cleaned consistent with Comparable Buildings but in no event less than two (2) times per calendar year after such date and, subject to weather conditions permitting the same, Landlord will endeavor to perform such cleaning a minimum of three (3) times per calendar year.
(xiii)    Conduct the Operation of the Property as a “first class” office building.
B.    Except as otherwise expressly set forth in this Lease, Landlord will not be required to furnish any other services to Tenant or the Demised Premises or Tenant’s Roof Top Space.
C.    Whenever it is provided in this Lease that a service is to be provided at Landlord’s actual cost, out-of-pocket cost or words of similar import there shall be excluded from such cost the depreciation or amortization of the cost of the equipment utilized to provide such service. Tenant, upon notice given within one hundred fifty (150) days after the end of any calendar year during the Term of this Lease, may elect to have an Approved Examiner or an engineer (meeting the qualifications for a Tenant’s Architect or other consultant familiar with the service in question) (provided such engineer or consultant is not paid on a contingent or success fee basis) designated (in such notice) by Tenant examine Landlord’s records as to any charges for Landlord Services or any work performed by Landlord on behalf of Tenant pursuant to this Lease which are based on the actual cost (or actual increases) to Landlord to provide such Landlord Services or such work, as the case may be. Such examination and any disagreement by Tenant with respect to the actual cost as determined by Landlord shall be resolved by arbitration pursuant to Article 25 hereof. Tenant may not conduct any such examination more than two (2) times per calendar year, and if Tenant shall have failed to elect to examine records as to Landlord’s charges, then the same shall be conclusive and binding on Tenant.
D.    Tenant shall have the right to tie-in to the smoke exhaust Base System solely for the purpose of servicing any internal staircase that Tenant may install in the Office Space in accordance with the terms hereof or that remains installed therein after completion of Tenant’s Initial Work, provided that any such internal staircase is fully enclosed as required by applicable Legal Requirements.

6.02    Landlord reserves the right to temporarily interrupt, curtail or suspend the services required to be furnished by Landlord under this Lease when the necessity therefor arises by reason of required maintenance, accident, labor dispute, riot, insurrection, emergency, mechanical breakdown, acts of God or other Force Majeure event, or when required by any Legal Requirements and/or Insurance Requirements, or for any other cause beyond the reasonable control of Landlord and, except as provided in Section 6.07A hereof, the same shall be without liability to Landlord nor shall the same constitute an actual or constructive eviction. Landlord shall provide Tenant with such advance notice, if any, as is reasonable under the circumstances of any stoppage, curtailment or interruption of service, and such notice shall set forth, on a non-binding basis, Landlord’s good faith estimate of the duration of such stoppage. Subject to the provisions of Section 10.04 hereof, Landlord shall use commercially reasonable efforts to complete all required repairs or other necessary work to provide restoration of any service provided by Landlord or the Condominium Board as reasonably promptly as possible and in a manner so as to minimize interference with Tenant’s ordinary use and enjoyment of the Demised Premises, and, where the cessation or interruption of such service has occurred due to circumstances or conditions beyond the boundaries of the Land, to cause the same to be restored by diligent application or request to the provider. To the extent reasonably possible, Landlord shall confine all such stoppages within Landlord’s reasonable control and routine maintenance work affecting the Demised Premises to times that are not Business Hours. Landlord shall use commercially reasonable efforts to provide Tenant with not less than five (5) Business Days’ prior notice of all scheduled repairs and maintenance affecting the Demised Premises and Tenant’s use thereof. Landlord will use commercially reasonable efforts to give Tenant not less than ten (10) Business Days’ prior notice of any Base System shutdowns affecting the Demised Premises and agrees to perform shutdowns on non-Business Days, except in the case of an emergency or as otherwise directed by any Governmental Authority having jurisdiction or as required by applicable Legal Requirements and/or Insurance Requirements. Except as provided in Section 6.07A hereof, Landlord shall not have liability to Tenant therefor and no diminution or abatement of rent or other compensation shall or will be claimed by Tenant as a result thereof, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of such interruption, curtailment or suspension.
6.03    A.    From and after the Commencement Date for (i) the Execution Date Occupied Floors, Landlord agrees that one (1) four inch (4”) conduit running one (1) each in diverse enclosed vertical shafts from the telecom service entry room located in the cellar of the Building to diverse base Building telecom riser closets located on the 29th floor of the Building and one (1) four inch (4”) sleeve running one (1) each from diverse base Building telecom riser closets on the 30th floor of the Building to diverse base Building telecom riser closets located on a floor of the Execution Date Occupied Floors and (ii) the Office Space Portions located on the 47th, 48th, 49th and 50th floors and, with respect to the 51st Floor Space (if Tenant has not made the 51st Floor Space Shuttle Elevator Area Election, subject, however, to the last sentence of Section 2.02B hereof), the telecommunications room on the 51st floor of the Building, Landlord agrees that one (1) four inch (4”) conduit running one (1) each in diverse enclosed vertical shafts from the telecom service entry room located in the cellar of the Building to diverse base Building telecom riser closets located on the 29th floor of the Building and one (1) four inch (4”) sleeve running one (1) each from diverse base Building telecom riser closets on the 30th floor of the Building to diverse base Building telecom riser closets located on a floor (in each case, the locations of which are substantially as shown on Exhibit 6.03A annexed hereto and made a part hereof) have been allocated to Tenant for Tenant’s exclusive use until the Expiration Date. Landlord agrees that the shafts in which such conduits and sleeves are contained shall be located in such a manner so that the same shall run separate in discrete paths from the service entry room located in the cellar of the Building to the base Building telecom riser closets located in the Initial Office Space and, if Tenant has not made the 51st Floor Space Shuttle Elevator Area Election, the 51st Floor Space. Landlord represents that the shafts and risers referred to in this Section 6.03A shall be free of any Hazardous Materials other than Operational Hazardous

Materials permitted under applicable Environmental Laws. To the extent any conduit permitted to be utilized by Tenant shall be run horizontally, the same shall be run in locations reasonably designated by Landlord. Any conduits or sleeves allocated to or permitted to be installed by Tenant in accordance with the provisions of this Section 6.03A are referred to herein as “Tenant’s Conduit.”
B.    Tenant shall be responsible, at Tenant’s sole cost and expense, for arranging for all telecommunication and data transmission services to the Demised Premises with the approved service providers for the Building. Landlord shall permit the cable television company serving the area in which the Building is located to provide (at Tenant’s sole cost and expense) cable television service to all floors of the Office Space and, if Tenant has not made the 51st Floor Space Shuttle Elevator Area Election, the 51st Floor Space using Tenant’s Conduit only. At no additional cost to Tenant, Landlord shall permit Tenant to access (or its outside service provider to access) Tenant’s Conduit as reasonably required in connection with outside communication services required by Tenant and approved by Landlord (it being agreed that Cogent, Fios, Spectrum, AT&T and Lumen are hereby approved by Landlord), but Tenant shall be permitted to utilize any outside communication services (provided the service provider is not a Prohibited Entity) selected by Tenant. All Tenant’s communication equipment, switches, etc. (as opposed to the suppliers’ equipment, switches, etc.) shall be located in the Demised Premises.
C.    Tenant shall have the right, at Tenant’s sole cost and expense, to install its own security system in all entrances and exits to the Demised Premises (including security cameras in freight elevator vestibules of full floors of the Office Space) which is compatible with the Building security system so as to enable Tenant to utilize a single security/access card but Landlord shall not have liability to Tenant in connection with any such system, using a mutually acceptable software system. Tenant shall have the right to issue Building access cards to each employee of Tenant and activate and deactivate such cards pursuant to Tenant’s reasonable requirements (including, without limitation, use of employees’ photos), subject to policies and procedures reasonably agreed to between Landlord and Tenant, and Landlord shall make available to Tenant, upon request, any data or other information available in Landlord’s Building access system regarding the timing and location of Building access card use by Tenant’s employees.
6.04    If Tenant shall require Base HVAC System service at any time other than during Business Hours on Business Days or other than on Saturdays from 9:00 A.M. to 1:00 P.M. (herein, “After-hours Service”), then Tenant shall give Landlord notice of such requirement by 3:00 p.m. on the day such After-hours Service is required and, by 3:00 p.m. of the last preceding Business Day if such requirement shall be with respect to a day other than a Business Day, and Landlord shall furnish such After-hours Service at such times (which notice may be sent by email to Service620@brookfieldpropertiesne.com). Tenant agrees to pay Landlord’s then actual cost of labor and utilities (as measured by one or more B.T.U. meter(s) or other similar means of measurement, in each case approved by Landlord (such approval not to be unreasonably withheld) and procured and installed by Landlord, at Tenant’s sole cost and expense (to the extent not installed in the Premises)) to furnish such After-hours Service on a cost per ton per hour basis, as Additional Rent within thirty (30) days of demand; provided, however, that if any other tenants or occupants shall also require After-hours Service during such non-Business Hours, then Landlord’s actual labor costs in connection therewith, to the extent attributable to multiple users, shall be equitably apportioned between Tenant and such other tenants and occupants.
6.05    Landlord agrees that Tenant may install, at Tenant’s sole cost and expense (but subject to reimbursement from Landlord’s Contribution subject to and in accordance with Article 35 but only to the extent such installation is part of Tenant’s Initial Work) in accordance with, and subject to, the applicable provisions of this Lease (including, without limitation,

Article 13 hereof) an additional heating, ventilating and air-conditioning system (hereinafter referred to as the “Supplemental HVAC System”). The costs of installation (including, without limitation, connection to any chilled water source), maintenance and operation of the Supplemental HVAC System shall be borne by Tenant, and Tenant shall be responsible for the design and installation of its own chilled water pumps, capable of delivering the required flow to Tenant’s equipment, which design, if the Supplemental HVAC System is part of Tenant’s Initial Work, shall be set forth and reflected in the Final Working Drawings. All facilities, equipment, machinery and ducts installed by Tenant in connection with the Supplemental HVAC System shall be subject to Landlord’s prior approval, which approval shall be granted or withheld in accordance with the provisions of Article 13 hereof. Except as provided in Section 6.07A hereof, Landlord shall not have liability to Tenant or responsibility whatsoever for any interruption in service of the Supplemental HVAC System (if any) for any cause whatsoever, nor shall the same constitute an actual or constructive eviction. Tenant agrees to cooperate fully with Landlord and to abide by all reasonable regulations and requirements which Landlord may prescribe in accordance with Article 26 hereof for the proper connection, functioning and protection of the Supplemental HVAC System. In connection with any Supplemental HVAC System intended to be installed by Tenant as provided herein, Landlord agrees to reserve fifteen (15) tons of chilled water capacity for each full floor of the Office Space and, if there has not been a 51st Floor Space Use Change Election, the 51st Floor Space for Tenant’s use (the “Reserved Chilled Water Capacity”) until the first (1st) anniversary of the Commencement Date that is the latest to occur for the Office Space Portion (the “Outside Reserve Date”). If Tenant requires chilled water capacity in excess of the Reserved Chilled Water Capacity for any Supplemental HVAC System after the Outside Reserve Date and the same is then available in Landlord’s reasonable judgment, taking into account the reasonable future needs of existing and future occupants of space in the Building (whether or not such space is then vacant) as well as Landlord’s existing and future reasonable needs in the operation of the Building, Landlord agrees, upon request of Tenant (and provided Tenant is not then in monetary default or material non-monetary default, under this Lease, in each instance, beyond the expiration of any applicable notice and/or cure period), Landlord will make such tonnage of additional chilled water as may be reasonably necessary for such Supplemental HVAC System. Notwithstanding the previous two (2) sentences, if Tenant fails to use such Reserved Chilled Water Capacity (or any part thereof) by the Outside Reserve Date or any additional chilled water (or any part thereof) within one (1) year after Landlord has made the same available to Tenant as aforesaid, Tenant shall have no further right to use any portion of the Reserved Chilled Water Capacity or such additional chilled water not so used by Tenant (unless Tenant again complies with the procedures in the previous sentence). Tenant’s use of any chilled water for any Supplemental HVAC System shall be measured by B.T.U. Meters specified by Landlord and procured, installed by Tenant at Tenant’s sole cost and expense and maintained by Landlord at Tenant’s sole cost and expense, at a location and having a tap approved by Landlord, which approval shall not be unreasonably withheld. There shall be no tap-in connectivity fee in connection with Tenant’s use of the chilled water referred to in this Section 6.05. Any chilled water utilized by Tenant pursuant to this Section 6.05 shall, subject to the provisions of Section 6.02 hereof and Force Majeure, be available twenty four (24) hours per day, seven (7) days per week, and may be allocated by Tenant across the Office Space Portion in Tenant’s sole discretion, provided that with respect to any Early Expiration Space, on or prior to the Early Expiration Date therefor, Tenant shall be required to ensure that such Early Expiration Space has therein the Reserved Chilled Water Capacity made available thereto upon the delivery of the term of this Lease with respect to such Early Expiration Space. Tenant shall pay for the chilled water as shown on such meters based on Landlord’s actual cost of providing the chilled water without administrative markup or premium, inclusive of Tenant’s share of Landlord’s actual labor costs in connection therewith if such chilled water is consumed after-hours. If, after the date of this Lease, the actual cost to Landlord of furnishing chilled water for such Supplemental HVAC System shall be increased, then the aforesaid cost to Tenant shall be increased to fairly reflect the amount of the actual increases in cost incurred by Landlord (without administrative markup or premium).

6.06    Subject to the provisions of Articles 11 and 13 hereof and to the security and/or access control requirements of NYTC or the Condominium Board in the Building, Tenant shall have the right to use the interior fire stairs between all floors of the Office Space then occupied by Tenant and Tenant’s Roof Top Space in an interior, fire stairwell designated by Landlord in order to gain access to Tenant’s Roof Top Space. In using said stairs and in preparing the same for use by Tenant, Tenant shall be responsible for all reasonable costs and expenses in connection therewith (including any increase in Landlord’s insurance costs resulting from Tenant’s use thereof and any additional costs to Landlord resulting from the need to install, maintain and provide electricity to continuous lighting fixtures serving the fire stairs) and shall comply with the terms of this Lease and all applicable Legal Requirement and Insurance Requirements. If Tenant so utilizes the fire stairs, Tenant shall maintain at its reasonable cost and expense such portions of the fire stairs on the floors on which the Demised Premises are located, including without limitation, the periodic painting and cleaning thereof in a manner commensurate of a Comparable Building. Tenant shall not use the stairs so as to interfere with the rights of other tenants or occupants in the Building, including such tenants or occupants that are located between non-contiguous floors of the Office Space. Tenant shall have the right to paint and generally decorate (but not carpet or add any flooring) to said stairs provided same does not violate any Legal Requirements and/or Insurance Requirements and does not increase Landlord’s insurance costs unless Tenant agrees to pay such increased costs. In connection with any use of such fire stairs therewith and subject to the terms of Article 13 hereof, Tenant, at Tenant’s sole cost and expense shall (A) install and regularly maintain a security and access control system in the stairway to prevent unauthorized access of the fire stairs from the Demised Premises and to identify potential emergencies therein that are satisfactory to Landlord in its sole but good faith discretion (including, without limitation, the installation of additional fire safety equipment and video and other surveillance equipment), (B) provide Landlord with at least three (3) card keys to any such security system and update such card keys, at no cost or expense to Landlord, from time to time, if such update is necessary in order to permit such card keys to be operable and (C) tie such system into the Building’s Class E system, Building management system and such other Building systems as Landlord may reasonably require. In no event shall Tenant be permitted to store any equipment, furniture, storage boxes or any other personal property whatsoever in any fire stairs of the Building. Tenant acknowledges that any alterations required to tie such security system into the fire safety system of the Building shall be performed by Landlord’s fire safety contractor, at Tenant’s sole cost and expense, provided the costs charged by such fire safety contractor are at commercially competitive rates charged to owners of Comparable Buildings . Notwithstanding the foregoing, Tenant acknowledges that Landlord has made no representation or warranty as to whether Tenant’s use of any stairwell area as contemplated hereunder is permitted under applicable Legal Requirements and/or Insurance Requirements. In no event shall any portion of Landlord’s Contribution be permitted to be used for any alterations permitted under this Section 6.06. In the event that Tenant is not permitted to use any stairwell area for any reason whatsoever Landlord shall not have liability to Tenant therefor.
6.07    A.    In case (i) any portion of the Office Space (including the Private Shuttle Elevator Areas) (an “Affected Portion”) is rendered Untenantable by reason of a default by Landlord in the performance of its obligations to deliver Landlord Services as required hereunder or the performance of any repairs or replacements required to be made by Landlord under this Lease or any other reason except as hereinafter provided or except as a result of Tenant’s, any other Tenant Party’s or Related Entity’s negligence or willful misconduct, and (ii) Tenant is compelled thereby to discontinue, and has so discontinued, the conduct of its business in the normal course thereof in the Affected Portion and vacated the Affected Portion for at least five (5) consecutive Business Days (or five (5) Business Days in any ten (10) Business Day period) after Tenant notifies Landlord, WITH EXPRESS REFERENCE TO THE ABATEMENT PROVIDED FOR IN THIS SECTION 6.07, of the condition giving rise to such Untenantability and discontinuation of the conduct of its business (in reasonable detail), then, but only then, in respect of any Affected Portion as to which all of the foregoing conditions of this Section 6.07A shall have been satisfied (such Affected Portion being the “Untenantable Space”), all Rent with respect to only the Untenantable Space shall be abated from the date the Untenantable Space became Untenantable and Tenant ceased conducting its business in the normal course thereof in the Untenantable Space and vacated the Untenantable Space until the earlier to occur of the date (1) Tenant once again commences operation of its business in the Untenantable Space or (2) one (1) Business Day after notice from Landlord to Tenant that the Untenantable Space once again became Tenantable (provided such notice is factually correct), in each case in the same proportion that the Untenantable Space bears to the entire Premises. For the purposes of this Lease, “Untenantable” shall mean that the Affected Portion is unusable for general office purposes and “Tenantable” shall mean that the Affected Portion is usable for general office purposes. The entry by representatives of Tenant to the Affected Portion on a limited basis solely to retrieve files and documents or to maintain equipment in the Premises and not for the conduct of business shall not by itself be deemed to be the commencement of operation of Tenant’s business in the normal course thereof within the meaning of clause (1) above. Notwithstanding the foregoing, there shall be no such abatement to the extent that the Affected Portion is Untenantable due to (a) any failure of the utility company, municipality or other service provider to supply electricity, gas or water (1) on an area wide basis for any reason or cause whatsoever (versus a Building specific basis), (2) to the Building specifically if due to the negligence, willful misconduct or intentional acts of the utility company, municipality or other service provider, (b) Force Majeure, or (c) any Tenant Changes.
B.    Notwithstanding anything to the contrary contained herein, the occurrence of a condition that renders the Premises Untenantable shall not be deemed a breach of any obligation of Landlord hereunder to repair the Premises or the Building (or any portion thereof) except if the same shall have arisen as a result of Landlord’s failure to perform another obligation of Landlord under this Lease promptly after becoming aware of the need therefor and if Landlord thereafter fails to make such repair with reasonable diligence and dispatch.
C.    In no event shall this Section 6.07 be applicable to a casualty or condemnation, which shall be governed by Articles 17 and 18 hereof.
6.08    Subject to any Building security procedures and access control, Force Majeure, the applicable Rules and Regulations and the other provisions of this Lease, Tenant shall be permitted to have access to the Demised Premises twenty four (24) hours a day, seven (7) days a week (unless prohibited by applicable Legal Requirements and/or Insurance Requirements).
6.09    In connection with any After-hours Service or any other overtime or premium pay service requested by Tenant under this Lease that Landlord agrees to perform (it being agreed that Landlord shall have no obligations to so agree if Tenant is then in monetary or material non-monetary default under this Lease, in each instance, beyond the expiration of any applicable notice and/or cure period), Tenant acknowledges that (A) Landlord’s employees may be able to perform such work or repairs at no additional cost to Landlord during Business Hours on Business Days and (B) the cost of any overtime or premium pay service costs shall include any additional out-of-pocket costs incurred by Landlord on account of the terms of any applicable union employees contract, including, but not limited to, any required minimum shift time pursuant to the applicable labor contract (by way of example only, if Tenant requests that a particular item of work or repair be performed by Landlord on an overtime basis, such work or repair shall require two (2) hours of labor, and such applicable union employees contract requires a minimum overtime shift of four (4) hours, Tenant shall be required to pay for the cost of such employee(s) for the entire four (4) hours, despite the fact that such work or repair shall only require two (2) hours of labor).

ARTICLE 7

ELECTRIC
7.01    A.    Subject to the other provisions of this Article 7 Landlord shall furnish to the Demised Premises through the transmission facilities currently installed in the Unit, alternating electric current in an amount equal to (i) six (6) watts actual demand load per usable square foot of the Office Space (including the 51st Floor Space unless (subject to the last sentence of Section 2.02B hereof), Tenant has made (or is deemed to have made) the 51st Floor Space Shuttle Elevator Area Election, in which event no electricity shall be provided to the 51st Floor Space), exclusive of electric required to operate the Base Systems (including, without limitation, the Base HVAC System) on all floors of the Office Space (the “Office Space Electrical Capacity”), (ii) 100 amps at 480V to Tenant’s Roof Top Space (the “RTS Electrical Capacity”), and (iii) 2 watts per usable square foot of Ground Floor Space provided as follows: ½ watt at 120V and 1½ watts at 277V terminated within a “pull-box” within the Ground Floor Space (the “Ground Floor Space Electrical Capacity”). The electric current for the Demised Premises (excluding the Ground Floor Space) and Tenant’s Roof Top Space shall be measured by one or more “Quad Logic” meters (or other comparable revenue grade meters) currently installed in the Office Space and to be installed in the 51st Floor Space (unless, subject to the last sentence of Section 2.02B hereof, Tenant has made (or is deemed to have made) the 51st Floor Space Shuttle Elevator Area Election, in which event no such meters shall be installed) and Tenant’s Roof Top Space, with coincident demand and shall be billed as if there was only one (1) meter, which meters shall be (A) installed (at Tenant’s sole cost and expense) at such location or locations as Landlord shall reasonably select or as is otherwise shown on Tenant’s Final Working Drawings and (B) maintained by Landlord (the cost of which shall be included in the Operating Expenses). Tenant shall pay to Landlord within thirty (30) days after delivery to Tenant of an invoice therefor on account of Tenant’s electrical consumption in the Demised Premises and Tenant’s Roof Top Space (which amount shall be computed by applying Tenant’s kw and kwh (on and off-peak, if applicable)) to the Electric Rates paid by Landlord (multiplied by [***] but without any other premium or administrative markup thereon), plus any reasonable third party fees associated with the reading of meters and production of bills (the “Electricity Additional Rent”). Landlord and its agents shall, upon prior reasonable notice (except in the event of an emergency), be permitted access to the electric closets and the meters during normal Business Hours to maintain and repair the same and make necessary readings thereof. Tenant shall have the right to increase the amount of electric power being drawn from the buss duct on any full floor within the Office Space, at Tenant’s sole cost and expense, provided the total amount of power allotted to the Office Space is not increased. At such time as Tenant shall surrender any floor to Landlord as provided hereunder (including in connection with any Recapture Transaction) or on the Expiration Date, Tenant, at Tenant’s sole cost and expense, shall reinstate all electric capacity on such floor as may have been reallocated or otherwise decreased as a result of any Tenant’s use thereof such that the electric capacity serving any such floor is not less than the electrical capacity for such floor on the date such floor was delivered to Tenant; provided, however, Tenant shall have no obligation to remove Tenant’s electrical distribution system within the Demised Premises (including, but not limited, to buss taps, transformers and panels) in connection therewith.
B.    For avoidance of doubt, Landlord hereby agrees that Tenant shall not have any obligation to pay any Electricity Additional Rent in respect of the Ground Floor Space Electrical Capacity.
C.    To the extent that any submeters in any floor of the Initial Office Space have not been installed therein as of the Commencement Date, Tenant shall pay, as Additional Rent, and amount equal to the product of (i) [***] per annum multiplied by the RSF of each floor of the Initial Office Space in which such submeters are not installed until such submeters are installed and commissioned, which amount shall be payable within thirty (30) days of demand.
7.02    Tenant’s use of electrical energy shall never exceed the electrical capacity of the then existing feeders to the Building or the then existing risers or wiring installation serving the Demised Premises or Tenant’s Roof Top Space without Landlord’s prior written approval. Tenant understands that if the demand load exceeds the Office Space Electrical Capacity on any floor of the Office Space that the Base HVAC System will not be able to perform within the Base HVAC Specifications. If Tenant requires additional electrical capacity to the Office Space in excess of the Office Space Electrical Capacity, subject to the terms hereinafter set forth, Landlord shall provide the same to Tenant to the extent it exists within the capacities of the Building’s buss duct system and is not committed to any Building System requirement or tenant under an existing lease obligation or reasonably desired to be reserved by Landlord (taking into account the future needs of existing and future occupants of space in the Unit or the Building [whether or not such space is then vacant] or Landlord’s existing and future reasonable needs in connection with the operation of the Unit), provided, that if such additional electrical capacity is not available on the Building’s buss duct system and Tenant’s requirements necessitate installation of an additional riser, risers or other proper and necessary equipment, any additional risers or risers required by Tenant to supply Tenant’s electrical requirements in excess of the Electrical Capacity and all other equipment proper and necessary in connection therewith, upon request of Tenant, will, subject to the limitations hereinafter set forth, be installed by Landlord, at Tenant’s cost and expense, based on the proportion which the additional electricity furnished to Tenant bears to the total electric capacity of such additional riser, risers or other equipment (the work required therefor to be Competitively Bid), if, in Landlord’s reasonable judgment, the same are necessary and will not cause or create a hazardous condition, unreasonably excessive or unreasonable alterations, repairs or expense or interfere (by more than a de minimis extent) with or disturb other tenants (taking into account the future needs of existing and future occupants of space in the Unit or the Building [whether or not such space is then vacant] or Landlord’s existing and future reasonable needs in the operation of the Unit) or cause damage or injury to the Unit, the Common Elements or the Building. In order that personal safety and property of Landlord and the tenants and occupants of the Demised Premises, the Unit, the Common Elements, the Improvements and the Real Property may not be imperiled by the overtaxing of the capacity of the electrical distribution system of the Demised Premises, the Unit, the Common Elements, the Improvements or the Building, and to avert possible adverse effect upon the Building’s electrical system, Tenant shall not make or perform or permit any changes in or alterations to wiring installations or other electrical facilities in or serving the Demised Premises (as such installations or facilities shall be indicated by the final electrical plans shown on the Final Drawings for Tenant’s Initial Work) except in accordance with Article 13 hereof. Any such alterations or changes performed by Tenant shall be in compliance with the terms of this Lease, all applicable Legal Requirements and/or Insurance Requirements. Should Landlord grant such consent to the extent required hereunder, all additional risers, or other modifications to base Building equipment required therefor shall be provided by Landlord and the reasonable out-of-pocket cost thereof shall be paid by Tenant as Additional Rent within thirty (30) days after being billed therefor. Landlord’s approval of any electrical alterations or changes shall not be deemed a representation that the same comply with applicable Legal Requirements and/or Insurance Requirements. Landlord, its agents and engineers and consultants may survey Tenant’s electrical consumption from time to time during Business Hours upon reasonable prior notice (except during an emergency, in which event no prior notice shall be required), at Landlord’s expense, to determine whether Tenant is complying with its obligations under this Article unless such survey shows that Tenant has exceeded its permitted Electrical Capacity hereunder, in which event Tenant shall be responsible for all reasonable out-of-pocket costs and expenses incurred by Landlord in connection therewith.

7.03    A.    Except as provided in Section 6.07A hereof, Landlord shall not have liability to Tenant for any loss, damage or expense which Tenant may sustain or incur by reason of any change, failure, inadequacy or defect in the supply or character of any of the electrical energy furnished to the Demised Premises or if the quantity or character of the electrical energy is no longer available or suitable for Tenant’s requirements.
B.    Subject to the provisions of Section 6.02 hereof, Landlord or any Condominium Board shall have the right on not less than ten (10) Business Days’ prior notice to Tenant (except that (i) in the event of an emergency, in which event no prior notice shall be required and (ii) prior to the Occupancy Date for the applicable Premises Portion, Landlord shall only be required to give such commercially reasonable prior notice that is customary in accordance with good construction practices but not less than two (2) Business Days) to “shut down” electrical energy to the Demised Premises when necessitated by the need for repairs, alterations, connections or reconnections, with respect to the electrical system serving the Building, the Unit and/or the Common Elements (singularly or collectively, “Electrical Work”), regardless of whether the need for such Electrical Work arises in respect of the Demised Premises, any other tenant space, or any space in the Building, the Unit, the Common Elements and/or the Building common areas. After the Occupancy Date for the applicable Premises Portion, Landlord may not, however, shut down Tenant’s electrical energy for such Electrical Work during Business Hours unless such Electrical Work shall be required because of an emergency or required by the utility company or alternate service provider providing electrical energy to the Building. Except as provided in Section 6.07A hereof, Landlord shall not have liability to Tenant for any loss, damage, or expense which Tenant may sustain due to such “shut down” or Electrical Work. Subject to Legal Requirements and Section 10.04 hereof, Landlord shall (i) attempt to shut down not more than one-half (½) of a floor of the Premises due to Electrical Work at any one time, (ii) use commercially reasonable efforts to restore power to the Demised Premises as soon as reasonably possible, and (iii) use commercially reasonable efforts to coordinate all scheduled shut downs with Tenant.
7.04    The term “Electric Rates” shall be deemed to mean the actual rates (without mark-up or administrative fee added thereto except as provided in Section 7.01A) at which Landlord purchases electrical energy from the public utility, alternative service provider, or any other Person supplying electrical service to the Building, including any discounts, surcharges or charges incurred, or utility taxes or sales taxes or other taxes payable by or imposed upon Landlord in connection therewith, or increase thereof by reason of fuel adjustment or any substitutions for such Electric Rates. Landlord and Tenant acknowledge that they understand that the electric rates, charges, taxes and other costs may be changed by virtue of peak demand, time of day rates, or other methods of billing, and that the foregoing reference to changes in methods or rules of billing is intended to include any such change; provided, however, if any change which results in an increase in the Electric Rate is due to the negligence or willful misconduct of Landlord or any other tenant in the Building, such increase shall not be charged to Tenant in the Electric Rates.
7.05    Subject to clause (a) of this Section 7.05, Landlord reserves the right to terminate the furnishing of electrical energy at any time, upon at least thirty (30) days’ notice (provided that such longer notice as is reasonably feasible under the circumstances shall be given) to Tenant unless a shorter period of notice is required or necessitated by Legal Requirements but Landlord shall exercise such right only if required to do so by applicable Legal Requirements or the Condominium Documents. If Landlord shall so discontinue the furnishing of electrical energy, (a) Tenant shall arrange to obtain electrical energy directly from the public utility company or other service provider then furnishing electrical energy to the Building and, unless required by such Legal Requirements and/or Insurance Requirements, Landlord shall not terminate such service until Tenant shall have obtained such direct service, (b) Landlord shall permit the existing feeders, risers, wiring and other electrical facilities serving the Demised

Premises to be used by Tenant for such purpose, (c) from and after the effective date of such discontinuance Landlord shall not be obligated to furnish electric energy to Tenant, (d) subject to the terms hereof, Landlord shall not have liability to Tenant on account of such discontinuance, and (e) Tenant shall install and maintain at locations in the Building reasonably selected by Landlord any necessary electrical meter equipment, panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electrical energy directly from the public utility or other service provider supplying the same including all equipment necessary to supply such power to the existing electric closets on each floor of the Demised Premises, pursuant to clause (b) above; it being agreed that the reasonable out-of-pocket cost of any such installation shall be shared equally between Landlord and Tenant.
7.06    In the event that any tax shall be imposed upon Landlord’s receipts from the sale, use or resale of electrical energy to Tenant, the pro rata share allocable to the electrical energy service received by Tenant shall be passed onto, included in the bill of, and paid by Tenant if and to the extent not prohibited by applicable Legal Requirements.
7.07    Tenant may, at Tenant’s option, furnish and install all replacement lighting, lamps, and bulbs required in the Demised Premises and Tenant’s Roof Top Space at Tenant’s sole cost and expense using Tenant’s employees (but not any outside contractor) provided such lighting complies with the Design Guidelines. Upon Tenant’s request, Landlord shall furnish and install all replacement lighting, lamps, and bulbs required in the Demised Premises and Tenant’s Roof Top Space and Tenant shall pay to Landlord (or its designated contractor) Landlord’s reasonable, actual out-of-pocket charges therefor, provided such costs are commercially competitive, as Additional Rent within thirty (30) days after demand for such furnishing and installation in accordance with the Design Guidelines.
7.08    Tenant may, from time to time (but in no event more than once every calendar year), request that Landlord check the accuracy of the electric meter(s) or submeter(s) servicing the Demised Premises and Tenant’s Roof Top Space. Promptly after receipt of any such request from Tenant, Landlord shall engage the services of an independent testing agency/lab reasonably acceptable to Tenant. If the results shall disclose that the meters/submeters (or any of them) shall be inaccurate by more than five percent (5%), Landlord shall pay the cost of checking the accuracy of such meter(s) and those meters shall be repaired or replaced by Landlord, at its cost and expense and, in all other instances Tenant shall be responsible for such costs. Landlord and Tenant shall make a retroactive adjustment of the Electricity Additional Rent which has been made based on such inaccurate meters/submeters (regardless of whether the inaccuracy is more or less than 5%) for a period not to exceed the immediately preceding calendar year plus the number of months until Landlord has made such repair or replacement. In the event that Tenant does not request that Landlord check the accuracy of the meter/submeters (or any of them) within one hundred fifty (150) days following the end of any calendar year during the Term, the Electricity Additional Rent for such calendar year shall be conclusive and binding upon the parties.
7.09    A. Landlord hereby agrees to cooperate with any reasonable request by Tenant (herein called “Landlord’s Benefits Cooperation”) to assist Tenant in obtaining any tax, utility and other benefits (herein collectively called “Benefits”) as may be available to Tenant from any governmental agency or any public utility or alternate provider, upon reasonable prior notice from Tenant in accordance with the time periods established by such agency, utility or provider. Landlord shall provide Landlord’s Benefits Cooperation to Tenant regardless of whether Tenant may be entitled to such Benefits “as of right,” provided that the receipt by Tenant of such Benefits would not reduce or otherwise adversely affect the eligibility of Landlord to receive any incentives, subsidies, refunds or payments. Nothing contained herein shall require Landlord to cooperate with Tenant with respect to any Benefits to the detriment of any other tenant in the Building, provided that with respect to Landlord’s cooperation with tenants related to Benefits, Landlord’s cooperation shall be provided on a first-come first-served basis.
B.    As part of Landlord’s Benefits Cooperation, subject to the provisions of this Section 7.09, if Tenant qualifies for any Benefits, then Landlord shall join and/or otherwise cooperate with Tenant in the filing and processing of Benefits applications with local governmental agencies and/or public utilities and, at Tenant’s request, in arranging a procedure whereby the benefits or incentives obtained therefrom by Landlord, to the extent the same relate solely to the Demised Premises and Tenant’s receipt of electricity with respect thereto, shall be passed on to Tenant through a reduction in monthly utility bills issued by Landlord and delivered to Tenant hereunder.
C.    Nothing contained in this Section 7.09 shall be deemed in any event to require Landlord, in order to establish Tenant’s eligibility for any Benefits, to (i) effect any change in the ownership of the Building or the Unit, (ii) agree to a change in the structure of this Lease, (iii) perform or incur any costs for any alterations or improvements to the Premises, the Building, the Unit or the Common Elements or any part thereof, except to the extent specifically required pursuant to the terms of this Lease, or (iv) change the manner in which Landlord operates the Unit or performs alterations or improvements therein.
D.    Tenant shall promptly pay to Landlord, as Additional Rent hereunder, the amount of any actual, out-of-pocket costs reasonably incurred by Landlord in connection with any Landlord’s Benefits Cooperation, including, without limitation, the amount of any administrative charges or fees imposed by the New York City Department of Finance or any other governmental agency or any public utility or alternate provider in connection with such Landlord’s Benefits Cooperation.
E.    Any Benefits obtained, to the extent the same relate solely to Tenant and/or the Demised Premises, shall be for the benefit of Tenant and shall be passed on to Tenant.
F.    Notwithstanding anything to the contrary contained in this Lease, Landlord makes no representation or warranty as to the amount of any Benefits that may be received Tenant, if any, and Landlord shall not have liability to Tenant if Tenant fails to obtain any benefits.
7.10    A. The terms defined below shall for the purposes of this Lease have the meanings herein specified:
(i)“Base Building CEL Charges” means, for any period, all CEL Charges attributable to Base Building Electrical Consumption for such period; provided, that Base Building CEL Charges shall not include the Excluded CEL Charges.
(ii)“Base Building Electric Consumption” means the amount of energy, expressed in kilowatt-hours, for any applicable time period, equal to the amount of all electrical energy used at the Building to (a) operate all non-leasable portions of the Building and (b) provide the Tenant Baseline Power Consumption, in each case, as determined by the applicable electric meters or submeters with respect to such portions of the Building.
(iii)“Carbon Emissions Law” means Local Law 97 of the Local Laws of the City of New York for the Year 2019 or any amendment, modification, supplement or replacement thereof and similar laws and/or requirements applicable to the Building.

(iv)“CEL Charges” means (a) all costs, expenses, fines, penalties or other similar charges payable by Landlord under or to comply with the “annual building emissions limit” as defined in the Carbon Emissions Law and attributable to the Building, and (b) amounts paid to purchase renewable energy credits and/or “greenhouse gas offsets” (collectively, “CEL Credits”) in order to reduce the amounts that would otherwise be payable under clause (a); provided, that CEL Charges shall not include Excluded CEL Charges.
(v)“CEL Commencement Date” means January 1, 2024.
(vi)“Excluded CEL Charges” means any costs, expenses, fines, penalties or similar charges paid by Landlord (including, without limitation, in connection with any penalties or charges levied upon the Building under the Carbon Emissions Law or otherwise) directly or indirectly arising from, or attributable to, (1) any failure of Landlord to duly meet any reporting obligations under the Carbon Emissions Law applicable to the Building and (2) any capital expenditures incurred by Landlord or purchases by Landlord of any item of capital equipment in order to comply with Carbon Emissions Law (it being agreed, however, that the costs of such capital expenditures and purchases (1) may be included in Operating Expenses in accordance with and pursuant to the terms and provisions Section 4.03A hereof and (ii) solely for the purposes of 4.03A(iii)(B)(54) hereof shall not be Excluded CEL Charges).
(vii)“Tenant Baseline Power Consumption” means, for any applicable time period, all electrical energy used at the Building, expressed in kilowatt-hours, for all electrical energy used at the Building during such time period to power the leasable portions of the Building during Business Hours on Business Days, which Tenant Baseline Power Consumption is subject to adjustment from time to time (A) based on actual submeter readings for such leasable portions and (2) as reasonably determined by Landlord and generally consistent with factors utilized by prudent landlords of Comparable Buildings, which adjustments and factors may include, without limitation, changes to the greenhouse gas co-efficient of energy factor applicable to the City of New York.
(viii)“Tenant CEL Charges” means, for any calendar year, the amount, if any, by which (A) the CEL Charges under clause (a) of the definition thereof, exceed (B) the Base Building CEL Charges.
(ix)“Tenant’s CEL Share” shall be determined by Landlord for the applicable period on an annual basis as follows: (a) each tenant or occupant of the Building during such period shall be entitled (solely for purposes of the calculation of Tenant’s CEL Share and for no other purpose under this Lease) to the Tenant Baseline Power Consumption attributable to such tenant or occupant based on the portion of the Building occupied by such tenant or occupant during such calendar year, (b) Landlord shall determine the number of kilowatt hours of electric actually consumed by such tenant or occupant at the Building during such period as determined by the meter(s) or submeter(s) measuring the same, (c) if the amount set forth in clause (b) exceeds the amount set forth in clause (a), then such excess for such calendar year for the applicable tenant (including Tenant) or occupant shall be referred to as such party’s “Excess Consumption”, (d) Landlord shall determine the total Excess Consumption of all tenants and occupants for the applicable period (the “Total Excess Consumption”), and (e) Tenant’s CEL Share shall be a fraction, expressed as a percentage, the numerator of which is the

Excess Consumption (if any) of Tenant and the denominator of which is the Total Excess Consumption.
B.    In addition to Tenant’s obligation to pay the charges for electricity as set forth in this Article 7 and increases in the cost of steam as part of Operating Expenses, Tenant shall pay to Landlord an amount (such amount, “Tenant’s CEL Payment”) equal to Tenant’s CEL Share applicable to Tenant of the Tenant CEL Charges.
C.    From and after any assessment or imposition of any CEL Charges that results in a Tenant’s CEL Payment hereunder (but not prior to the CEL Commencement Date), Landlord shall submit to Tenant a statement (each a “CEL Statement”) prepared by Landlord, setting forth in reasonable line item detail a calculation of Tenant’s CEL Payment, if any, due to Landlord from Tenant with respect to CEL Charges for the applicable period and shall endeavor to so submit such CEL Statement within one hundred eighty (180) days after the end of each calendar year in which Tenant is required to make a Tenant’s CEL Payment. Landlord will include reasonable documentation supporting the determination and/or calculation of any Tenant’s CEL Payment, including the applicable electrical meter, electrical submeter and steam meter readings for such period that Landlord utilizes to determine such Tenant’s CEL Payment. Within thirty (30) days after receipt of a CEL Statement, Tenant shall make payment of the Tenant’s CEL Payment; provided, that any such payment may be made under protest by Tenant, with any dispute being resolved as set forth in Section 7.10D hereof.
D.    The CEL Statement furnished to Tenant for any applicable period shall constitute a final determination as between Landlord and Tenant of the Tenant’s CEL Payment for the CEL Charges payable for such period, unless Tenant, within one hundred fifty (150) days after the applicable CEL Statement is furnished, shall give a notice (the “CEL Dispute Notice”) to Landlord that Tenant disputes such Tenant’s CEL Payment. In the event Tenant timely delivers the CEL Dispute Notice, the Tenant and Landlord shall attempt to resolve the dispute, and in the event the parties cannot agree to Tenant’s CEL Payment within thirty (30) days following the delivery of the CEL Dispute Notice, Tenant shall have the right to audit the CEL Statement and submit any dispute relating to the CEL Statement and Tenant’s CEL Payment to arbitration in accordance with the terms and provisions of Section 4.06 hereof, mutatis mutandis. If the parties agree, or such arbitration determines, that the amounts paid by Tenant were in excess of the actual amount of the applicable Tenant’s CEL Payment, any such excess paid by Tenant shall be credited against the next Rent payable by Tenant hereunder and if it is determined that Tenant underpaid Tenant’s CEL Payment, Tenant shall pay the unpaid portion to Landlord within thirty (30) days of the final determination of the applicable Tenant’s CEL Payment. If, at the time Tenant becomes entitled to any credit of as provided above, Tenant is then in monetary default or material non-monetary default under this Lease, in each case, beyond the expiration of any applicable notice and/or cure period, Landlord may offset the amount of such credit or refund payable to Tenant against amounts properly due and owing by Tenant to Landlord.
E.    Each Tenant CEL Payment in respect of a calendar year in which the Term expires shall be prorated to correspond to that portion of such calendar year occurring within the Term. Landlord’s failure to render or delay in rendering a CEL Statement with respect to any calendar year shall not prejudice Landlord’s right to thereafter render a CEL Statement with respect to any such calendar year, nor shall the rendering of a CEL Statement for any calendar year prejudice Landlord’s right to thereafter render a corrected CEL Statement for such calendar year, provided that any such CEL Statement or correction is rendered not later than two (2) years following the calendar year in question. The provisions of this Section 7.10E shall survive the expiration or earlier termination of this Lease.

F.In no event shall the Fixed Rent under this Lease be reduced by virtue of this Section 7.10.
ARTICLE 8

ASSIGNMENT, SUBLETTING, MORTGAGING

8.01    A.    (i)    Except as otherwise expressly provided in this Article 8, Tenant shall not, whether voluntarily, involuntarily, or by operation of law or otherwise (a) assign or otherwise transfer this Lease or any interest or estate herein, (b) sublet the Demised Premises or any part thereof or allow the Demised Premises or any part thereof to be used or occupied by others in violation of Article 5 or in violation of any of the Superior Instruments, or (c) mortgage, pledge, encumber or otherwise hypothecate this Lease or the Demised Premises or any part thereof in any manner without, in each instance, obtaining the prior written consent of Landlord.
(ii)    For purposes of this Article 8, (a) a material modification, amendment or extension of a sublease requiring Landlord’s consent hereunder shall be deemed a sublease requiring approval of the relevant provisions thereof in accordance with the terms of this Article 8, and (b) any Person or legal representative of Tenant to whom Tenant’s interest under this Lease passes by operation of law or otherwise shall be bound by the provisions of this Article 8.
(iii)    For purposes of this Article 8, (a) the issuance of interests in Tenant or any subtenant (whether stock, partnership interests, interests in a limited liability company or otherwise) to any Person or group of related Persons, whether in a single transaction or a series of related or unrelated transactions, in such quantities that after such issuance Control of Tenant, or any subtenant directly or indirectly, shall have changed, shall be deemed an assignment of this Lease or such sublease, as the case may be, (b) a transfer of more than a fifty percent (50%) interest of Tenant or any subtenant (whether stock, partnership interests, interests in a limited liability company or otherwise) by the direct (as opposed to the indirect) owner(s) thereof, whether in a single transaction or through a series of related or unrelated transactions, shall be deemed an assignment of this Lease, or such sublease, as the case may be, and (c) any division of the entity constituting Tenant (or any subtenant) pursuant to Section 18-217 of the Delaware Limited Liability Company Act or any other successor or comparable statute in other jurisdictions (each, a “Division”), as if such Division was an assignment of this Lease or such sublease. Notwithstanding the foregoing, if Tenant or any subtenant is a corporation whose stock is publicly traded on a nationally recognized stock exchange, then clauses (a) and (b) of the preceding sentence shall not be applicable to the issuance of stock or one or more transfers of stock or other beneficial interest in Tenant or any subtenant (whether or not more than 50% of the stock or other beneficial interest in Tenant is so transferred) which is effected through “over-the-counter market” or through any recognized stock exchange. Any assignment (or deemed assignment), sublease (or deemed sublease), license, concession, mortgage, pledge, encumbrance or transfer by Tenant in contravention of this Article 8 shall be void.
B.    Notwithstanding the provisions of Section 8.01A hereof, Tenant shall have the right, without the consent of Landlord or any requirement to pay the Additional Rent under Section 8.07 hereof and without being subject to Landlord’s Recapture Rights under Section 8.04 hereof (but otherwise subject to Tenant’s compliance with the terms of this Article 8, including this Section 8.01B and Section 8.03 hereof), to assign this Lease to (i) an entity created by merger, reorganization, consolidation, conversion or recapitalization of or with Tenant, (ii) a purchaser of all or substantially all of Tenant’s assets, stock or equity interests or (iii) the resultant entity after any Division (the entity described in transactions referred to in clause (i), (ii) and (iii) above, is referred to herein as a “Successor”) or (iii) an Affiliate provided, in each such case, such merger, reorganization, consolidation, conversion, recapitalization or sale or assignment to an Affiliate, as the case may be, shall be for a valid business purpose and not principally for the purpose of transferring the leasehold estate created by this Lease or the avoidance of any obligations under this Lease and, provided, further, (A) such Successor or Affiliate, as the case may be, shall (1) use the Demised Premises in compliance with and assume the terms and provisions of, this Lease from and after the effective date of the assignment (or from the Execution Date in the event of a Successor transaction in which the then Tenant is not the surviving entity) and (2) not be a Prohibited Entity and (B) with respect to a transfer to a Successor, such Successor have the required Material Net Worth. For the purposes hereof, the term “Material Net Worth” shall mean the Successor to Tenant shall have a net worth, as determined in accordance with GAAP (exclusive of good will and general intangibles) and certified by an independent certified public accountant reasonably acceptable to Landlord, at least equal to or greater than twenty (20) times the annual Fixed Rent then payable hereunder.
C.    Notwithstanding the provisions of Section 8.01A hereof, Tenant shall have the right, without Landlord’s consent or any requirement to pay the Additional Rent under Section 8.07 hereof and without being subject to Landlord’s Recapture Rights under Section 8.04 hereof (but otherwise subject to Tenant’s compliance with the terms of this Article 8, including this Section 8.01C and Section 8.05G hereof), to sublease all or any portion of the Demised Premises to an Affiliate of Tenant (or to allow such Affiliate to occupy the same as a Permitted Occupant, it being agreed that in such event, the RSF occupied by such Affiliate shall not be counted against the ten percent (10%) RSF limitation in Section 8.01D hereof); provided such subletting shall be for a valid business purpose and not principally for the purpose of transferring this Lease or the avoidance of any obligations under this Lease. If any Affiliate entity shall cease to be an Affiliate of Tenant, then such entity may continue to sublease or occupy any portion(s) of the Demised Premises it has theretofore subleased or occupied as an Affiliate of Tenant, as the case may be, provided and upon the condition that (i) the principal purpose of the transaction which results in such entity no longer being an Affiliate of Tenant shall not be the acquisition of such Affiliate’s interest in its sublease or other occupancy agreement, or the avoidance of any obligations under this Lease and (ii) the sublease or other occupancy agreement shall comply with the provisions of this Article 8 and, to the extent applicable, thereafter Tenant shall be obligated to pay the Additional Rent, if any, due under Section 8.07 hereof.
D.    Notwithstanding the provisions of Section 8.01A hereof, Tenant shall have the right, without Landlord’s consent and without being subject to Landlord’s Recapture Rights under Section 8.04 hereof (but otherwise subject to Tenant’s compliance with the terms of this Section), to permit up to ten percent (10%) of the rentable square footage of the Office Space (“Permitted Desk Sharing Space”) to be occupied on a temporary basis, at any time and from time to time, by clients, independent contractors or other Persons with a bona fide ongoing and independent business relationship with Tenant (such Persons who shall be permitted to occupy portions of the Permitted Desk Sharing Space pursuant to this Section 8.01D being hereinafter referred to as “Permitted Occupant”, or collectively as the “Permitted Occupants”), provided that (i) there shall be no separate identification of any Permitted Occupants in the lobby of the Building, (ii) all or substantially all of the Permitted Desk Sharing Space shall not be located on a single floor, constitute the entirety of Tenant’s space on any floor, nor be occupied by the same Permitted Occupant (or an Affiliate thereof), (iii) Tenant shall receive no rent, payment or other consideration in connection with such occupancy in excess of the pro rata portion of the rent payable by Tenant hereunder in respect of such space other than any nominal rent payments or other consideration for actual services rendered or provided by or for such Permitted Occupant, (iv) the Permitted Occupants shall use the applicable Permitted Desk Sharing Space in conformity with all of the applicable provisions of this Lease, (v) neither the Permitted Occupant nor any Principal thereof is a Prohibited Entity, (vi) the Permitted Occupant shall not use the space occupied by it for any Prohibited Use or in violation of this Lease or any of the Superior Instruments, (vii) Tenant shall notify Landlord within thirty (30) days after the date when any Permitted Occupant occupies Permitted Desk Sharing Space and shall provide Landlord with a copy of the license or agreement with such Permitted Occupant, (viii) no demising walls shall be erected in the Office Space separating the Permitted Desk Sharing space used by a Permitted Occupant from the remainder of the Office Space, (ix) in no event shall the use of any portion of the Premises by any Permitted Occupant create or be deemed to create any right, title or interest of the Permitted Occupant in or to the Premises, (x) the occupancy by a Permitted Occupant shall not, in Landlord’s reasonable judgment, materially increase the traffic through the lobby of the Building beyond that which would reasonably be expected to occur if Tenant used the entire Premises for the normal conduct of its business, materially increase the Operating Expenses beyond that which would be incurred if Tenant used the entire Premises for the normal conduct of its business, or materially increase the burden on existing cleaning services or elevators over the burden that would be incurred for use by Tenant for normal business purposes in accordance with the provisions of this Lease if the Premises were fully occupied by Tenant, (xi) such arrangement will terminate automatically upon the termination of this Lease but shall in any event expire no later than one (1) day prior to the expiration of this Lease, (xii) the license or occupancy agreement is subject and subordinate to this Lease and all matters to which this Lease is subject and subordinate, and (xiii) the proposed Permitted Occupant is engaged in a business or activity and the relevant part of the Premises will be used in a manner in keeping with the standards of the Building.
E.    Notwithstanding the provisions of Section 8.01A hereof, Tenant shall have the right, without Landlord’s consent and without being subject to Landlord’s Recapture Rights under Section 8.04 hereof (but otherwise subject to Tenant’s compliance with the terms of this Section) so long (i) as a Permitted Entity is Tenant under this Lease and has at least five (5) full floors of Office Space under direct lease with Landlord (it being agreed that for the purposes of this clause (i) the 51st Floor Space shall not constitute a full floor), (ii) the then Permitted Entity shall be in Occupancy of at least five (5) full floors of Office Space (it being agreed that for the purposes of this clause (i) the 51st Floor Space shall not constitute a full floor), Tenant shall have the right without Landlord’s prior consent to sublease up to two (2) full floors of the Office Space to one or more Spin-off Entities (each, a “Spin-off Transaction”), provided that (a) in no event shall Tenant be released from its obligations under this Lease in connection with any Spin-off Transaction; (b) at any time, there shall be no more than three (3) subleases to Spin-off Entities permitted under this Section 8.01E; (c) such subletting to a Spin-off Entity is for a legitimate, regular business purpose of Tenant and not principally for the purpose of effectuating a transfer of Tenant’s interest in this Lease; (d) reasonable evidence that the subtenant under the sublease is a Spin-off Entity is delivered to Landlord at least ten (10) days prior to any subletting to a Spin-off Entity (unless applicable Legal Requirements or non-disclosure obligations prohibit delivery prior to the effective date thereof, then not later than ten (10) Business Days after the effective date thereof); (e) the Spin-off Entity is not a Prohibited Entity and is engaged in a business or activity which is in keeping with the standards of the Building for office tenants and which is a permitted use hereunder; (f) a duplicate original of the sublease shall be delivered to Landlord no later than ten (10) days prior to the effective date thereof (unless applicable Legal Requirements or non-disclosure obligations prohibit delivery prior to the effective date thereof, then not later than ten (10) Business Days after the effective date thereof); (g) the Spin-off Transaction shall not be subject to Landlord’s Recapture Rights under Section 8.04 hereof (but otherwise subject to Tenant’s compliance with the terms of this Article 8, including this Section 8.01C and Section 8.05G hereof); (h) the conditions in Section 8.05B hereof (other than clauses (ii) and (x) thereof) are not violated; and (i) the sublease for the Spin-off Transaction shall otherwise comply with the provisions of this Article 8 and, to the extent applicable, thereafter Tenant shall be obligated to pay the Additional Rent, if any, due under Section 8.07 hereof with respect thereto.  For the purposes hereof, “Spinoff Entity” means a Person that, substantially contemporaneously with any subletting under this Section 8.01E, acquires all or substantially all of the assets of a unit, division, group or operation of a Permitted Entity that relates to a particular aspect of a Permitted Entity Tenant’s business; it being agreed, however, that upon an Person becoming a Spinoff Entity it will no longer be an Affiliate of Tenant.
F.    Any of the transactions described in Section 8.01B or 8.01C, is referred to herein as an “Exempt Transaction.” Not later than ten (10) days following the effective date of an Exempt Transaction, Tenant shall give Landlord notice thereof; provided, however, to the extent that Tenant is unable to provide Landlord with prior notice of such Exempt Transaction due to binding confidentiality agreements or securities regulations, then Tenant shall provide Landlord with notice of such transaction within ten (10) days after the effective date of such transaction.
8.02    If this Lease shall be assigned, whether or not in violation of the provisions of this Lease, Landlord may collect rent from the assignee. If the Demised Premises or any part thereof are sublet or used or occupied by anyone other than Tenant, whether or not in violation of this Lease, Landlord may, after the occurrence of any monetary or material non-monetary default by Tenant under this Lease, in each case, beyond the expiration of any applicable notice and/or cure period, collect the rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to the Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any provisions of this Article 8, or the acceptance of the assignee, subtenant or occupant as tenant. Nothing contained herein shall be construed to relieve the Original Tenant or any assignee or other successor in interest (whether immediate or remote) of the Original Tenant from the full and prompt payment, performance and observance of the covenants, obligations and conditions to be paid, performed and observed by Tenant under this Lease. The consent by Landlord to a particular assignment, subletting or use or occupancy by others shall not in any way be considered as a consent by Landlord to any other or further assignment, or subletting or use or occupancy by others. Reference in this Lease to use or occupancy by others (that is, anyone other than Tenant) shall not be construed as limited to subtenants but shall also include licensees and others claiming under or through Tenant, immediately or remotely.
8.03    Any assignment or transfer shall not be effective until the assignee shall execute, acknowledge and deliver to Landlord an agreement, in recordable form and otherwise in form reasonably satisfactory to Landlord (it being agreed that the form annexed hereto as Exhibit 8.03 is an acceptable form to Landlord), whereby the assignee shall assume the obligations and performance of this Lease and agree to be bound by and upon all of the covenants, agreements, terms, provisions and conditions hereof on the part of Tenant to be performed or observed from and after the effective date of such assignment (except in the case of Successor transaction in which Tenant is not the surviving entity, in which event, from and after the Execution Date) and whereby the assignee shall agree that the provisions of this Article 8 hereof shall, notwithstanding such an assignment or transfer, continue to be binding upon it in the future. Notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of the Fixed Rent (or any other amounts required to be paid by Tenant pursuant to this Lease) by Landlord from an assignee or transferee or any other party, Tenant shall remain fully and primarily liable for the payment of the Fixed Rent and the Additional Rent due and to become due under this Lease and for the performance of all of the covenants, agreements, terms, provisions and conditions of this Lease on the part of Tenant to be performed or observed.
8.04    A.    (i)    Except in the case of an Exempt Transaction or [***], which has a sublease term (including renewals) of less than five (5) years, if Tenant intends to (a) assign this Lease (it being agreed that a sublease of all or substantially all of the Demised

Premises for all or substantially all of the remainder of the Term shall be deemed to be an assignment of the Lease) or (b) sublet all or any portion of the Demised Premises consisting of one floor or more for all or substantially all of the remainder of the Term (a transaction under clause (a) or (b) being referred to herein a “Recapture Transaction”), then (in any such event) Tenant shall give notice (a “Recapture Availability Notice”) thereof to Landlord, which Recapture Availability Notice shall set forth (A) in the case of a subletting under clause (b) above, a description of the portion of the Demised Premises Tenant desires to sublet (the “Recapture Space”), (B) the date (the “Recapture Date”) on which Tenant intends such Recapture Transaction to be effective provided such date shall not be earlier than thirty (30) days after the delivery of the Recapture Availability Notice, and (C) the material economic and material non-economic terms upon which Tenant is willing to enter into the Recapture Transaction; including, without limitation, as applicable, the consideration for the assignment, the proposed term, all rental charges, and the proposed changes or alterations to the Recapture Space that Tenant is prepared to make to the Recapture Space (the “Proposed Terms”). Landlord shall have the right (the “Recapture Right”), exercisable by notice given to Tenant within thirty (30) days after the giving of the Recapture Availability Notice to (1) with respect to a proposed assignment of this Lease (or deemed assignment), cancel this Lease as provided in Section 8.04B hereof or (2) with respect to a proposed subletting under clause (b) above to either (A) cancel this Lease with respect to the Recapture Space as provided in Section 8.04B hereof, or (B) require Tenant to execute and deliver a Recapture Sublease to Landlord (or its designee) for the Recapture Space on the applicable Proposed Terms, subject to the further provisions of Section 8.04A(iii) hereof. If Landlord shall fail to notify Tenant within twenty five (25) days after the giving of the Recapture Availability Notice of Landlord’s intention to exercise its rights pursuant to this Section 8.04A, then Tenant shall have the right to give Landlord a reminder notice, which reminder notice shall contain the following caption on the first page thereof in bold and capitalized type:
YOU SHALL BE DEEMED TO HAVE WAIVED YOUR OPTION UNDER SECTION 8.04A OF THE LEASE WITH RESPECT TO THAT CERTAIN RECAPTURE AVAILABILITY NOTICE DATED ________ ___, 20__ IF YOU FAIL TO NOTIFY US OF THE EXERCISE OF SUCH OPTION [INSERT LATER OF 30 DAYS AFTER GIVING OF RECAPTURE AVAILABILITY NOTICE AND 5 BUSINESS DAYS AFTER GIVING OF REMINDER NOTICE].
(ii)    Subject to the provisions of this Section 8.04A(ii), if Tenant sends a reminder notice to Landlord as aforesaid and Landlord fails to notify Tenant of its exercise of such option within the required time period, then, except as hereinafter provided, Landlord shall be deemed to have waived its Recapture Rights with respect to the Recapture Transaction described in the Recapture Availability Notice and, in such event (or if Landlord has expressly waived such Recapture Right), Tenant shall, subject to the terms of the next sentence, be free to attempt to assign this Lease or sublet the Recapture Space for a period of twelve (12) months. In the event that (a) Tenant fails to consummate a proposed assignment or subletting that was the subject of a Recapture Availability Notice within such twelve (12) month period or (b) if the Net Effective Rent or Net Effective Price, as the case may be, for the actual transaction that Tenant intends to consummate shall be less than 92.5% of the Net Effective Rent or the Net Effective Price, as the case may be, set forth in the Proposed Terms set forth in the Recapture Availability Notice, then, in either case of clause (a) or (b) of this Section 8.04A(ii), the provisions of Section 8.04A(i) hereof shall again apply and Tenant shall be required to submit a new Recapture Availability Notice if Tenant still desires to enter into a Recapture Transaction.

For the purposes of this Section 8.04, (a) “substantially all of the remainder of the term” shall mean that the term of the proposed subletting shall expire within the final twelve (12) months of the then Term and (b) “substantially all of the Demised Premises” shall mean at least ninety percent (90%) of the RSF of the then Office Space. For the purposes of this Lease, (i) “Net Effective Rent” shall mean an amount on a RSF basis equal to (a) the fixed rent, escalations for operating expenses and real estate taxes and other additional rent provided under a proposed lease or a term sheet (as the case may be) less (b) the amortized cost (such cost to be amortized over the proposed term of the sublease on a straight line basis with interest thereon at the Prime Rate) of any free rent or subtenant construction allowances to be provided to the proposed subtenant and the cost of any Tenant Changes specifically made by or on behalf of Tenant in order to prepare any sublet space for occupancy; it being expressly agreed that no portion of the cost of Tenant’s Initial Work, or the cost of any other Tenant Changes not specifically made by or on behalf of Tenant in order to prepare any sublet space for occupancy shall be included in calculating the Net Effective Rent hereunder and (ii) “Net Effective Price” shall mean all sums and other consideration to be paid to Tenant by the assignee for, or by reason of, the assignment of this Lease less the present value (discounted at the Prime Rate, compounded monthly) of the amortized cost (such cost to be amortized over the remainder of the Term as of the proposed effective date of such assignment on a straight line basis with interest thereon at the Prime Rate) of any tenant construction allowances and cost of work to be performed by or on behalf Tenant specifically to prepare the Premises for occupancy by such assignee; it being expressly agreed that no portion of the cost of Tenant’s Initial Work, or the cost of any other Tenant Changes not specifically made by or on behalf of Tenant in order to in order to prepare the Premises for occupancy by such assignee shall be included in calculating the Net Effective Price hereunder.
(iii)    If Landlord exercises its option to sublet the Recapture Space as aforesaid, such sublease to Landlord or its designee (which designee must be an Affiliate of Landlord) as subtenant (a “Recapture Sublease”) shall:
(A) be at a rental equal to the lesser of (1) the Rent Per Square Foot from time to time payable under this Lease during the term of such Recapture Sublease multiplied by the number of RSF of the Recapture Space and (2) the sublease rent set forth in the Proposed Terms and otherwise be upon the same terms and conditions as those contained in this Lease (as modified by the Proposed Terms, except such as are irrelevant or inapplicable and except as otherwise expressly set forth to the contrary in this subsection 8.04A(iii)); it being agreed that, any rental payable under any Recapture Sublease shall, at Landlord’s option, either be payable at the times set forth in the Recapture Sublease or shall be a credit against the Rents payable by Tenant hereunder. For the purposes hereof, “Rent Per Square Foot” shall mean the sum of the Fixed Rent and Recurring Additional Rent then payable hereunder divided by the total RSF of the Premises Portion in question;
(B) give the subtenant under the Recapture Sublease, the unqualified and unrestricted right, without Tenant’s consent, to assign such Recapture Sublease to an Affiliate of Landlord or a successor landlord under this Lease or its Affiliate and to further sublet the Recapture Space or any part thereof to any Person and to make any and all changes, alterations, and improvements in the Recapture Space without Tenant’s consent (provided that Tenant shall have no obligation to remove or restore any such changes, alterations or improvements);
(C) provide in substance that any such changes, alterations, and improvements made in the Recapture Space may be removed, in whole or in part, prior to or upon the expiration or other termination of the Recapture Sublease, provided that any damage and injury caused to any other portion of the Office Space by Landlord or its designee thereby shall be repaired;
(D) provide that (1) the parties to such Recapture Sublease expressly negate any intention that any estate created under such Recapture Sublease be merged with any other estate held by either of said parties and (2) Landlord, at Tenant’s sole cost and expense equal to Landlord’s reasonable actual out-of-pocket cost shall make such alterations as may be required or reasonably deemed necessary to physically separate the Recapture Space from the balance of the Demised Premises (including removal of any internal staircase(s) (x) within the floors of the Recapture Space (if any) and/or (y) connecting the Recapture Space to any other portion(s) of the Demised Premises and to slab over the opening(s) therefor) and to provide appropriate means of ingress to and egress thereto and to the public portions of the balance of the floor such as toilets, janitor’s closets, telephone and electrical closets, fire stairs, and elevator lobbies;
(E) provide that the subtenant or occupant may use and occupy the Recapture Space for any lawful office purpose or the provisions of Section 5.01 hereof; and
(iv)    provide that the subtenant under the Recapture Sublease shall not be subject to the provisions of Sections 8.01A, 8.04, 8.05 and 8.07 hereof.
(v)    Notwithstanding anything to the contrary contained herein: (a) during the term of any Recapture Sublease, Tenant shall be relieved of all of Tenant’s obligations under this Lease solely with respect to the Recapture Space, other than Tenant’s obligation to pay Rent; (b) during the term of any Recapture Sublease, if and to the extent that Landlord or its designee, assignee or Affiliate as subtenant or sub-subtenant, fails to pay to Tenant any amount that the subtenant is required to pay to Tenant pursuant to the terms of the Recapture Sublease, then (provided Landlord has not already provided Tenant with a credit on account thereof) Tenant shall have the right to credit such amount against Tenant’s rental obligations under this Lease; (c) if the Recapture Sublease is rejected in bankruptcy by Landlord or its designee, Tenant shall be released from any and all liability in respect of such Recapture Space and such Recapture Space shall no longer be a part of the Demised Premises; (d) notwithstanding the Proposed Terms for the proposed sublease to which the Recapture Sublease relates, the expiration date of the Recapture Sublease shall be co-terminus with the Expiration Date; (e) during the term of any Recapture Sublease, Tenant shall be named as an additional insured under the subtenant’s insurance required to be maintained under the Recapture Sublease; (f) during the term of any Recapture Sublease, if and to the extent that Landlord or its designee, assignee or Affiliate, as subtenant, fails to perform any non-monetary obligations required under the Recapture Sublease, then in no event, shall Tenant be in default under this Lease; (g) in no event shall Tenant be obligated to compel Landlord to provide any service or perform any other obligation under this Lease to the extent the sublease includes such obligation, and (h) in no event shall any alterations installed pursuant to a Recapture Sublease be a Specialty Alteration hereunder.
(vi)    If Landlord is unable to give Tenant possession of the Recapture Space at the expiration of the term of the Recapture Sublease by reason of the holding over or retention of possession of any tenant or other occupant of the Recapture Space through Landlord (other than Tenant or any Tenant Party), then, provided Tenant otherwise has surrendered the balance of the Premises to

Landlord as required hereunder, Tenant shall be deemed to have delivered possession of the Premises to Landlord upon the Expiration Date and shall not be deemed a holdover under this Lease.
(vii)    The failure by Landlord to exercise its option under Section 8.05A with respect to any subletting shall not be deemed a waiver of such option with respect to any extension of such subletting or any subsequent subletting of the Demised Premises affected thereby.
B.    If Landlord exercises the Recapture Right (i) in the case of a proposed assignment (or deemed assignment), then, notwithstanding anything herein contained to the contrary, this Lease shall be terminated as of the date which is the latest to occur of (a) the Recapture Date, (b) the sixtieth (60th) day following the giving of the Recapture Availability Notice or (c) the date Tenant vacates and surrenders possession of the Recapture Space to Landlord pursuant to the applicable provisions of this Lease, as if such date were the Expiration Date (but in no event later than the then stated Expiration Date) and (ii) in the case of a proposed subletting in which Landlord has elected to cancel the portion of the Lease covered by the Recapture Space, then (a) such Recapture Space shall, as of the date (the “Recapture Vacancy Date”) which is the latest to occur of (1) the Recapture Date, (2) the sixtieth (60th) day following the giving of the Recapture Availability Notice or (3) the date Tenant vacates and surrenders possession of the Recapture Space to Landlord pursuant to the applicable provisions of this Lease (but in no event later than the then stated Expiration Date), no longer be a part of the Demised Premises for any purpose of this Lease, (b) the Fixed Rent, the Recurring Additional Rent and all other items of Rent attributable to the Recapture Space shall be apportioned as of the Recapture Vacancy Date, (c) the Fixed Rent shall be decreased by the amounts thereof attributable to the Recapture Space, (d) Tenant’s Percentage with respect to the applicable Premises Portion shall be decreased by recalculating the same to exclude the number of RSF contained in the Recapture Space, (e) if the Recapture Space includes any partial floor(s), Landlord shall make such alterations as may be reasonably required to physically separate such portion(s) of the Recapture Space (and the systems serving the same) from the balance of the Demised Premises and to comply (to the extent applicable) with Tenant’s obligation under Section 7.01A hereof as it relates to reallocation of electrical capacity and to provide appropriate means of ingress and egress thereto and to the public portions of the balance of such partial floor (and Tenant shall pay for Landlord’s actual reasonable out-of-pocket costs in connection therewith within thirty (30) days after receipt by Tenant of an invoice therefor) and (f) if the Recapture Space includes full floor(s), Landlord, at Tenant’s sole cost and expense, shall remove any internal staircases (x) within the Recapture Space, (if any) and/or (y) connecting the Recapture Space to any other portion(s) of the Demised Premises and slab over the opening(s) therefor (and Tenant shall pay for Landlord’s actual reasonable out-of-pocket costs in connection therewith within thirty (30) days after receipt by Tenant of an invoice therefor).
C.    Tenant shall have the right to request, by notice to Landlord, to pre-approve the identity of a proposed assignee or subtenant with respect to any transaction that is not an Exempt Transaction prior to the sending of a Recapture Availability Notice or Consent Request, as applicable. Any such request notice shall contain the information required under clause (a) and (b) of Section 8.05A hereof and a description of whether it is anticipated that the transaction will be an assignment or a subletting and, if a subletting the approximate amount of space and, if known, the approximate term thereof. In the event that Tenant so requests as aforesaid, Landlord shall not unreasonably withhold its approval of the proposed assignee or subtenant, and, provided that a Consent Request for a proposed transaction with such proposed assignee or subtenant is sent within six (6) months following such request, Landlord shall have no right to withhold its consent to any such transaction solely based on the identity of the proposed assignee or subtenant, but the foregoing shall not relieve Tenant of compliance with the other applicable provisions of this Article 8. If Landlord shall fail to respond to Tenant’s request made in accordance with this Section 8.04C within fifteen (15) Business Days after Landlord’s receipt thereof, then Tenant shall have the right to give Landlord a reminder notice, which reminder notice shall contain the following caption on the first page thereof in bold and capitalized type:
YOU SHALL BE DEEMED TO HAVE APPROVED THE IDENTITY OF THE PROPOSED ASSIGNEE OR PROPOSED SUBTENANT SET FORTH IN TENANT’S NOTICE GIVEN PURSUANT TO SECTION 8.04C DATED ________ ___, 20__ IF YOU FAIL TO RESPOND TO SUCH NOTICE WITHIN FIVE (5) BUSINESS DAYS AFTER YOUR RECEIPT OF THIS NOTICE.
If Tenant sends a reminder notice to Landlord as aforesaid and Landlord fails to respond to Tenant within five (5) Business Days after its receipt of such reminder notice, then Landlord shall be deemed to have approved the identity of the proposed assignee or subtenant with respect to which such request was made, but such deemed approval shall not relieve Tenant of compliance with the other applicable provisions of this Article 8.
8.05    A.    If either (i) after delivery of a Recapture Availability Notice, Landlord has not (or is deemed to have not) exercised its Recapture Right, Tenant shall thereafter at any time or from time to time during the Term desire to enter into a Recapture Transaction that was the subject of a Recapture Availability Notice or (ii) except in the case of an Exempt Transaction, Tenant shall otherwise desire to assign this Lease or sublet all or part of the Demised Premises in a transaction that would not constitute a Recapture Transaction or a transaction in which Landlord does not have a Recapture Right, then Tenant shall promptly notify Landlord of such desire. Upon obtaining a proposed assignee or subtenant upon acceptable terms (determined in Tenant’s sole discretion), Tenant shall give notice thereof to Landlord (each, a “Tenant’s Consent Request”), which Tenant’s Consent Request shall be accompanied by (a) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant and its business address, (b) a statement setting forth in reasonable detail the nature and character of the business of the proposed assignee or subtenant and its proposed use of the Demised Premises, (c) if the proposed transaction was one that qualified as a Recapture Transaction, any changes to the Proposed Terms, (d) current financial information with respect to the proposed assignee or subtenant, (e) in the case of a proposed sublease of less than the entire Demised Premises, a floor plan clearly indicating the portion of the Demised Premises to be subleased and all means of ingress and egress to such portion of the Demised Premises to be subleased and to the remainder of the Demised Premises, and (f) such additional information related to the proposed assignment or sublease as Landlord shall reasonably request after Landlord’s receipt of Tenant’s Consent Request provided such request is made not later than five (5) Business Days after the giving of the Consent Request.
B.    Landlord’s consent to the proposed assignment or subletting set forth in the Consent Request shall not be unreasonably withheld and Landlord (within ten (10) Business Days from the submission of the information required in Section 8.05A) shall either approve such proposed assignment or subletting or provide Tenant with the reasonable basis for any refusal, and an opportunity to provide Landlord with additional information reasonably requested by Landlord or otherwise in order to alleviate any reasonable concerns; provided, however, that, subject to the provisions of Section 8.05F and Section 8.05G hereof, Landlord may withhold or deny its consent thereto (and any such withholding or denial of consent shall be deemed reasonable) if:
(i)    the proposed sublessee or assignee (or any Principal thereof) is a Prohibited Entity or the proposed use of the Demised Premises is for a Prohibited Use;

(ii)    the proposed sublessee or assignee (or an Affiliate or Principal of such proposed sublessee or assignee) is a prospective tenant, subtenant or assignee and Landlord then has or, in good faith, reasonably anticipates having in the ensuing nine (9) months reasonably comparable space in the Building for substantially the same or a comparable term or is then an existing tenant of Landlord in the Building and Landlord then has or, in good faith, reasonably anticipates having in the ensuing nine (9) months reasonably comparable space and layout (it being understood that Landlord may modify space so that the layout thereof is comparable) in the Building for substantially the same or a comparable term for such existing tenant; [***];
(iii)    the proposed sublessee or assignee is a prospective subtenant or assignee with whom another Unit Owner (as defined in the Condominium Declaration) has negotiated a term sheet for a sublease or an assignment within the prior three (3) months or is then a tenant of such Unit Owner, and, if the following condition is permitted under the Condominium Documents, such other Unit Owner shall be able to offer to such proposed sublessee or assignee reasonably comparably sized space in the Unit or the Building, as applicable, for substantially the same or a comparable term;
(iv)    the general reputation of the proposed assignee or subtenant is not consistent with a Comparable Building;
(v)    the nature of the proposed business to be conducted in the Demised Premises is not (a) appropriate for a Comparable Building or (b) permitted by this Lease or under the Superior Instruments;
(vi)    the proposed assignee or subtenant shall have or enjoy diplomatic immunity;
(vii)    such proposed subletting would result in any full floor of the Office Space being divided into more than three (3) rental units in the aggregate or in any rental unit located on a floor being less than 5,000 RSF (it being agreed, without limiting the other restrictions and conditions contained herein, that in no event shall the Ground Floor Space or the 51st Floor Space be permitted to be sublet in part);
(viii)    such proposed subletting would result in there being more than ten (10) sublettings in the aggregate in the Demised Premises;
(ix)    Tenant is then in monetary default or material non-monetary default under this Lease, in each instance, beyond the expiration of any applicable notice and/or cure period;
(x)    such proposed subletting is for Ground Floor Space (it being agreed that in no event shall Tenant be permitted to sublet the Ground Floor Space in part) and does not include the Primary Renewal Block;
(xi)    such proposed subletting is for 51st Floor Space and does not include all of the entire 50th floor of the Office Space Portion (it being agreed that (a) in no event shall Tenant be permitted to sublet the 51st Floor Space in part and (b) this clause (xi) shall not be applicable, if the 51st Floor Space, as finally constituted, is the 51st Floor Shuttle Area Space);

(xii)    such proposed subletting is for the 50th floor leased to Tenant and does not include the entire 51st Floor Space (provided that the inclusion of the 51st Floor Space shall not be applicable, if the 51st Floor Space, as finally constituted, is the 51st Floor Shuttle Area Space (it being agreed that in no event shall Tenant be permitted to sublet the 50th floor in part);
(xiii)    such proposed subletting is solely for the 51st Floor Shuttle Area Space only (if applicable); and
(xiv)    the character of the business to be conducted or the proposed use of the Demised Premises by the proposed assignee or subtenant shall, in Landlord’s reasonable opinion, (a) materially increase Operating Expenses, (b) materially increase the burden on existing cleaning or other Landlord Services or elevators over the burden prior to such proposed subletting or assignment (unless Tenant shall agree to pay to Landlord any such increased costs), or (c) violate any provisions or restrictions contained in Article 5 or elsewhere herein relating to the use or occupancy of the Demised Premises.
[***]
C.    (i)    If Landlord shall fail to respond to a Tenant’s Consent Request within ten (10) Business Days after Landlord’s receipt thereof and any additional information requested by Landlord as provided in clause (f) of Section 8.05A hereof, then Tenant shall have the right to give Landlord a reminder notice, which reminder notice shall contain the following caption on the first page thereof in bold and capitalized type:
YOU SHALL BE DEEMED TO HAVE GRANTED THE CONSENT REQUESTED IN TENANT’S CONSENT REQUEST DATED ________ ___, 20__ IF YOU FAIL TO RESPOND TO SUCH NOTICE WITHIN FIVE (5) BUSINESS DAYS AFTER YOUR RECEIPT OF THIS NOTICE.
If Tenant sends a reminder notice to Landlord as aforesaid and Landlord fails to respond to Tenant within five (5) Business Days after its receipt of such reminder notice, then Landlord shall be deemed to have granted consent with respect to transaction described in Tenant’s Consent Request.
(ii)    Anything contained in this Article 8 to the contrary notwithstanding, Tenant may give to Landlord a Recapture Availability Notice and a Tenant’s Consent Request in one notice but in such event the time periods for Landlord to respond to such notice shall be as set forth in Section 8.04A hereof.
D.    Subject to the provisions of Section 8.05F hereof, if Landlord shall consent (or shall be deemed to have consented) to any assignment or subletting as provided herein, Tenant shall be free to assign this Lease to the proposed assignee set forth in Tenant’s Consent Request or sublet the Demised Premises (or the applicable portion thereof) to the proposed subtenant set forth in the Consent Request. Tenant acknowledges and agrees that Landlord’s approval (or deemed approval) of any assignment or sublease in accordance with the terms of this Article 8 shall not constitute Landlord’s approval of any of the specific terms of such assignment or sublease, as the case may be, and Tenant shall cause any such assignment or sublease to comply with the terms and provisions of this Lease in all respects.
E.    Landlord’s consent to any assignment or sublease in which Landlord’s consent is required to be given by Landlord hereunder shall be set forth in an instrument prepared by Landlord in form reasonably satisfactory to Landlord and Tenant; it being acknowledged that the forms of consent annexed hereto as Exhibits 8.05E-1 and 8.05E-2 are satisfactory. Landlord’s consent shall not be effective until such instrument is executed and delivered by Landlord, Tenant and the proposed assignee or subtenant. Landlord agrees promptly upon receipt of the fully executed assignment agreement or agreement of sublease, as the case may be, to which Landlord has consented to hereunder, and an executed consent substantially in the form and content annexed hereto, to sign and deliver such consent.
F.    In the event that Tenant fails to consummate a proposed assignment or subletting that was the subject of a Tenant’s Consent Request within twelve (12) months after submission thereof to Landlord then, if the transaction proposed in Tenant’s Consent Request (a) constitutes a Recapture Transaction, then the provisions of Section 8.04A hereof shall again apply and Tenant shall be required to submit a new Recapture Availability Notice (together with the information required to be delivered in connection therewith) if Tenant still desires to enter into a Recapture Transaction or (b) would not otherwise constitute a Recapture Transaction, then the provisions of Section 8.05A hereof shall again apply and Tenant shall be required to submit a new Tenant’s Consent Request (together with the information required to be delivered in connection therewith) if Tenant still desires to assign this Lease or sublease all or any part of the Premises.
G.    With respect to each any every sublease permitted under this Lease:
(i)    no subletting shall be for a term ending later than one (1) day prior to the Stated Expiration Date;
(ii)    no sublease shall be valid, and no subtenant shall take possession of the Demised Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord;
(iii)    in the case of a subletting which includes less than entire floor(s), Tenant, at its sole cost and expense, shall (A) make or cause to be made, at no expense to Landlord, such Tenant Changes as may be required or reasonably deemed necessary to provide reasonably appropriate means of ingress and egress from the sublet space (which means of ingress and egress shall conform to all applicable Legal Requirements and/or Insurance Requirements and all alterations relating thereto shall be subject to the provisions of Article 13 hereof), and (B) physically separate the sublet space (if Office Space) from the balance of the floor in such commercially reasonable manner that the configuration of the sublet space and the balance of the floor would not inhibit, in Landlord’s reasonable discretion, Landlord’s ability to independently lease the sublet space or the balance of the floor to one (1) or more office tenants for general and executive office use; and
(iv)     subject to the provisions of any Subtenant SNDA, each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that, in the event of termination, reentry or dispossess by Landlord under this Lease, Landlord may, at its option, either terminate such sublease or take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (a) be liable for any previous act, omission or negligence of sublandlord, (b) be subject to any counterclaim, defense or offset, (c) be bound by any modification or amendment of the sublease or by any prepayment of more than one month’s rent and additional rent which shall be payable as provided in such sublease, unless such modification or prepayment shall have been approved in writing by Landlord, or (d) be obligated to perform any repairs or other work in the subleased premises beyond Landlord’s obligations under this Lease.
8.06    Each sublease shall, notwithstanding anything to the contrary contained herein (a) provide that the subtenant may not assign its rights thereunder or further sublet the space demised under the sublease, in whole or in part, and each assignment shall provide that the assignee may not further assign its rights under this Lease or sublet the Premises, in whole or in part, without Landlord’s consent (which shall be granted, withheld or not required subject to the same terms and conditions contained in this Article 8, as such would be applicable to a similar request by Tenant, including those relating to Exempt Transactions) and without complying with all of the terms and conditions of this Article 8 except that with respect to (i) an assignment of a sublease which is subject to a Subtenant SNDA, any assignment of such sublease shall be subject to Landlord’s consent not to be unreasonably withheld subject to the terms of this Article 8 and (ii) the third (3rd) tier down of any further subletting of a sublease shall not be permitted without Landlord’s consent (which may be granted or denied in Landlord’s sole discretion) and (b) contain (or incorporate by reference) provisions substantially the same as those contained in Sections 31.15, and 34.02 hereof. Except as otherwise expressly set forth herein, if any such sublease or sub-sublease is assigned or further sublet without the consent of Landlord in each instance obtained or without compliance with the provisions of this Article 8, Tenant shall immediately terminate such sublease or arrange for the termination thereof, and proceed expeditiously to have the occupant thereunder dispossessed. Landlord’s consent to any sublease or assignment shall not be deemed or construed to modify, amend or affect the terms and provisions of this Lease, or Tenant’s obligations hereunder, which shall continue to apply to the occupants thereof, as if the sublease or assignment had not been made.
8.07    A.    Subject to the provisions of this Section 8.07, if, with respect to any sublease of all or any part of the Premises (i) the aggregate of (a) the amounts paid in any calendar quarter during the term of such sublease as fixed rent and as additional rent (or other charges thereunder, including charges on account of electricity and Taxes and Operating Expenses) by the subtenant under such sublease and (b) the amount of any Other Sublease Consideration paid in such calendar quarter to Tenant by such subtenant (the amounts described in this clause (i) are called “Sublease Gross Receipts”) shall be in excess of (ii) Tenant’s Basic Cost for the space demised by such sublease for such calendar quarter, then, for each such calendar quarter, Tenant (at the times and in the manner set forth in Section 8.07D below) shall (a) first retain from such excess an amount equal to Tenant’s Associated Cost (the “Retained Amount”) for such sublease as of the end of such calendar quarter and (b) second, divide the balance of such excess (the balance of such excess is called “Sublease Profits”), if any, in half, and retain one-half (½) for itself and pay, as Additional Rent, the other half (½) to Landlord. “Other Sublease Consideration” means all sums paid for the furnishing of services by Tenant and for the sale or rental of Tenant’s Property less, in the case of the sale thereof, the then fair market value thereof. “Tenant’s Basic Cost” for any sublet space for any calendar quarter means the sum (without duplication) of (1) the portion of the Fixed Rent, Tenant’s Tax Payments, Tenant’s BID Payment, Tenant’s Operating Expense Payments and any other Additional Rent which is attributable to such sublet space (on a pro rata basis) for such calendar quarter (or if the pertinent sublease is in effect for only a part of such calendar quarter, the portion of such calendar quarter during which such sublease is in effect), plus (2) the amount payable by Tenant on account of electricity in respect of such sublet space (on a pro rata basis) for such calendar quarter (or if the pertinent sublease is in effect for only a part of such calendar quarter, the portion of such calendar quarter during which such sublease is in effect). Solely for purposes of clause (1) of the definition of Tenant’s Basic Cost, and solely during the Initial Term, the amount of Fixed Rent payable with respect to any sublet space shall be deemed to be the “net rent” with respect to such space (i.e., the Fixed Rental amount that Tenant would pay for such space if the amount of Fixed

Rent that Tenant would have paid during the Abatement Period with respect such sublet space were applied evenly as a discount to installments of Fixed Rent payable over the entire Initial Term).
B.    For the purpose hereof, “Tenant’s Associated Cost” for any sublease shall mean, as of the end of any calendar quarter, the excess of:
(i)    (a) all reasonable amounts paid by Tenant in or prior to such calendar quarter, or to be paid by Tenant at any time within the next six (6) months (or, if later, prior to or upon occupancy by the subtenant for the conduct of business), either (i) in making alterations to (or other changes in the layout and finish of) either the sublet space or other areas of the floor(s) on which the sublet space is located in order to prepare the sublet space for such subtenant’s occupancy and/or (ii) in providing a fund to the subtenant for either such purpose (by way of a work allowance or the like), plus (b) the amount of (x) commercially reasonable out-of-pocket brokerage commission(s) paid in connection with such sublease and (y) commercially reasonable out-of-pocket legal fees paid by Tenant in connection with such sublease in or prior to such calendar quarter, or to be paid by Tenant in connection with such sublease at any time within the next six (6) months (or, if later, prior to or upon occupancy by the subtenant for the conduct of business), plus (c) the reasonable amount of all reasonable other concessions paid by Tenant in connection with such sublease in or prior to such calendar quarter, or to be paid by Tenant at any time after such calendar year (e.g., takeover expenses and/or payment of moving expenses), plus (d) the amount of any free, abated or reduced rent actually provided to subtenant under such sublease in connection with the entering into of such sublease plus (e) the amount of commercially reasonable out-of-pocket advertising and marketing costs paid with respect to the sublet space, plus (f) Hard Costs and Soft Costs (other than to the extent funded by Landlord as part of Landlord’s Contribution) in respect of and reasonably allocated to the sublet space, amortized on a straight line basis over the Term, to the extent such amortization is allocable to the period during the term of such sublease; over
(ii)    all Retained Amounts in respect of such sublease theretofore retained by Tenant for all prior calendar quarters.
C.    If, with respect to any assignment of this Lease, Tenant shall receive any Assignment Profit, then Tenant, within thirty (30) days after such receipt, shall pay to Landlord fifty percent (50%) of such Assignment Profit, which payment shall be accompanied by a statement setting forth a reasonably detailed computation of such Assignment Profit. “Assignment Consideration” means an amount equal to all sums and other consideration paid to Tenant by the assignee in consideration for such assignment (including, without limitation, sums paid for the sale or rental of Tenant’s trade fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale thereof, the then fair market value thereof). “Assignment Profit” with respect to any assignment shall mean (i) the Assignment Consideration received by Tenant with respect to such assignment, minus (ii) the sum of (a) all reasonable amounts paid by Tenant in connection with such assignment (1) in making alterations to (or other changes in the layout and finish of) the Demised Premises (other than to the extent funded by Landlord as part of Landlord’s Contribution) and/or (2) in providing a fund to the assignee for such purpose (by way of work allowance or the like), plus (b) the amount of (1) commercially reasonable out-of-pocket brokerage commission(s) paid in connection with such assignment and (2) commercially reasonable out-of-pocket legal fees paid by Tenant in connection with such assignment, plus (c) the amount paid by Tenant to reduce the rent payable under this Lease in connection with the entering into of such assignment plus (d)

the amount of all other reasonable concessions paid by Tenant in connection with such assignment (e.g., takeover expenses and/or payment of moving expenses), plus (e) the amount of any out-of-pocket advertising and marketing costs incurred with respect to the Demised Premises, plus (f) Tenant’s Hard Costs and Soft Costs (which were not funded in whole or part by Landlord) amortized on a straight-line basis over the Initial Term [***], to the extent such amortization is allocable to the period after such assignment, plus (g) all sales and/or transfer taxes paid by Tenant in connection with such assignment.
D.    For purposes of determining Sublease Profits (or the portion thereof that Tenant is obligated to pay to Landlord under Section 8.07A hereof), all sublease transactions shall be treated as independent and separate transactions.
E.    Tenant shall deliver to Landlord annually, and within sixty (60) days after the expiration or earlier termination of this Lease, a statement specifying each sublease in effect during such calendar quarter, the rentable area demised thereby, the term thereof and a computation in reasonable detail showing the calculation of the Sublease Gross Receipts, Tenant’s Basic Costs, Tenant’s Associated Costs and the Sublease Profits for such calendar quarter. Together with such statement, Tenant shall pay to Landlord, as Additional Rent, Landlord’s share of any Sublease Profits for such calendar quarter in accordance with the terms of Section 8.07A hereof. Landlord shall have the right to review Tenant’s book and records, within ninety (90) days after receipt of any such statement, to confirm the accuracy of such computations; and if Landlord does not dispute the same within such ninety (90)-day period, then Landlord waives the right to do so.
F.    Anything contained herein to the contrary notwithstanding, Tenant shall not be entitled to any proceeds derived from or relating to (directly or indirectly) any reletting of the Recapture Space.
8.08    Tenant hereby indemnifies Landlord against any liability asserted against Landlord or any Landlord Party for any brokerage commission, finder’s fee, consultant’s fee or other compensation with respect to any assignment or sublease or proposed assignment or sublease by Tenant or any party claiming through Tenant. Subject to the provisions of Section 8.14 hereof, if this Lease is assigned, the assignor and all its predecessors as tenant hereunder (collectively, the “Predecessor Tenants”) shall be and remain fully liable for the due performance and observance of all of the terms and conditions of this Lease to be performed by Tenant throughout the Term and no amendment of this Lease or waiver of, or consent to departure from, any of the terms and conditions of this Lease shall constitute a novation or otherwise release any of the Predecessor Tenants; provided, however, if any such subsequent amendment to this Lease is made by a Person that is not an Affiliate of the Predecessor Tenant without any such Predecessor Tenant’s consent and such subsequent amendment shall increase the obligations of Tenant hereunder and/or renew the Term hereof except as otherwise expressly permitted herein, then such Predecessor Tenant, including, without limitation, Original Tenant shall not be liable with respect only to such incremental increase and/or such renewal term.
8.09    The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this Lease on Tenant’s part to be performed or observed shall not be discharged, released or impaired in any respect by (a) any waiver or failure of Landlord or any grantee or assignee of Landlord by way of mortgage or otherwise, to enforce any of the obligations of this Lease or (b) any agreement or stipulation made by Landlord, or any grantee or assignee of Landlord by way of mortgage or otherwise, extending the time, or modifying any of the obligations, of this Lease; provided, however, in the event this Lease has been assigned to any Person that is not a Permitted Entity, if Landlord shall thereafter increase the obligations of Tenant hereunder (it being agreed that any exercise of the Offer Space Option substantially in accordance with the terms hereof shall not be deemed to be an increase of the obligations of Tenant hereunder for the purposes of this Section 8.09) and/or renew the Term hereof except as otherwise expressly permitted herein without the Predecessor Tenant’s consent, then the Predecessor Tenant, including, without limitation, Original Tenant shall not be liable with respect only to such incremental increase and/or such renewal term.
8.10    The listing of any name other than that of Tenant, whether on the door of the Demised Premises or any portion thereof or the Building directory, if any, or otherwise, shall not operate to vest any right or interest in this Lease or in the Demised Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease or to any sublease of the Demised Premises or to the use or occupancy thereof by others.
8.11    Tenant shall reimburse Landlord (whether or not the proposed transaction is consummated), within thirty (30) days after demand, for all reasonable out-of-pocket costs incurred by Landlord in connection with any assignment (whether or not Landlord’s consent is required therefor) or sublease, including the costs of making investigations as to the acceptability of the proposed assignee or subtenant (or whether such proposed assignee or subtenant satisfies the conditions set forth in this Article 8) and reasonable out-of-pocket attorneys’ fees and disbursements incurred in connection with the granting or reviewing of any matters reasonably related to any such assignment, subletting or other transfer.
8.12    A.    In the case of a sublease approved by Landlord, Landlord shall enter into with the subtenant a Subordination, Recognition and Non Disturbance Agreement substantially in the form attached hereto as Exhibit 8.12 (“Subtenant SNDA”) if:
(a)Landlord is reasonably satisfied with the financial condition of the proposed subtenant or the proposed subtenant (1) either (x) has a net worth (exclusive of good will and general intangibles) computed in accordance with GAAP at least equal to or greater than at least twenty (20) times the aggregate of the annual Fixed Rent then payable hereunder allocable to portion of the Premises that is the subject of the subletting (the “Requisite Net Worth”) or (y) agrees to provide Landlord with a guaranty, in form and substance reasonably satisfactory to Landlord, guaranteeing the full and prompt performance of all obligations of the proposed subtenant under the proposed sublease, from a Person Affiliated with such proposed subtenant that is not a Prohibited Entity and has the Requisite Net Worth or (2) if the proposed subtenant does not meet the Requisite Net Worth Test but has a net worth (exclusive of good will and general intangibles) computed in accordance with GAAP that is equal to at least sixty percent (60%) of the Requisite Net Worth Test, then such subtenant shall be deemed to have satisfied the Requisite Net Worth Test if such subtenant posts a security deposit in an amount equal to one hundred percent (100%) of the annual Fixed Rent then payable under this Lease, allocable to the portion of the Premises that is the subject of such subletting, which such security deposit shall be in the form of a letter of credit from an issuing bank reasonably acceptable to Landlord and provides that Landlord is the beneficiary thereof.
(b)the proposed sublease demises Eligible Space, for a term of at least five (5) years (inclusive of any extension options of such subtenant which are conditioned upon Tenant’s exercise of its extension rights in accordance with this Lease), with no right of cancellation (other than those customarily provided in the event of casualty or condemnation) prior to the expiration of such minimum term (but in no event extending beyond the one (1) day prior to the Stated Expiration Date),

(c)the proposed sublease is a bona fide arm’s length sublease with a Person not Affiliated with Tenant or any other Tenant Entity,
(d)the proposed sublease provides that the fixed rental, tax and expense escalation payments, electricity payments and additional rental payments at the time of attornment to Landlord shall, if necessary, be increased to equal the allocable (i.e., on a Rentable Square Foot basis) payments of Fixed Rent, tax and operating expense escalation and other Article 4 payments, electricity payments and additional rental payments as are due and payable by Tenant under this Lease (“Tenant’s Pro Rata Rent”) for the balance of the Initial Term [***],
(e)the proposed sublease does not give the subtenant any right to extend or renew the term of its sublease beyond the Stated Expiration Date,
(f)the proposed sublease imposes no obligations on Landlord to do any work (other than is otherwise required to be done by Landlord hereunder) or provide any landlord contribution, work allowance or free rent period to the subtenant (which would be binding on Landlord), and
(g)the proposed sublease gives no greater rights to the subtenant than Tenant has under this Lease nor imposes any greater obligations on the sublandlord which would be binding on Landlord (or provides that any such greater rights or obligations shall be null and void if the subtenant becomes the direct tenant of Landlord).
B.    The term “Eligible Space” as used herein shall mean (i) an entire “end floor” (that is, the then highest or lowest floor of the largest block of contiguous floors of the Office Space as constituted at the time in question (the “Block”)) together with any one or more floors which are contiguous to such “end floor” and (ii) any entire floor (together with any one or more floors contiguous thereto) which is contiguous to an “end floor” (and any contiguous floors) which is the subject of a sublease with respect to which Landlord previously entered into a Subtenant SNDA.
C.    Tenant shall reimburse Landlord, or cause Landlord to be reimbursed, within thirty (30) days of demand for all of Landlord’s out-of-pocket costs (including reasonable attorneys’ fees and disbursements) in connection with the granting of a Subtenant SNDA including, without limitation, the costs of making investigations as to whether or not the particular sublease satisfies the requirements of this Section 8.12 and all reasonable attorneys’ fees and disbursements incurred in connection with any requested Subtenant Recognition Agreement.
8.13    Anything herein contained to the contrary notwithstanding, Tenant shall not advertise (but may list with brokers or include in trade or industry computerized listing services) its space for assignment or subletting at a rental rate lower than the then the rental rate for office space in the Building.
8.14    Tenant shall not be permitted to install in, or otherwise make a part of, the Premises any materials, articles, fixtures, furnishings or equipment which are subject to “liens”, “conditional sales contracts”, “chattel mortgages” or “security interests” (as such quoted terms are defined in the Uniform Commercial Code as in effect in New York at the time of the making of the alteration) or other title retention or instrument of similar import (each, a “Security Agreement”) if the placement of same shall result in a lien being filed against the Premises, the Unit, the Building, the Real Property or any part thereof. In the event that any Permitted FF&E Property is purchased or acquired by or on behalf of Tenant subject to a Security Agreement then the lender under such Security Agreement shall be permitted to encumber such Permitted FF&E Property with a lien (but not any lien against the Premises, the Unit, the Building, the Real Property or any part thereof). Tenant agrees that no Security Agreement or Uniform Commercial Code filing statement shall be permitted to be filed against the Building, the Unit, the Real Property, the Premises or any part thereof. As a condition to Tenant’s rights under this Section 8.14, Tenant shall cause the lender with whom Tenant has entered into a Security Agreement to enter into a separate written agreement reasonably satisfactory to Landlord, which agreement shall provide, among other things, that (A) such lender shall promptly repair (or caused to be repaired) any damage to the Building, the Premises or the Unit or any part thereof caused or any part thereof caused by the removal of any Permitted FF&E Property by such lender or its agents or representatives and (B) such lender shall indemnify and hold Landlord harmless from and against any and all loss, damage, liability or expenses, including reasonable attorneys’ fees and disbursements, incurred by Landlord as a result of, arising in connection with or due to any other access by such lender to the Premises, the Unit or the Building or any part thereof, (C) no exercise by such lender under such Security Agreement shall be construed to extend the term of this Lease, and (D) any such lender shall be responsible for and shall pay to Landlord, within thirty (30) days of demand, an access fee equal to the Fixed Rent (at the same per diem rate a payable under the Lease) for any period during which such Lender has access to the Premises to exercise its rights with respect to the Permitted FF&E Property; it being agreed, however, if during the time of any such access Tenant is then not in default in the payment of its monetary obligations under the [Lease], beyond the expiration of any applicable notice and/or cure period, then such lender shall not be required to pay the same. All Security Agreements shall contain (or if not contained therein shall be deemed to contain) the following provision: “Notwithstanding anything to the contrary herein, this chattel mortgage, conditional sales agreement, title retention agreement or security agreement shall not (i) create or be filed as a lien against the land, building and landlord’s improvements comprising the real property in which the goods, machinery, equipment, appliances or other personal property covered hereby are to be located or installed or (ii) in any way extend the term of the [Lease]” If any such lien, based on a Security Agreement or Uniform Commercial Code filing statement, is filed against the Building, the Real Property, the Unit, the Premises or any portion thereof, Tenant shall, within thirty (30) days following notice thereof from Landlord cause such lien or notice to be removed or discharged at Tenant’s sole cost and expense. For the purposes hereof, “Permitted FF&E Property” shall mean any Tenant Property exclusive of (1) Tenant Property that was not funded in whole or in part by Landlord’s Contribution, (2) any items included the RTS Build-out Work and (3) Fixtures.
8.15    Any dispute between Landlord and Tenant arising under this Article 8 shall be resolved by arbitration conducted in accordance with the provisions of Article 25 hereof.
ARTICLE 9

SUBORDINATION, NON DISTURBANCE, SUPERIOR INSTRUMENTS

9.01    Landlord’s right, title and interest in and to its leasehold estate and to the Unit are derived from and under the Unit Ground Lease. Tenant shall (a) comply with those provisions of the Superior Obligation Instruments which are applicable to Tenant’s obligations under this Lease as they relate to the Demised Premises and shall not take, fail to take or permit to be taken or not taken any action which would cause a default by Landlord under the Superior Obligation Instruments unless such action is expressly permitted to be taken pursuant to the terms of this Lease and (b) cooperate with Landlord and the Public Parties (as defined in the Unit Ground Lease) in all reasonable respects in connection with Landlord’s exercise of rights and/or fulfillment of obligations under the Superior Obligation Instruments, except that Tenant shall have no obligation to disclose any proprietary or confidential information and Tenant shall have no liability therefor.

9.02    A.    Subject to the other terms of this Section 9.02 and without limiting any other provision of this Lease, this Lease is and shall be subject and subordinate in all respects to (i) the Ground Lease and the Unit Ground Lease and, provided the holder thereof is not an Affiliate of Landlord, any other Superior Leases now or hereafter existing, (ii) provided the holder thereof is not an Affiliate of Landlord, all mortgages which may now or hereafter affect the Land, the entire Building, and/or the Unit and/or any Superior Leases, and to each and every advance made or hereafter to be made under such mortgages, (iii) all renewals, modifications, consolidations, replacements and extensions of any Superior Leases, Superior Mortgages, (iv) the Condominium Declaration and the other Condominium Documents and (v) DUO. This Lease is also subject and subordinate to all other matters to which the Superior Obligation Instruments are subject and subordinate, including, without limitation, the Project Documents, the Permitted Encumbrances (as defined in the Unit Ground Lease) and the Subway Agreement, provided, that as between Landlord and Tenant, the rights and obligations of Landlord and Tenant shall be governed solely by the terms and provisions of this Lease and the applicable provisions of the Superior Obligation Instruments. Landlord shall not terminate, surrender, renew, modify, amend, consolidate, replace or extend the Unit Ground Lease, the Condominium Declaration or the other Condominium Documents, the Subway Agreement, the Project Documents, any other instrument to which this Lease is subject and subordinate or the Design Guidelines, in any manner that would (a) extend or shorten the Term, (b) reduce the usable area of the Premises, (c) increase the Fixed Rent or any Additional Rent, (d) except to a de minimis extent, otherwise increase the obligations of Tenant or the rights of Landlord under this Lease or (e) except to a de minimis extent, otherwise decrease the obligations of Landlord or the rights of Tenant under this Lease. This Section shall be self-operative and no further instrument of subordination shall be required; provided, however, (1) not later than ninety (90) days following the Execution Date, Landlord shall obtain from the Ground Lease Landlord, the existing Superior Mortgagee, the Board of Managers and the FC Board of Managers, an executed and acknowledged non disturbance agreement (each, a “SNDA Agreement”) substantially in the forms annexed hereto as Exhibits 9.02A-1, 9.02A-2, 9.02A-3 and 9.02A-4, respectively, with such reasonable modifications as Tenant may request (collectively, the “Initial SNDA Agreements”), and (2) as an express condition of any subordination of this Lease to any future Superior Mortgage or Superior Lease, Landlord shall obtain from any future Superior Mortgagee and/or Superior Lessor, in each instance, an executed and acknowledged SNDA Agreement or such form which is then customarily used by such party, provided such other form contains the same substantive protections as are set forth in the Initial SNDA Agreements. If any future Superior Lessor or Superior Mortgagee refuses to sign the applicable SNDA Agreement, this Lease shall not be subject to such Superior Lease or Superior Mortgage, as applicable.
B.    Tenant shall reimburse Landlord, within thirty (30) days after demand, for the reasonable out-of-pocket costs paid by Landlord to the counterpart under any SNDA Agreements in connection with requesting and obtaining the same except that Tenant shall not be responsible for any such costs with respect to the Initial SNDA Agreements. Landlord shall not have liability to Tenant if any future Superior Lessor or Superior Mortgage does not enter into any such SNDA Agreement; provided, however, this Lease shall not be subordinate to such Superior Lease or Superior Mortgage unless and until the respective SNDA Agreements have been executed by the Superior Lessor and Superior Mortgagee, as the case may be, and delivered to Tenant.
C.    The leases to which this Lease is, at the time referred to, subject and subordinate pursuant to this Article are hereinafter sometimes called “Superior Leases”, and references to Superior Lessors are intended to include the successors in interest of Superior Lessors and their successors in interest as may be appropriate. The mortgages to which this Lease is, at the time referred to, subject and subordinate and any modifications, extensions or replacements thereof are hereinafter sometimes collectively called “Superior Mortgages” and references to Superior Mortgagees are intended to include the successors in interest of Superior Mortgagees and their successors in interest as may be appropriate.
D.    In the event that Landlord shall fail to obtain from the Ground Lease Landlord, the existing Superior Mortgagee and the Condominium Boards executed and acknowledged Initial SNDA Agreements within ninety (90) days following the Execution Date for any reason whatsoever, then Tenant shall have the right, at its option and as its sole remedy, to terminate this Lease upon ten (10) days’ prior notice to Landlord given not later than one hundred twenty (120) days after the Execution Date, time being of the essence, and if Landlord has not obtained such SNDA Agreements within such ten (10) day period, then this Lease shall terminate upon the expiration of such ten (10) day period after Tenant’s delivery of notice of termination, as if such date were the date originally set forth for the expiration of this Lease. If Tenant fails to timely give such notice of cancellation, Tenant’s right to so cancel under this Section 9.02D shall be null and void. If this Lease is terminated as aforesaid then this Lease shall thereupon be deemed null and void and of no further force and effect, and neither of the parties hereto shall have any rights, obligations or claims against the other except those expressly stated to survive the expiration or earlier termination of this Lease.
E.    Intentionally omitted.
F.    Except for security deposits or any other amounts deposited with Landlord or with any “Recognized Mortgagee” (as defined in the Unit Ground Lease) in connection with the payment of insurance premiums, taxes and assessments, operating expenses and other similar charges or expenses under the Unit Ground Lease and “Impositions” (as defined in the Unit Ground Lease) having a billing period in excess of one (1) month but not more than twelve (12) months, Tenant shall not pay rent or other sums payable under this Lease to Landlord for more than one (1) month in advance of the due date therefor.
9.03    A.    Tenant further agrees that (i) upon receipt from the Superior Mortgagee of notice that an “Event of Default” or term of like import (as described in any Superior Mortgage) exists or otherwise upon the request of a Superior Mortgagee or Landlord, Tenant shall, at such Superior’s Mortgagee’s or Landlord’s direction, pay directly to the Superior Mortgagee all rent thereafter accruing, and the receipt of such rent by the Superior Mortgagee shall be a release of Tenant to the extent of all amounts so paid, (ii) without impairing the rights under the Superior Mortgage, the Superior Mortgagee may, at its option, at any time and from time to time, release to Landlord rent so received by the Superior Mortgagee, or any part thereof, (iii) the Superior Mortgagee shall not be liable for its failure to collect, or its failure to exercise diligence in the collection of rent, but shall be accountable only for rent that it shall actually receive and (iv) it shall execute and deliver to the Superior Mortgagee such documents as the Superior Mortgagee may reasonably request to evidence or effectuate the above agreements which are consistent with the foregoing and do not reduce Landlord’s or the Superior Mortgagee’s obligations or Tenant’s rights or release Tenant’s obligations.
9.04    Subject to the rights of any Recognized Mortgagee (as defined in the Unit Ground Lease), upon notice from the Unit Ground Lease Landlord, Tenant shall make all payments of rents, additional rents and other sums of money to Unit Ground Lease Landlord upon the occurrence of a monetary or material nonmonetary Event of Default (as defined in the Unit Ground Lease) under the Unit Ground Lease, and, in such event, Unit Ground Lease Landlord shall apply the said payments made to it, first, to retain all amounts that are due and payable to the Unit Ground Lease Landlord pursuant to this Lease, and second, to pay to Landlord all remaining amounts.
9.05    In the event of a termination of the Unit Ground Lease, or if the interests of Landlord under this Lease are transferred by reason of or assigned in lieu of foreclosure or other proceedings for enforcement of any Superior Instrument or if any Superior Party acquires a lease in substitution therefor, then (a) this Lease shall not terminate or be terminable by Tenant and (b) this Lease shall not terminate or be terminable by any subtenant or successor thereto unless Tenant is specifically named and joined in any such action and unless a judgment is obtained therein against Tenant. Nothing contained herein shall be deemed to limit or qualify the rights (i) of any Recognized Mortgagee, including its right to request a new lease pursuant to Section 31.6 of the Unit Ground Lease or (ii) of Tenant under or to any SNDA Agreement granted, or to be granted, pursuant to the terms of this Lease.
9.06    Subject to any applicable SNDA Agreement, this Lease is subject to the express condition, and by accepting this Lease Tenant shall be conclusively deemed to have agreed, that if the Unit Ground Lease should be terminated prior to the Scheduled Expiration Date (as defined in the Unit Ground Lease) or if Unit Ground Lease Landlord should succeed to Landlord’s estate in the Demised Premises, then, at Unit Ground Lease Landlord’s election, to be exercised in Unit Ground Lease Landlord’s sole judgment and discretion, Tenant shall attorn to and recognize Unit Ground Lease Landlord as Tenant’s landlord under this Lease, provided that Unit Ground Lease Landlord shall not (i) be liable for any act or omission or negligence of Landlord hereunder, (ii) be subject to any counterclaim, offset or defense which theretofore accrued to Tenant against Landlord, (iii) be bound by any modification or amendment of this Lease (unless such modification or amendment shall have been approved in writing by Unit Ground Lease Landlord), (iv) be bound by any payment of rent or additional rent for more than one (1) month in advance (unless actually received by Unit Ground Lease Landlord), (v) be obligated to perform any Alteration (as defined in the Unit Ground Lease) in the Demised Premises, (vi) in the event of a Casualty (as defined in the Unit Ground Lease), be obligated to repair or restore the Demised Premises or any portion thereof, (vii) in the event of a partial Taking (as defined in the Unit Ground Lease), be obligated to repair or restore the Demised Premises or any part thereof (except that, with respect to clause (vi) above and this clause (vii), in the event that Unit Ground Lease Landlord receives Insurance Proceeds (as defined in the Unit Ground Lease) or condemnation award, as the case may be, and determines not to restore in such circumstances, Tenant can terminate the Lease), (viii) be obligated to make any payment to Tenant (other than any overpayment of rent made to Unit Ground Lease Landlord), or (viii) be bound by any obligations which Unit Ground Lease Landlord lacks the capacity or reasonable ability to perform. Tenant shall promptly execute and deliver any instrument Unit Ground Lease Landlord may reasonably request to evidence such attornment. Notwithstanding the foregoing, the foregoing provisions of this Section 9.06 shall be superseded by any SNDA Agreement entered into between Tenant and Unit Ground Lease Landlord.
9.07    If (a) in connection with obtaining financing for or condominiumizing of the Unit, the Land and/or Building, or of any Superior Lease, a banking, insurance or other Superior Mortgagee shall request reasonable modifications in this Lease as a condition to such financing or condominiumizing and/or (b) the provisions of any Superior Obligation Instruments require Tenant to deliver any instruments or acknowledgements, Tenant will not unreasonably withhold its consent thereto and/or delay the delivery thereof, as the case may be, provided that such modifications and/or instruments or acknowledgements, in either instance, do not (a) extend or shorten the Term, (b) reduce the usable area of the Premises, (c) increase the Fixed Rent or any Additional Rent (d) except to a de minimis extent, otherwise increase the obligations of Tenant or the rights of Landlord under this Lease or (e) except to a de minimis extent, otherwise decrease the obligations of Landlord or the rights of Tenant under this Lease.
9.08    In connection with a proposed sale or financing by Landlord of the Unit or any portion thereof or interest therein, Tenant shall promptly (but in no event more than twenty (20) days after written request therefor) furnish to Landlord, subject to the terms of a confidentiality agreement satisfactory to Tenant, the latest then available financial statements of Tenant certified by Tenant’s regularly employed independent certified public accountant.

9.09    A.    Landlord represents that prior to the date of this Lease, Landlord has provided to Tenant true, correct and complete copies of the Superior Obligation Instruments. Tenant (i) expressly acknowledges its receipt of copies of the Superior Obligation Instruments and the Condominium Documents so delivered by Landlord and that it has had ample opportunity to see and review and permit its counsel to see and review the same and (ii) by its execution and delivery of this Lease, Tenant expressly acknowledges and agrees that it shall comply, and cause its agents, employees, contractors, subcontractors, subtenants, operators, licensees, franchisees, concessionaires or other occupants of the Demised Premises to comply, fully and faithfully at all times, to the extent applicable to the Demised Premises, with all terms, covenants and conditions of the Superior Obligation Instruments, which by their terms are applicable to a space lease of all or any portion of the Unit (collectively, “Tenant’s Superior Instrument Obligations”), such acknowledgment and agreement being a material inducement to Landlord’s execution and delivery of this Lease and leasing of the Demised Premises to Tenant and the right of Tenant to exclusively use Tenant’s Roof Top Space as permitted hereunder. Tenant further acknowledges and agrees that, pursuant to the Unit Ground Lease, any act or omission of Tenant or any of its agents, employees, contractors, subcontractors, subtenants, operators, licensees, franchisees, concessionaires or other occupants of the Demised Premises that violates any provision of the Unit Ground Lease may be deemed to be a violation of such provision by Landlord as the tenant under the Unit Ground Lease.
B.    Tenant acknowledges and agrees that Landlord may modify or amend this Lease from time to time in order to avoid the occurrence of a default under the Superior Instruments, provided such modification or amendment does not (a) extend or shorten the Term, (b) reduce the usable area of the Premises (or Tenant’s Roof Top Space except as may be required as a result of the final design of the RTS Build-out Work), (c) increase the Fixed Rent or any Additional Rent (d) except to a de minimis extent, otherwise increase the obligations of Tenant or the rights of Landlord under this Lease or (e) except to a de minimis extent, otherwise decrease the obligations of Landlord or the rights of Tenant under this Lease. Tenant shall promptly execute such modification or amendment to this Lease.
9.10    Notwithstanding anything to the contrary set forth in this Lease but subject to any additional requirements that may be imposed upon Tenant under this Lease, Tenant represents, warrants, covenants and agrees as follows:
(a)    Tenant shall comply, and cause its agents, employees, contractors, subcontractors, subtenants, operators, licensees, franchisees, concessionaires or other occupants of the Demised Premises to comply, to the extent applicable to the Demised Premises, fully and faithfully with Tenant’s Superior Instrument Obligations, which by their terms are applicable to a space lease of all or any portion of the Unit.
(b)This Lease is for no other purpose than for the actual occupancy of the Premises by Tenant, a Related Entity (as defined in the Unit Ground Lease) or a permitted assignee or permitted sublessee for the “Permitted Use” (as defined in the Unit Ground Lease), subject to the terms of Article 5 of this Lease.
(c)In connection with all aspects of any Tenant Changes performed by Tenant or any Person claiming by, through or under Tenant, Tenant shall comply, and shall cause its agents, employees, contractors, subcontractors, subtenants, operators, licensees, franchisees, concessionaires and other occupants of the Demised Premises to comply, with all of the terms, covenants and conditions of DUO, the Unit Ground Lease and the Condominium Documents pertaining to alterations of any type in and to the Demised Premises (including, without limitation, Article IX of the Unit Ground Lease and Article X of the

Condominium Declaration, the provisions of which are incorporated herein by reference), all of which shall be in addition to and not in lieu of the requirements therefor set forth in this Lease.
(d)Tenant is not and shall not become during the Term a Prohibited Entity and shall not assign this Lease or sublet or otherwise grant occupancy rights with respect to its Demised Premises or any portion thereof to a Prohibited Entity.
(e)Tenant will comply with all Legal Requirements from time to time in effect prohibiting discrimination or segregation. In furtherance of the foregoing, Tenant shall comply with the provisions of Article XXIX and Exhibit O of the Unit Ground Lease applicable to this Lease, the provisions of which are incorporated herein by reference.
9.11    In the event of any conflict between the terms and conditions of this Lease (including, without limitation, all Exhibits and Schedules attached hereto) and the terms of the Superior Obligation Instruments which, by their terms, are applicable to a subtenant under a space lease of the Unit, the terms and conditions of such Superior Obligation Instruments (subject to any limitations agreed to under any applicable SNDA Agreement, if any) shall govern and control if the failure to comply by Tenant hereunder would constitute a default thereunder, otherwise the terms and conditions of this Lease shall govern and control.
9.12    Except to the extent expressly otherwise provided in this Lease, wherever in this Lease a provision of the Unit Ground Lease or the Condominium Documents is incorporated by reference it is agreed that the following terms in such provisions so incorporated by reference shall have the following meanings:
(a)The term “hereunder”, “under this Lease” or “under this Declaration” or words of similar import in any such incorporated provision shall be deemed to refer to the Unit Ground Lease or the Condominium Documents, as the case may be;
(b)The term “Property” or “Unit” in any such incorporated provision shall mean the Demised Premises under this Lease;
(c)The term “Sublease” in such incorporated provision shall mean this Lease;
(d)The term “Subtenant” in such incorporated provision shall mean the tenant under this Lease;
(e)The term “Tenant” or “Unit Owner” in such incorporated provision shall mean the tenant under this Lease; and
(f)Where in any such provision there is contained an obligation on the part of “Subtenant”, “Tenant” or “Unit Owner” to perform the same, such covenant or obligation shall be deemed a covenant or obligation of Tenant under this Lease, except as expressly modified by this Lease.
9.13    In the event that NYTC purchases or leases all or any portion of the Unit and the Demised Premises or any portion thereof is included in the portion of the Unit so purchased or leased by NYTC, Tenant agrees (at Landlord’s reasonable expense), that upon the exercise by NYTC of such option to so lease or purchase, to deliver to NYTC, without cost to

NYTC, copies of any drawings and/or CAD design files in Tenant’s possession for all leasehold improvements made by or on behalf of such Tenant to such portion on an “as-built basis.”
ARTICLE 10

ENTRY; RIGHT TO CHANGE
PUBLIC PORTIONS OF THE BUILDING
10.01    Subject to the provisions of this Article 10, Tenant shall permit Landlord, agents, representatives, contractors and employees of Landlord and each Condominium Board and utility companies and other service providers servicing the Building, the Unit and/or the Common Elements to erect, use and maintain pipes and conduits in and through the Demised Premises in concealed locations beneath floors, behind core or perimeter walls or within existing column enclosures and above ceilings; provided, however, to the extent there are alternative locations (which are permitted by Legal Requirements and Insurance Requirements), provide substantially the same service, do not cost materially more (unless Tenant, after being advised of the incremental cost, agrees to pay such cost to Landlord) and do not inconvenience other tenants of the Building (by more than a de minimis extent) for the pipes and conduits outside of the Demised Premises, Tenant shall have the right to require Landlord to use such alternative locations. Subject to the provisions of this Article 10, Landlord and agents, representatives, contractors and employees of Landlord and any Condominium Board shall have the right to enter the Demised Premises upon prior reasonable notice (except in an emergency, in which event Landlord shall endeavor to give such notice as is reasonably practicable under the circumstances) during Business Hours (unless such entry is reasonably likely to adversely affect Tenant’s ability to conduct its business in any substantial or material portion of the Premises or otherwise adversely affect Tenant’s use or occupancy of any substantial or material portion of the Premises, in which event such access shall occur at times other than Tenant’s Business Hours), for the purpose of making such repairs or alterations as Landlord or any Condominium Board shall reasonably require or shall have the right to make by the provisions of this Lease or the Condominium Documents. Landlord shall promptly repair or caused to be repaired any damage caused by such repairs or alterations, including, without limitation, repair (or replacement as necessary) of all Tenant finishes in substantially the same condition existing prior to such damage. Subject to the provisions of this Article 10, Landlord shall also have the right on reasonable prior notice during Business Hours to enter the Demised Premises, for the purpose of inspecting them or exhibiting them to prospective purchasers, prospective superior lessors or superior mortgagees of the Building and/or the Unit. Landlord and each Condominium Board shall be allowed to take such material as shall be required for such day’s work (provided that if excess material does not unreasonably interfere with Tenant’s business and use of the Demised Premises), then Landlord and any Condominium Board can take such reasonable amounts of material as is required for a commercially reasonable period into and upon the Demised Premises during periods when work is in progress (it being expressly understood and agreed that neither Landlord nor any Condominium Board shall store any materials in the Demised Premises (other than in the freight elevator lobby and mechanical space or, with respect to the Private Shuttle Elevator Work, in the Private Shuttle Elevator Work Areas) during the performance of such work except to the extent that such storage does not unreasonably interfere with Tenant’s business and use of the Demised Premises, without liability to Landlord). Landlord shall clean up or cause to be cleaned up all work areas at the end of each day or block off such work areas in a manner that does not unreasonably interfere with Tenant’s business and use of the Demised Premises; it being acknowledged by Tenant that during the performance of the Private Shuttle Elevator Work, the Private Shuttle Elevator Work Areas shall be deemed to not so unreasonably interfere with Tenant’s business and use of the Premises.
10.02    Subject to the provisions of this Article 10, throughout the Term of this Lease, Landlord and any Condominium Board shall have free access to all mechanical installations located in the Unit or the Common Elements, including, without limitation air-cooling, fan, ventilating and machine rooms and electrical closets, and Tenant shall not construct or place partitions, furniture or other obstructions that interfere with Landlord’s or any Condominium Board’s free access thereto, the proper functioning of the Base Systems or the moving of Landlord’s equipment to and from the enclosures containing said installations. Neither Tenant, nor any Tenant Party or Related Entity, nor any contractor, invitee or licensee of Tenant shall at any time enter the said enclosures or tamper with, adjust, touch or otherwise affect in any manner such mechanical installations.
10.03    During the twenty-one (21) months prior to the expiration of the Term of this Lease, Landlord may exhibit the Demised Premises to prospective tenants, upon prior reasonable notice to Tenant and in coordination with Tenant so as not to unreasonably disrupt Tenant’s business.
10.04    Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s access and use or occupancy of the Demised Premises in making any repairs, alterations, additions or improvements and in inspecting and exhibiting the Demised Premises, and all of the foregoing shall be performed by Landlord with all due diligence; provided, however, that Landlord shall have no obligation to employ contractors or labor at so called overtime or other premium pay rates or to incur any other overtime costs or expenses whatsoever, except that Landlord, at its expense, shall employ contractors or labor at so called overtime or other premium pay rates if necessary to remedy any condition that either (i) results in a denial of reasonable access to the Demised Premises, (ii) threatens the health or safety of any occupant of the Demised Premises, or (iii) unreasonably interferes with Tenant’s ability to conduct its business in the affected portion of the Demised Premises; it being agreed, however, that in no event shall any of the matters set forth in the aforementioned clauses (i), (ii) or (iii) be construed as requiring Landlord to, nor shall Landlord have any obligation to, employ any overtime or premium pay labor in order to complete any Landlord’s Work. In all other cases, at Tenant’s request (except that Tenant shall have no right to request that Landlord perform (and Landlord shall have no obligation to perform) any Landlord’s Work on any overtime or premium pay basis), Landlord shall employ contractors or labor at so called overtime or other premium pay rates and incur any other overtime costs or expenses in making any repairs, alterations, additions or improvements, provided Tenant shall pay to Landlord, as Additional Rent, within thirty (30) days after demand, an amount equal to the excess (a) the overtime or other premium pay rates, including all fringe benefits and other elements of such pay rates, over (b) the regular pay rates for such labor, including all fringe benefits and other elements of such pay rates. In making any repairs, alterations, additions or improvements, Landlord shall cause its contractors or labor to cover and secure such repair areas and equipment in such a manner to minimize interference with Tenant’s business operations during Business Hours. If more than one occupant of the Unit, including Tenant, is chargeable by Landlord for the same overtime costs and expenses relating to the same work for which Tenant is chargeable, then Tenant shall only be charged for a proportionate share of such overtime costs and expenses, which apportionment shall be based on the amount of overtime work requested by such parties. Landlord shall promptly repair any damage to Tenant’s Property arising out of the performance of operations, maintenance or repairs performed by Landlord, or Landlord’s employees, agents or contractors. Tenant shall have the right to reasonably designate, by written notice to Landlord, certain areas of the Demised Premises (including, without limitation, any area containing a safe or any central computer or telephone equipment) as secure areas (each, a “Secure Area”) to which Landlord shall not have access without being accompanied by a representative of Tenant (except in the case of an emergency). Landlord shall not be required to provide cleaning services to such Secure Area. Tenant shall have the right to have a representative accompany Landlord (and persons authorized by Landlord) during any entry into the Premises; it being agreed, however, for avoidance of doubt, that such representative shall not be required to be present during any access by Landlord to any portion of the Tenant’s Roof Top Space. Tenant agrees to have such representative present during Business Hours on Business Days provided Landlord shall give reasonable advance notice of the time it desires access. In addition, Tenant shall keep the Building manager’s office advised of the name, email and telephone number of the person or agency to be notified on behalf of Tenant in the event of any emergency and shall provide such a representative at all times of the day and night. If such representative shall not be provided at any time after reasonable notice under the circumstances when access to the Premises shall be required or if in the event of an emergency of Tenant, Landlord shall nevertheless have the right to enter the Premises, provided that during any entry permitted under this Section, Landlord and Landlord’s agents shall accord all due care to Tenant’s Property. Landlord shall not have liability to Tenant for any failure of Landlord to perform any of its obligations hereunder by reason of Landlord’s inability to enter the Premises. Landlord agrees that it shall use reasonable efforts to keep all information obtained by it or its agents during such entry confidential and shall use reasonable efforts to prevent the disclosure of the same. Notwithstanding anything herein to the contrary, in the event that Landlord and/or any Condominium Board or their respective agents, representatives, contractors and employees desire to enter the Demised Premises in order to perform work on portions of the Unit or the Building other than the Demised Premises, then Landlord and/or any Condominium Board, as the case may be, shall have the right to enter the Demised Premises in such case only if it is reasonably necessary to enter the Demised Premises in order to perform such work.
10.05    Subject to the rights of any Superior Party, Landlord shall use commercially reasonable efforts to permit Tenant, throughout the Term of this Lease, to have a right of access through all other tenant spaces in the Unit (and other tenants of the Unit and NYTC shall have a right of access through the Demised Premises provided Tenant may require that Tenant be present during such access) as necessary, to install, service, maintain and repair cables, conduits, risers, or piping, running through the Building for which Tenant (or, as applicable, other tenants or NYTC) is (or are) permitted or required to install, service, maintain and repair, provided that the party desiring access (i.e., Tenant, NYTC or other tenants, as applicable) shall (a) provide Landlord and the party whose space is affected with reasonable prior written notice of the need for such access, (b) schedule such access so as not to unreasonably interfere with the affected party’s business or inconvenience other tenants or occupants of the Building or the Unit, (c) install such cables or wires, through conduits if such installation is made outside of their respective demised premises and, in such event, Tenant shall only be permitted to use Tenant’s Conduit, (d) repair, at the accessing party’s expense, any damage to the Building, the Unit, the Common Elements or the accessed space arising out of such access and (e) indemnify and hold the party whose space is affected harmless from and against any cost, claim, liability, damage or expense (including, but not limited to, reasonable attorneys’ fees and disbursements) incurred by such party as a result of permitting such access and work. Any conduit, pipe or wire that Tenant, pursuant to the terms of this Lease, is permitted to install in the ceiling of a floor immediately below any floor of the Premises shall be installed as tightly as reasonably possible in accordance with good construction practices to the underside of the slab so as to minimize any unreasonable interference with existing or future alterations by another tenant on such floor, and otherwise shall be installed in a neat and organized manner.
ARTICLE 11

LAWS, ORDINANCES, REQUIREMENTS OF PUBLIC AUTHORITIES
11.01    A.    Tenant shall, at Tenant’s sole cost and expense, comply with all Legal Requirements and/or Insurance Requirements which shall impose any violation, order or duty upon Landlord or Tenant arising from Tenant’s particular manner of use of the Demised Premises (in contrast to use by Tenant for customary office purposes), Tenant’s use of Tenant’s Roof Top Space, the Private Shuttle Elevator or any Specialty Alterations (or special installations made therein by or at Tenant’s request) or required by reason of a breach of any of Tenant’s covenants or agreements hereunder.
B.    Tenant shall have the right to contest the validity of any Legal Requirement or the application thereof in accordance with this Section 11.01B. Any such proceeding instituted by Tenant shall be commenced as soon as is reasonably possible after the issuance of any notification by the applicable Governmental Authority with respect to required compliance with such Legal Requirement and shall be prosecuted to final adjudication with reasonable diligence. Notwithstanding the foregoing, Tenant promptly shall comply with any such Legal Requirement and compliance shall not be deferred if at any time there is a condition imminently hazardous to human life or health, the Building, the Unit, the Common Elements, or any part thereof, shall be in danger of being forfeited or lost or if Landlord, any Landlord Party or any Superior Parties shall be in danger of being subject to criminal and/or civil liability or penalty by reason of noncompliance therewith. Tenant shall indemnify Landlord and all Superior Parties against any cost or expense incurred by any Superior Party by reason of such contest by Tenant. Nothing herein shall be deemed to relieve Tenant of its obligation to comply (at Tenant’s sole cost and expense) with all Legal Requirements and/or Insurance Requirements in the making of any Tenant Changes, including any Specialty Alterations. Without limiting the applicability of the foregoing, Landlord shall be deemed subject to prosecution for a crime if Landlord, any Landlord Party or any Superior Party or its officers, directors, partners, members, shareholders, agents or employees is charged with a crime of any kind whatsoever, unless such charges are withdrawn ten (10) days before Landlord, Landlord Party or any Superior Party or such officer, director, partner, member, shareholder, agent or employee, as the case may be, is required to plead or answer thereto. The obligations of Tenant to indemnify Landlord and any Superior Parties under this Section 11.01B shall survive the expiration or earlier termination of this Lease.
11.02    If Tenant receives written notice of any violation of Legal Requirements and/or Insurance Requirements applicable to the Demised Premises, it shall give prompt notice thereof to Landlord.
11.03    Except as provided in Section 11.01 hereof, Landlord shall comply with or cause to be complied with, all Legal Requirements and/or Insurance Requirements which shall, impose any violation, order or duty upon Landlord or Tenant with respect to the Demised Premises and/or the public and common areas of the Unit and with respect to which Tenant is not obligated by Section 11.01 hereof to comply. Landlord shall not be required to comply with any Legal Requirements and/or Insurance Requirements for so long as Landlord shall in good faith be diligently contesting, at its sole cost and expense, through appropriate proceedings brought in accordance with applicable Legal Requirements, Landlord’s obligation to comply therewith, provided that (a) neither Tenant nor any Tenant Party shall be subject to imprisonment or prosecution for a crime, nor shall the Demised Premises or any part thereof be subject to being condemned or vacated, nor shall the certificate of occupancy for the Building be suspended or threatened to be suspended by reason of such noncompliance or by reason of such contest, and (b) before the commencement of such contest, if Tenant or any Tenant Party may be subject to any civil fines or economic penalties or other criminal penalties or if Tenant may be liable to any independent third party as a result of such noncompliance, Landlord shall indemnify Tenant (and any such Tenant Party) against the cost of such noncompliance and liability resulting from or incurred in connection with such contest or noncompliance. The obligations of Landlord to indemnify Tenant under this Section 11.03 shall survive the expiration or earlier termination of this Lease.

ARTICLE 12

REPAIRS

12.01    Tenant shall take good care of the Demised Premises and Tenant’s Roof Top Space (and RTS Property therein) and the fixtures and appurtenances therein or outside the Premises as permitted hereunder, including any Supplemental HVAC System and the Private Shuttle Elevator (subject to Section 2.03E and Section 5.10 hereof), in each case, at Tenant’s sole cost and expense (unless required as a result of the negligence or willful misconduct of Landlord or any Landlord Party, in which case the same shall, subject to the provisions of Section 14.01B hereof, be performed by Tenant at Landlord’s sole cost and expense), make all repairs thereto as and when needed in Tenant’s reasonable discretion to preserve them in good working order and condition, except for reasonable wear and tear, obsolescence and damage for which Tenant is not responsible for pursuant to the provisions of Articles 17 and 18 hereof; it being agreed, however, that Tenant shall have no obligation to make structural repairs unless the need for such repair was necessitated by reason of (a) any cause or condition arising out of any Tenant Changes, any Supplemental RTS Work or other alterations or installations in the Demised Premises, the Private Shuttle Elevator or, after Substantial Completion of the RTS -Build-out Work therein, Tenant’s Roof Top Space (whether made by Tenant or by Landlord on behalf of Tenant) or as hereinafter provided in this Section 12.01, or (b) Tenant’s particular manner of use or occupancy (as opposed to mere office use), or (c) any breach of any of Tenant’s covenants or agreements under this Lease, or (d) any negligence or willful misconduct by Tenant, any Tenant Party, any Related Entity or any contractor, subcontractor, licensee or invitee thereof, or (e) Tenant’s use or manner of use or occupancy of the Premises or Tenant’s Roof Top Space as a “place of public accommodation” within the meaning of the ADA. Tenant acknowledges that such obligation applies to, without limitation: (i) all distributions within the Demised Premises of the Base Systems serving the Demised Premises (from the point of connection within the Demised Premises) and (ii) any such Base System located outside of the Demised Premises to the extent it exclusively serves the Demised Premises or Tenant’s Roof Top Space but in such event Landlord shall perform such repairs at Tenant’s sole but reasonable cost and expense. All damage or injury to the Demised Premises or Tenant’s Roof Top Space, in each case, whether structural or non-structural, and to its fixtures, glass, appurtenances and equipment or to the Building, or to its fixtures, glass, appurtenances and equipment caused by Tenant moving property in or out of the Building or by installation or removal of furniture, fixtures or other property, or from any other cause of any other kind or nature whatsoever due to the negligence or willful misconduct of Tenant, its employees, agents, visitors or licensees or any other Tenant Party or Related Entity, shall be repaired, restored or replaced promptly by Tenant at its sole but reasonable cost and expense to the reasonable satisfaction of Landlord. All aforesaid repairs, maintenance, restorations and replacements shall be in quality and class equal to the original work or installations and shall be done in a good and workerlike manner. At all times during the Term of this Lease, as required under the Unit Ground Lease, Tenant shall (A) not cause any waste to or upon the Building, the Unit, the Demised Premises, the Roof Top Garden Space or the Common Elements or any part thereof, nor permit or suffer any waste to or upon the Building, the Unit, the Demised Premises, the Roof Top Garden Space or the Common Elements; (B) not cause physical damage (other than as part of any Tenant Change permitted hereunder or as caused by a casualty or taking) to the Building, the Unit, the Demised Premises, the Roof Top Garden Space or the Common Elements or any part thereof; (C) maintain, repair, keep, use and occupy the Demised Premises and Tenant’s Roof Top Space in compliance with the DUO; and (D) keep the Demised Premises and Tenant’s Roof Top Space free of graffiti. Tenant shall promptly make, at Tenant’s sole cost and expense, all repairs in and to the Demised Premises and Tenant’s Roof Top Space for which Tenant is responsible, using only the contractor for the trade or trades in question approved by Landlord, which approval shall be granted or withheld in accordance with the provisions of Article 13 hereof. Any other repairs in or to the Building, the Unit and/or the Common Elements, or any portion thereof, or the facilities and systems thereof for which Tenant is responsible shall be performed by Landlord at Tenant’s sole cost and expense. Landlord and Tenant agree that for the purposes of this Section 12.01, (a) core lavatories on any full floor of the Premises and any bathroom(s) located within the 51st Floor Space and (b) Tenant’s Roof Top Space, in each case, are not Building common areas, FC Limited Common Elements nor Common Elements and Tenant shall maintain, repair and/or make replacements thereto, as appropriate, at Tenant’s sole cost and expense, subject to the terms of this Lease. Landlord shall have no obligation to clean, repair, replace or maintain any “private” plumbing fixtures or facilities (i.e., plumbing fixtures and facilities other than those that would be the common toilets in a multi-tenant floor) or the rooms in which they are located but the foregoing shall not vitiate Landlord’s obligation to maintain the plumbing therefor that is part the Base Systems to the point of connection to the applicable Office Space Portion in accordance with the terms hereof.
12.02    Except for those repairs which are expressly required to be made by Tenant pursuant to Section 12.01 above but subject to the provisions of Section 12.03 hereof, Landlord shall make or cause to be made all repairs and replacements, structural and otherwise, ordinary or extraordinary, foreseen or unforeseen, necessary or desirable in order to keep in good order and repair (a) all structural portions of the Unit (whether located within or outside of the Demised Premises), (b) all Building common areas to the extent such areas serve or affect the Demised Premises or Tenant’s use thereof, including, without limitation, all elevators (excluding the Private Shuttle Elevator), corridors, lobbies, core lavatories, including all fixtures therein (except as provided in Section 12.01), core electric closets, core telecommunication closets, core janitor closets, and mechanical rooms, and (c) all Base Systems (whether such Base Systems are located within or outside of the Demised Premises) serving the Demised Premises and the common and public service areas of the Building to the extent such areas serve or affect the Demised Premises or Tenant’s use thereof, including, without limitation, the plumbing, electrical, mechanical, Base HVAC System, fire protection, life safety and sprinkler systems of the Unit (other than any distribution of such systems located in the Demised Premises), in each case throughout the Term, and in such manner as is consistent with the maintenance, operation and repair standards of Comparable Buildings, unless, in any instance, any repair or replacement is required as a result of the negligence or willful misconduct of Tenant, Tenant Party or any other Related Entity, in which case the same shall be performed by Landlord at Tenant’s sole cost and expense.
12.03    Notwithstanding anything to the contrary contained in this Lease, Landlord, subject to the provisions of Article 34 hereof, shall have no obligation to operate, repair or maintain any portion of the Unit, the Building, the Common Elements and/or the Building common areas, or make any such repairs thereto, to the extent the same is the responsibility of any Condominium Board pursuant to the Condominium Documents but Landlord shall be obligated to enforce the obligations of the Condominium Board as provided in Article 34 hereof.
ARTICLE 13

TENANT CHANGES; FIXTURES

13.01    General.
A.    Tenant Changes.
(i)    Tenant shall not make nor permit any alterations, installations, additions or improvements in or to the Demised Premises (including Tenant’s Initial Work), the Roof Top Garden Space or the electrical, plumbing, mechanical or Base HVAC System or other Base Systems serving the Demised Premises or

Tenant’s Roof Top Space (collectively, “Tenant Changes”) except in accordance with the terms of this Article and other applicable provisions of this Lease.
(ii)    If Tenant desires to perform any Tenant Changes, Tenant shall give Landlord not less than ten (10) Business Days’ prior notice of its intention to make such Tenant Changes (which notice shall include Tenant’s Final Working Drawings, DDs or SDs, as applicable, for such Tenant Changes) or such longer period as may be required under the Unit Ground Lease with respect to “Material Alterations” (as defined in the Unit Ground Lease). If Landlord reasonably requires any additional information or clarification and so notifies Tenant within such ten (10) (or longer) Business Day period (or within five (5) Business Days from Landlord’s receipt of Tenant’s resubmission of Final Working Drawings or SDs or DDs, as the case may be, in the case of resubmission of Final Working Drawings or SDs or DDs, as the case may be, or such longer period as may be required under the Unit Ground Lease with respect to Material Alterations), Tenant shall promptly provide such additional information or clarification, as the case may be, it being understood and agreed that Landlord shall request any such additional information or clarification in good faith. If Landlord shall fail to respond to Tenant’s request for a Tenant Change within ten (10) Business Days or longer period, as the case may be, after receiving such request (or within five (5) Business Days or longer required period, as the case may be, from Landlord’s receipt of Tenant’s resubmission of Final Working Drawings (or SDs or DDs, as the case may be), in the case of any resubmission thereof), or if Landlord has requested additional information or clarification from Tenant as hereinabove provided, within ten (10) Business Days after receipt by Landlord of such additional information or clarification, (or within five (5) Business Days from Landlord’s receipt of Tenant’s resubmission of Final Working Drawings (or SDs or DDs, as the case may be), in the case of resubmission of Final Working Drawings (or SDs or DDs, as the case may be)) then Tenant shall have the right to give Landlord a reminder notice, which reminder notice shall contain the following caption on the first page thereof in bold and capitalized type:
YOUR CONSENT TO THE PROPOSED TENANT’S CHANGE(S) AND THE FINAL WORKING DRAWINGS THEREFOR SHALL BE DEEMED GIVEN IF YOU FAIL TO RESPOND TO THIS REQUEST WITHIN FIVE (5) BUSINESS DAYS FROM THE DATE OF YOUR RECEIPT OF THIS NOTICE.
If Landlord fails to grant or deny the requested consent within five (5) Business Days after its receipt of such reminder notice, Landlord’s consent to Tenant Changes shown in the Final Working Drawings (or SDs or DDs, as the case may be) (other than with respect to any Major Alteration) shall be deemed given and Tenant shall be permitted to perform the same, provided that Tenant complies with the other applicable provisions of this Article 13. If Landlord denies a request for a Tenant Change, Landlord shall specify the reasons therefor in reasonable detail in the notice to Tenant denying the same. Notwithstanding the foregoing, in no event shall any Major Alterations be deemed approved under any terms of this Lease.
(iii)    For the purpose hereof, “Material Alterations” shall mean Tenant Changes that (A) require a Permit (exclusive, regardless of cost, of mere decorative Tenant Changes (e.g., painting, carpeting and floor and wall coverings)), (B) upon completion, adversely affect the Base Systems or any other Building systems, (C) would constitute a “Material Alteration” under the Unit Ground Lease (unless such Material Alteration under the Unit Ground Lease would constitute a Major Alteration as defined in this Lease), (D) involve

Restricted Work, (E) require any amendment of any certificate of occupancy for the Building or any portion of the Building, or (F) are Specialty Alterations, including any Specialty Bathroom Work.
(iv)    For the purpose hereof “Major Alterations” shall mean Tenant Changes that (A) affect or involve alterations to the Building exterior (including the curtain wall thereof) and/or the Common Elements in any manner whatsoever, (B) violate the DUO or the Design Guidelines, (C) impair the structural integrity or otherwise change the essential nature of the Building or the Unit, (D) affect in any adverse manner, or impede access to, any of the Building common areas, (E) are DUO Alterations (as defined in the Unit Ground Lease) or (F) involve the construction of any enclosed space on Tenant’s Roof Top Space.
B.    Consent to Tenant Changes. Tenant shall make no Tenant Change (a) which constitutes a Material Alteration without Landlord’s prior consent, which consent shall not be unreasonably withheld and (b) which constitutes a Major Alteration without Landlord’s prior consent, which may be withheld in Landlord’s sole discretion. Tenant Changes which do not constitute Material Tenant Changes (collectively, “Permitted Tenant Changes”) may be made by Tenant without Landlord’s approval, provided that Tenant complies with the other applicable provisions of this Article 13. For the purposes hereof, Material Alterations and Major Alterations are collectively referred to herein as “Material Tenant Changes”.
C.    All Tenant Changes (excluding, however, any Tenant’s Property) and Landlord’s Supplemental Work shall immediately upon the installation thereof become and shall remain the property of the Unit Ground Lease Landlord under the Unit Ground Lease; provided, that Tenant shall have the right to use such improvements throughout the Term and to remove (excluding the Private Shuttle Elevator, which shall not be removed by Tenant or any other Tenant Party) or alter such improvements at any time, subject to the applicable provisions and limitations contained in this Lease and, provided further, that notwithstanding anything to the contrary contained herein, (i) all Tenant Changes made at Tenant’s expense (i.e., those Tenant Changes not paid for with Landlord’s Contribution) shall be deemed to be owned by Tenant solely for the purposes of income taxes and Tenant shall have the right to depreciate the cost of such Tenant Changes as permitted under applicable law and (ii) all Tenant Changes funded by Landlord’s Contribution and Landlord’s Work shall be deemed to be owned by Landlord solely for the purposes of income taxes and Landlord shall have the right to depreciate the cost of such Tenant Changes as permitted under applicable law. Tenant shall not be required to remove any Tenant Changes other than Specialty Alterations. Tenant may, during the last six (6) months of the Term but in no event later than sixty (60) days prior to the Expiration Date request that Landlord identify those Specialty Alterations (if any) that Tenant will not be required to remove upon the expiration or earlier termination of the Term and Landlord shall respond to such request within fifteen (15) days. In addition, Landlord may at any time during the term identify those Specialty Alterations (if any) that Tenant will not be required to remove upon the expiration or earlier termination of the Term. Upon the expiration or earlier termination of the Term, Tenant shall remove all Specialty Alterations required to be removed at Tenant’s sole cost and expense. Notwithstanding the foregoing, if at the time that Tenant requests Landlord’s consent to any Tenant Change, Tenant requests that Landlord inform Tenant whether Landlord will require Tenant to remove any Tenant Changes that constitute Specialty Alterations at the end of the Term, Landlord will so advise Tenant at or before the time Landlord consents to such Specialty Alterations, and, with respect to those Specialty Alterations that Landlord stated it will require Tenant to remove, Tenant, at Tenant’s sole cost and expense, prior to the Expiration Date or, in the case of an earlier termination of this Lease, within sixty (60) days after the giving of a notice of termination in accordance with Section 20.01A hereof, shall remove the same from the Premises, and shall repair and restore the Premises to substantially the same condition existing prior to installation thereof, reasonable wear and tear excepted, and shall repair any damage to the Premises or to the Unit, the Building, the Common Elements or any part thereof due to such removal. In the event that Landlord shall fail to notify Tenant with respect to whether Tenant will be required to remove any of such Specialty Alterations at the time Landlord gives (or is deemed to have given) its consent to such Specialty Alterations, then Tenant shall have the right to give Landlord a reminder notice, which reminder notice shall contain the following caption on the first page thereof in bold and capitalized type:
YOU SHALL BE DEEMED TO HAVE ELECTED TO NOT REQUIRE TENANT TO REMOVE THE SPECIALTY ALTERATIONS PROPOSED BY TENANT SET FORTH IN TENANT’S NOTICE GIVEN PURSUANT TO SECTION 13.02 OF THE LEASE DATED ________ ___, 20__ IF YOU FAIL TO RESPOND TO SUCH NOTICE WITHIN FIVE (5) BUSINESS DAYS AFTER YOUR RECEIPT OF THIS NOTICE.
If Tenant sends a reminder notice to Landlord as aforesaid and Landlord fails to respond to Tenant within five (5) Business Days after its receipt of such reminder notice, then Landlord shall be deemed to have elected to not require Tenant to remove such Specialty Alterations; provided, however, Tenant shall, unless Landlord so advise Tenant as provided above, in all events be required to remove (1) Specialty Bathroom Work, (2) any emergency power system, intermediate distribution frame and uninterruptable power supply systems (and related equipment), (3) mezzanine space or mezzanine floors, (4) stone or marble flooring or walls, (5) special, raised or reinforced flooring (but only to the extent such reinforced flooring reduces the floor to ceiling height at the location of such installation by more than a de minimis extent), (6) beam cuts, (7) slab penetrations and floor openings that are not Permitted Penetrations, (8) internal staircases (and the stairway pathway hole through the slab between the floors therefor), (9) any alterations to the fire stairs, (10) any supplemental HVAC unit that is either glycol based, in excess of five (5) tons or floor mounted, (11) any Specialty Alterations installed in the Premises that were not shown on the applicable Final Working Drawings, and (12) any Hazardous Materials introduced into the Premises by any Tenant Party and whose continued presence is either illegal or would be removed by Landlord in the ordinary course of operation of the Building or in the ordinary course of its reletting and/or demolition of the Premises or any part thereof and Landlord’s failure to respond to such notice shall not excuse Tenant from its obligation to do so. Notwithstanding anything to the contrary contained in this Section 13.01C, Tenant shall not be required to remove (aa) a reasonable number of floor penetration core drills in the Office Space (not to exceed fifteen (15) per full floor) less than 4” in diameter and spaced more than 6” apart (“Permitted Penetrations”), (bb) any ceiling hung supplemental HVAC units of five (5) tons or less, and (cc) the Specialty Alterations Exceptions.
D.    Notwithstanding anything to the contrary set forth in this Article 13 or elsewhere in this Lease, the making of any and all Tenant Changes (including, without limitation, each component of Tenant’s Initial Work) shall be expressly subject to, and Tenant shall comply, and shall cause its agents, employees, contractors, subcontractors, subtenants, operators, licensees, and other occupants of the Demised Premises to comply, with all of the terms, covenants and conditions of, DUO and the other Superior Obligation Instruments pertaining to alterations of any type in and to the Demised Premises (including, without limitation, Article IX and Article XXIX (and Exhibit O) of the Unit Ground Lease and Article X of the Condominium Declaration, each of which are incorporated herein by reference). If any such incorporated terms, covenants or conditions shall require submission of any plans, specifications or other materials or documents to a Superior Party, Tenant shall submit same to Landlord for forwarding to the necessary Superior Party; it being expressly understood that in no event shall Tenant communicate with any Superior Party in respect of any Tenant Changes or any other matter pertaining to this Lease. Upon its receipt and review of any such materials or documents required to be submitted to any such parties as referenced in the preceding sentence, Landlord shall promptly forward same to the applicable parties and cooperate reasonably with Tenant in requesting and seeking to obtain any required approvals thereof from such parties.
E.    Subject to compliance with the terms of this Article, Tenant shall be permitted to make such Tenant Changes that Tenant is required to perform in order to comply with regulations of the Securities and Exchange Commission and other Legal Requirements applicable to the business of Tenant or its Affiliates, including, subject to the terms hereof, separately demising portions of the Demised Premises from the remaining portions of the Demised Premises, together with necessary cabling and wiring for computer and communication purposes relating thereto.
F.    Notwithstanding anything to the contrary contained in this Lease, if Tenant has made (or is deemed to have made) the 51st Floor Space Shuttle Elevator Area Election, then subject, the last sentence of Section 2.02B hereof, Tenant shall not be permitted to make any Tenant Changes in the 51st Floor Shuttle Area Space.
G.    All Tenant Changes (including Tenant’s Initial Work) shall be performed in accordance with the Design Guidelines.
13.02    Submission of Plans
A.    General.
(i)    (A)    At the time Tenant requests Landlord’s consent to a Tenant Change, for which such consent is required, Tenant shall submit to Landlord complete and coordinated architectural, mechanical and electrical and, to the extent applicable, plumbing, sprinkler and signage plans and specifications therefor (collectively, “Final Working Drawings”). All Final Working Drawings shall be on a scale of 1/8” = 1 foot; all detail drawings shall be on a scale of 1/4” = 1 foot or larger. All Final Working Drawings shall be prepared at Tenant’s sole cost and expense by Tenant’s Architect. In each case, Tenant shall submit via email one (1) complete set of drawings in AutoCAD format. As used herein, the term “Tenant’s Architect” shall mean an architect or engineer selected by Tenant licensed to practice in the State of New York with not less than ten (10) years’ experience in major commercial urban centers in designing build-outs for tenants in first class office buildings comparable to the Building and who maintains errors and omissions insurance of not less than $2,000,000.
(B) At Tenant’s election, Tenant may also submit to Landlord, for Landlord’s review and comment, schematic drawings (“SDs”) and/or design development drawings (“DDs”) for any Material Tenant Change, provided that such SDs or DDs, to the extent appropriate, shall comply with the requirements of Section 13.02A(i). The provisions of Section 13.01A(i) applicable to Landlord’s review and approval of Final Working Drawings for Material Tenant Changes (including without limitation time periods applicable thereto) shall also be applicable to Landlord’s review and approval of SDs and/or DDs for Material Tenant Changes.
(C) In order to expedite the design of Material Tenant Changes, if in the reasonable judgment of Landlord the same are complete and integrated enough for Landlord to review and comment, Tenant may also request Landlord to approve mechanical, electrical and plumbing plans and specifications, pre-purchase specifications and Long Lead Items prior to final approval of Final Working Drawings. If Tenant makes such a request, it shall submit to Landlord plans and specifications for the aspect of the Material Tenant Change in question together with, if applicable, a detailed description of the equipment or materials to be purchased (model numbers, names of manufacturers, etc.). The provisions of Section 13.01A(i) applicable to Landlord’s review and approval of Final Working Drawings for Material Tenant Changes (including without limitation time periods applicable thereto) shall, if and to the extent appropriate, also be applicable to Landlord’s review and approval of such mechanical, electrical and plumbing plans and specifications, pre-purchase specifications and Long Lead Items.
(ii)    If, in connection with any proposed Tenant Change requiring Landlord’s consent, Landlord, in its reasonable judgment, deems it necessary for Tenant’s Final Working Drawings or any SDs or DDs to be reviewed by Landlord’s Consultant, then Tenant shall reimburse Landlord for the reasonable out-of-pocket fees and expenses of Landlord’s Consultant, as Additional Rent, within thirty (30) days after demand. As used herein, the term “Landlord’s Consultant” shall mean such architect, engineer, expeditor or code consultant and/or control inspection consultant licensed to practice in the State of New York as Landlord shall reasonably require given the nature of the proposed Tenant Change or any other alteration.
(iii)    Landlord’s approval of Tenant’s Final Working Drawings (or SDs or DDs) shall not constitute Landlord’s representation or warranty that the same comply with Legal Requirements and/or Insurance Requirements or that the same are adequate or suitable for the work intended and Landlord shall not have liability to Tenant or responsibility for Tenant’s Final Working Drawings (or SDs or DDs).
(iv)    Notwithstanding that Landlord’s approval is not required for Permitted Tenant Changes, Tenant shall nevertheless notify Landlord, at least ten (10) days prior to the performance of any Permitted Tenant Change, and, to the extent Final Working Drawings (or any other drawings) exist with respect to such Permitted Tenant Changes or would customarily be prepared with respect thereto, Tenant shall submit the most detailed of such drawings to Landlord together with such notice or promptly thereafter.
B.    Tenant’s Construction Professionals. Tenant shall be solely responsible for the payment of the fees and expenses of Tenant’s Architect and any other architect, engineer, designer or architectural engineering or design firm or consultant acting for or on behalf of Tenant, and all such Persons shall be deemed to be agents of Tenant, Landlord shall not have liability to Tenant on account thereof and Tenant shall be responsible for such payment whether or not the anticipated work or service is performed.
C.    As - Built Plans. Within one hundred eighty (180) days after the substantial completion of any Tenant Change, Tenant shall submit to Landlord via email digital copies of the Final Working Drawings for such Tenant Change, including detail drawings on an AutoCAD Computer Assisted Drafting and Design System (or such other system or medium as Landlord may reasonably specify or accept at Tenant’s request) using naming conventions issued by the American Institute of Architects in June, 1990 (or such other naming conventions as Landlord may reasonably accept) and an electronic copy (in “.dwg” format) of such record drawings and specifications, translated into in a format compatible with AutoCAD Release 2000 or later or another format reasonably acceptable to Landlord.
13.03    Contractors. In making any Tenant Change, Tenant shall use only contractors and subcontractors approved by Landlord therefor, which approval by Landlord shall not be unreasonably withheld, provided that Tenant’s contractors and subcontractors (a) would not violate Landlord’s union contracts or (b) are not Prohibited Entities; it being acknowledged and agreed that any “Major Contractor” (as defined in the Unit Ground Lease) shall be further subject to the approval of the Unit Ground Lease Landlord in accordance with the terms of the Unit Ground Lease. At the time Tenant requests Landlord’s written consent to a Material Tenant Change, or at least five (5) Business Days prior to making any Permitted Tenant Change, Tenant shall submit to Landlord for Landlord’s approval a list of the contractors and subcontractors who will perform such Tenant Change, which approval shall not be unreasonably withheld. In connection with any Tenant Change affecting in whole or part any of the Base Systems (including any life safety systems, building management systems, security or access control systems and/or proprietary systems of any Landlord Entity) or Tenant’s tie-in to any such systems, Tenant, at Tenant’s sole cost and expense, shall be required to utilize Landlord’s designated contractor(s) and consultant(s) for such tie-in, provided that the charges of such contractor or consultant shall be competitive.
13.04    Permits.
A.    Prior to the commencement of any Tenant Change, Tenant shall, at its sole cost and expense, obtain and furnish to Landlord all required licenses and permits and shall obtain, execute, and furnish to Landlord, copies of all applicable data sheets, filings and other similar documentation required by Legal Requirements and/or Insurance Requirements or the Construction Rules and Regulations (collectively, “Permits”). Tenant’s Architect shall prepare any applications and plans required to obtain the Permits but any filings therefor shall be done by Landlord’s Consultant in accordance with the terms hereof; it being agreed that, subject to the terms and conditions of Section 2.05 hereof, any failure of Landlord’s Consultant to promptly file any such Permits after the applications and plans and other documentation required to be prepared by Tenant have been finalized, approved and, if applicable, executed shall constitute a Landlord Delay. All such applications and plans shall be subject to Landlord’s reasonable approval prior to the submission thereof to any Governmental Authority. Copies of all Permits (if any) and one set of Final Working Drawings (to the extent the same exist) shall be kept at the Demised Premises at all times during the performance of each Tenant Change. Landlord shall reasonably cooperate with Tenant with respect to obtaining Permits (including any amendment to the Building certificate of occupancy and obtaining public assembly permits as permitted hereunder), including executing (in accordance with the provisions of this Section 13.04A) and filing all documentation necessary or required in connection therewith, and Tenant shall reimburse Landlord for the reasonable out-of-pocket fees and expenses incurred by Landlord (including those of Landlord’s Consultant) in connection therewith as Additional Rent within thirty (30) days after demand. Landlord’s execution of Permit applications shall not constitute Landlord’s representation that the same comply with Legal Requirements and/or Insurance Requirements or are suitable for the work intended nor shall it be deemed to be a waiver by Landlord of the compliance by Tenant of any provision of this Lease, and Landlord shall not have liability to Tenant therefor. Notwithstanding the foregoing, in no event shall Tenant be permitted to commence any Material Tenant Change until Landlord has approved or is deemed to approve any required plans therefor pursuant to the provisions of this Article 13.
B.    Promptly after completion of any Tenant Change, Tenant, at its sole cost and expense, shall diligently obtain and furnish to Landlord all final governmental approvals, licenses, “sign-offs” and certificates with respect thereto. To the extent any Tenant Change affects any life-safety system, building management system, and/or security or access control system of the Building and without limiting the foregoing, Tenant shall use Landlord’s Consultant, at Tenant’s sole cost and expense, to obtain and furnish to Landlord all final governmental approvals, licenses, “sign-offs” and certificates with respect thereto prior to taking occupancy of the portion of the Demised Premises affected thereby, provided the charges of such consultants are at commercially competitive rates charged to owners of Comparable Buildings .

C.    Tenant’s Architect shall be permitted to self-certify the plans and specifications in respect of Alterations (including Tenant’s Work), provided that (a) Tenant’s Plans for such Alterations have been approved or deemed approved by Landlord in accordance with this Article 13 to the extent approval is required therefor under this Article 13 and (b) Tenant shall use Landlord’s designated expediter as Tenant’s expediter with respect to any Alt-1 Application required to be filed in connection with any such Alterations.
13.05    Insurance. Prior to the commencement of any Tenant Change (including Tenant’s Initial Work), Tenant shall furnish to Landlord:
A.    A certificate evidencing that Tenant (or Tenant’s Contractors) has (have) procured workers’ compensation insurance in statutory limits covering all persons employed in connection with the Tenant Change (including, Tenant’s Initial Work) who might assert claims for death or bodily injury against any Superior Party, Landlord, Tenant, the Unit or the Building.
B.    Such additional personal injury and property damage insurance to the extent reasonably required by Landlord and commercial general liability insurance (with completed operations endorsement) for any occurrence in or about the Building and/or the Unit arising from the performance of any Tenant Change (including Tenant’s Initial Work), with the limits set forth in Section 16.03A and otherwise in compliance with the provisions of Article 16 hereof.
13.06    Performance of the Work.
A.    Prior to the commencement of any Tenant Change (other than decorative Tenant Changes), Tenant, at its sole cost and expense, shall on Business Days during Business Hours require Tenant’s general contractor and all subcontractors to verify on site dimensions and existing conditions and to attend a pre-construction meeting with Landlord’s construction or building manager, provided Landlord’s construction or project manager makes himself/herself available for such a meeting on a timely basis which Landlord hereby agrees to cause him/her to do, to determine suitable access routes to the Demised Premises, designated loading, unloading and storage areas for materials, working hours, temporary utilities, safety precautions and procedures, rubbish removal and scheduling procedures.
B.    Tenant shall cause all Tenant Changes to be performed (i) in compliance with all Legal Requirements and Insurance Requirements and in compliance with Landlord’s construction rules and regulations attached hereto Exhibit 13.06B (as amended from time to time in accordance with and subject to the provisions of Article 26 hereof, the “Construction Rules and Regulations”) and made a part hereof and the Design Guidelines, (ii) in such manner as not to unreasonably interfere with the Operation of the Property and so as not to cause labor problems in the Building or the Unit, (iii) with diligence and continuity to completion, (iv) using new or recycled, first class materials, and (v) substantially in accordance with the Final Working Drawings submitted to and approved (or deemed approved) by Landlord as the same may be modified from time to time with Landlord’s approval (it being agreed that Landlord’s approval shall not be required for any Permitted Tenant Change or for any change order of less than $50,000 unless the same materially changes the scope of the Tenant Change or is of such a nature (regardless of cost) that it would independently be subject to Landlord’s consent). Landlord shall be under no obligation to coordinate the performance of any work to be performed as part of any Tenant Change or prepare the Demised Premises therefor and Landlord shall not have liability to Tenant with respect to the installation thereof. Subject to the Construction Rules and Regulations, Tenant shall be permitted to perform Tenant Changes during Business Hours and at all other times, except that, with respect to any Restricted Work, Tenant shall furnish Landlord with reasonable advance notice thereof and such Restricted Work shall only be performed during hours other than Business Hours on Business Days as reasonably designated by Landlord. Tenant shall be solely responsible for any additional costs incurred as a result of the foregoing requirement.
C.    Upon and subject to the terms of this Article, Tenant may, as part of Tenant’s Initial Work or future Tenant Changes, construct internal staircases between floors within the Office Space (excluding the 51st Floor Space) and structurally reinforce the floors of the Demised Premises (it being acknowledged that Landlord shall be permitted to obligate Tenant to perform any Restricted Work relating thereto including, but not limited to, all core drilling in connection therewith during non-Business Hours on an overtime basis). Tenant shall have the right to select the location of such internal staircases which location (as distinguished from Tenant’s right, subject to the terms hereof, to install such internal staircases) shall be subject to Landlord’s approval which shall not be unreasonably withheld so long as the same shall not adversely affect the structural integrity of the Building and/or the Unit and otherwise complies with the Design Guidelines.
D.    Upon and subject to the terms of this Article, including, without, limitation, Landlord’s approval of the Final Working Drawings therefor, Landlord hereby approves the locations for proposed Specialty Bathroom Work as set forth on Exhibit 13.06D annexed hereto and made a part hereof.
E.    Tenant acknowledges that certain of the exterior window panels in the 51st Floor Space are opaque; it being agreed that the nature of such window panels in no event shall constitute a Material Window Blocking, Landlord shall not have liability to Tenant therefor, and the same shall not constitute an actual or constructive eviction and no diminution or abatement of rent or other compensation shall or will be claimed by Tenant as a result thereof. Provided that Tenant has not made (subject to the last sentence of Section 2.02B hereof), a 51st Floor Space Use Change Election, Tenant shall have the right to replace one or more of such opaque window panels with visions panels as a Tenant Change (the “51st Floor Window Work”), which such Tenant Change Landlord hereby approves of being performed in concept, subject to the terms of this Section 13.06E and compliance with the other terms of this Article 13.  Notwithstanding anything to the contrary contained herein, upon approval of the Final Working Drawings for the 51st Floor Window Work by Landlord and receipt of all other necessary approvals therefor, Landlord shall perform the 51st Floor Window Work on Tenant’s behalf.  All of the reasonable hard and soft costs incurred by Landlord in connection with the 51st Floor Window Work shall be the sole responsibility of Tenant and are subject to a construction management fee of 3%, which costs and management fee shall be payable with thirty (30) days of demand together with reasonable supporting documentation.  If Tenant elects to have the 51st Floor Window Work performed as permitted hereunder, Landlord and Tenant shall enter into mutually acceptable agreements relating thereto.  Tenant acknowledges that the 51st Floor Window Work shall be subject to any required approvals under the Superior Instruments and from applicable Governmental Authorities and, in connection therewith, Landlord agrees to reasonably cooperate with Tenant in seeking to have the 51st Floor Window Work but Landlord makes no representation or warranty as to whether such approval will be obtained, the same shall be without liability of Landlord to Tenant, and the failure to get any such approval shall in no event be deemed an actual or constructive eviction of Tenant nor entitle Tenant to any credit against or diminution or abatement of Fixed Rent or Additional Rent payable by Tenant under this Lease.
F.    If the connection of any utilities, fittings or fixtures of Tenant shall require a temporary shut-down of any Building system or service or shall interfere with Building operations or the use of any other portion of the Building, then the same shall be coordinated with Landlord and shall be performed only with Landlord’s prior consent, which consent shall not be unreasonably withheld, provided the same does not adversely affect any other tenant or occupant of the Building or the Unit or the Building common areas or any work being performed by or on behalf of Landlord in connection therewith. Tenant shall, at its sole cost and expense, perform such connection work other than any connection work with respect to the fire alarm, life safety systems, building management systems, security or access control systems and/or proprietary systems of any Landlord Entity, which work shall be performed by Landlord’s designated contractors, at Tenant’s sole cost and expense at a cost not to exceed commercially competitive rates that would be charged by a comparable contractor in the City in the absence of such relationship.
G.    If, by reason of the performance of any Tenant Change, any work stoppage or labor disruption or dispute shall occur at or affecting the Building or the Unit (other than any work stoppage or labor disruption or dispute affecting only the Demised Premises), Tenant shall cease the performance of such Tenant Change during the continuance of such work stoppage or labor disruption or dispute (unless such work stoppage or labor disruption or dispute affects only the Demised Premises), provided that Landlord and Tenant shall reasonably cooperate with one another to seek to resolve the basis for such work stoppages or dispute. If by reason of the performance of any Tenant Change (i) there shall be any material interference with (a) the use and enjoyment of the premises demised to any other tenant or occupant in the Building and/or the Unit or to the Building common areas or (b) any work being performed by or on behalf of Landlord therein and/or (ii) the Demised Premises or the Building and/or the Unit or the Building common areas (or any work or installations in either) shall be damaged, then Tenant shall immediately remedy or remove such condition or conditions.
H.    Promptly after Tenant shall have delivered to Landlord approved Final Working Drawings for Tenant’s Initial Work, which have been signed and sealed by Tenant’s Architect, and a completed form PW-1 for Landlord’s signature, Landlord shall provide Tenant with an ASB-4 (or such other equivalent certificate) that may be required in connection with Tenant’s Initial Work.
13.07    Payment for the Work.
A.    All Tenant Changes shall be performed by Tenant at its sole cost and expense (but subject to reimbursement from the Landlord’s Contribution as provided and subject to the limitations contained in Article 35 hereof with respect to Tenant’s Initial Work).
B.    Upon the completion of any Tenant Change in accordance with the terms of this Article 13, Tenant shall submit to Landlord of (i) proof evidencing the payment in full for such Alterations, (ii) written unconditional lien waivers of mechanics’ liens and other liens on the Land or the Building from all contractors, materialman and other service providers permitted by applicable Legal Requirement to file any such lien, and (iii) all submissions required under the Construction Rules and Regulations.
C.    Any mechanic’s lien filed against the Building and/or the Unit for work claimed to have been done for, or materials claimed to have been furnished to, Tenant, any Affiliate or subtenant of Tenant, or any other Person acting by or under any of the foregoing shall be discharged or bonded over by Tenant within thirty (30) days after Tenant shall have received notice (from whatever source) thereof. If Tenant shall fail to discharge or bond over any mechanic’s lien within such thirty (30) day period as aforesaid, Landlord may, but shall not be obligated to, discharge the mechanic’s lien by bond, payment or otherwise and the cost of the discharge, together with interest thereon at the Interest Rate, shall be paid by Tenant to Landlord as Additional Rent within thirty (30) days of Landlord’s demand therefor.
13.08    Violations. A.    In the event any notice of violation is placed against the Unit or the Improvements arising out of any Tenant Change, Tenant shall cure such violation within thirty (30) days after notice thereof or if such violation is of such a nature that it cannot be cured within said thirty (30) day period, Tenant shall commence the curing of said violation within said thirty (30) day period and shall thereafter diligently prosecute to completion all steps necessary to cure such violation. If Tenant shall be unable to cure such violation as aforesaid, Landlord may, but shall not be obligated to, cure the violation by whatever action Landlord reasonably deems to be necessary, including the removal of all or any part of the Tenant Change, and the cost of the action taken by Landlord to cure such violation, together with interest thereon at the Interest Rate, shall be paid by Tenant to Landlord as Additional Rent within thirty (30) days of Landlord’s demand therefor.
B.    If, in connection with the performance of any Tenant Change, or in connection with any change of use of the Demised Premises permitted hereunder (whether or not physical Tenant Changes are involved), there is any violation of Legal Requirements, the compliance with which is the responsibility of Landlord in accordance with this Lease (each a “Landlord’s Violation”), which (i) shall legally delay (or prevent) Tenant from obtaining any governmental permits, consents, approvals or other documentation legally required by Tenant to perform such Tenant Changes, or (ii) shall legally prevent Tenant from commencing, or shall legally delay Tenant in completing, such Tenant Change (it being understood that the imposition of conditions requiring the cure of any Landlord’s Violation by a Governmental Authority as a condition precedent to legally obtaining any such governmental permits, consents, approvals or other documentation which shall so delay Tenant from obtaining any governmental permits, consents, approvals or other documentation shall be deemed such a prevention or delay), then Landlord, upon notice from Tenant, shall promptly and diligently proceed to cure and remove of record such Landlord’s Violations. If Landlord does not cure and remove of record any such Landlord’s Violation within ten (10) days after such notice (or within twenty (20) days if such Landlord’s Violation is not one which is reasonably susceptible of cure and removal of record within such ten (10) day period), then, provided that the Final Working Drawings for such Tenant Changes have been completed and have been approved (or deemed approved) by Landlord (as and to the extent such approval is required hereunder) and Tenant has either entered into a contract for the performance of such Tenant Change or is in good faith prepared to enter into such a contract, (a) Tenant shall be entitled to an abatement of Rent equal to the Rent reasonably allocable to the portion of the Demised Premises in which such Tenant Changes are legally prevented from being performed or completed, and not merely because Tenant is delayed in making or completing its Tenant Changes (it being agreed that the mere existence of a Landlord’s Violation shall not in and of itself be deemed grounds for such an abatement) and, furthermore, only if the sole and actual cause of Tenant’s delay is Landlord’s Violations and (b) Landlord shall, at Landlord’s option, either (A) pay to Tenant, within thirty (30) days after receipt of an itemized statement therefor, any reasonable out-of-pocket costs incurred by Tenant which would not have been so incurred in the absence of such prevention or delay or (B) credit the amount thereof against the next subsequent payments of Rent; provided, however, if at the time such credit is to be applied (or, if Landlord elects to pay such amount to Tenant), Tenant is then in monetary default or material non-monetary default under this Lease, in each case, beyond the expiration of any applicable notice and/or cure period, Landlord may offset the amount of such credit (or amount to be paid to Tenant) against amounts properly due and owing by Tenant to Landlord. Notwithstanding the foregoing, (1) Tenant shall use commercially reasonable efforts to obtain the required permits and/or licenses from the relevant authorities and, in the event Tenant is unable to obtain such required permits and/or licenses, Landlord shall have a reasonable opportunity to attempt to obtain such required permits and/or licenses and Tenant shall cooperate with Landlord at no expense to Tenant and (2) in order for Tenant to be entitled to any abatement of Rent under this Section 13.08B, Tenant shall be required to use commercially reasonable efforts to commence, perform and complete, as the case may be, any and all of the Tenant Changes in question and/or to occupy such portion of the Demised Premises to the extent that Tenant is not legally prevented from so commencing, performing, or completing, as the case may be, such Tenant Changes.

13.09    Landlord’s Costs. Subject to the provisions of Section 13.02A(ii) hereof, all reasonable, out-of-pocket third-party costs reasonably incurred by Landlord in connection with any Tenant Change, including but not limited to review of Final Working Drawings (or SDs or DDs, as the case may be) shall be paid by Tenant as Additional Rent within thirty (30) days after Landlord’s demand therefor. Notwithstanding anything to the contrary in this Section 13.09, Landlord shall not charge any “tap-in” or “tie-in” fees, (or any similar fees) in connection with Class E systems, any supplemental or temporary HVAC systems in the Premises, sprinklers or other mechanical, electrical or plumbing systems in connection with any Tenant Changes (including Tenant’s Initial Work), nor shall Landlord charge Tenant any supervisory or administrative fees or surcharges in connection with any Tenant Changes, including Tenant’s Initial Work or Landlord’s Work.
13.10    Fixtures. A. All alterations, installations, additions or improvements upon the Demised Premises or Tenant’s Roof Top Space, made by any Person, including all paneling, decoration, non-removable partitions, railings, galleries and the like, affixed to the realty so that they cannot be removed without material damage to the Building and/or the Unit (collectively, “Fixtures”) shall remain in the Demised Premises upon the expiration or earlier termination of the Term. All Tenant’s Property shall be the property of Tenant, and shall be removed by Tenant on or before the expiration of the Term or sooner termination thereof and, in case of any damage to the Building and/or the Unit by reason of their removal, Tenant shall repair any such damage. Any items of Tenant’s Property which remain in the Demised Premises after fifteen (15) days following the expiration or any earlier termination of this Lease shall, after ten (10) days’ notice to Tenant be deemed to have been abandoned, and may be retained by Landlord as Landlord’s property or disposed of by Landlord, without accountability, in such manner as Landlord shall determine, at Tenant’s sole cost and expense.
B.    Tenant shall not be permitted to install any Fixtures which are subject to liens, chattel mortgages or security interests (as such term is defined in the Uniform Commercial Code as then in effect in the State of New York).
13.11    Construction Agreements. A. All construction agreements valued at One Hundred Thousand Dollars ($100,000) or more shall include the following provisions:
(i)[“Contractor” / “Subcontractor” / “Materialman”] hereby agrees that immediately upon the purchase by [“contractor” / “subcontractor” / “materialman”] of any building materials to be incorporated in the Demised Premises, such materials shall become the sole property of the Ground Lease Landlord, notwithstanding that such materials have not been incorporated in, or made a part of, such Demised Premises and/or the Common Elements at the time of such purchase; provided, however, that neither Landlord nor any Superior Parties shall be liable in any manner for payment to [“contractor” / “subcontractor” / “materialman”] in connection with the purchase of any such materials, and neither Landlord nor any Superior Parties shall have any obligation to pay any compensation to [“contractor” / “subcontractor” / “materialman”] by reason of such materials becoming the sole property of Ground Lease Landlord.
(ii)[“Contractor” / “Subcontractor” / “Materialman”] hereby agrees that notwithstanding that [“contractor” / “subcontractor” / “materialman”] performed work at the Demised Premises and/or the Common Elements or any part thereof, neither Landlord nor any Superior Parties shall be liable in any manner for payment to [“contractor” / “subcontractor” / “materialman”] in connection with the work performed at the Demised Premises, the Building and/or the Common Elements.

(iii)“Contractor” / “Subcontractor” / “Materialman”] hereby agrees to make available for inspection by Landlord and the other Superior Parties, during reasonable business hours, [“contractor’s” / “subcontractor’s” / “materialman’s”] books and records relating to the Tenant Changes being performed or the acquisition of any material or equipment to be incorporated into the Demised Premises, the Building and/or the Common Elements.
(iv)Neither Landlord nor any of the Superior Parties is a party to this [“contract” / “agreement”] and will in no way be responsible to any party for any claims of any nature whatsoever arising or which may arise from such [“contract” / “agreement”].
(v)All covenants, representations, guaranties and warranties of [“contractor” / “subcontractor” / “materialman”] set forth in the preceding four paragraphs shall be deemed to be made for the benefit of Landlord and Ground Lease Landlord and shall be enforceable by Landlord and Ground Lease Landlord.
B.Each agreement between Tenant and any contractor, materialman or other party performing any Tenant Change shall contain a representation made by such contractor, materialman or other party that such party is not a Prohibited Person or a Person on the List and shall contain a termination right for the benefit of Tenant if such representation shall at any time be untrue.
13.12    Tenant’s Initial Work. In addition to complying with all requirements of this Article 13 and the other applicable provisions of this Lease, Landlord and Tenant agree that the following additional provisions shall be applicable to Tenant’s Initial Work:
A.Provided that the Commencement Date for the applicable Premises Portion has occurred pursuant to the applicable provisions of this Lease, Tenant shall commence or cause the commencement of Tenant’s Initial Work in a reasonably prompt manner after receiving Landlord’s final consent (or deemed consent) to Tenant’s Final Working Drawings and shall diligently prosecute or cause to be prosecuted Tenant’s Initial Work to completion substantially in accordance with Tenant’s construction schedule for Tenant’s Initial Work, subject to Landlord Delays and to Force Majeure pertaining to Tenant’s Initial Work.
B.Not later than fifteen (15) Business Days prior to commencing Tenant’s Initial Work, Tenant shall furnish Landlord with a construction schedule prepared by Tenant or Tenant’s general contractor or construction manager showing the scheduled dates upon which the various phases of Tenant’s Initial Work are to be commenced and may be reasonably expected to be completed as to such phases and as to the entire Tenant’s Initial Work based upon a commercially reasonable construction schedule. Tenant acknowledges and agrees that the phasing of Tenant’s Initial Work shall take into account the limited or no access that Tenant may have to the Private Shuttle Elevator Work Areas. Landlord shall have the right to review Tenant’s construction schedule and to submit to Tenant, for revision of such schedule, modifications to expedite the performance of Landlord’s Work and to allow a greater degree of coordination between Tenant’s Initial Work and Landlord’s Work. Tenant shall in good faith incorporate same provided such recommendations do not materially adversely impact Tenant or Tenant’s schedule as it relates to the completion of Tenant’s Initial Work.
C.(i)    Tenant shall advise Landlord of the construction manager or general contractor designated by Tenant to perform Tenant’s Initial Work within ten (10) days of the award. The designated construction manager or general contractor shall work in harmony with the Landlord’s contractors and subcontractors and shall be subject to Landlord’s approval, which shall not be unreasonably withheld. Tenant shall also provide Landlord, at least five (5) Business Days prior to sending out bid packages, with a list of subcontractors who will be on the list of bidders. The list of bidders shall be subject to Landlord’s approval which shall not be unreasonably withheld and, subject to Section 13.03 hereof, shall not be required if such bidders are listed on Exhibit 13.03 annexed hereto.
(ii)Notwithstanding the foregoing, the approval by Landlord of such construction manager, general contractor and/or subcontractors or the inclusion of any Person on Exhibit 13.03 annexed hereto shall not be deemed to mean that Landlord has given any assurance or made any representation, warranty or guaranty with respect to, the performance by or quality of work of such construction manager, general contractor or subcontractors, and Landlord shall not have liability to Tenant nor responsibility for the actions, negligence, work or workmanship of such construction manager, general contractor or subcontractor(s).
(iii)All Tenant’s Initial Work shall be effected in accordance with the requirements of this Lease. Landlord shall have no responsibility for performance or supervision of Tenant’s Initial Work. Except as otherwise expressly provided (and to the extent applicable) in Article 2, Article 4, Article 14, Article 15, and Section 3.01B, Section 6.07A, Section 13.08B, or Section 35.11 hereof only) and Article 17 hereof in the event of fire or other casualty, Article 18 hereof in the event of a condemnation, any failure to complete Tenant’s Initial Work shall not in any way result in a postponement of the Rent Commencement Date or the payment of any Rent payable hereunder.
D.It is understood that Landlord’s and Tenant’s contractors may at times be working in the Premises simultaneously (but in no event before the Commencement Date). Subject to the provisions of Section 2.01B hereof, Landlord and Tenant agree that, in connection with the performance of their respective work, the contractors of each will work harmoniously with the contractors of the other and the contractors will do nothing to impede the work being performed by the other’s contractors, including, but not limited to, the storage of its tools and materials, labor unrest or jurisdictional disputes or any other things that may prevent or delay Landlord’s contractors from completing Landlord’s Work and Tenant’s contractors from completing Tenant’s Initial Work.
E.(i)    Tenant shall use reasonable efforts to protect the Demised Premises, including all Landlord’s Work therein, from damage by Tenant’s contractors, subcontractors and movers, and shall pay for any replacements, repairs or extra cleaning necessitated by any damage caused to the Demised Premises by such contractors or subcontractors or the moving by contractors, subcontractors, movers or other agents of Tenant of fixtures, equipment, furnishings, furniture and other property into or out of the Demised Premises.
(ii)Landlord shall use reasonable efforts to protect the Demised Premises, including Tenant’s Initial Work therein, from damage by Landlord’s contractors, or subcontractors, and shall pay for any replacements, repairs or extra cleaning necessitated by any damage caused to the Demised Premises by such contractors or subcontractors.
F.Tenant shall not store any materials and equipment used for or in connection with Tenant’s Initial Work other than within the Premises.

G.Provided that Tenant shall give Landlord reasonable prior notice thereof, Tenant may, at Tenant’s sole cost and expense, test those of its systems which interface with the Building systems and Landlord shall cooperate with Tenant to the extent reasonably required in connection therewith. Tenant shall permit Landlord’s representatives to coordinate and observe such testing and shall provide Landlord’s representatives access to and copies of test results provided, however, Landlord shall operate all of the Building systems and equipment in connection with and affected by such testing.
H.Tenant shall, throughout the performance of Tenant’s Initial Work, promptly remove all rubbish and debris from the Premises using a refuse remover designated by Tenant and reasonably acceptable to Landlord.
I.Notwithstanding anything to the contrary contained herein, Tenant shall be solely responsible for all Hard Costs and Soft Costs relating to Tenant’s Initial Work (subject to reimbursement from Landlord’s Contribution subject to and in accordance with the provisions of Article 35 hereof).
13.13    Construction Representatives. Landlord and Tenant shall each designate a representative who shall serve as its representative during the performance of Landlord’s Work and Tenant’s Initial Work (each, a “Construction Representative”). Tenant’s initial Construction Representative shall be Joann Bosch and Andrew Van der Veen and Landlord’s initial Construction Representative shall be Kevin Polite. Landlord’s Construction Representative shall provide administration of Landlord’s Work and is authorized to bind Landlord in all matters relating to the Landlord’s Work, Tenant’s Initial Work and the coordination thereof. Tenant’s Construction Representative shall use good faith reasonable efforts to coordinate with Landlord’s Construction Representative. Tenant’s Construction Representative shall provide administration of Tenant’s Initial Work and is authorized to bind Tenant in all matters relating to Tenant’s Initial Work and the coordination thereof. Tenant’s Construction Representative shall use good faith reasonable efforts to coordinate with Landlord’s Construction Representative. During the course of Tenant’s Initial Work and Landlord’s Work (i) all instructions to Landlord shall be directed by Tenant’s Construction Representative to Landlord’s Construction Representative, and Tenant shall be responsible for such directions and (ii) all instructions to Tenant shall be directed by Landlord’s Construction Representative to Tenant’s Construction Representative, and Landlord shall be responsible for such directions. Any change in a Construction Representative shall be effective the next Business Day after Landlord’s or Tenant’s receipt of the other’s notice thereof; it being agreed that any change in the Construction Representative of Tenant or Landlord must be a person located in the City of New York.
13.14    Any dispute between Landlord and Tenant arising with respect to any Tenant’s Changes shall be resolved by arbitration conducted in accordance with the provisions of Article 25 hereof.
ARTICLE 14

RIGHT TO PERFORM OBLIGATIONS
14.01    A.    If Tenant shall default in the observance or performance of any term or covenant on its part to be observed or performed under or by virtue of any of the terms or provisions of this Lease, and such default shall continue beyond the expiration of any applicable notice and/or cure period therefor, Landlord, without being under any obligation to do so and without thereby waiving such default, may, upon at least five (5) days’ prior written notice to Tenant and an opportunity to cure (or such shorter periods, if any, as may be feasible in the case of an emergency), which notice shall expressly state Landlord’s intention to exercise its rights under this Section 14.01A, remedy such default for the account and at the reasonable expense of

Tenant. All reasonable expenditures made by Landlord in connection therewith, including, but not limited to, reasonable attorneys’ fees and disbursements in instituting, prosecuting or defending any action or proceeding, such sums paid with interest at the Prime Rate shall be deemed to be Additional Rent hereunder and shall be paid to it by Tenant within thirty (30) days after submission by Landlord to Tenant of a reasonably detailed invoice therefor. Any dispute as to whether or not Landlord had the right to exercise the remedies under this Section 14.01A and/or as to the amount Landlord claims is due to Landlord, shall be resolved by arbitration in accordance with the provisions of Article 25 hereof.
B.    If Landlord shall default in the observance or performance of any term or provision of this Lease on Landlord’s part to be observed or performed with respect to making repairs to the Demised Premises or any portion thereof and such failure (i) continues for thirty (30) days after prior notice thereof to Landlord or such shorter period, if any, as may be feasible in case of an emergency involving an imminent threat to life or property (such notice to expressly state Tenant’s intention to exercise its rights under this Section 14.01B) and (ii) such failure adversely affects Tenant’s use or occupancy of any material portion of the Demised Premises, Tenant, without being under any obligation to do so and without thereby waiving such default, may remedy such default and perform such repair (but only to the affected portion or portions of the Demised Premises or on the applicable floor of the Demised Premises and nowhere else in the Building, the Unit, the Common Elements or any portion thereof) for the account and at the expense of Landlord. All reasonable expenditures made by Tenant in connection therewith, including, but not limited to, reasonable attorney’s fees in instituting, prosecuting or defending any action or proceeding, such sums, with interest at the Prime Rate, shall, at Landlord’s option, either be paid to Tenant by Landlord within thirty (30) days after submission by Tenant to Landlord of a reasonably detailed invoice therefor or credited against the next installment of Fixed Rent thereafter becoming due hereunder; provided, however, if Tenant is then in monetary default or material non-monetary default under this Lease, in each case, beyond the expiration of any applicable notice and/or cure period, Landlord may offset the amount of such credit or refund payable to Tenant against amounts properly due and owing by Tenant to Landlord. Any dispute as to whether or not Tenant had the right to exercise the remedies under this Section 14.01B and/or as to the amount Tenant claims is due to Tenant shall be resolved by arbitration in accordance with the provisions of Article 25 hereof. In no event that shall the provisions of this Section 14.01B be applicable to a casualty or condemnation, which shall be governed by Articles 17 and 18 hereof.
ARTICLE 15

NO LIABILITY OF LANDLORD; FORCE MAJEURE

15.01    Except as otherwise expressly set forth in this Lease, neither Landlord nor any Landlord Parties has made any representations, warranties or promises with respect to the Unit, the Building, the Common Elements, the Building common areas, the Land, the Improvements or the Demised Premises and except as herein expressly set forth no rights, easements or licenses are acquired by Tenant by implication or otherwise.
15.02    Except as otherwise expressly provided (and to the extent applicable) in Article 2, Article 4, Article 14, Article 15, and Section 3.01B, Section 6.07A, Section 13.08B, or Section 35.11 hereof and except as expressly set forth in Article 17 hereof in the event of fire or other casualty, Article 18 hereof in the event of a condemnation, this Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or is unable to supply or is unable to make or is delayed in making any repairs, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures, if Landlord is prevented or delayed from so doing by reason of Force Majeure or Tenant Delay. Landlord shall not have liability to Tenant, nor shall Tenant be entitled to terminate this Lease, or be entitled to any abatement or diminution of rent payable by Tenant under this Lease or to any relief from any of its obligations under this Lease (except as expressly set forth in Article 17 hereof in the event of fire or other casualty, Article 18 hereof in the event of a condemnation, or as provided (and to the extent applicable) in Article 2, Article 4, Article 14, Article 15, and Section 3.01B, Section 6.07A, Section 13.08B, or Section 35.11 hereof only) if by reason of strike or labor trouble or any other cause whatsoever beyond the reasonable control of Landlord, including, but not limited to, acts of war, emergency, casualty, terrorism, bioterrorism, or governmental preemption in connection with a National Emergency, there is (a) a lack of access to the Building, the Unit or the Demised Premises (which shall include without limitation the lack of access to the Building or the Demised Premises when it or they are structurally sound but inaccessible due to evacuation of the surrounding area or damage to nearby structures or public areas); (b) reduced air quality or other contaminants in the Building that would adversely affect the Building or its occupants, including the presence of biological or other airborne agents within the Building or the Demised Premises; (c) disruption of mail and deliveries to the Building or the Demised Premises; (d) disruption of telephone and/or other communications services to the Building or the Demised Premises; (e) disruption of any other services to the Demised Premises or any of the Building systems; or (f) an inability for Tenant to otherwise use and/or occupy the Demised Premises for the conduct of its business.
15.03    A.    Neither Landlord nor any Landlord Party shall be liable for (i) any damage to property of Tenant or of others entrusted to employees of Landlord, the Condominium, the Building or the Unit, nor for the loss of or damage to any property of Tenant by theft or otherwise, except to the extent due to the negligence or willful misconduct of Landlord, or Landlord’s employees, agents or contractors, (ii) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or sub surface or from any other place or by dampness or by any other cause of whatsoever nature except to the extent due to the negligence or willful misconduct of Landlord or any Landlord Party or (iii) damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public or quasi-public work, but the foregoing shall not limit Tenant’s rights or decrease Landlord’s obligations under this Lease.
B.Landlord shall not have liability to Tenant by reason of any Window Blocking or if at any time any windows of the Premises are either temporarily darkened or obstructed by reason of any translucent material for the purpose of energy conservation, or if any part of the Building, other than the Premises, is temporarily or permanently closed or inoperable, provided that the same does not (i) materially interfere with Tenant’s use or occupancy of the Premises, (ii) adversely affect Tenant’s access to the Premises, (iii) permanently close the lobby of the Building (provided at all times there shall be at least one entrance to the Building) or (iv) detract from the first class nature of the Building. If at any time the windows of the Premises are temporarily closed, darkened or bricked-up, Landlord shall perform such repairs, maintenance, alterations or improvements with reasonable diligence as is reasonably necessary to re-open the same and, unless such condition has been imposed pursuant to Legal Requirements, Landlord shall, subject to the provisions of Section 10.04 hereof, use reasonable efforts to minimize the period of time during which such windows are temporarily closed, darkened, or bricked-up. Notwithstanding the foregoing, if a Material Window Blocking occurs, Tenant shall be entitled to an equitable abatement in respect of only the portion of the Office Space immediately adjacent to the windows subject to such Material Window Blocking (not to exceed fifty percent (50%) of the Fixed Rent of the floor(s) of the Office Space impacted thereby) for the period commencing on the day after the tenth (10th) Business Day period commencing on the date on which Tenant delivers a written notice to Landlord of such Material Window Blocking and continuing for the period during which such Material Window Blocking continues. Any dispute between Landlord and Tenant pursuant to this Section 15.03B shall be submitted to arbitration pursuant to Article 25 hereof.
15.04    Except to the extent of Landlord’s leasehold estate and interest in and to the Unit, no recourse shall be had for any of Landlord’s obligations under this Lease or for any claim based thereon or otherwise in respect thereof against any Landlord Party, past, present or future, or any partner or joint-venturer of any partnership or joint venture, or any member of any limited liability company which shall be Landlord hereunder or included in the term “Landlord” or of any successor of any such Person, or against any principal, disclosed or undisclosed, or any such Person, or against any principal, disclosed or undisclosed, or any affiliate of any party which shall be Landlord or included in the term “Landlord,” whether directly or through Landlord or through any receiver, assignee, agent, trustee in bankruptcy or through any other person, firm or corporation, whether by virtue of any constitution, statute or rule of law or by enforcement of an assessment or penalty or otherwise, all such liability being expressly waived and released by Tenant. Notwithstanding anything herein to the contrary, Landlord hereby covenants and agrees that Landlord shall ensure that no commercial signage affixed to the Building shall obstruct the view of Tenant out of any windows of the Office Space.
15.05    Tenant shall look only and solely to Landlord’s leasehold estate and interest in and to the Unit and the rents and profits and proceeds therefrom, for the satisfaction of any right of Tenant arising out of this Lease or for the collection of judgment or other judicial process or arbitration award requiring the payment of money by Landlord in connection with this Lease and no other property or assets of Landlord or any Landlord Party shall be subject to levy, lien, execution, attachment, or other enforcement procedure for the satisfaction of Tenant’s rights and remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or under law, or Tenant’s use and occupancy of the Demised Premises or any other liability of Landlord to Tenant. For purposes of the preceding sentence, Landlord’s leasehold estate and interest in and to the Unit shall be deemed to include, without limitation (a) all rent or other consideration received by Landlord in respect of its leasehold estate and the Unit (after payment of the Operating Expenses and Taxes), (b) proceeds of a sale held by Landlord (net of transaction costs), financing or refinancing (but only to the extent the proceeds of a financing or refinancing exceed (i) the amount of any indebtedness that was paid with the proceeds of such financing or refinancing plus (ii) all reasonable transaction costs associated with such financing or refinancing) of the Unit (or any portion thereof), or of Landlord’s estate or interest therein, or in any property, equipment or improvements in the Building (or any portion thereof), (c) any insurance proceeds or condemnation awards received by Landlord relating to any portion of the leasehold estate or the Unit (to the extent in excess of any restoration costs and net of all reasonable out-of-pocket costs of obtaining such proceeds or awards) and (d) any security at any time posted by Landlord with Tenant to secure Landlord’s obligations under this Lease.
ARTICLE 16

INSURANCE; INDEMNIFICATION

16.01    Tenant shall not do or permit to be done any act or thing in or upon the Demised Premises which will invalidate or be in conflict with the certificate of occupancy (as the same may be amended from time to time as permitted hereunder) or the terms of the New York State standard form of fire, boiler, sprinkler, water damage or other customary insurance policies covering the Building and/or the Unit (collectively, “Building Insurance”) and the fixtures and property therein provided the foregoing do not prohibit any of the permitted uses under Article 5 hereof.
16.02    Tenant shall not violate, or permit the violation of, any Insurance Requirements (it being agreed that as the Execution Date, the use of the Premises by Tenant for

administrative, general and executive offices and, subject to compliance with the terms thereof, for the Ancillary Uses enumerated in Section 5.01B hereof, shall not violate the Insurance Requirements), and shall not do (or permit to be done) or keep (or permit to be kept) anything in the Premises or any part thereof that: (a) increases the fire or other casualty or property insurance rate on the Building or the property therein over the rate that would otherwise then be in effect unless Tenant shall agree to pay the amount of any such rate increases and Landlord shall consent thereto, which consent shall not be unreasonably withheld; or (b) result in insurance companies of good standing refusing to insure the Building, or any of such property in amounts reasonably satisfactory to Landlord. If, by reason of a failure of Tenant to comply with the provisions of this Section 16.02, the rate of fire or other casualty or property insurance on the Building, the Unit, or equipment or other property of Landlord shall be higher than it otherwise would be, Tenant shall reimburse Landlord, within thirty (30) days following demand, for that part of the premiums for such insurance paid by Landlord because of such failure on the part of Tenant. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or “make up” of rates for the Building, the Unit or the Demised Premises issued by the New York Fire Insurance Exchange, the Insurance Services Office or other body making fire insurance rates for said premises, shall be presumptive evidence of the facts therein stated and of the several items and charges in the fire insurance rate then applicable to the Building, the Unit or the Demised Premises.
16.03    A.    Tenant shall secure and keep in full force and effect throughout the Term, at Tenant’s sole cost and expense: (i) Commercial General Liability Insurance including fire legal liability, written on an occurrence basis, to afford protection in the amount of Ten Million Dollars ($10,000,000) combined single limit for bodily injury and property damage including personal injury coverage (with contractual and employee exclusions deleted), broad form property damage coverage, contractual liability coverage as respects any indemnification or hold harmless provisions contained herein, completed operation coverage, independent contractors coverage, and, to the extent applicable, liquor liability or host liquor liability coverage covering the operations of Tenant and including coverage for independent contractors serving or providing any liquor or alcoholic beverages at the Premises or Tenant’s Roof Top Space) or such increased amount as Landlord may reasonably determine from time to time, but in no event may Landlord increase such amount more frequently than every two (2) years or in excess of increases that prudent owners of Comparable Buildings would require of similarly situated tenants; (ii) “cause of loss/special form” coverage upon Tenant’s Initial Work, Tenant Changes, Tenant’s Property (including RTS Property), and the Private Shuttle Elevator for one hundred percent (100%) of replacement cost including a stipulated (agreed) valuation endorsement and including business interruption coverage; (iii) if not included in the above-mentioned policies, Blanket Broad Form Boiler and Machinery Insurance (including Business Interruption coverage) on all items commonly covered by such insurance and now or hereafter installed by or for Tenant and used exclusively by Tenant, its Affiliates and permitted subtenants, assignees and transferees in amounts reasonably set by Landlord and in no event less than One Million Dollars ($1,000,000); (iv) Workers Compensation Insurance and State Disability Benefits Insurance, as required by law and Employers Liability insurance of a minimum of One Million Dollars ($1,000,000) per person and per accident with an umbrella of Two Million Dollars ($2,000,000); (v) if not included in the above-mentioned policies, terrorism insurance, provided the same is available at commercially reasonable rates as reasonably determined by Landlord; and (vi) such other insurance and in such amounts as Landlord may reasonably require, from time to time provided the same are not in excess of what prudent landlords of Comparable Buildings would require of similarly situated tenants. Tenant shall have the right to insure and maintain the insurance coverages set forth in this Section under blanket or umbrella insurance policies covering other premises occupied by Tenant provided that such blanket policies (x) provide the amount of insurance allocable to the Demised Premises shall at all times be not less than the amounts set forth above, and that such amounts will not be reduced by any loss at any other location, and (y) shall comply with the provisions of this Section 16.03. If the insurance required by this Section shall be effected by any such blanket or umbrella policies, Tenant shall furnish to Landlord, executed certificates of such policies showing the insurance (in the proper amounts and with proper coverages) afforded by such policies applicable to the Premises as reasonably requested by Landlord. During the performance of any Tenant Change (including Tenant’s Initial Work), Tenant shall cause its construction manager and/or general contractor as well as its major trade contractors and subcontractors to provide Worker’s Compensation Insurance and State Disability Benefits Insurance as required by law, Commercial General Liability Insurance including the coverage described in subsection (i) above except that subcontractors (but not any construction manager or general contractor) shall only be required to secure Commercial General Liability Insurance, to afford protection in the amount of Five Million Dollars ($5,000,000) combined single limit (or such lower limits as may be approved by Landlord in its reasonable judgment based on the type of work or service being provided), “cause of loss/special form” insurance including the coverage described in Section 16.03B below and completed operations coverage which is to be kept in effect for three (3) years after completion of the work, and employers’ liability insurance as described in clause (iv) above. Contractors’ and subcontractors’ policies shall comply with Sections 16.04 and 16.05 hereof. Tenant shall be solely responsible for covering the deductibles under the insurance policies provided by or on behalf of Tenant hereunder regardless of whether Landlord has approved the amount of such deductibles.
B.    During the period in which Tenant’s Initial Work or any other Tenant Changes are being performed, Tenant shall secure and keep in full force and effect (or cause to be secured and kept in full force and effect), at Tenant’s cost, “cause of loss/special form” coverage (including but not limited to glass breakage (including plate glass), sprinkler leakage and collapse) for one hundred percent (100%) of the replacement cost including a stipulated (agreed) valuation endorsement for Tenant’s Initial Work or any other Tenant Changes (whether or not in the course of construction).
16.04    A. All insurance required to be carried by Tenant pursuant to the terms of this Lease shall be effected under valid and enforceable policies (written in form and substance reasonably satisfactory to Landlord) issued by reputable and independent insurers authorized to do business in the State of New York and rated in Best’s Insurance Guide, or any successor thereto (or if there be none, an organization having a national reputation), as having a general policyholder rating of “A–” (or the equivalent thereof) and a financial rating of at least “VII” (or the equivalent thereof). All such insurance shall have a term of not less than one (1) year. Upon failure of Tenant to procure, maintain and place such insurance and pay all premiums and charges therefor, Landlord may (but shall not be obligated to) do so, provided that Landlord and Tenant shall each notify the other promptly upon learning of any such failure and provided further that Landlord shall afford Tenant ten (10) Business Days within which to cure any such failure unless such cure period would expose Landlord to any liability, penalty or other burden. If Landlord elects to procure such insurance as aforesaid, Tenant shall pay the amount thereof to Landlord as Additional Rent within thirty (30) days after demand therefor. All policies of insurance procured by Tenant shall contain endorsements providing that (i) the insurance company shall provide Landlord with thirty (30) days’ prior notice, or ten (10) days’ prior notice in the event of cancellation for nonpayment of premium, before such policy shall be cancelled; provided that such endorsement is available at no material additional cost to Tenant and if Tenant’s insurance carrier does not provide such endorsement as aforesaid Tenant shall give Landlord not less than thirty (30) days’ prior notice of any cancellation or non-renewal of any insurance required to be provided by Tenant hereunder, provided ten (10) days’ prior notice shall be acceptable for cancellation due to non-payment of premium, and (ii) Tenant shall be solely responsible for the payment of premiums therefor notwithstanding that Landlord is named as an additional insured. Duly executed certificates of insurance reasonably acceptable to Landlord (including evidence of the waivers of subrogation required pursuant to Section 17.03 hereof) shall be delivered by Landlord and Tenant to each other on or before the Commencement

Date of the applicable Premises Portion (or such earlier date as may be required hereunder, including for any access to perform Tenant’s Initial Work in the 51st Floor prior to the Commencement Date therefor as permitted hereunder) and thereafter annually on the anniversary of the Commencement Date for the last Premises portion or upon the expiration of any policy. Further, all policies of insurance procured by Tenant or Landlord shall be written as primary policies not contributing with nor in excess of coverage that Landlord or Tenant may carry, as the case may be. Tenant shall give Landlord at least thirty (30) days’ prior notice of any modification of the insurance that materially affects the coverage of the insured (including any additional insured) thereunder.
B.    In addition to the other requirements set forth in this Lease and notwithstanding anything to the contrary contained herein, the insurance required to be carried by Tenant under this Lease shall be primary insurance for all claims under it and shall provide that any insurance carried by Landlord, the property manager, any Superior Party and the Public Parties is strictly excess, secondary and non-contributing with any insurance carried by Tenant. Tenant shall cause the coverage afforded to the additional insureds under any umbrella/excess liability policy to be first tier umbrella/excess coverage above the primary coverage afforded to the additional insureds as set forth herein and not concurrent with or excess to any other valid and collectible insurance available to the additional insureds whether provided on a primary or excess basis. It is the specific intent of the parties that Tenant procure the excess carriers’ agreement to waive and or forego any viable “horizontal exhaustion” rights Tenant might have in regard to any insurance any carried by Landlord, the property manager, any Superior Party or the Public Parties Party might carry for its own benefit or on the behalf of any other Person. Any umbrella/excess policy of Tenant must follow the form of the underlying policy and be extended to “drop down” to become primary in the event the primary limits set forth above are reduced or aggregate limits are exhausted.
16.05    All insurance procured by Tenant or its contractors or subcontractors under this Article 16 shall be issued in the name of Tenant and for the benefit of Tenant and with respect to the “cause of loss/special form” insurance policy and the Commercial General Liability Insurance policy, Tenant (and it contractors and subcontractors) shall name Landlord (and each Landlord Party), each Condominium Board, as an additional insured and, unless Landlord otherwise requests, each other Superior Party, including the Public Parties, as additional insureds as their respective interests may appear, and shall contain an endorsement that each of Landlord and the Condominium, and any Superior Party, including the Public Parties, although named as additional insureds, nevertheless shall continue to be named as such additional insured under said policies for so long as such policies are in effect for any loss or damages occasioned during the Term to it, its respective agents, employees, contractors, directors, shareholders, partners and principals (disclosed or undisclosed) by reason of the negligence, acts or omissions of Tenant, its agents and employees or any other Tenant Party or Related Entity.
16.06    None of Tenant’s Initial Work, Tenant Changes, nor any Tenant’s Property shall be insured by Landlord under Landlord’s insurance policies nor shall Landlord be required under Article 17 or any other provision of this Lease to either reinstall, restore, repair or replace any portion thereof.
16.07    A. Subject to the provisions of Section 17.03 hereof, Tenant shall indemnify and save each of the Indemnitees harmless (except to the extent any claim arises from the negligence or willful misconduct of such Indemnitee) from and against (i) all claims of whatever nature against the Indemnitees arising from any negligence or willful misconduct of Tenant, any Tenant Party, any other Related Entity, or Tenant’s contractors, licensees, agents, employees or, while in the Premises, invitees or visitors, (ii) all claims against the Indemnitees arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring during the Term in the Premises or Tenant’s Roof Top Space, (iii) all claims against the Indemnitees arising from any accident, injury or damage occurring outside of the Premises but anywhere within or about the Real Property, to the extent such accident, injury or damage results or is claimed to have resulted from any negligence or willful misconduct of Tenant, any Tenant Party, any other Related Entity or Tenant’s contractors, licensees, agents, employees, invitees or visitors, and (iv) any breach, violation or non-performance of any covenant, condition or agreement in this Lease set forth and contained on the part of Tenant to be fulfilled, kept, observed and performed. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, reasonable attorneys’ fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof.
B.    Subject to the provisions of Section 17.03, Landlord shall indemnify and save Tenant and each Tenant Party (except to the extent any claim arises from the negligence or willful misconduct of Tenant or any Tenant Party) from and against (i) all claims of whatever nature against Tenant or any Tenant Party arising from any negligence or willful misconduct of Landlord, any Landlord Party or Landlord’s contractors, licensees, agents, employees, invitees or visitors, (ii) all claims against Tenant or any Tenant Party arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring during the Term in or about the Building outside of the Premises, (iii) all claims against Tenant or any Tenant Party arising from any accident, injury or damage occurring within the Premises, to the extent such accident, injury or damage results or is claimed to have resulted from the negligence or willful misconduct of Landlord, any Landlord Party or Landlord’s contractors, licensees, agents, employees, invitees or visitors, and (iv) any breach, violation or non-performance of any covenant, condition or agreement in this Lease set forth and contained on the part of Landlord to be fulfilled, kept, observed and performed. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, reasonable attorneys’ fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon.
C.    If any claim, action or proceeding is made or brought against either party (the “Indemnified Party”), and pursuant to which claim, action or proceeding the other (the “Indemnifying Party”) shall be obligated to indemnify the Indemnified Party, pursuant to the provisions contained in this Article or other provisions of this Lease (i) the Indemnified Party shall give the Indemnifying Party prompt notice (each an “Indemnified Party Notice”) of such claim or action, (ii) the Indemnifying Party shall, at its sole cost and expense, resist or defend such claim, action or proceeding in the Indemnified Party’s name, if necessary, with counsel selected by it, subject to the reasonable approval of Indemnified Party, which approval shall not be unreasonably withheld but no approval of counsel shall be required in each and every instance where the claim is resisted or defended by counsel of an insurance carrier obligated so to resist or defend such claim.
If the Indemnified Party fails to give the Indemnified Party Notice within a time period so as not to prejudice the Indemnifying Party’s or its insurer’s ability to defend effectively any action or proceeding brought on such claim or if the Indemnified Party shall not afford the Indemnifying Party the right to defend and control the defense of any such action or proceeding and, in either of such events, the Indemnifying Party is adversely affected and prejudiced thereby, then the Indemnifying Party shall have no obligation under the applicable indemnity set forth in this Lease with respect to such action or proceeding. Any dispute as to whether Indemnified Party was adversely affected and/or prejudiced by any such failure shall be resolved by arbitration pursuant to Article 25 hereof. If the Indemnifying Party shall defend any such action or proceeding, then

(i)    the Indemnified Party shall cooperate with the Indemnifying Party (or its insurer) in the defense of any such action or proceeding in such manner as the Indemnifying Party (or its insurer) may from time to time reasonably request and the Indemnifying Party shall not be liable for the costs of any separate counsel employed by the Indemnified Party;
(ii)    except as hereinafter provided, the Indemnifying Party shall not be liable for any settlement made without the Indemnifying Party’s consent;
(iii)    if such action or proceeding can be settled by the payment of money and without the need to admit liability on the Indemnified Party’s part, then the Indemnifying Party shall have the right to settle such action or proceeding without the Indemnified Party’s consent and the Indemnifying Party shall have no obligation under the applicable indemnity set forth in this Lease with respect to such action or proceeding or other actions or proceedings involving the same or related facts if the Indemnified Party refuses to agree to such a settlement;
(iv)    if such action or proceeding cannot be settled merely by the payment of money and without the need to admit liability on the Indemnified Party’s part, then the Indemnifying Party shall not settle such action or proceeding without the Indemnified Party’s consent (which consent shall not be unreasonably withheld, conditioned or delayed) and if the Indemnified Party unreasonably withholds, conditions or delays its consent to any such settlement, then the Indemnifying Party shall have no obligation under the applicable indemnity set forth in this Lease with respect to such action or proceeding or other actions or proceedings involving the same or related facts; and
(v)    in no event shall the Indemnifying Party be liable for consequential, indirect or special damages except (1) in connection with any third-party claims against which the Tenant has indemnified Landlord hereunder or Landlord has indemnified Tenant hereunder and (2) solely with respect to Tenant, as provided in Section 22.02C hereof.
D.    If an Indemnifying Party shall, in good faith, believe that a claim set forth in an Indemnified Party Notice is or may not be within the scope of the Indemnifying Party’s indemnity set forth in this Lease then, pending determination of that question, the Indemnifying Party shall not be deemed to be in default under this Lease by reason of its failure or refusal to indemnify and hold harmless any Indemnified Party therefrom or to pay such costs, expenses and liabilities, but if it shall be finally determined by a court of competent jurisdiction or by arbitration in accordance with Article 25 hereof that such claim was within the scope of such Indemnifying Party’s indemnity set forth in this Lease then such Indemnifying Party shall be liable for any judgment or reasonable settlement or any reasonable attorneys’ fees and disbursements incurred by the party entitled to indemnity hereunder.
E.    The provisions of this Section 16.07 shall survive the expiration or earlier termination of this Lease.
16.08    A.    Notwithstanding anything to the contrary contained in this Lease, each party hereby releases the other, Tenant hereby releases each Condominium Board and the other Superior Parties, and Landlord hereby agrees to use commercially reasonable efforts to cause the Condominium Board and the other Superior Parties, to release Tenant with respect to any covered loss (including a claim for negligence, but excluding a claim based upon willful misconduct) which any of the foregoing might otherwise have against the other for loss, damage or destruction with respect to their respective property by fire or other covered peril (including rental value or business interruption) occurring during the Term the extent to which it is, or is required to be, insured under a policy or policies containing (or required hereunder to contain) a waiver of subrogation or permission to release liability as provided hereunder.
B.    Notwithstanding anything contained in this Lease to the contrary, neither Landlord nor Tenant shall be liable to the other in connection with any matter arising from or relating to this Lease for any consequential, special or indirect damages except, solely with respect to Tenant, as provided in Section 22.02C hereof.
C.    The provisions of this Section 16.08 shall survive the expiration or earlier termination of this Lease.
16.09    Landlord shall keep the Unit (including the Roof Top Garden Space) insured against property damage and other destruction with “cause of loss/special perils” insurance in the amount of the full replacement value of the Unit, as the value may exist from time to time (including Tenant’s Roof Top Space and the improvements for the RTS Build-out Work thereon [but not the value of any Tenant’s Property therein that is not a permanent Fixture of the Building]). Landlord shall maintain commercial general liability insurance against all claims for bodily injury, personal injury and property damage arising out of all operations in connection with the Building in the amount required by the Unit Ground Lease and any Superior Mortgage. Such insurance policies shall comply with the requirements of the Unit Ground Lease and any Superior Mortgage. All insurance required to be maintained by Landlord hereunder may be effected pursuant to blanket policies covering other locations of Landlord or its Affiliates, provided that such blanket policies (a) provide that the amount of insurance allocable to the Unit shall at all times not be less than the amounts set forth above, and that such amounts will not be reduced by any loss at any other location, and (b) shall comply with the provisions of this Section 16.09. Such insurance limits required by this Section 16.09 may be satisfied by excess policies.
ARTICLE 17

DAMAGE BY FIRE OR OTHER CAUSE

17.01    If the Demised Premises or the Unit or the Building shall be partially damaged by fire or other cause, then Landlord shall (except as otherwise provided herein) repair and restore (a) the Base Systems serving the Premises up to the point of connection to the Premises and the columns, beams, floor slabs, ceiling slabs and perimeter walls of the Premises and the curtain wall and foundation of the Building adjoining the Premises (exclusive of Tenant’s Roof Top Space) substantially to the condition thereof existing on the Commencement Date for the applicable Premises Portion (to the extent damaged by such fire or other cause), reasonable wear and tear excepted and (b) Tenant’s Roof Top Space (but not Tenant’s Property) substantially to the condition as existed immediately prior to such fire or casualty. Until the date (the “Casualty Abatement Period Expiration Date”) which (i) with respect to the repair and restoration obligations under clause (a) is the earlier to occur of (A) one hundred eighty (180) days after the date on which such repairs shall be Substantially Completed (or would have been completed but for Tenant Delay) and (B) the date on which Tenant shall reoccupy such portion of the Demised Premises for the conduct of its business and (ii) with respect to the repair and restoration obligations under clause (b) above, the date upon which such repairs shall be Substantially Completed, the Fixed Rent and all Additional Rent shall be apportioned according to the part of the Demised Premises which is usable by Tenant for the conduct of its business in normal fashion (i.e., Tenant shall not be obligated to pay Fixed Rent and Additional Rent with respect only to the portion of the Demised Premises in which Tenant is unable to conduct business in normal fashion by reason of such fire or other cause). Landlord shall notify Tenant at least ten (10) Business Days prior to the date on which Landlord expects such repairs will be Substantially Completed (or such lesser period as may be equal to the estimated time period required for Landlord to perform such repairs). In the event that the Demised Premises or any portion thereof or the Building and/or the Unit (in such a manner that materially interferes with Tenant’s use of the Demised Premises or reasonable access thereto) shall be damaged by fire or casualty, within forty-five (45) days after such fire or other casualty (the “Trigger Date”), Landlord shall deliver to Tenant a statement (hereinafter referred to as the “Damage Statement”) prepared by a reputable, independent licensed architect or engineer or contractor having at least ten (10) years’ experience in such matters selected by Landlord setting forth such architect’s or engineer’s or contractor’s reasonable estimate as to the time required to repair such damage, together with a notice from Landlord to the effect that if Tenant fails to respond to such notice within the thirty (30) day period described in the following sentence, then Tenant shall be deemed to have waived its rights to terminate this Lease pursuant to this Section 17.01. If Landlord shall continue to fail to deliver such Damage Statement within fifteen (15) days following notice from Tenant to Landlord of such failure, then Tenant may have such statement prepared by a reputable, independent licensed architect, engineer or contractor selected by Tenant setting forth such architect’s, engineer’s or contractor’s reasonable estimate as to the time required to repair such damage. If the estimated time period to perform such repairs extends beyond the date that is sixteen (16) months following the Trigger Date (as such period may be extended due to not more than two (2) months of Force Majeure delay, or due to Tenant Delay), Tenant may elect, as its sole remedy, to terminate this Lease by notice to Landlord sent not later than thirty (30) days following receipt of the Damage Statement, time being of the essence with respect thereto. In the event that the Demised Premises shall be damaged by fire or other casualty, then, if the repair work is not Substantially Completed by Landlord within sixteen (16) months following the Trigger Date (as such period may be extended due to not more than two (2) months of Force Majeure delay, or due to Tenant Delay) to such a degree that the Demised Premises are useable by Tenant (or such longer period as is set forth in the Damage Statement if Tenant does not terminate this Lease pursuant to the provisions set forth hereinabove), Tenant may elect, as its sole remedy, to terminate this Lease by notice to Landlord not later than thirty (30) days following the expiration of said period. If the Demised Premises are totally or substantially damaged or are rendered wholly or substantially untenantable or inaccessible by fire or other cause insured or required to be insured pursuant to this Lease, then the Fixed Rent and Additional Rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the applicable Casualty Abatement Period Expiration Date, subject to Landlord’s right to elect not to restore the same as hereinafter provided. If the Building, Common Elements or the Unit shall be so damaged (whether or not the Demised Premises are damaged in whole or in part) such that Landlord or the Condominium Boards, as the case may be, shall decide to demolish it or not to rebuild it, and Landlord shall terminate leases for office space in the Unit affecting not less than sixty percent (60%) of the aggregate of RSF in the Unit exclusive of space leased or occupied by Landlord or an Affiliate of Landlord, then Landlord may, within sixty (60) days after such fire or other cause, give Tenant a notice of such decision and thereupon the Term of this Lease shall expire by lapse of time upon the tenth (10th) day after such notice is given, and Tenant shall promptly thereafter vacate the Demised Premises and surrender the same to Landlord in accordance with the terms of this Lease. Tenant hereby expressly waives the provision of Section 227 of the Real Property Law and agrees that the foregoing provision of this Article 17 shall govern and control in lieu thereof, this Article 17 being an express agreement.
17.02    Except for the abatement of Rent set forth in Section 17.01 hereof, no damage, compensation or claims shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises, the Unit or of the Building. Landlord shall use its reasonable and diligent efforts to effect the repairs required to be performed by Landlord under this Article promptly and in such a manner as not unreasonably to interfere with Tenant’s occupancy of the floors not affected by such damage or casualty (which reasonable efforts shall include coordination with Tenant in scheduling such repairs or restoration but which shall in no event obligate Landlord to pay overtime or other premium rates). Tenant may request Landlord to incur overtime costs provided that Tenant shall pay to Landlord, as Additional Rent, within thirty (30) days after demand, an amount equal to the excess of (a) the overtime or other premium pay rates, including all fringe benefits and other elements of such pay rates, over (b) the regular pay rates for such labor, including all fringe benefits and other elements of such pay rates.
17.03    The parties hereto shall each procure and maintain in force and effect an appropriate clause in, or endorsement on, any insurance covering the Demised Premises and the Building and/or the Unit and the personal property, fixtures and equipment located therein or thereon and any rent insurance carried by Landlord and any business interruption insurance carried by Tenant, pursuant to which the insurance companies waive subrogation or, if such waiver should be unobtainable or unenforceable, (a) an express agreement that such policy shall not be invalidated if the insured waives the right of recovery against any party responsible for a casualty covered by the policy before the casualty or (b) any other form of permission for the release of the other party. Provided that its right of full recovery under its insurance policies is not adversely affected thereby, each of the parties hereto hereby releases and will not make any claims against or seek to recover from the other for any loss or damage to its property resulting from fire or other hazards to the extent covered by such property or other insurance that each party is required hereunder to maintain or does otherwise maintain hereunder (or to the extent the same would have been covered if the parties hereunder were carrying all insurance required hereunder). The waiver of subrogation in this Section 17.03 shall extend to both Landlord Parties and Tenant Parties.
17.04    Tenant acknowledges that Landlord will not carry insurance on Tenant’s Property (including any Tenant’s Property located in Tenant’s Roof Top Space), or any Tenant Changes (including Tenant’s Initial Work and any Specialty Alterations) and Tenant agrees that Tenant shall be solely responsible to insure and shall insure the same in accordance with the provisions of this Lease and that Landlord will not be obligated to insure or repair any damage thereto or to replace the same. Tenant shall complete the repair and restoration of Tenant’s Initial Work, any Tenant Changes and Tenant’s Property within a reasonable period of time after the occurrence of the casualty and substantial completion of Landlord’s restoration obligations under this Article in accordance with the provisions of this Lease, including Article 13 hereof, subject to delays due to Force Majeure.
17.05    If more than twenty five percent (25%) of the Office Space or a substantial (i.e., more than fifty percent (50%)) portion of the Building shall be damaged by fire or other casualty during (i) the last two (2) years of the Term, or (ii) the one (1) year immediately prior to Termination Date, then Tenant may, upon thirty (30) days’ notice to Landlord, cancel and terminate this Lease as of the date set forth in such notice, as if such date were the Stated Expiration Date of this Lease and Landlord shall have no duty to repair and/or restore the Demised Premises or Tenant’s Roof Top Space.
17.06    In the event this Lease is terminated as provided in this Article 17, neither party shall have the duty to repair and/or restore the Demised Premises or any other part of the Building.
17.07    Notwithstanding anything in this Article 17 to the contrary, each Condominium Board, and not Landlord, subject to the provisions of Article 34 hereof, shall be responsible for all repairs to the Building, the Common Elements, the Unit and the Demised Premises which, pursuant to the Condominium Documents, such Condominium Board is required to repair and/or restore, but Landlord shall be obligated to enforce the obligations of the Condominium Board as set forth in Article 34 hereof.

17.08    Any dispute between Landlord and Tenant arising under this Article 17 shall be resolved by arbitration conducted in accordance with the provisions of Article 25 hereof and during the pendency of any such dispute, the then applicable time period(s) under this Article 17 shall be tolled.
ARTICLE 18

CONDEMNATION

18.01    In the event that the whole of the Demised Premises shall be condemned or taken in any manner by a Governmental Authority for any public or quasi-public use, this Lease and the Term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title. In the event that only a part of the Demised Premises shall be so condemned or taken, then, effective as of the date of vesting of title, the Fixed Rent and any Additional Rent for such part shall be equitably abated and this Lease shall continue as to such part not so taken unless Tenant elects to cancel this Lease pursuant to its rights to do so under this Article 18. In the event that only a part of the Building shall be so condemned or taken, then (a) if substantial structural alteration or reconstruction of the Building and/or the Unit shall be necessary or appropriate as a result of such condemnation or taking (whether or not the Demised Premises be affected), Landlord or Tenant may (but only if the restoration cannot be completed within sixteen (16) months or such longer period as may be agreed upon by the parties) (subject to extension due to Force Majeure of not more than two (2) months or due to Tenant Delay), at its option, elect to terminate this Lease and the Term and estate hereby granted as of the date of such vesting of title by notifying the other in writing of such termination within thirty (30) days following the date on which Landlord shall have received notice of vesting of title (provided that Landlord may not so terminate this Lease unless it terminates leases for office space in the Unit affecting not less than sixty percent (60%) of the aggregate of RSF in the Unit exclusive of space leased or occupied by Landlord or an Affiliate of Landlord), or (b) if this Lease is not terminated as aforesaid, this Lease shall be and remain unaffected by such condemnation or taking, except that the rent shall be abated to the extent, if any, hereinbefore provided. In the event that only a part of the Demised Premises shall be so condemned or taken and this Lease and the terms and estate hereby granted are not terminated as hereinbefore provided, Landlord will restore with reasonable diligence the remaining portions of the Demised Premises as nearly as practicable to the same condition as it was in prior to such condemnation or taking; it being agreed, however, that Landlord shall have no obligation to restore, repair or replace any Specialty Alteration or Tenant’s Property nor, to the extent Tenant is compensated therefor pursuant to Section 18.03 or otherwise, any other Tenant Changes.
18.02    In the event of termination of this Lease pursuant to Section 18.01, this Lease and the Term and estate hereby granted shall expire as of the vesting of title in the condemning authority the same effect as if that were the date hereinbefore set for the expiration of the Term of this Lease, and the rent hereunder shall be apportioned as of such date.
18.03    In the event of any condemnation or taking hereinabove mentioned of all or a part of the Unit, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award. Tenant shall have no claim for the value of any unexpired Term of this Lease. Notwithstanding the foregoing, in any taking or condemnation proceeding, Tenant may submit a separate claim against the condemning authority for any compensation to which Tenant may otherwise lawfully be entitled in such case in respect of Tenant’s Property, the unamortized cost of all Tenant Changes made by Tenant to the Demised Premises at Tenant’s expense during the Term, any increased rent which Tenant is (or would be) required to pay for new space, moving expenses and the unamortized cost of all Tenant Changes for which Tenant was reimbursed by any work allowance provided by Landlord to Tenant which shall have been repaid to Landlord through the payment of Fixed Rent by Tenant (for purposes solely of determining the portion of any such work allowance which shall have been so repaid, work allowances shall be deemed to be amortized on a straight-line basis during the period commencing on the Trigger Rent Commencement Date and ending on the last day of the Initial Term [***], so that each Fixed Rent payment made by Tenant during such period shall include an equal amount of such work allowance), provided such award shall be made by the condemning authority in addition to, and shall not result in any reduction or diminution whatsoever of the award made by it to Landlord. If Tenant shall not be permitted to make a separate claim in such proceeding, Landlord shall prosecute all claims in such proceeding on behalf of both Landlord and Tenant, in which event Tenant, at its sole cost and expense may, if it so elects, join with Landlord in such proceeding, retain co-counsel, attend hearings, present arguments and generally participate in the conduct of the proceeding.
18.04    If the temporary use or occupancy of all or any part of the Premises shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose during the Term of this Lease, Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award or payment for such taking which represents compensation for the use and occupancy of the Premises, for the taking of Tenant’s Property and for moving expenses, and Landlord shall be entitled to receive that portion which represents reimbursement for the cost of restoration of the Premises. This Lease shall be and remain unaffected by such taking and Tenant shall continue to be responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay in full the Fixed Rent and Additional Rent when due. If the period of temporary use or occupancy shall extend beyond the Expiration Date of this Lease, that part of the award which represents compensation for the use and occupancy of the Premises (or a part thereof) shall be divided between Landlord and Tenant so that Tenant shall receive so much thereof as represents the period up to and including such Expiration Date and Landlord shall receive so much thereof as represents the period after such Expiration Date. All monies paid as, or as part of, an award for temporary use and occupancy for a period beyond the date to which the Fixed Rent and Additional Rent have been paid shall be received, held and applied by Landlord as a trust fund for payment of the Fixed Rent and Additional Rent becoming due hereunder.
18.05    If (a) more than twenty five percent (25%) of the Office Space or a substantial (i.e., more than fifty percent (50%) portion of the Building shall be taken in condemnation during (i) the last two (2) years of the Term, or (ii) the one (1) year immediately prior to Termination Date, or (b) the portion of the Demised Premises which is condemned or taken exceeds fifteen percent (15%) of the RSF of the Demised Premises, Tenant shall have the right to cancel this Lease by delivering to Landlord notice within thirty (30) days of said condemnation or taking.
18.06    In the event this Lease is terminated as provided in this Article 18, neither party shall have the duty to repair and/or restore the Demised Premises or any other part of the Building.
18.07    Notwithstanding anything to the contrary contained in this Article 18, each Condominium Board, and not Landlord, subject to the provisions of Article 34 hereof, shall be responsible for all repairs to the Building, the Common Elements, the Unit and the Demised Premises which, pursuant to the Condominium Documents, such Condominium Board is required to repair and/or restore, but Landlord shall be obligated to enforce the obligations of the Condominium Board as set forth in Article 34 hereof.

ARTICLE 19

BANKRUPTCY

19.01    To the extent allowable under the Bankruptcy Code and other applicable Legal Requirements (collectively, “Bankruptcy Requirements”) if, at any time prior to the occurrence of the first Commencement Date hereunder, a Bankruptcy Event shall occur, this Lease shall be cancelled and terminated, in which event neither Tenant nor any Person claiming through or under Tenant or by virtue of any statute or of an order of any court shall be entitled to possession of the Demised Premises and Landlord, in addition to the other rights and remedies given by Section 19.03 hereof and by virtue of any other provision herein or elsewhere in this Lease contained or by virtue of any statute or rule of law, may retain as liquidated damages any rent, security, deposit or monies received by it from Tenant or others on behalf of Tenant upon the execution hereof.
19.02    To the extent allowable under the Bankruptcy Requirements, if as of the occurrence of the first Commencement Date hereunder or if at any time during the Term a Bankruptcy Event shall occur, this Lease, at the option of Landlord, exercised within a reasonable time after notice of the happening of any one or more of such events, may be cancelled and terminated, in which event neither Tenant nor any Person claiming through or under Tenant by virtue of any statute or of an order of any court shall be entitled to possession or to remain in possession of the Demised Premises but shall forthwith quit and surrender the Demised Premises.
19.03    To the extent allowable under the Bankruptcy Requirements, it is stipulated and agreed that in the event of the termination of this Lease pursuant to Sections 19.01 or 19.02 hereof, Landlord shall forthwith, notwithstanding any other provisions of this Lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the Term demised and the then fair and reasonable rental value of the Demised Premises for the same period. To the extent allowable under the Bankruptcy Requirements, in the computation of such damages, the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the Demised Premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of the Prime Rate minus two percent (2%) per annum. If the Demised Premises or any part thereof be re-let by Landlord for the unexpired Term of this Lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, to the extent allowable under the Bankruptcy Requirements, the amount of rent reserved upon such reletting shall be deemed prima facie to be the fair and reasonable rental value for the part or the whole of the Demised Premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by the Bankruptcy Requirements governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to or less than the amount of the difference referred to above.
19.04    Without limiting any of the foregoing provisions of this Article, if pursuant to the Bankruptcy Requirements, Tenant is permitted to assign or otherwise transfer this Lease (whether in whole or in part in disregard of the restrictions contained in this Article and/or Article 8), Tenant agrees that adequate assurance of future performance by the assignee or transferee permitted under the Bankruptcy Requirements shall mean, to the extent allowable under the Bankruptcy Requirements, the deposit of cash security with Landlord in an amount equal to the sum of one year’s Fixed Rent then reserved hereunder plus an amount equal to all Additional Rent payable under Articles 4, 6 and 7 hereof or other provisions of this Lease for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord, without interest, for the balance of the Term as a security for the full and faithful performance of all of the obligations under this Lease on the part of Tenant yet to be performed. To the extent allowable under the Bankruptcy Requirements, if Tenant receives or is to receive any valuable consideration for such an assignment or transfer (in part or in whole) of this Lease, such consideration, after deducting therefrom any portion of such consideration reasonably designated by the assignee or transferee as paid for the purchase of Tenant’s Property in the Demised Premises, shall be and become the sole exclusive property of Landlord and shall be paid over to Landlord directly by such assignee or transferee. Any such assignee or transferee may only use and occupy the Demised Premises as permitted under Article 5 hereof and such occupancy may not increase the number of individuals occupying the Demised Premises at the time a petition for bankruptcy (or reorganization) is filed by or against Tenant. In addition, to the extent allowable under the Bankruptcy Requirements adequate assurance shall mean that any such assignee or transferee of this Lease shall have a net worth (exclusive of good will and general intangibles) in accordance with GAAP equal to at least twenty (20) times the annual Fixed Rent then payable hereunder. Such assignee or transferee shall expressly assume this Lease by an agreement in recordable form and reasonable acceptable to Landlord.
19.05    To the extent allowable under the Bankruptcy Requirements, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated Fixed Rent, Additional Rent or Rent, shall constitute rent for the purposes of Section 502(b)(7) of the Bankruptcy Code.
ARTICLE 20

DEFAULTS AND REMEDIES; WAIVER OF REDEMPTION

20.01    A.    This Lease and the estate and the term hereby granted are subject to the limitation that if (i) Tenant shall default in the payment of the Fixed Rent reserved herein or any item of Recurring Additional Rent or any part of either, for a period of ten (10) days after notice to Tenant of such default; (ii) Tenant shall default in the payment of any other Additional Rent or any other payment herein provided for more than ten (10) Business Days after notice from Landlord of such default; (iii) Tenant defaults in fulfilling any of the covenants of this Lease, other than the covenants for the payment of Fixed Rent or Additional Rent or other enumerated defaults in this Section 20.01A, then, in any one or more of such events, upon Landlord serving a written thirty (30) days’ notice upon Tenant specifying the nature of said default, and upon the expiration of said thirty (30) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of such a nature that the same cannot be completely cured or remedied within said thirty (30) day period, and if Tenant shall not have diligently commenced curing such default within said thirty (30) day period, and shall not thereafter with reasonable diligence and in good faith proceed to remedy or cure such default; and/or (iv) Tenant shall fail to pay the monthly installment of Fixed Rent or Recurring Additional Rent, more than four (4) times in any period of twelve (12) months by the later of (a) the tenth (10th) day of the month or (b) three (3) Business Days after Landlord provides notice that such installment was not received; then in any of said events Landlord may give to Tenant notice of intention to terminate this Lease to end the Term and the estate hereby granted at the expiration of five (5) Business Days from the date of the giving of such notice, and, in the event such notice is given, this Lease and the Term and estate hereby granted (whether or not the Term shall have commenced) shall terminate upon the expiration of said five (5) Business Days with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as hereinafter provided in this Article 20. Landlord agrees that any notice of default required to be delivered under clauses (i), (ii), (iii), or (iv) above shall (a) specify the applicable default, (b) if monetary in nature, specify the amount required to be paid to cure such default, (c) if non-monetary in nature, specify the action required to be taken to cure such non-monetary default and (d) state on the first page of such notice in capital, bold face letters “NOTICE OF DEFAULT”.
B.    Nothing in Section 20.01A shall be deemed to require Landlord to give any further notice in addition to the notices, if any required under such Section prior to the commencement of a summary proceeding for nonpayment of rent or a plenary action for the recovery of rent on account of any default in the payment of the same; it being intended that such notices are for the sole purpose of creating a conditional limitation hereunder pursuant to which this Lease shall terminate, and if Tenant thereafter remains in possession or occupancy, it shall become a holdover tenant.
20.02    If this Lease and the Term shall terminate as provided in Section 20.01A hereof:
(i)    Landlord and Landlord’s agents, employees, contractors and/or subcontractors may at any time after the Term shall terminate, re-enter the Premises or any part thereof, without further notice (other than the notices provided for in Section 20.01A hereof), either by summary proceedings or by any other applicable action or proceeding permitted by law and/or (but only to the extent permitted by applicable law) by forcible entry, changing of locks, removal of Tenant’s Property and/or other “self-help” remedies (without being liable to indictment, prosecution or damages therefor), and may repossess the Demised Premises (and Tenant’s Roof Top Space) and dispossess Tenant and any other persons from the Demised Premises (and Tenant’s Roof Top Space) and thereafter remove any and all of its or their property and effects from the Demised Premises (and Tenant’s Roof Top Space), without Landlord incurring any liability to Tenant on account thereof, to the end that Landlord may have, hold and enjoy the Demised Premises (and Tenant’s Roof Top Space) and in no event shall re-entry be deemed an acceptance of surrender of this Lease; and
(ii)    Landlord, at its option, may relet the whole or any part or parts of the Demised Premises (and Tenant’s Roof Top Space) from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other terms and conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine. Landlord shall have no obligation to relet the Demised Premises or any part thereof (or Tenant’s Roof Top Space) and Landlord shall not have liability to Tenant for refusal or failure to relet the Demised Premises or any part thereof (or Tenant’s Roof Top Space) or, in the event of such reletting, refusal or failure to collect any rent upon any such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise to affect any such liability. Landlord, at Landlord’s option, may make such repairs, alterations, additions, decorations and other physical changes in and to the Demised Premises (and Tenant’s Roof Top Space) as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.
20.03    Tenant, on its own behalf and on behalf of all Persons claiming by, through or under Tenant, including all creditors, does, to the fullest extent permitted by law, hereby expressly waive any and all rights which Tenant and all such Persons might otherwise have to (A) the service of any notice of intention to re-enter or to institute legal proceedings to that end (except for any notices expressly provided for in this Lease, including, without limitation, this Article 20), (B) redeem the Demised Premises or any interest therein (or Tenant’s Roof Top Space), (C) re-enter or repossess the Demised Premises, or (D) restore the operation of this Lease, after Tenant shall have been dispossessed by a judgment or by a warrant of any court or judge, or after any re-entry by Landlord, or after any termination of this Lease, whether such dispossess, re-entry by Landlord or termination shall be by operation of law or pursuant to the provisions of this Lease. The words “re-enter”, “re-entry” and “re-entered” as used in this Lease shall not be deemed to be restricted to their technical legal meanings.
20.04    In the event of any breach or threatened breach by Tenant or Landlord hereunder or by any Person claiming through or Tenant or Landlord, as the case may be, of any term, covenant or condition of this Lease, the other party shall have the right to enjoin such breach or threatened breach or, subject to the limitations contained herein, to invoke any other right or remedy allowed by law or in equity.
20.05    If this Lease shall terminate as provided in Section 20.01A or by or under any summary proceeding, or any other action or proceeding, then, in any of said events:
(a)    Tenant shall pay to Landlord all Rents to the date upon which this Lease shall have been terminated or to the date of re-entry upon the Demised Premises by Landlord, as the case may be;
(b)    Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such monies shall be credited by Landlord against any Rents due at the time of such termination or re-entry (in such order and in such amounts as Landlord shall elect in its sole discretion) or, at Landlord’s option, against any damages payable by Tenant and, after all such Rents and damages and charges payable by Tenant under Section 22.02A and Section 22.02C hereof, in each case, have been paid in full, any remainder shall be returned to Tenant.
(c)    Tenant shall be liable for and shall pay to Landlord, as damages, any deficiency between the Rents payable hereunder for the period which otherwise would have constituted the unexpired portion of the Term (conclusively presuming the Recurring Additional Rent and Electricity Additional Rent to be the same as payable for the year immediately preceding such termination or re-entry on an annualized basis if such Additional Rent was not paid for a full year) and the net amount if any of Rents (“Net Rent”) collected under any reletting effected pursuant to the provisions of Section 20.02(ii) hereof for any part of such period (first deducting from the Rents collected under any such reletting all of Landlord’s costs and expenses in connection with the termination of this Lease or Landlord’s re-entry upon the Demised Premises and in connection with such reletting, including, without limitation, repossession costs, brokerage commissions, legal expenses, alteration costs and other expenses of preparing the Demised Premises for such reletting).
(d)    Any deficiency in accordance with subsection (c) above shall be paid in monthly installments by Tenant on the days specified in this Lease for the payment of installments of Fixed Rent. Landlord shall be entitled to recover from Tenant each monthly deficiency as the same shall arise and no suit to collect the amount of the deficiency for any month shall prejudice Landlord’s right to collect the deficiency for any prior or subsequent month by a similar proceeding. Alternatively, suit or suits for the recovery of such deficiencies may be brought by Landlord from time to time at its election.

(e)    If Tenant shall fail to pay to Landlord any amount referenced in subsection (c) or (d) above on the date when the sum shall be due or in lieu thereof, then, without further notice to Tenant and whether or not Landlord shall have collected any monthly deficiencies as aforesaid, Landlord, at its option, shall be entitled to recover from Tenant, and Tenant shall pay Landlord, on demand, as and for liquidated and agreed final damages and not as a penalty, a sum equal to the amount by which the Rents for the period to the then stated Expiration Date from the latest of the date of termination of this Lease or the date through which monthly deficiencies shall have been paid in full (conclusively presuming Recurring Additional Rent and Electricity Additional Rent to be the same as payable for the year immediately preceding such termination or re-entry on an annualized basis if such Additional Rent was not paid for a full year) exceeds the then fair and reasonable rental value of the Demised Premises for the same period, both discounted at the Prime Rate minus two percent (2%) per annum to present worth.
(f)    In no event shall Tenant be entitled (i) to receive any excess of any Net Rent under subsection (c) over the sums payable by Tenant to Landlord hereunder or (ii) in any suit for the collection of damages pursuant to this Section, to a credit in respect of any Net Rent from a reletting except to the extent that such Net Rent is actually received by Landlord prior to the commencement of such suit. If the Demised Premises or any part thereof should be relet in combination with other space or for a term that extends beyond the then stated Expiration Date, then proper apportionment (on a per square foot rentable area basis in the case of a reletting in combination with other space outside of the Demised Premises) shall be made of the rent received from such reletting and of the expenses of reletting.
20.06    A.    If this Lease shall terminate as provided in Section 20.01A or by or under any summary proceeding or any other action or proceeding, Tenant covenants and agrees, notwithstanding anything to the contrary contained in this Lease:
(i)    that the Demised Premises shall be required to be in the same condition as that in which Tenant has agreed to surrender the Demised Premises to Landlord on the Expiration Date;
(ii)    that Tenant, on or before the occurrence of any event of default hereunder, shall have performed every covenant contained in this Lease relating to the making of any Tenant Changes to the Demised Premises or for repairing any part of the Demised Premises; and
(iii)    that, for the breach of either subsection (i) or (ii) of this Section 20.06A, or both, Landlord shall be entitled, without limiting any other damages payable by Tenant hereunder, to recover, and Tenant shall pay, as and for agreed damages therefor, the then cost of performing such covenants, plus interest thereon at the Interest Rate for the period between the date of the occurrence of any default and the date when any such work or act, the cost of which is computed, should have been performed under the other terms of this Lease had such default not occurred.
B.    Each and every covenant contained in this Section shall be deemed separate and independent, and not dependent on any other term of this Lease for the use and occupation of the Demised Premises by Tenant, and the performance of any such term shall not be considered to be rent or other payment for the use of the Demised Premises. It is understood that the consideration for the covenants in this Section is the making of this Lease, and the damages for failure to perform the same shall be in addition to and separate and independent of the damages accruing by reason of default in observing any other term of this Lease.
20.07    Except as set forth in Section 16.08B hereof, nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.
20.08    Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right provided for in this Lease or now or hereafter existing at law or in equity (including, without limitation, the equitable remedies of specific performance and injunctive relief), by statute or otherwise, and the exercise or beginning of the exercise by a party of any one or more of such rights shall not preclude the simultaneous or later exercise by such party of any or all other rights provided for in this Lease or now or hereafter existing at law or in equity, by statute or otherwise.
20.09    The provisions of this Article 20 shall survive the expiration or earlier termination of this Lease.
ARTICLE 21

COVENANT OF QUIET ENJOYMENT

21.01    So long as this Lease is in full force and effect, Landlord covenants and agrees with Tenant that Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this Lease and any SNDA Agreement with any Superior Party.
ARTICLE 22

SURRENDER OF PREMISES

22.01    Upon the expiration or other termination of the Term, Tenant shall, at Tenant’s sole cost and expense, quit, surrender, vacate and deliver the Demised Premises to Landlord broom clean and in good order, condition and repair except for ordinary wear, tear and damage by fire or other casualty and condemnation, together with all Tenant Changes (except as otherwise provided for in this Lease and subject to Tenant’s obligation to remove any Specialty Alteration, Hazardous Materials and other items pursuant to the terms hereof) and shall remove all Tenant’s Property therefrom. Tenant’s obligations pursuant to Section 22.01 shall apply to all space (herein, each “Early Expiration Space”) (a) as to which Landlord has exercised its right to cancel this Lease with respect to Recapture Space as provided in Section 8.04B hereof and (b) [***], that constituted Returned Space, in each case, at the expiration or earlier termination of this Lease with respect to any such Early Expiration Space (as applicable, the “Early Expiration Date”). If Tenant fails timely to surrender to Landlord any Early Expiration Space, then the provisions of Section 22.02 shall apply with respect to the Early Expiration Space (with the Holdover Amount for use and occupancy payable with respect thereto being based upon the allocable portion of the Rent payable for such Early Expiration Space and references therein to (i) the “Demised Premises” being deemed to be the applicable Early Expiration Space and (ii) the Expiration Date or earlier termination of this Lease (or terms of similar import) shall mean the Early Expiration Date).
22.02    A.    Tenant acknowledges that possession of the Demised Premises (and Tenant’s Roof Top Space) must be surrendered to Landlord at the expiration or sooner termination of the Term hereof. The parties recognize and agree that the damages to Landlord resulting from any failure by Tenant timely to surrender possession of the Demised Premises (and Tenant’s Roof Top Space) as aforesaid will be substantial and may be impossible accurately to measure. Tenant therefore agrees that if possession of the Demised Premises (and Tenant’s Roof Top Space) is not surrendered to Landlord upon the expiration or sooner termination of the Term of this Lease, then notwithstanding anything to the contrary contained in this Lease, Tenant shall pay to Landlord for each month and for each portion of any month (in which event, for the avoidance of doubt, the Holdover Amount shall be payable for the entire month), during which Tenant holds over in the Demised Premises after the expiration or sooner termination of the Term, for use and occupancy, the aggregate sum (collectively, the “Holdover Amount”) of (i) 150% for the first sixty (60) days of such holding over, 175% for the next sixty (60) days and 200% thereafter, of the amount of the installment of the annual Fixed Rent that was payable under this Lease for the last month of the Term, plus (ii) one-twelfth (1/12) of all items of Recurring Additional Rent which would have been payable monthly pursuant to this Lease had its Term not expired or been terminated (it being agreed that for the purposes of this Section 22.02A, if all or part of such holdover occurs after the Scheduled PILOT Conversion Date, references to PILOT in Section 4.02 hereof shall be deemed to mean Full Taxes for the period after the Scheduled PILOT Conversion Date), plus (iii) those other items of Additional Rent which would have been payable pursuant to this Lease had its Term not expired or been terminated which aggregate sum Tenant agrees to pay to Landlord on demand, in full without setoff, and no extension or renewal of this Lease shall be deemed to have occurred by such holding over, nor shall Landlord be precluded by accepting such aggregate sum for use and occupancy from exercising all rights and remedies available to it to obtain possession of the Demised Premises. In addition to paying the Holdover Amount, Tenant shall comply with all other applicable terms and conditions of this Lease required to be performed by Tenant during any such holdover as if the expiration or sooner termination of this Lease had not occurred; provided that Landlord shall not be required to perform any work, furnish any materials or make any repairs within the Premises (or applicable portion thereof) during the holdover period.
B.    The acceptance by Landlord of any Holdover Amount by Tenant pursuant to this subsection shall in no event preclude Landlord from commencing and prosecuting a holdover or summary eviction proceeding, and the provisions of this Section shall be deemed be an “agreement expressly providing otherwise” within the meaning of Section 232-c of the Real Property Law of the State of New York and any successor or similar law of like import. Nothing contained in this Section shall (i) imply any right of Tenant to remain in the Premises after the Expiration Date without the execution of a new lease, (ii) imply any obligation of Landlord to grant a new lease or (iii) be construed to limit any right or remedy that Landlord has against Tenant as a holdover tenant or trespasser. Landlord waives no rights against Tenant by reason of accepting any holding over by Tenant, nor shall Landlord be precluded by accepting the Holdover Amount for use and occupancy from exercising all rights and remedies available to it to obtain possession of the Premises (or applicable portion thereof) as provided by law at any time after the expiration or earlier termination of the term of this Lease therefor and, subject to the provisions of Section 22.02C hereof, any right to damages in the event that Tenant’s holding over causes Landlord to suffer any loss.
C.    Without limiting any other provisions of this Section 22.02, Tenant shall, subject to the provisions of this Section 22.02C, indemnify, defend and hold Landlord and each other Landlord Party harmless from and against any cost, claim, loss, liability, damage or expense (including reasonable attorneys’ fees and disbursements) incurred by Landlord and such other Landlord Party as a result of delay by Tenant in surrendering the entire Demised Premises (or applicable Early Expiration Space) after the expiration or earlier termination of the term of this Lease therefor in the condition required hereunder, including any claims made by any succeeding tenant founded on such delay or any lost profits, losses, costs, expenses or liability payable to such tenant as a result thereof and any other consequential damages incurred by

Landlord. Notwithstanding the foregoing or anything to the contrary contained in this Lease, provided that Tenant does not hold over in the Demised Premises or any portion thereof for more than sixty (60) days, Landlord hereby waives the right to proceed against Tenant for any claims made by any succeeding tenant and for any lost profits or any other consequential damages relating to or arising from any such holdover by Tenant; it being the intent that if Tenant holds over for more than sixty (60) days, Tenant shall be liable for any claims made by any succeeding tenant and any lost profits and any other consequential damages from the commencement of such holdover.
D.    Tenant acknowledges and agrees that the remedies of Landlord set forth in this Section 22.02 do not constitute a penalty but constitute a fair and reasonable estimate of the damages that Landlord will incur as a result of a holding over by Tenant. Tenant’s acknowledgement is a material inducement to Landlord to enter into this Lease and to accept the terms of this Lease.
22.03    Tenant’s obligations under this Article shall survive the expiration or other termination of this Lease.
ARTICLE 23

DEFINITION OF LANDLORD

23.01    Subject to the other terms of this Lease, the term “Landlord” wherever used in this Lease shall be limited to mean and include only the tenant under the Unit Ground Lease, to whom this Lease may be assigned, or a mortgagee in possession, so that in the event of any sale, assignment or transfer of the Unit, or Landlord’s interest as a lessee under the Unit Ground Lease, in each case, such owner, tenant under the Unit Ground Lease or mortgagee in possession shall thereupon be released and discharged from all covenants, conditions and agreements of Landlord hereunder arising from and after the effective date of such sale, assignment or transfer; but such covenants, conditions and agreements arising from and after the effective date of such sale, assignment or transfer shall be deemed assumed by and binding upon each new owner, tenant under the Unit Ground Lease, or mortgagee in possession for the time being of the Unit, until sold, assigned or transferred.
ARTICLE 24

NOTICES

24.01    Any notice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either party pursuant to this Lease or pursuant to any Legal Requirement (collectively, “notices”) shall be in writing (whether or not so stated elsewhere in this Lease unless a specific provision provides the same may be oral) and shall be deemed to have been properly given, rendered or made only if sent by (a) registered or certified mail return receipt requested, posted in a United States post office station or letter box in the continental United States, (b) by a nationally recognized overnight courier (e.g., Federal Express) with receipt acknowledged, or (c) by personal delivery with receipt acknowledged, to Landlord or Tenant, as the case may be, at the address of such party set forth below:
If to Landlord:
FC Eighth Ave., LLC
c/o Brookfield Properties
250 Vesey Street
12th Floor
New York, New York 10281

Attention: Executive Vice President-Director of Leasing

        with a copy to:        Brookfield Properties
250 Vesey Street
12th Floor
New York, New York 10281
Attention: General Counsel

and to:
                    Skadden, Arps, Slate, Meagher & Flom LLP
                    One Manhattan West
                    New York, New York 10001
            Attention: Neil L. Rock, Esq.

If to Tenant:

Datadog, Inc.
                    620 Eighth Ave., 45th Floor
                    New York, New York 10018
                    Attn: General Counsel

With a copy to:    Goulston & Storrs PC
885 Third Avenue
New York, New York 10022
Attention: David J. Rabinowitz, Esq.
24.02    Any notice shall be deemed to have been given, rendered or made on the day received, or if receipt is refused, on the date so refused. Either party may, by notice as aforesaid, designate a different address or addresses for notices intended for it.
24.03    Notwithstanding the provisions of Section 24.01 hereof notices requesting any after-hours air-conditioning service may be given by email to Service620@brookfieldpropertiesne.com.
24.04    Notices hereunder from Landlord may be given by Landlord’s managing agent or Landlord’s attorney. Notices hereunder from Tenant may be given by Tenant’s attorney.
ARTICLE 25

ARBITRATION

25.01    A.    In any instance where this Lease expressly provides, or the parties otherwise agree, that a dispute with respect to a specific matter may be submitted to arbitration, but excluding any arbitration pursuant to which the provisions of Section 25.01B hereof applies, then either party may submit such dispute for resolution by arbitration in the City of New York in accordance with the Commercial Arbitration Rules (Expedited Procedures) of the AAA, except that the terms of this Section 25.01A shall supersede any conflicting or otherwise inconsistent rules. Any dispute permitted to be arbitrated under this Section 25.01A shall be submitted to arbitration not later than thirty (30) days after the parties have been unable to resolve such dispute (it being agreed that if there has been no resolution of the disputed matter for a period of thirty (30) days (or such other period that may be set forth in the express provisions of this Lease) the parties shall be deemed to have been unable to resolve such dispute). Provided the rules and regulations of the AAA so permit, (i) the AAA shall, within two (2) Business Days after such submission or application, select a single arbitrator having at least ten (10) years’ experience in leasing and management of commercial properties similar to the Building, (ii) the arbitration shall commence two (2) Business Days thereafter and shall be limited to a total of seven (7) hours on the date of commencement until completion, with each party having no more than a total of two (2) hours to present its case and to cross-examine or interrogate persons supplying information or documentation on behalf of the other party, and (iii) the arbitrator shall make a determination within three (3) Business Days after the conclusion of the presentation of Landlord’s and Tenant’s cases, which determination shall be limited to a decision upon (A) if the matter in dispute involves a question of the reasonableness of a decision in which Landlord or Tenant, as the case may be, specifically agreed that it would not be unreasonable, whether Landlord or Tenant, as the case may be, acted reasonably in withholding its consent or approval, or (B) the specific dispute permitted to be presented to the arbitrator, as applicable. The arbitrator’s determination shall be final and binding upon the parties, whether or not a judgment shall be entered in any court. All actions necessary to implement such decision shall be undertaken as soon as possible, but in no event later than ten (10) Business Days after the rendering of such decision. The arbitrator’s determination may be entered in any court having jurisdiction thereof. All fees payable to the AAA for services rendered in connection with the resolution of a dispute under this Section 25.01A shall be paid by the unsuccessful party.
B.    [***] Within ten (10) days after said notice is given by either party, if the second party fails to notify the first party of the appointment of its arbitrator and the basis for the annual fair market rental value as provided in said Sections, then the appointment of the second arbitrator shall be made in the same manner as hereinafter provided for the appointment of a third arbitrator. The arbitrators so chosen shall meet within ten (10) days after the second arbitrator is appointed and within thirty (30) days thereafter shall decide the dispute. If within said period they cannot agree upon their decision, they shall appoint a third arbitrator and if they cannot agree upon said appointment, then the third arbitrator shall be appointed upon their application or upon the application of either party, by the AAA. The three arbitrators shall meet and decide the dispute. The arbitrators so specified in such notices shall be licensed real estate brokers or appraisers doing business in the Borough of Manhattan, City and State of New York, and having not less than ten (10) years’ active experience as real estate brokers of office space or appraisers of first class office buildings and leased office space in said Borough. The third arbitrator shall be required to select either the annual fair market rental value proposed by Landlord or the annual fair market rental value proposed by Tenant in their respective arbitration notices based on which rental value they determine is closer to the actual annual fair market rental value based upon all relevant factors. In designating arbitrators and in deciding the dispute, the arbitrators shall act in accordance with the rules then in force of the AAA, subject, however, to such limitations as may be placed upon them by the provisions of this Lease. Judgment may be had on the decision and award of the arbitrators so rendered in any court.
C.    The arbitrator(s) conducting any arbitration shall be bound by the provisions of this Lease and shall not have the power to add to, subtract from, or otherwise modify such provisions. Landlord and Tenant agree to sign all documents and to do all other things reasonably necessary to submit any such matter to arbitration and further agree to, and hereby do, waive any and all rights they or either of them may at any time have to revoke their agreement hereunder to submit to arbitration and to abide by the decision rendered thereunder which shall be binding and conclusive on the parties and shall constitute an “award” by the arbitrator(s) within the meaning of the AAA rules and applicable law. Judgment may be had on the decision and award of the arbitrator(s) so rendered in any court of competent jurisdiction. Each arbitrator shall be a qualified, disinterested and impartial person who shall have had at least ten (10) years’ experience in New York City in a calling connected with the matter of the dispute. Landlord and Tenant shall each have the right to appear and be represented by counsel before said arbitrator(s) and to submit such data and memoranda in support of their respective positions in the matter in dispute as may be reasonably necessary or appropriate in the circumstances. Each party hereunder shall pay its own costs, fees and expenses in connection with any arbitration or other action or proceeding brought under Section 25.01, and, except as otherwise expressly provided in Section 25.01A hereof, the expenses and fees of the arbitrator selected shall be shared equally by Landlord and Tenant (provided, however, that where the arbitration is conducted by three (3) arbitrators pursuant to the terms of this Lease, each party shall pay the expenses and fees of its designee and share equally the expenses and fees of the third arbitrator).
D.    Notwithstanding any contrary provisions contained herein, Landlord and Tenant agree that except with respect to a successful claim by one party that the other party has unreasonably withheld its consent in an arbitrary or capricious manner, (i) the arbitrators may not award or recommend any damages to be paid by either party and (ii) in no event shall either party be liable for, nor be entitled to recover, any damages.
E.    The time periods set forth in this Section 25.01 are of the essence. If any party fails to appear at a duly scheduled and noticed hearing, the arbitrator is hereby expressly authorized (but not directed) to enter judgment for the appearing party.
ARTICLE 26

RULES AND REGULATIONS

26.01    Tenant shall, and shall cause its employees, agents, subtenants, Permitted Occupants, other licensees and other Related Entities to, comply with the Rules and Regulations attached hereto as Exhibit 26.01 (the “Rules and Regulations”) and made a part hereof. Landlord shall have the right from time to time during the Term of this Lease to make reasonable changes in and additions to the RTS Guidelines, the Rules and Regulations and the Construction Rules and Regulations with the same force and effect as if they were originally attached hereto or included herein and incorporated herein, provided that any new Construction Rules and Regulations shall not apply to the performance of Tenant Changes until after such Tenant Changes have been substantially completed except to the extent that any new Construction Rules and Regulations have been made and Tenant has been given notice of the same prior to the bidding of a contract for the Tenant Change in question; provided, however, that Landlord shall have approved Tenant’s plans for the Tenant Change and, provided further, that Tenant shall have notified Landlord before commencing the bidding process. If Tenant disputes the reasonableness of any change or addition to the RTS Guidelines, the Rules and Regulations or Construction Rules and Regulations hereafter adopted by Landlord, the dispute shall be determined by arbitration in accordance with Section 25.01 hereof, and pending such determination, Tenant may defer compliance with such contested RTS Guidelines, Rule and Regulation or Construction Rule and Regulation. Any such determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any change or addition to the RTS Guidelines, the Rules and Regulations or Construction Rules and Regulations upon Tenant’s part shall be deemed waived unless the same shall be asserted by service of a notice upon Landlord within sixty (60) days after receipt by Tenant of notice of the adoption of any such amended or additional RTS Guidelines, Rules and Regulations or Construction Rules and Regulations.

26.02    Subject to the provisions of this Section 26.02, any failure by Landlord to enforce any Rules and Regulations or Construction Rules and Regulations now or hereafter in effect, either against Tenant or any other tenant in the Building, shall not constitute a waiver of the enforceability of any such Rules and Regulations. Landlord shall not enforce, or fail to enforce, any of the Rules and Regulations or the Construction Rules and Regulations in a manner which would be discriminatory toward Tenant in comparison to Landlord’s treatment of other tenants in the Building. In addition, Landlord shall (i) not adopt any new Rules and Regulations or Construction Rules and Regulations affecting only, or applicable only against, Tenant unless the same relate to Tenant’s Roof Top Space or the Ground Floor Space, (ii) not unreasonably withhold or delay its consent to any approval required under the Rules and Regulations or Construction Rules and Regulations (unless expressly provided to the contrary therein) and (iii) exercise its judgment in good faith in any instance providing for the exercise of its judgment in the Rules and Regulations or Construction Rules and Regulations. In the event of any conflict or discrepancy between the Rules and Regulations or the Construction Rules and Regulations and the terms and provisions of this Lease, the terms and provisions of this Lease shall control (unless the relevant rule or regulation provides otherwise).
ARTICLE 27

BROKER

27.01    Each of Landlord and Tenant warrants and represents that it has not dealt with any broker in connection with this transaction other than the Broker. Each of Landlord and Tenant agrees to defend, save and hold the other harmless from any claims for fees and commissions and against any liability (including reasonable attorneys’ fees and disbursements) arising out of a breach or alleged breach of the foregoing warranty and representation by the indemnifying party. Landlord shall be responsible for the payment of any commission or other fee earned by the Broker pursuant to separate agreement between them in connection with this Lease and hereby agrees to defend, save and hold Tenant and Tenant Parties harmless from any claims for fees and commissions and against any liability (including reasonable attorneys’ fees and disbursements) arising as a result of any claims by the Broker against Tenant or any Tenant Parties on account of this Lease. This Article shall survive the expiration or sooner termination of the Lease.
ARTICLE 28

ZONING RIGHTS

28.01    At all times, Landlord shall have the right, and Tenant shall not have the right, (i) to cause all or any part of the Demised Premises and/or the zoning lot upon which the Building is located in whole or in part (hereinafter referred to solely for purposes of this Article as the “Land”), the Unit (including any FC Limited Common Elements) and/or the Building, to be combined with any other land, condominium units in the Building or other premises so as to constitute the combined premises into a single zoning “lot” or “development” or “enlargement” as those terms are now, or may hereafter be, defined in the Zoning Resolution of The City of New York (the “Zoning Resolution”), (ii) to cause any lot, development or enlargement at any time constituting or including all or any part of the Demised Premises, the Land, the Building or the Unit to be subdivided into two or more lots, developments or enlargements, (iii) to cause development rights (whether from the Land or other premises) to be transferred to any such lot, development or enlargement, (iv) to cause other combinations, subdivisions and transfers to be effected, whether similar or dissimilar to those now permitted by law or (v) to exploit, sell, convey, lease or otherwise transfer any so called “air rights,” “air space,” “zoning rights” or “development rights” above or appurtenant to the Land, the Building and/or the Unit provided that and for so long as the foregoing actions described in clauses (i) through (v) do not (a)

adversely affect Tenant or Tenant’s use and enjoyment of the Demised Premises, (b) increase the Fixed Rent or any Additional Rent, (c) otherwise increase the obligations of Tenant or the rights of Landlord under this Lease or (d) otherwise decrease the obligations of Landlord or the rights of Tenant under this Lease. Tenant hereby acknowledges that it is not a “party in interest” as defined in the Zoning Resolution, and shall not and cannot become a “party in interest” under any circumstances by virtue of its leasehold interest hereunder. Tenant further acknowledges that neither Tenant nor the estate or interest of Tenant hereunder would be “adversely affected” (within the meaning of the Zoning Resolution) by any development of the Land, the Building, the Unit or any such combined premises nor by the filing of any declaration combining all or a part of the Land, the Building and/or the Unit with any other premises and that Tenant’s estate and interest hereunder are not and would not be superior to any such declaration.
28.02    Notwithstanding the provisions of Section 28.01, above, in the event that Tenant is deemed to have any of the rights disclaimed in Section 28.01, above, or is deemed to be a party in interest, Tenant hereby transfers such rights and any rights as a party in interest to Landlord. In furtherance thereof, Tenant will within three (3) Business Days after written request by Landlord execute and deliver to Landlord a waiver of its right to join in a Declaration of Restrictions pursuant to Section 12-10 of the Zoning Resolution.
ARTICLE 29

WINDOW CLEANING

29.01    Tenant will not clean any window in the Demised Premises from the outside (within the meaning of Section 202 of the New York Labor Law or any successor statute thereto). In addition, unless the equipment and safety devices required by all legal requirements including Section 202 of the New York Labor Law or any successor statute thereto are provided and used, Tenant will not require, permit, suffer or allow the cleaning of any window in the Demised Premises from the outside (within the meaning of said Section); provided, however, that Tenant shall not be responsible for the manner in which Landlord, its agents, contractors or employees clean such windows.
ARTICLE 30

CONSENTS; ESTOPPEL CERTIFICATES

30.01    Except as otherwise expressly set forth in this Lease, and subject to the last sentence of this Section 30.01, Tenant hereby waives any monetary claim against Landlord which it may have based upon any assertion that Landlord has unreasonably withheld or unreasonably delayed any consent or approval required to be given hereunder, and, in any such event, Tenant agrees that its sole remedy shall be an action or proceeding to enforce any such provision or for specific performance, injunction, declaratory judgment or arbitration as expressly permitted or required hereunder. In the event of a determination favorable to Tenant, the requested consent or approval shall be deemed to have been granted; provided, however, except as set forth in the next sentence, Landlord shall not have liability to Tenant for its refusal to give such consent or approval. The sole remedy for Landlord’s unreasonably withholding or delaying of consent or approval shall be as set forth in this Section; provided, however, that if it shall be finally determined by a court of competent jurisdiction that either party acted capriciously and in bad faith or failed to comply with any final decision of any arbitration proceedings pursuant to the terms of this Lease, then such party shall be liable to the other for the Actual Damages incurred by such party.
30.02    If any matter which is the subject of a request for consent or approval hereunder by Tenant requires the consent or approval by any Superior Party or the City, as the case may be, under the Superior Obligation Instruments, Landlord shall, provided Tenant is not then in monetary or material non-monetary default hereunder, in each instance, beyond the expiration of any applicable notice and/or cure period, promptly forward such request to such of the foregoing parties from whom consent is required and, in any such case, Landlord shall in no event be deemed to have unreasonably withheld or delayed any such request for consent or approval if any of the foregoing parties shall fail to respond to such request (unless such failure is deemed to constitute consent under the applicable Superior Obligation Instrument) or shall deny same. If Landlord shall so determine that any such matter requires the consent or approval of any of the foregoing parties, Landlord shall use good faith reasonable efforts to obtain from such parties such consent or approval (but without any obligation to pay any fee to such party unless Tenant agrees to pay the same); provided that Tenant shall submit to Landlord, upon Landlord’s request therefor, all plans, specifications or other materials, information or documentation as may be reasonably required by such parties, under the Superior Obligation Instruments in connection with each such parties’ respective consideration of such request. Tenant shall pay to Landlord, within thirty (30) days after demand therefor, as Additional Rent, all actual out-of-pocket fees, charges or other expenses Landlord may incur arising out of any such request for consent or approval.
30.03    A.    From time to time, within twenty (20) days next following request by Landlord (but no more than twice in any calendar year) Tenant shall deliver to Landlord or such other Person as Landlord may reasonably request a written statement executed by Tenant, in form reasonably satisfactory to Landlord or such other Person, (1) certifying that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (2) setting forth the date to which the Fixed Rent, the Recurring Additional Rent and other items of Rent have been paid, (3) stating whether or not, to the knowledge of Tenant, Landlord is in default under this Lease, and, if Landlord is in default, setting forth the specific nature of all such defaults, and (4) as to any other matters reasonably requested by Landlord and related to this Lease. Tenant acknowledges that any statement delivered pursuant to this Section may be relied upon by any purchaser or owner of the Real Property, the Unit or the Building, or Landlord’s interest in the Real Property or the Unit, Ground Lease Landlord, the Condominium Boards, or any other Superior Party, or by an assignee or successor of a Superior Party. Notwithstanding anything to the contrary contained in the immediately preceding sentence, any statement delivered pursuant to this Section shall reflect the state of facts existing only as of the date it is given by Tenant.
B.    From time to time, within twenty (20) days next following request by Tenant (but not more than twice in any calendar year), Landlord shall deliver to Tenant a written statement executed by Landlord in form reasonably satisfactory to Tenant (i) stating that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (ii) setting forth the date to which the Fixed Rent, the Recurring Additional Rent and any other items of Rent have been paid, (iii) stating whether or not, to the knowledge of Landlord, Tenant is in default under this Lease, and, if Tenant is in default, setting forth the specific nature of all such defaults, and (iv) as to any other matters reasonably requested by Tenant and related to this Lease. Notwithstanding anything to the contrary contained in the immediately preceding sentence, any statement delivered pursuant to this Section shall reflect the state of facts existing only as of the date it is given by Landlord and may be relied upon by Tenant and its successors, assigns and permitted subtenants.
ARTICLE 31

MISCELLANEOUS

31.01    Except in connection with Tenant’s initial move-in to the Demised Premises, but subject to Section 2.01 hereof and Article 13 hereof, Tenant shall not move any safe, heavy equipment or bulky matter in or out of the Building without Landlord’s written consent, which consent Landlord agrees not unreasonably to withhold. If the movement of such items is required to be done by persons holding a Master’s Rigger’s License, then all such work shall be done in full compliance with the Administrative Code of the City of New York and other municipal requirements. Except in connection with Tenant’s initial move-in to the Demised Premises, but subject to Section 2.01 hereof and Article 13 hereof, all such movements shall be made during hours which will minimize interference with the normal operations of the Building, and all damage caused by such movement shall be promptly repaired by Tenant at Tenant’s sole cost and expense. Tenant shall not place a load upon any floor of the Demised Premises which exceeds the load per square foot which such floor was designed to carry (or such greater load that the floor may be permitted to carry as a result of Tenant Changes performed in accordance with the terms hereof) and which is allowed by Legal Requirements.
31.02    This Lease may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000, such as DocuSign), or other transmission method or any combination of these transmission methods. Any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Manual “wet” original signatures and electronic and digital signatures shall be deemed original signatures for purposes of this Lease and all matters related thereto, with such manual, electronic, and digital signatures having the same legal effect as original “wet” signatures. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.
31.03    In the event that an excavation or any construction should be made for Building or other purposes upon land adjacent to the Real Property, or should be authorized to be made, Tenant shall, upon reasonable prior notice, if necessary, afford to the person or persons causing or authorized to cause such excavation or construction or other purpose, the right, for brief periods of time and in a manner so as to avoid interference with Tenant’s business, subject to such reasonable conditions as Tenant may reasonably impose, to enter upon the Demised Premises for the purpose of doing such work as shall reasonably be necessary to protect or preserve the wall or walls of the Unit, or the Building, from injury or damage and to support them by proper foundations, pinning and/or underpinning, or otherwise.
31.04    Each of Landlord and Tenant waives the right to trial by jury in any summary proceeding that may hereafter be instituted against such party or generally in any action that may be brought hereunder, provided such waiver is not prohibited by law. Tenant shall not interpose any counterclaim in any summary proceeding, except for compulsory counterclaims.
31.05    In the event of any dispute between Landlord and Tenant in any way related to this Lease, and whether involving contract and/or tort claims, the non-prevailing party shall pay to the prevailing party all reasonable attorneys’ fees and disbursements, without restriction by statute, court rule or otherwise, incurred by the prevailing party in connection with any action or proceeding (including any appeal and the enforcement of any judgment or award), whether or not the dispute is litigated or prosecuted to final judgment (collectively, “Fees”). The “prevailing party” shall be determined based upon an independent assessment of which party’s major arguments or positions taken in the action or proceeding could fairly be said to have prevailed (whether by compromise, settlement, abandonment by the other party of its claim or defense, final decision, after any appeals, or otherwise) over the other party’s major arguments or positions on major disputed issues. Any dispute as to the identity of the prevailing party shall be determined by arbitration in accordance with Section 25.01 hereof. Any Fees incurred in enforcing a judgment shall be recoverable separately from any other amount included in the judgment and shall survive and not be merged in the judgment.
31.06    The failure of Landlord or Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or, as applicable, any of the Rules and Regulations attached hereto or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the Demised Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord’s agent shall not operate as a termination of this Lease or a surrender of the Demised Premises. The receipt or acceptance by Landlord, or payment by Tenant, of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived by Landlord or Tenant unless such waiver be in writing signed by such party. No endorsement or statement on any check or any letter accompanying any check or payment as rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy in this Lease provided.
31.07    This Lease with its exhibits, schedules and annexes (and all guaranties (if any)), (and other documents being executed by the parties or their guarantors contemporaneously with this Lease) contain the entire agreement between Landlord and Tenant with respect to the subject matter hereof and any executory agreement hereafter made between Landlord and Tenant shall be ineffective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such executory agreement is signed by the parties hereto. This Lease may not be orally waived, terminated, changed or modified.
31.08    The captions of Articles in this Lease and its Table of Contents and Index are inserted only as a convenience and for reference and they in no way define, limit or describe the scope of this Lease or the intent of any provision thereof. References to Articles and Sections are to those in this Lease unless otherwise noted.
31.09    If any term, covenant, condition or provision of this Lease or the application thereof to any circumstance or to any Person shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Lease or the application thereof to any circumstances or to any Person other than those as to which any term, covenant, condition or provision is held invalid or unenforceable, shall not be affected thereby and each remaining term, covenant, condition and provision of this Lease shall be valid and shall be enforceable to the fullest extent permitted by applicable Legal Requirements and/or Insurance Requirements.
31.10    No vault or cellar not within the property line of the Building is leased hereunder, anything to the contrary indicated elsewhere in this Lease notwithstanding.
31.11    Each of the schedules and exhibits appended to this Lease is incorporated by reference herein as if set out in full herein. If, and to the extent that, any of the provisions of this Lease conflict, or are otherwise inconsistent, with any of the schedules and exhibits appended to this Lease, then, whether or not such inconsistency is expressly noted in this Lease, the provisions of this Lease shall (unless a specific provision of this Lease or of any such schedule or exhibit provides to the contrary) prevail, and any inconsistency with the Rules and Regulations shall be deemed a waiver of such Rules and Regulations with respect to Tenant to the extent of the inconsistency.

31.12    Tenant shall not use nor shall Tenant permit any Tenant Party or any Related Entity to use the name or likeness of the Building in any advertising (by whatever medium) without Landlord’s prior consent (not to be unreasonably withheld); provided, however, that Tenant may use the name and address of the Building on its stationary and in advertisements for identification purposes only.
31.13    Landlord and Tenant each represent and warrant to the other that (a) this Lease (i) has been duly authorized, executed and delivered by such party and (ii) constitutes the legal, valid and binding obligation of such party and (b) the execution and delivery of this Lease is not prohibited by, nor does it conflict with, or constitute a default under, any agreement or instrument to which such party may be bound or any Legal Requirements applicable to such party.
31.14    Notwithstanding anything to the contrary contained in this Lease, if more than one occupant of the Building, including Tenant, is chargeable by Landlord for the same costs and expenses relating to the same services or work requested by or provided to Tenant and such other occupant(s) of the Building for which Tenant is chargeable (whether performed on an overtime basis or otherwise), then Tenant shall only be charged for a proportionate share of such costs and expenses, which apportionment shall be based on the amount of services or work requested by such parties.
31.15    Landlord and Tenant each hereby (a) irrevocably consents and submits to the jurisdiction of any Federal, state, county or municipal court sitting in the State of New York in respect to any action or proceeding concerning any matters arising out of or in any way relating to this Lease; (b) irrevocably waives all objections as to venue and any and all rights it may have to seek a change of venue with respect to any such action or proceedings if the same is brought in New York City; (c) agrees that this Lease and the rights and obligations of the parties shall be governed by and construed, and all actions, proceedings and all controversies and disputes arising under or of or relating to this Lease shall be resolved in accordance with the internal substantive laws of the State of New York applicable to agreements made and to be wholly performed with the State of New York, (d) waives any defense to any action or proceeding granted by the laws of any other country or jurisdiction unless such defense is also allowed by the laws of the State of New York and (e) agrees that any final judgment rendered against it in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Landlord and Tenant further agree that any action or proceeding in respect to any matters arising out of or in any way relating to this Lease shall be brought only in the State of New York, County of New York.
31.16    Notwithstanding anything herein to the contrary, it is to be strictly understood and agreed that (a) the submission by Landlord to Tenant and by Tenant to Landlord of any drafts of this Lease or any correspondence with respect thereto shall (i) be deemed submission solely for Tenant’s or Landlord’s as applicable, consideration and not for acceptance and execution, (ii) have no binding force or effect, (iii) not constitute (A) an option for the leasing of the Premises or a lease or conveyance of the Premises by Landlord to Tenant or (B) a counteroffer for the leasing of the Premises or any acceptance of the Premises by Tenant and (iv) not confer upon Tenant or any other party any title or estate in the Premises, (b) the terms and conditions of this Lease shall not be binding upon either party hereto in any way unless and until it is unconditionally executed and delivered by both parties in their respective sole and absolute discretion, and all other conditions precedent to the effectiveness thereof shall have been fulfilled or waived, and (c) if this Lease and other agreements are not so executed and delivered for any reason whatsoever (including, without limitation, either party’s willful or other refusal to do so or bad faith), neither party shall be liable to the other with respect to this Lease on account of any written or oral representations or negotiations, or drafts, comments or correspondence between the parties or their respective agents or representatives on any legal or equitable theory (including, without limitation, part performance, promissory estoppel, undue enrichment, detrimental reliance, fraud, breach of good faith negotiation obligation or otherwise).
31.17    Neither Landlord nor Tenant nor any of any their respective employees, representatives, agents or consultants shall publicize, advertise or otherwise disclose to third parties any of the economic terms (including, but not limited to, the Fixed Rent or other rent payable hereunder) nor any of the material terms of this Lease without the prior written consent of the other party and shall keep all such terms confidential except to the extent such disclosure of such information is required to be made (a) to any actual or prospective purchasers, mortgagees, overlessors, assignees or subtenants (or any of their respective employees, representatives, agents or consultants), (b) by Legal Requirements, (c) in any arbitration or litigation between the parties or (d) to any Governmental Authority providing to Landlord and/or Tenant business incentives, or to any governmental entity which is a party to an agreement pursuant to which such business incentives are being provided to Tenant. Any such disclosure shall be subject to any non-public pre-notification requirements imposed by the ESDC and/or the EDC.
31.18    A.    Tenant and Landlord each represents and warrants to other that (i) it and each Affiliate or Principal directly or indirectly owning an interest in it is not a Prohibited Entity, (ii) none of the funds or other assets of it constitute property of, or are beneficially owned, directly or indirectly, by, any Person on the List, (iii) no Person on the List has any interest of any nature whatsoever in it (whether directly or indirectly), (iv) none of its funds have been derived from any unlawful activity with the result that the investment in it is prohibited by law or that this Lease is in violation of law, and (v) it has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times.
B.Tenant and Landlord each covenants and agrees (i) to comply with all Legal Requirements relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (ii) to immediately notify the other in writing if any of the representations, warranties or covenants set forth in this Section 31.18 are no longer true or have been breached or if it has a reasonable basis to believe that they may no longer be true or have been breached, (iii) not to use funds from any Person on the List to make any payment due to Landlord under this Lease and (iv) at the request of the other, to provide such information as may be reasonably requested by Landlord or Tenant to determine the other’s compliance with the terms hereof.
C.Landlord and Tenant each hereby acknowledge and agree that inclusion on the List of the other party or any Affiliate or Principal of such party at any time during this Lease Term shall be a material default of this Lease. Notwithstanding anything to the contrary contained herein, including but not limited to Tenant’s rights under Article 8, Tenant shall not permit the Premises or any portion thereof to be used or occupied by any Person on the List (on a permanent, temporary or transient basis), and any such use or occupancy of the Premises by any such Person shall be a material default of this Lease.
31.19    If Landlord or any affiliate of Landlord has elected to qualify as a real estate investment trust (a “REIT”), any service required or permitted to be performed by Landlord pursuant to this Lease, the charge or cost of which may be treated as impermissible tenant service income under the laws governing a REIT, may be performed by a taxable REIT subsidiary that is affiliated with either Landlord or Landlord’s property manager, an independent contractor of Landlord or Landlord’s property manager (the “Service Provider”). If Tenant is subject to a charge under this Lease for any such service, then, at Landlord’s direction, Tenant will pay such charge either to Landlord for further payment to the Service Provider or directly to the Service Provider, and, in either case, (a) Landlord will credit such payment against any charge for such service made by Landlord to Tenant under the Lease, and (b) such payment to the Service Provider will not relieve Landlord from any obligation under the Lease concerning the provisions of such service.
ARTICLE 32

SUCCESSORS AND ASSIGNS
The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and, except as otherwise provided herein, their assigns.
ARTICLE 33

HAZARDOUS MATERIALS

33.01    Landlord represents to Tenant that, as of the Execution Date (i) there are no pending actions or proceedings in which any person, entity or Governmental Authority has alleged the violation of Environmental Laws with respect to the Land or the presence, release, threat of release or placement of any Hazardous Materials at, on or under the Land, and (ii) Landlord has not received any notice (and has no actual knowledge) that any Governmental Authority or any employee or agent thereof, has determined that there has been a violation of Environmental Laws at or in connection with the Land. Landlord represents and covenants that, as of the Commencement Date, neither the Land, the Unit, the Building nor any portion thereof shall contain any amount of Hazardous Materials other than Operational Hazardous Materials not in excess of quantities permitted by applicable Environmental Laws.
33.02    Neither Landlord nor Tenant shall cause or permit “Hazardous Materials” to be used, transported, stored, released, handled, produced or installed in, on or from the Demised Premises, the Unit or the Building. The term “Hazardous Materials” shall, for the purposes hereof, mean any flammable, explosive or radioactive materials; hazardous wastes; hazardous and toxic substances or related materials; asbestos or any material containing asbestos; or any other such substance or material; in the definition of “hazardous substances”, “hazardous wastes”, “hazard materials”, “toxic substances”, or “contaminants” as defined by, or any materials regulated by, any federal, state or local law, ordinance, rule or regulation, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, and in the regulations adopted and publications promulgated pursuant to each of the foregoing (collectively, “Environmental Laws”). Notwithstanding the foregoing, the restriction in the first sentence of this Section 33.02 shall not be deemed to be a restriction on Operational Hazardous Materials typically and lawfully used in connection with the performance of Tenant Changes of the type being undertaken by Tenant as part of Tenant’s Initial Work, and by Landlord as part of the Landlord’s Work, and the operation and maintenance of offices (provided the same are used, handled and stored in accordance with all applicable Environmental Laws).
33.03    In the event of a breach of the provisions of this Article 33, (i) the non-breaching party shall, in addition to all of its rights and remedies under this Lease and pursuant to applicable Legal Requirements, have the right to require the other, at the other’s sole cost and expense, to promptly remove any such Hazardous Materials from the Demised Premises or the Unit, the case may be and (ii) subject to the provisions of Section 16.07A hereof, such other party shall indemnify and hold the non-breaching party and its successors and assigns harmless from and against any loss, liability, damages, and costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) that the non-breaching party may at any time suffer by reason of the existence of such Hazardous Materials in accordance with Section 16.07 hereof.
33.04    The provisions of this Article 33 shall survive the expiration or sooner termination of this Lease.
ARTICLE 34

CONDOMINIUM

34.01    Landlord represents that the Premises and Tenant’s Roof Top Space is included in the Demised Premises (as defined the Unit Ground Lease). This Lease is expressly subject to all covenants, conditions, provisions, and requirements of the Condominium Documents.
34.02    A.    All of the provisions of the Condominium Documents shall be deemed and taken to be covenants running with the Land, the Building and the Unit (subject and subordinate to the Ground Lease and the Unit Ground Lease), as though such provisions were recited and stipulated at length herein and in each and every other lease of the Unit (or to any portion of the Unit). Tenant shall comply with all of the terms and provisions of the Condominium Documents relating to the use and occupancy of the Demised Premises and shall not take any action, or fail to take any action which it is obligated to perform under this Lease, which would cause Landlord to be in default or violation under any of the Condominium Documents.
B.    Except as hereinafter set forth, to the extent that any Condominium Board is responsible under the Condominium Documents to provide utilities or service to the Unit or to repair or restore the Common Elements, the Unit and/or the Demised Premises or any appurtenance thereto, or, to the extent the same adversely affects any of Tenant’s rights or remedies expressly set forth in this Lease, to take any other action with respect thereto that the Condominium Boards are required to take under the Condominium Documents (each, a “Condominium Obligation”), Landlord shall use its diligent good faith efforts, at Landlord’s expense (which shall not be reimbursable by way of Operating Expenses), to cause such Condominium Board to comply with the same but Landlord shall have no obligation to provide any Condominium Obligation nor shall Landlord have any liability to Tenant for the failure of any Condominium Board to provide or comply with the Condominium Obligations unless Landlord or a Landlord Entity is in control of such Board, in which event Landlord shall be liable for and shall be responsible for the performance of such Condominium Obligation. Except as expressly set forth in this Lease, Landlord shall not have liability to Tenant for any damage which may arise, nor shall Tenant’s obligations hereunder be diminished by reason of, (i) the failure of any Condominium Board to keep, observe or perform any of its obligations pursuant to the terms of the Condominium Documents, or (ii) the acts, omissions or negligence of any Condominium Board, its agents, contractors, or employees. Neither Landlord nor Tenant shall do anything that would constitute a default under the Condominium Documents or omit to do anything that such party is obligated to do under the terms of this Lease so as to cause there to be a default under the Condominium Documents, or cause the other to incur any expense or liability under the Condominium Documents (and, if either party shall cause the other to incur any such expense in violation hereof, the causing party shall reimburse the other within thirty (30) days after demand).
34.03    Tenant expressly agrees that the Condominium Boards shall have the power to enforce against Tenant (and each and every immediate and remote assignee or subtenant of Tenant the terms of the Condominium Documents, if the actions of Tenant (or such assignee or subtenant)) shall be in breach of the Condominium Documents, to the extent that the same would entitle the applicable Condominium Board to enforce the terms of the Condominium Documents against Landlord.
34.04    In the event that any Condominium Board fails to comply any Condominium Obligation required to be performed by such Condominium Board under the Condominium Documents and Landlord, using commercially reasonable efforts is unable to cause such Condominium Board to cure such failure within a reasonable period following Tenant giving Landlord notice thereof, then, at the request of Tenant, Landlord shall permit Tenant to institute an action or proceeding against any Condominium Board in the name of Landlord to enforce Landlord’s rights under the Condominium Documents which are applicable to Tenant pursuant to the terms of this Lease, provided that: (a) Tenant shall not then be in monetary or material non-monetary default under any of the terms, covenants or conditions of this Lease, in each instance, beyond the expiration of any applicable notice and/or cure period; (b) such action shall be prosecuted at the sole cost and expense of Tenant, and, subject to the provisions of Section 16.07 hereof, Tenant shall agree to indemnify and hold Landlord harmless from and against any and all claims, liabilities, damages, costs and expenses (including reasonable attorneys’ fees and disbursements) incurred or suffered by Landlord in connection with such action or proceeding, except if and to the extent that (i) Landlord shall be required to commence and prosecute such action or proceeding pursuant to the provisions of Section 34.02B hereof and shall willfully refuse to do so, in which case, Landlord shall reimburse Tenant for Tenant’s reasonable out-of-pocket costs and expenses in connection therewith, within thirty (30) days after demand therefor, provided that Tenant shall furnish Landlord with documentation reasonably supporting the amount of any such costs and expenses, or (ii) any such claims, liabilities, damages, costs and expenses shall thereafter be incurred as a result of the negligence or willful misconduct of Landlord; (c) Tenant shall use counsel approved by Landlord, which approval shall not be unreasonably withheld; (d) Landlord shall determine in the reasonable exercise of its good faith judgment that any such action or proceeding is a bona-fide attempt by Tenant to enforce Landlord’s rights under the Condominium Documents which are applicable to Tenant (it being agreed that, if Landlord shall determine otherwise, Landlord shall promptly notify Tenant thereof with the reasons therefor); and (e) Landlord shall determine in the reasonable exercise of its good faith judgment that there are no other practical bona-fide methods available to Landlord for obtaining the performance of the applicable Condominium Board’s obligations under the Condominium Documents (it being agreed that, if Landlord shall determine that there are other practical methods available to obtain the performance of such obligations, Landlord promptly shall exercise the same, with the understanding that, if the Condominium Board shall not perform such obligations within a reasonable time thereafter, Landlord shall permit Tenant to institute legal proceedings as provided in this Section 34.04). In the event of a dispute as to Landlord’s determinations under clause (d) or clause (e) of this Section 34.04, either party shall have the right to submit such dispute to arbitration, in accordance with the provisions of Subsection 25.01 hereof, in which case Tenant shall not institute and action or proceeding against the Condominium Board unless and until the arbitrator shall have determined that Tenant is then entitled to institute such action or proceeding.
34.05    Subject to the limitations contained in the Condominium Documents, in connection with any review of the Records relating to Common Charges, Tenant shall have the right to request that Landlord review the Condominium Board’s books and records as they relate to Unit Owner’s Unit Expenses (as defined in the Declaration) for any given Operating Expense Year that Tenant is reviewing, upon notice by Tenant to Landlord given simultaneously with Tenant’s request to review the Records as permitted under Section 4.06A hereof for the same Operating Expense Year. In the event such books and records are not available or made available to Tenant when Tenant otherwise commences its review of the other Records relating to Operating Expenses, then, subject to the limitations contained in the Condominium Documents, solely with respect to the component of Operating Expenses for such Operating

Expense Year relating to Common Charges, the time period set forth in Section 4.06D for Tenant to deliver a Tenant’s Statement (solely with respect to Common Charges only) shall not commence until such books and records are made available to Tenant as permitted under this Section 34.05 notwithstanding the fact that other Records had theretofore been made available to Tenant.
ARTICLE 35

LANDLORD’S CONTRIBUTION

35.01    A.    Subject to the terms and conditions hereinafter set forth, Landlord shall contribute an amount (“Landlord’s Base Contribution”) up to [***]; [***], then Landlord’s Base Contribution shall be up to [***], to be applied towards the Hard Costs and, subject to the provisions of Section 35.09 hereof, Soft Costs of Tenant’s Initial Work. No portion of Landlord’s Contribution shall be permitted to be used for the FF&E Work. Landlord’s Base Contribution shall be disbursed to Tenant as hereinafter provided.
B.    Subject to the terms of this Article 35, Landlord’s Base Contribution shall be disbursed upon Tenant’s request for payment, and shall be paid to Tenant as provided in Section 35.02 hereof upon satisfaction of the following conditions with respect to each such request for payment:
(i)    Tenant shall have delivered to Landlord a completed requisition AIA Form G702/703, signed by Tenant’s general contractor or construction manager, signed and certified as true (to such person’s knowledge) by Tenant and by Tenant’s Architect, stating the amount requested for payment, which shall include an itemized breakdown of the costs and expenses actually paid by or on behalf of Tenant on account of Tenant’s Initial Work, stating the percentage of Tenant’s Initial Work that has been completed, and shall indicate retainage of payments by Tenant to the contractors, sub-contractors, materialmen, engineers, architects and others performing Tenant’s Initial Work or providing services in respect thereof (collectively, “Contractors”) equal to ten percent (10%) until Tenant’s Initial Work is eighty percent (80%) complete and thereafter five percent (5%), except that no such retainages need be required under contracts for less than $50,000 or which, in accordance with good construction practice, do not customarily include retainages (it being understood that any request for payment hereunder shall not be on account of such required retainage). Notwithstanding the foregoing, if the work, labor and/or services performed by any particular trade(s) in connection with Tenant’s Initial Work shall have been fully completed, any retainage solely attributable thereto shall be released by Landlord to Tenant upon and subject to the other applicable terms of this Article 35, including, without limitation, the receipt by Landlord of executed final lien waivers from the applicable trade(s);
(ii)    Except as provided in Section 35.06 hereof, each Pro Rata Installment of Landlord’s Base Contribution shall be in an amount not to exceed the aggregate amounts theretofore actually paid (as certified by Tenant and Tenant’s Architect) to the Contractors that have not been the subject of a previous disbursement from Landlord’s Contribution;
(iii)    Landlord shall have received (a) copies of all receipts, invoices and bills for the work completed and materials furnished in connection with Tenant’s Initial Work which have been paid by Tenant and for which Tenant is seeking reimbursement and (b) if requested by Landlord, copies of all contracts, work orders, change orders and other materials relating to the work or materials which are the subject of the requested disbursement or reimbursement (to the extent not previously provided to Landlord);
(iv)    A certificate signed by Tenant and Tenant’s Architect, dated not more than ten (10) days prior to such request, setting forth (a) an itemized account of the sums paid by Tenant for amounts justly due to all Contractors who have rendered services or furnished materials in connection with Tenant’s Initial Work, (b) that the work described in the certificate has been completed substantially in accordance with the Final Working Drawings previously approved (or deemed approved) by Landlord, (c) that Tenant has not received notice of the filing with respect to the Premises or the Building or any part thereof or any improvements thereon, any vendor’s, mechanic’s, laborer’s, materialmen’s or other liens arising out of Tenant’s Initial Work which have not been discharged of record or bonded over, (d) that to Tenant’s knowledge, Tenant has complied with all of the material conditions set forth in this Lease applicable to Tenant’s Initial Work reflected in the requisition then pending, and (e) that to Tenant’s knowledge, Tenant has complied with Legal Requirements applicable to Tenant’s Initial Work reflected in the requisition then pending;
(v)    A statement from Tenant’s Architect setting forth the total remaining cost of Tenant’s Initial Work to be performed, including, without limitation, an itemization of any additional costs not theretofore disclosed to Landlord;
(vi)    Tenant shall have fully paid all bills for labor, materials and services in connection with Tenant’s Initial Work performed through the date of the prior Pro Rata Installment for the costs with respect to which such prior request for payment was made and Tenant shall provide Landlord with (a) evidence reasonably satisfactory to Landlord to evidence of payment thereof, including paid bills and cancelled checks, and (b) executed partial lien waivers in respect of such prior payment from the general contractor or construction manager performing Tenant’s Initial Work and all other Contractors performing portions of Tenant’s Initial Work, respecting work performed and, if the work, labor and/or services performed by any such particular Contractor shall have been completed, executed final lien waivers;
(vii)    Tenant has not requested reimbursement with respect to any Long Lead Items or any materials stored off-site unless the same have been incorporated into Tenant’s Initial Work and reasonable evidence thereof has been provided to Landlord; and
(viii)    Tenant shall not then be in monetary default or material non-monetary default under this Lease, in each instance beyond the expiration of any applicable notice and/or cure period under this Lease and no Bankruptcy Event has occurred.
35.02. [***]
35.03. [***]
35.04    For the purposes hereof, Landlord’s Base Contribution, [***] and [***] are sometimes collectively referred to herein as “Landlord’s Contribution”.

35.05    The payment of all Pro Rata Installments of Landlord’s Base Contribution by Landlord to Tenant will be made not more often than once each month and within thirty (30) days after a complete requisition package (i.e., all of the required items referred to above in the proper form) shall have been received by Landlord. To the extent applicable, Landlord agrees to use good faith efforts to provide Tenant with a notice setting forth a reasonably detailed list of the reasons why any requisition package is not complete within ten (10) days after receipt of Tenant’s requisition package. In the event any mechanic’s lien shall have been filed relating to any work that has been performed by or for Tenant, the additional amount of such lien may be withheld from payment until such lien has been removed by bond or otherwise; provided, however, that Landlord shall, provided all other conditions for disbursement are then satisfied, promptly disburse the amount withheld upon the bonding or other removal of such lien.
35.06    The final installment of Landlord’s Base Contribution, shall not be paid until, in addition to satisfaction of the provisions above, (a) all municipal department(s) and governmental authorities have issued all required sign-off(s) relating to Tenant’s Initial Work, (b) a certificate signed by Tenant’s Architect and Tenant certifying that Tenant’s Initial Work has been Substantially Completed in accordance with the approved (or deemed approved) Final Working Drawings, (c) a general release or final lien waiver from the general contractor or construction manager performing Tenant’s Initial Work and all other Contractors performing Tenant’s Initial Work or providing services in respect thereof, releasing Landlord and Tenant from any and all liability for any work or materials, and (d) such other documentation as Landlord may reasonably require and is reasonably available. At such time as Tenant shall have provided to Landlord all of the items required hereby and provided Tenant is not then otherwise in monetary default or material non-monetary default under this Lease, in each instance, beyond the expiration of any applicable notice and/or cure period and there is then no Bankruptcy Event, Landlord shall release to Tenant the portion of Landlord’s Base Contribution that was withheld pursuant to Section 35.01B(i) hereof (or, if Tenant has not theretofore submitted any requisitions, Landlord shall pay 100% of the requisitioned amount, not to exceed, however, the then unused portion of the aggregate Landlord’s Base Contribution that is then available to Tenant pursuant to this Lease).
35.07    In no event shall the aggregate amount paid by Landlord to Tenant pursuant to this Article 35 exceed the aggregate Landlord’s Contribution that shall become available to Tenant upon and subject to the terms of this Article.
35.08    Tenant agrees that it shall pay and shall be solely responsible for the payment of all amounts necessary to fully complete all of Tenant’s Initial Work to the extent the cost thereof exceeds Landlord’s Base Contribution.
35.09    Notwithstanding anything to the contrary contained in this Lease, in no event shall more than [***] of Landlord’s Base Contribution be permitted to fund Soft Costs.
35.10    To the extent that Landlord’s Contribution has not been fully applied after the completion of Tenant’s Initial Work (including any Specialty Bathroom Work and Demolition Work therein), such unused portion of the Landlord’s Contribution shall, provided that this Lease is then full force and effect and Tenant is not otherwise in monetary or material monetary default hereunder beyond the expiration of any applicable notice and/or cure period and no Bankruptcy Event has occurred, be credited against the next installment(s) of Fixed Rent thereafter payable by Tenant under this Lease.
35.11    If Landlord fails, after satisfaction of all required conditions under this Article, to pay any required installments of Landlord’s Base Contribution on or before the due date therefor and such failure continues for thirty (30) days after Tenant notifies Landlord of such failure (which notice shall state in bold face 14 point type AND CAPITALIZED

LETTERS that Tenant intends to set off such amount against the next installment of Rent unless Landlord pays such amount to Tenant), Tenant may, subject to the provisions hereof, set off such amount, together with interest thereon calculated at the Interest Rate (collectively, the “Offset Amount”), against the next installments of Rent coming due. If any portion of any Offset Amount shall not have been credited as of the end of the Term, Landlord, within thirty (30) days after the end of the Term, shall pay such amount to Tenant; provided, however, if at the time such credit is to be applied, Tenant is then in monetary default or material non-monetary default under this Lease, in each case, beyond the expiration of any applicable notice and/or cure period, Landlord may offset the amount of such credit against amounts properly due and owing by Tenant to Landlord. The preceding sentence shall survive the expiration or earlier termination of this Lease. Notwithstanding anything to the contrary contained herein, Tenant shall have no such right of offset if Landlord shall in good faith dispute Tenant’s claim that Tenant is entitled to a disbursement of all or any portion of Landlord’s Base Contribution unless and until Landlord settles such dispute with Tenant or such dispute is otherwise resolved in Tenant’s favor pursuant to Section 25.01 hereof (it being agreed that at the time of such resolution (or if Tenant loses a dispute because of Tenant’s failure to satisfy the conditions precedent to a disbursement of Landlord’s Base Contribution and Tenant thereafter satisfies all required conditions) Tenant will be entitled to the unfunded portion of the Landlord’s Base Contribution which is the subject of the dispute); provided, however, Tenant may, pending resolution of such dispute, offset such unpaid portions of such disbursement of Landlord’s Base Contribution that are not in dispute, provided Tenant has otherwise met all of the requirements set forth under this Article 35 with respect to such undisputed portion. The provisions of this Section 35.11 shall (as to any Superior Lessee or Superior Mortgagee) be subject to the provisions of any SNDA with such Superior Lessor or Superior Mortgagee.
35.12    Any dispute under this Article 35 shall be resolved by arbitration pursuant to Section 25.01 hereof.
ARTICLE 36

SATELLITE ANTENNA

36.01    Tenant shall have the option (the “Antenna Option”), subject to Article 13 hereof and the provisions of this Article 36, to install, maintain and operate one (1) satellite antenna (the “Antenna”) in a location to be determined by Landlord on Landlord’s antenna structure (and only on such structure) located on the roof of the Building (the “Mast”). The Antenna Option shall be exercisable by notice from Tenant to Landlord delivered not later than twelve (12) months following the Execution Date (time being of the essence). If Tenant does not exercise the Antenna Option within such period (time being of the essence) this Article 36 shall be null and void. If Tenant timely exercises the Antenna Option, there shall be no rent or other charge or fee therefor except the Additional Rent expressly provided for in this Article 36. The Antenna shall be of a diameter and height, in each instance, not in excess of the criteria set forth on Exhibit 36.01 annexed hereto and made a part hereof and shall be installed on the Mast in accordance with the requirements set forth on Exhibit 36.01. Subject to the foregoing, Tenant shall have the right to install cables leading from the Antenna to the Office Space at Tenant’s sole cost and expense as described on Exhibit 36.01 and in a location, manner, material and size approved by Landlord, acting reasonably. Landlord, at Landlord’s cost, shall install and maintain a submeter to measure electricity usage in connection with Persons permitted by Landlord to use the Mast. In the event Tenant exercises the Antenna Option as aforesaid, Tenant shall pay, as Additional Rent, Tenant’s share (based on the total number of Persons permitted by Landlord to use the Mast (and not otherwise separately submetered) from time to time) of the cost of consumption indicated on such submeter (computed by applying the kw and kwh (on and off-peak, if applicable) of such consumption to the Electric Rates paid by Landlord (multiplied by 3% but without any other premium or administrative markup thereon), plus any reasonable third party fees associated with the reading of such meters).
36.02    The Antenna shall be used solely and exclusively for the transmission and reception of signals or other similar types of communications between and among the various divisions, departments, subsidiaries and Affiliates of Tenant and to receive signals from commercial satellites. In no event shall the Antenna be used for general or commercial broadcasting, any similar or related broadcast use or cellular or other wireless services. The transmission or receipt of signals by or for any other Person shall constitute a prohibited use of the Antenna and a default under this Lease. Tenant shall nevertheless notify Landlord in writing of any instance(s) wherein the Antenna is used for general broadcasting purposes. Copies of any filings or statements which Tenant may now or hereafter be required to make, from time to time, with any federal, state or city agency certifying as to the use of the Antenna shall be delivered to Landlord.
36.03    Tenant shall diligently service, repair, and maintain the Antenna, including, without limitation, all electrical wires, guy wires, and conduits related thereto.
36.04    No signs, whether temporary or permanent, shall be affixed, installed or attached to the Antenna other than those required by applicable Legal Requirements and/or Insurance Requirements. No such sign shall be illuminated, unless required by applicable Legal Requirements and/or Insurance Requirements. All signs required, if any, and the location thereof, shall be first approved in writing by Landlord and shall be subject to any limitations or restrictions contained in the Superior Instruments, including DUO.
36.05    In the performance of any installation, alteration, repair, maintenance, removal and/or any other work with respect to the Antenna, Tenant shall comply with all applicable provisions of this Lease.
36.06    Any and all taxes, filing fees, charges, or license fees imposed upon Landlord by virtue of the existence and/or use of the Antenna, whether imposed by any local, state and/or federal government or any agency thereof, shall be exclusively borne by Tenant. Landlord agrees to reasonably cooperate with Tenant in any necessary applications for any necessary license or permits provided Landlord incurs no expense or liability in so doing.
36.07    During Business Hours on Business Days and upon reasonable advance notice to Landlord, Tenant may have access to the roof of the Building for the sole purpose of servicing and maintaining the Antenna. Landlord shall have the right (in its sole discretion and at Tenant’s sole expense) to have its representative(s) accompany Tenant whenever it services or maintains the Antenna. At all other times, Landlord may keep the entrance to the roof locked. Tenant shall not have any tools and/or materials lying loose on the roof and Tenant’s employees and independent contractors shall close the entrance door to the roof when leaving the roof. Any damage to the Building or to the personal property of Landlord of any other tenant or occupant of the Building arising as a result of such access shall be repaired and restored, by Landlord, at Tenant’s sole cost and expense, to the condition existing prior to such access. If Tenant should require access to the Antenna at times other than specified in the first sentence of this Section 36.07, then, except in the case of an emergency, Tenant shall give Landlord at least two (2) Business Days prior notice of such requirement and shall pay all reasonable costs incurred by Landlord in connection therewith, including, without limitation, any compensation paid to Building employees or any independent contractors or engineers of Landlord.
36.08    On or before the expiration or earlier termination of this Lease, Tenant shall remove the Antenna and any and all appurtenant cables, wires and other equipment and repair and restore any damage caused to the Building or the Unit due to such removal. Such repair and restoration work shall proceed with due diligence and dispatch and shall be completed prior to the expiration of the Term of this Lease. Any holes, damage or injury in or to the Building or the Unit arising out of or connected to the removal of the Antenna and any and all appurtenant cables, wires and other equipment shall be promptly and duly repaired and restored by Tenant at Tenant’s sole cost and expense. The provisions of this Section shall survive the expiration or earlier termination of this Lease.
36.09    Throughout the Term, Tenant shall inspect the Antenna at least once a month. Tenant shall be solely responsible for preserving the watertight integrity of the roof as may be caused by, or relates to, the installation, maintenance, operation and repair of the Antenna. Tenant shall be responsible for all leaks in the roof arising out of or connected to its installation of Tenant’s Antenna. Tenant’s Antenna shall not exceed the applicable load bearing capacity of the Mast.
36.10    A.    If, at any time during the Term hereof, Landlord, in good faith, shall determine that it is necessary to relocate the Antenna to another location on the Mast or is otherwise required to do so as a result of rights granted to NYTC under the Condominium Documents, then Landlord may give notice thereof to Tenant. Within thirty (30) days of receipt of Landlord’s notice or, if a governmental permit is required to be obtained for installation of the Antenna in the new location, then, within thirty (30) days of the obtaining of such permit, (which Tenant shall make prompt application for, with Landlord’s reasonable cooperation, at Landlord’s sole cost) Tenant, at Landlord’s sole cost, shall move the Antenna (installing new tie-ins between the Antenna and Tenant’s equipment relating to the Antenna in the Demised Premises and arranging for an automatic cut-over so as to minimize any interference with Tenant’s operations occasioned by such move) to the new location.
B.Tenant’s operation or use of the Antenna shall not prevent or interfere with the operation or use of any equipment of any present or future tenant or occupant of the Building. If, at any time during the Term hereof, Landlord, in good faith, shall reasonably determine that Tenant’s Antenna causes interference with other equipment or emits radiation in amounts which may be hazardous to, or interfere with the use or occupancy of, any other tenant(s) in the Building, then Landlord may so notify Tenant, and require Tenant to replace the Antenna with another antenna which would not cause such interference (the “Replacement Antenna”). Tenant, within thirty (30) days of receipt of such notice or, if any permit is required under applicable Legal Requirements and/or Insurance Requirements to install such Replacement Antenna, then, within thirty (30) days after the obtaining of such permit (which Tenant shall make prompt application for, with Landlord’s cooperation but at no cost to Landlord), shall replace the Antenna with the new non-interfering Replacement Antenna which shall then be the Antenna hereunder. Tenant agrees to cooperate with Landlord to allow any antennas desired on the Mast by any other tenants or occupants of the Building and/or the Unit. Landlord agrees to use commercially reasonable efforts to insert a clause similar to this Section 36.10B in any other similar agreement with tenants of the Unit entered into after the Execution Date.
36.11    Tenant acknowledges and agrees that Landlord has made no warranties or representations as to the conditions or suitability of the Mast or the Building, or of the roof of the Building for (a) the clear reception and/or transmission of signals to or from the Antenna nor (b) the installation, use, maintenance or operation of the Antenna and Tenant agrees to accept use of its position on the Mast in its then “as is” condition and without any work or alterations to be made by Landlord.

ARTICLE 37

[***]

ARTICLE 38

NAME OF BUILDING; SIGNAGE
38.01    Subject to any rights of NYTC and except as otherwise provided herein, Landlord shall have the right at any time without notice to or the consent of Tenant to change the name, number or designation by which the Building may be known.
38.02    A.    Provided (i) the applicable Primary Signage Threshold Conditions are satisfied and (ii) this Lease is in full force and effect, but subject to any restrictions or limitations in the Superior Obligation Instruments, a Permitted Entity (but only if not a law firm) shall have the exclusive right to have Landlord install Building standard signage in substantially the form and design as shown on Exhibit 38.02A annexed hereto and made a part hereof identifying such Permitted Entity (but only if not a law firm) (a) at or near the desk in the lobby of the Building in the location shown on Exhibit 38.02(B) (the “North Concierge Desk”) and (b) on each of the signage pylons located (or to be located) at or near the exterior entrance of the Building located on Eighth Avenue in the locations shown on Exhibit 38.02A (collectively, the “8th Avenue Pylons”); provided (1) subject to the provisions hereof, the 8th Avenue Pylons may list only the name of Tenant that is a Permitted Entity, (2) Tenant shall have the highest location on the 8th Avenue Pylons, (3) any identification of Tenant on the 8th Avenue Pylons must mirror one another, and (4) no other Tenant Party or Related Entity shall be permitted to be identified on the 8th Avenue Pylons.
B.    If the Primary Signage Threshold Conditions are not satisfied but (i) the applicable Secondary Signage Threshold Conditions are satisfied and (ii) this Lease is in full force and effect, but subject to any restrictions or limitations in the Superior Obligation Instruments, Tenant shall have the right to have Landlord install a single Building standard sign, in substantially the form and design as shown on Exhibit 38.02B annexed hereto and made a part hereof identifying the name of Tenant that is a Permitted Entity, at Tenant’s election, either (a) on one (1) of the 8th Avenue Pylons, or (b) below the top signage on or near the North Concierge Desk.
C.    Intentionally omitted.
D.    If any applicable Signage Threshold Conditions are not satisfied at any time during the Term, then Landlord may, at its option and at Tenant’s sole cost and expense, remove any signage installed for Tenant in accordance with the provisions this Section 38.02.
38.03    Landlord agrees that each position for the aforementioned signage shall only have (a) the name of one (1) Permitted Entity on each permitted palette the 8th Avenue Pylons, (b) the name of Tenant with a uniform font on the permitted palette(s) for signage at North Concierge Desk and (c) such identification shall be placed on palettes of uniform size in such locations. Landlord shall install the signage permitted hereunder (at Tenant’s sole reasonable cost and expense) not later than ninety (90) days following Tenant’s request, which request shall be made not earlier than January 1, 2025. Landlord shall maintain, repair, change light bulbs (if applicable), polish bronze signs (if applicable) and (when necessary) replace or restore such signs (all at Tenant’s sole reasonable cost and expense) and shall clean such signs (at Landlord’s expense as part of the Operation of the Property).

38.04    No signs, whether temporary or permanent, shall be affixed, installed or attached to any (a) equipment installed by or behalf of Tenant other than signs installed thereon by the manufacturer thereof or (b) area in or about which the same is installed unless required by applicable Legal Requirements and/or Insurance Requirements. No such sign(s) shall be illuminated, unless required by applicable Legal Requirements and/or Insurance Requirements. Any such signs required, if any, and the location thereof, shall be first reasonably approved by Landlord and shall be subject to any limitations or restrictions contained in the Superior Instruments, including DUO.
38.05    Except as expressly set forth in this Article 38, Tenant shall have no right to any further signage or identification in the Building or any Building common areas (except for building standard signage, if any on partial floors).
38.06    Any termination, cancellation or surrender of this Lease shall terminate any rights of Tenant under this Article 38. In addition, any transfer of this Lease to any Person that is not a Permitted Entity shall terminate any rights of Tenant under Section 38.02 hereof.

ARTICLE 39

MESSAGE CENTER

39.01    Throughout the Term, Landlord shall operate a package intercept/messenger center (the person “Message Center”) in accordance with the standards of Comparable Buildings for the benefit of tenants for all deliveries made to and from the Building. The Message Center shall be operated in accordance with the terms set forth in this Article, provided, however, Landlord may alter the location of and procedures to be followed with respect to the Message Center so long as Landlord provides substantially equivalent services. Notwithstanding the foregoing, if the Message Center is no longer being utilized by Tenant or Landlord proposes an alternative procedure of equivalent security and utility reasonably acceptable to Tenant, Landlord may cease to operate the Message Center.
39.02    The Message Center shall be operated on Business Days from 8:00 A.M. to 6:00 P.M. (the “Message Center Operating Hours”). At all times other than the Message Center Operating Hours, messenger deliveries/pick-ups will be handled through the security desk located in the Lobby. Tenant shall advise all messenger services delivering or picking up packages at the Building that all deliveries must be made to and picked-up from the Message Center during the Message Center Operating Hours (and at all other times from the Lobby).
39.03    Promptly after receipt by the Message Center from messenger services of deliveries addressed to Tenant (such deliveries being hereinafter referred to as “Incoming Deliveries”), Landlord shall contact Tenant, at a number designated by Tenant, to inquire whether Tenant desires to (A) retrieve the Incoming Deliveries at the Message Center or (B) have Landlord deliver the Incoming Deliveries to Tenant as provided herein. All Incoming Deliveries that Tenant desires Landlord to deliver to Tenant shall be delivered by Landlord during Landlord’s next regularly scheduled distribution of Incoming Deliveries throughout the Building, which scheduled distributions shall be regularly scheduled and shall occur promptly. Deliveries shall occur on a regular basis during the Message Center Operating Hours. Unless notified otherwise, Landlord shall deliver all Incoming Deliveries to Tenant during Landlord’s next regularly scheduled distribution of Incoming Deliveries until 6:00 P.M., after which point Landlord shall make deliveries to Tenant only as requested by Tenant, at Tenant’s sole cost and expense.

39.04    During the Message Center Operating Hours, Landlord shall regularly pick up deliveries from Tenant that are, in turn, to be picked up at the Message Center by messenger services for delivery outside the Building (such deliveries being hereinafter referred to as “Outgoing Deliveries”), and hold the Outgoing Deliveries at the Message Center, together with any other Outgoing Deliveries brought directly to the Message Center by Tenant, until picked up by such messenger services.
39.05    Landlord will make the Message Center available to Tenant during periods other than the Message Center Operating Hours upon not less than twenty-four (24) hours prior request by Tenant (subject to reasonable Building requirements), and Tenant shall pay Landlord’s reasonable out-of-pocket costs and expenses for overtime hours of personnel therefor as Additional Rent within thirty (30) days after demand therefor.
39.06    Landlord shall not have liability to Tenant for accepting or failing to accept or for providing or not providing or for requesting or failing to request receipts or evidence of delivery for any mail or packages or for the handling of, or damage to, such mail or packages, except in the case of the gross negligence or willful misconduct of Landlord or Landlord’s employees, contractors or agents. Landlord hereby confirms that Landlord currently contracts with a bonded agency to provide the services set forth herein.
39.07    Landlord and Tenant acknowledge and agree that as of the Commencement Date, Federal Express, Airborne Express, United States Postal Service, United Parcel Service and Emory Airborne Express are permitted to deliver mail and packages directly to the Premises and are not required to use the Message Center.
ARTICLE 40

MEMORANDUM OF LEASE

40.01    Within fifteen (15) days following the full execution and delivery of this Lease, Landlord and Tenant shall execute and acknowledge a memorandum of Lease, in the form annexed hereto as Exhibit 40.01. Upon request of Landlord, Tenant shall execute and deliver a memorandum acknowledging the termination and discharge of the memorandum of Lease in a form reasonably satisfactory to Tenant. Each such memorandum shall include such other matters as may be required by the Register of New York County or Section 291-c of the Real Property Law of the State of New York to be included therein so as to permit the same to be recorded. Tenant may, at Tenant’s sole cost and expense, record the memorandum of lease. The termination of the memorandum of Lease shall be held in escrow by Landlord until the expiration or earlier termination of this Lease and shall not be recorded prior thereto. If any further documents shall be required to be executed in order to discharge the memorandum of Lease from record, Tenant shall promptly, after Landlord’s request therefor, deliver the same to Landlord. Landlord and Tenant further agree that, in the event this Lease is amended and upon the request of either party in such an event, Landlord and Tenant shall execute, acknowledge and deliver to the other a memorandum of any amendment to this Lease and a memorandum acknowledging the termination and discharge of such memorandum, which shall be held by Landlord pursuant to the terms of this Section 40.01. Tenant may, at Tenant’s sole cost and expense, record such memorandum of amendment to this Lease. Landlord and Tenant agree to execute and deliver any other documents (including transfer tax forms) as may be reasonably necessary to record any such memorandum of lease, memorandum of amendment or any termination and discharge of such memoranda. In no event shall this Lease or any amendment hereto be recorded.

ARTICLE 41

EMERGENCY POWER

41.01    A.    In connection with the Emergency Generators available at the Building, Landlord agrees, subject to the provisions of Section 41.03 hereof, to reserve for Tenant’s future use a maximum connected load of 100 kilowatts of emergency electrical power ( “Tenant’s Reserved Emergency Power”) from one or more of Landlord’s emergency generators located on the roof of the Building (collectively, the “Emergency Generators”). From time to time during the Term, Tenant shall have the right, upon not less than thirty (30) days’ prior notice to Landlord to elect to convert any of Tenant’s Reserved Emergency Power (not previously converted) so as to connect the same to Emergency Generators. Any of Tenant’s Reserved Emergency Power that Tenant elects to connect to the Emergency Generators in accordance is referred to herein as “Tenant’s Emergency Power”. From and after the date of such notice, Tenant’s Emergency Power shall be increased by the amount of Tenant’s Reserved Emergency Power specified in such notice and thereafter Tenant’s Reserved Emergency Power shall be reduced by the number of kilowatts so converted to Tenant’s Emergency Power.
B.    Tenant agrees that Tenant’s Emergency Power shall be available to Tenant on an emergency basis only in the manner hereinafter provided.
41.02    With respect to any Tenant’s Reserved Emergency Power converted to Tenant’s Emergency Power, Tenant shall, from and after the date such Tenant’s Emergency Power is made available to Tenant and continuing throughout the remainder of the Term, pay to Landlord, in equal monthly installments, whether or not Tenant’s Emergency Power is utilized, as Additional Rent, an amount equal to Landlord’s then established charge per kilowatt of Tenant’s Emergency Power (such sum to be increased each anniversary of such notice of conversion by the percentage increase in the CPI, if any) per year (which amount shall be prorated with respect to any partial years or months) plus Tenant’s proportionate share (based on the aggregate capacity of Tenant’s Emergency Power over the then total reserved emergency power capacity available to tenants and occupants in the Unit using the Emergency Generators and the capacity of the Unit Generator) of the actual cost of fuel consumed by the Emergency Generators and the Unit Generators (unless such fuel is separately metered for the Emergency Generator and the Unit Generator, in which event such cost and such share shall be based solely on the Emergency Generators). For avoidance of doubt, Tenant shall not be charged for any Tenant’s Reserved Emergency Power.
A.    Tenant shall not sell Tenant’s Emergency Power or Tenant’s Emergency Reserved Power to (i) any other tenant or occupant of the Building (except that Tenant may permit, with Landlord’s consent (not to be unreasonably withheld), any permitted subtenant of the Premises to use all or part of the capacity of Tenant’s Emergency Power provided that Tenant does not directly or indirectly charge such permitted subtenant for the same) or (ii) the general public.
B.    Landlord shall maintain, operate, repair and conduct regular tests to confirm the proper functioning of the Emergency Generators in a manner consistent with Comparable Buildings
41.03    If (A) Tenant has not converted all or any portion of Tenant’s Reserved Emergency Power to Tenant’s Emergency Power hereunder, (B) Landlord does not have any excess reserved capacity in the Emergency Generators available to tenants of the Unit and (C) Landlord requires additional capacity to be provided to another tenant or occupant of the Building, then, in such event, Landlord shall have the right, upon not less than sixty (60) days’ prior notice to Tenant, to utilize all or a portion of Tenant’s Reserved Emergency Power as

Landlord requires to provide to another tenant or occupant of the Building, in which event Tenant shall no longer have the right to convert Tenant’s Reserved Emergency Power (or such portion thereof that Landlord requires for another tenant or occupant of the Building) to Tenant’s Emergency Power. Notwithstanding the foregoing, if, within thirty (30) days after receipt of Landlord’s notice as aforesaid, Tenant elects to convert all or a portion of Tenant’s Reserved Emergency Power into Tenant’s Emergency Power, Tenant shall give Landlord notice thereof, and, in such event (i) Landlord shall not be permitted to allow another tenant or occupant of the Building to utilize Tenant’s Reserved Emergency Power so elected by Tenant and (ii) Tenant’s Emergency Power shall be increased by the amount of Tenant’s Reserved Emergency Power so elected by Tenant and thereafter Tenant’s Reserved Emergency Power shall be reduced by the amount by which Tenant’s Emergency Power was increased as a result thereof.
41.04    Landlord shall (subject to availability) maintain fuel in the fuel tank at a level necessary to operate the Unit Generator and the Emergency Generator for a commercially reasonable period and otherwise in accordance with customary practices of prudent owners of Comparable Buildings. Landlord reserves the right, in Landlord’s reasonable discretion to the extent required to conserve fuel due to the fact that sufficient supplies may not be then reasonably available, to temporarily suspend or curtail the operation of the Emergency Generators pending the next fuel delivery in order to provide certain Building services through the Unit Generator required by applicable Legal Requirements. Landlord shall endeavor to provide Tenant with at least three (3) hours’ prior notice of any such shutdown.
41.05    Subject to the provisions of this Lease (including, without limitation, Article 13 hereof) and the limitations contained herein, Tenant, at Tenant’s sole cost and expense, shall perform all work and make all connections necessary to distribute Tenant’s Emergency Power to the Office Space and to Tenant’s equipment including installation of automatic transfer switches, disconnect switches, distribution panels, wire and cabling. Tenant shall have the right to distribute Tenant’s Emergency Power throughout the Premises as Tenant so determines (subject to the approval by Landlord of Tenant’s distribution plan, which approval shall not be unreasonably withheld). Tenant’s connection to Tenant’s Emergency Power shall be via the buss duct located in the electric closet(s) serving the applicable floors of the Office Space.
41.06    Tenant shall maintain in good condition any such connections that Tenant makes to the Emergency Generators. In addition, at all times, Tenant shall fully cooperate with Landlord and shall abide by such reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the Emergency Generators, provided that such rules and regulations are generally applicable to all tenants in the Building utilizing the Emergency Generators and Landlord does not enforce such rules and regulations against Tenant in a discriminatory manner. Any damages resulting from the use by Tenant of the Emergency Generators shall be borne by Tenant and Landlord shall not have liability to Tenant on account thereof.
41.07    Upon notice to Tenant, Landlord shall have the immediate right to temporarily disconnect Tenant’s connection facilities, temporarily discontinue providing Tenant’s Emergency Power from the Emergency Generators if (a) Landlord, in good faith, determines that a dangerous condition exists and/or (b) Tenant’s connection facilities (i) have been installed improperly or without all necessary approvals of relevant Governmental Authorities or (ii) fail to comply with the connection thereto as approved by Landlord including, with respect to Tenant’s Reserved Power, exceeding a connected load equal to Tenant’s Emergency Power; it being agreed that any such temporary disconnection or discontinuance will only be for as long as any such condition exists. Landlord, its agents and engineers and consultants may survey Tenant’s connected load to the Emergency Generators from time to time during Business Hours upon reasonable prior notice (except during an emergency, in which event no prior notice shall be required), at Landlord’s expense, to determine whether Tenant is complying with its obligations under this Article unless such survey shows that Tenant has exceeded Tenant’s Emergency Power in which event Tenant shall be responsible for all reasonable out-of-pocket costs and expenses incurred by Landlord in connection therewith. Tenant shall compile and promptly provide to Landlord a list of sheddable and critical loads so that, if Landlord determines that circumstances warrant during an emergency (as may occur, for example, if Landlord’s diesel system cannot operate at full capacity) specified loads can be disconnected in the manner so identified in advance by the parties.
41.08    Tenant understands and agrees that Landlord provides emergency power on an as-is where-is basis, without express or implied warranties of any kind, including without limitation warranties of merchantability or fitness for a particular purpose. In no event shall Landlord be liable for any damages including but not limited consequential, indirect, special exemplary, or punitive damages, or any lost revenues or lost profits, to the extent that the Emergency Generators fail to provide emergency power to Tenant or that the Emergency Generators damage Tenant’s systems or property.
41.09    The rights granted in this Article 41 are given in connection with, and as part of the rights created under, this Lease and are not separately transferable or assignable.

ARTICLE 42

TENANT’S ROOF TOP SPACE

42.01    Tenant’s Roof Top Space and the RTS Build-out Work.
A.    As part of Landlord’s Supplemental Work and at Landlord cost and expense (except as hereinafter provided), Landlord agrees to perform the RTS Build-out Work, which shall consist of the following: (i) installation of a new waterproof membrane (the “Membrane”), (ii) installation of new Building standard pavers in Tenant’s Roof Top Space shown on Exhibit 42.01 annexed hereto and made a part hereof, (iii) installation of a cold water hose-bib servicing Tenant’s Roof Top Space substantially in the location(s) shown on Exhibit 42.01 annexed hereto and made a part hereof, (iv) installation of a sleeve for electrical wiring for Tenant’s Roof Top Space substantially as shown on Exhibit 42.01 annexed hereto and made a part hereof, (v) installation of Building standard railings in certain corners and other portions of the Roof Top Garden Space substantially in the location(s) shown on Exhibit 42.01 annexed hereto and made a part hereof in Tenant’s Roof Top Space (collectively, the “Permanent Railings”), (vi) installation of a Building standard, movable railing system enclosing Tenant’s Roof Top Space as currently designated (collectively, the “Railing System”); it being agreed that Tenant shall have the right to upgrade the Railing System with a different system provided that Tenant gives Landlord notice thereof no later than September 15, 2022; it being agreed that the cost of any such upgrade shall be the responsibility of Tenant (“Railing Upgrade Charges”), and (vii) completion of the Private Shuttle Elevator Work in Tenants’ Roof Top Space, (viii) installation of a secondary egress staircase from the Roof Top Garden Space to the 51st floor of the Building as required by applicable Legal Requirements in order to secure the RTS CofO Change, and (ix) file the RTS CofO Change Application and obtain an amendment to the existing Building certificate of occupancy to allow for the use of Tenant’s Roof Top Space for accessory recreational use (the “RTS CofO Change”). Tenant acknowledges that the portions of the RTS Build-out Work described in clauses (i) and (ii) above have been completed as of the Execution Date and that there are no Punch List Items relating thereto.
B.    Tenant acknowledges that the reasonable hard and soft costs incurred by Landlord of the portions of the RTS Build-out Work described in clauses (viii) and (ix) of Section 42.01A, the Railing Upgrade Charges (if any), and any other alterations (if any) that

Tenant requests that Landlord perform on Tenant’s behalf (any such other alterations, “Supplemental RTS Work”) shall be the sole responsibility of Tenant and are subject to construction management fee of 3%, which costs and management fee shall be payable with thirty (30) days of demand together with reasonable supporting documentation. To the extent Tenant engages Landlord to perform any Supplemental RTS Work, the same shall be subject to the parties entering into mutually acceptable agreements relating thereto. Whether or not performed by Landlord, but subject to any required approvals under the Superior Instruments and from applicable Governmental Authorities, Landlord shall reasonably cooperate with Tenant is seeking to have any Supplemental RTS Work and/or redesignation of the location of Tenant’s Roof Top Space on the Roof Top Garden Space approved but Landlord makes no representation or warranty as to whether such approval will be obtained and the same shall without liability of Landlord to Tenant and no failure to get any such approval shall in no event be deemed a constructive eviction of Tenant or entitle Tenant to any credit against or diminution or abatement of Fixed Rent or Additional Rent payable by Tenant under this Lease.
C.    Landlord shall be responsible for supervising the performance of the RTS Build-out Work in accordance with the terms hereof.
D.    Except for the RTS Build-out Work, Landlord shall have no obligation to alter, improve, or otherwise prepare Tenant’s Roof Top Space for any use by Tenant or any other RTS User, to pay any allowance or any other amount or to render any services to make Tenant’s Roof Top Space ready for Tenant’s use thereof but the foregoing shall not relieve Landlord’s obligations under Section 42.03E hereof.
E.    Except as expressly set forth in this Article 42, after Substantial Completion of the RTS Build-out Work, Landlord shall have no obligation to alter, improve, or otherwise prepare Tenant’s Roof Top Space for any use by Tenant or any other RTS User. Except as provided in, and subject to the limitations contained in Section 2.01 hereof, Tenant shall not be permitted to access Tenant’s Roof Top Space prior to Substantial Completion of the RTS Build-out Work.
F.    Tenant shall not be charged any fee for the right to use Tenant’s Roof Top Space as provided herein, provided that Tenant shall pay Landlord for (i) Tenant’s electricity usage in connection with Tenant’s Roof Top Space as measured by Tenant’s submeters, and (ii) Tenant’s water usage in connection with Tenant’s Roof Top Space as provided under Section 6.01A(iv) hereof. Notwithstanding the foregoing, to the extent that any Supplemental RTS Work or other Tenant Changes made by Tenant to the Roof Top Space results in any charges being payable under any of the Superior Obligation Instruments (including any RTS Taxes or additional Common Charges), Tenant shall solely responsible for the costs thereof, as Additional Rent, and shall pay the same to Landlord (without any fee or premium added thereto) within thirty (30) days after demand, together with reasonably supporting documentation.
42.02    Window Washing Equipment. Landlord and Tenant agree to designate mutually acceptable space, each party acting reasonably and in good faith, on the roof in which the window washing rigs or other equipment will be stored so that the same, to the maximum extent reasonably possible, will not be visible from Tenant’s Roof Top Space and, to the extent visible, such visibility shall be minimized to the maximum extent reasonably possible; it being acknowledged that during any period during which such window washings rigs or other equipment are being used to clean the Building the same may be in open view of Tenant’s Roof Top Space. In the event that Tenant has scheduled an event on Tenant’s Roof Top Space on a day on which Landlord has scheduled the use of any window washing rigs or other equipment located on the roof which are visible from Tenant’s Roof Top Space, Landlord shall, upon receipt of a written request at least ten (10) Business Days in advance of such scheduled event, use commercially reasonable efforts to reschedule such use to an alternative date and Landlord agrees to cooperate with Tenant and/or temporarily store such equipment out of sight of Tenant’s Roof Top Space. Tenant acknowledges that the davit arms installed at the Building with respect to any window washing rigs are permanently attached to Building areas and may be visible from Tenant’s Roof Top Space and Landlord shall not have liability to Tenant on account thereof.
42.03    Use Limitations and Guidelines.
A.    Subject to the terms hereof, so long as Tenant is directly leasing from Landlord under this Lease at least three (3) full floors of the Office Space Portion (one (1) of which full floors must be 49th or 50th floors of the Building) and the 51st Floor Space (provided, that the inclusion of the 51st Floor Space shall not be required if Tenant has made (or is deemed to have made) the 51st Floor Space Shuttle Elevator Area Election unless the same is re-instated as part of the Office Portion as contemplated by Section 2.02B hereof), Tenant shall have exclusive use of the Tenant’s Roof Top Space. Tenant’s Roof Top Space shall only be permitted to be used by RTS Users as provided in and subject to the terms of this Section 42.03 (collectively, the “RTS Guidelines”).
B.    Landlord reserves the right, upon reasonable notice (which notice may be oral or via email), or in an emergency at any time, to have access to, and the use of, Tenant’s Roof Top Space and other portions of the Roof Top Space to maintain, repair and inspect same or the structural components of the roof of the Building as well as any Building equipment located on the roof of the Building. Subject to the provisions of Section 42.02 hereof, Tenant acknowledges that Landlord may place or shall have placed equipment on any portion of the roof of the Building outside of Tenant’s Roof Top Space and that Landlord will have no liability to Tenant with respect to or relating to such equipment and the servicing thereof, provided that Landlord shall provide reasonable sound attenuation and visual screening for such equipment.
C.    Subject to compliance with the RTS Guidelines, Tenant agrees that Tenant’s Roof Top Space shall only be permitted to be used for presentation areas, work areas, lounge areas, outdoor pantry areas (which may contain refrigerators, sinks and countertops), corporate or corporate sponsored events, meeting and gathering areas, dining areas, parties and other social functions and ancillary purposes reasonably related to any of the foregoing. At all times Tenant’s Roof Top Space shall comply with all Legal Requirements and the provisions hereof.
D.    In no event shall (i) any portion of Tenant’s Roof Top Space be enclosed, (ii) any lodging be permitted in any portion of Tenant’s Roof Top Space; or (iii) anything be placed, hung, affixed or otherwise attached on the ledges or railings of the Building, the curtain wall of the Building, any Building common areas, including the roof mezzanine, or on the perimeter of Tenant’s Roof Top Space.
E.    Landlord shall not provide any Landlord services to Tenant’s Roof Top Space other than (i) the electrical and water supply to Tenant’s Roof Top Space provided as part of the RTS Build-out Work, (ii) maintenance, repair and replacement (if necessary) of the Membrane (and other structural portions of Tenant’s Roof Top Space), the Permanent Railings, the Railing System and the drains and pavers for Tenant’s Roof Top Space, at Landlord’s cost (which shall be included in Operating Expenses) unless the need for any such maintenance, repair or replacement was due to the act, omission, misuse, negligence or willful misconduct of Tenant or any other Tenant Party or Related Entity, in which event Tenant shall, within thirty (30) days after the date that Landlord renders a statement therefor to Tenant, reimburse Landlord for the reasonable out-of-pocket costs and expenses incurred by Landlord as a result thereof. Tenant shall be responsible for maintaining and repairing all other elements of Tenant’s Roof Top Space, including, without limitation, any Supplemental RTS Work or any other Tenant Changes to Tenant’s Roof Top Space.

F.    Tenant shall not place, install or affix to Tenant’s Roof Top Space any furniture, fixtures, plants or other property (collectively, “RTS Property”), including, without limitation, the Railing, without the prior written approval of Landlord. Landlord shall not unreasonably withhold its approval of any RTS Property Tenant proposes to place, install or affix to Tenant’s Roof Top Space; provided, that (i) the applicable RTS Property satisfies (and does not exceed) the load requirements of Tenant’s Roof Top Space and is secured to Tenant’s Roof Top Space in a manner reasonably acceptable to Landlord, (ii) all RTS Property shall be installed in such a manner so that they are securely affixed to the decking as approved by Landlord (such approval, not to be unreasonably withheld), (iii) Landlord determines, in its reasonable discretion, that the applicable RTS Property will not result in a hazardous or unsafe condition, and (iv) the same does not otherwise violate the RTS Guidelines. All movable furniture and installations must be stored in the Premises or permitted storage areas on Tenant’s Roof Top Space whenever not in regular use. Tenant acknowledges that Tenant shall, at Tenant’s sole cost and expense, be obligated to clean and maintain any furniture, furnishings and related installations installed in and landscaping on Tenant’s Roof Top Space in a manner consistent with the prevailing standards of Comparable Buildings containing exterior terrace or roof top space for the exclusive use of a tenant thereat. All RTS Property shall be deemed Tenant’s Property for all purposes under this Lease and, accordingly, at or before the expiration or earlier termination of the Term, Tenant shall, at its sole cost and expense, remove from Tenant’s Roof Top Space all RTS Property and repair any damage caused by such removal.
G.    The rights grant to Tenant in this Article 42 may be suspended by Landlord upon notice (which may be via email) to Tenant if (i) in Landlord’s reasonable determination, the use of Tenant’s Roof Top Space creates a hazard or threatens the safety and/or security of persons or property or endangers the use and occupancy of the Building by Landlord, its employees, agents or contractors or other tenants or occupants of the Building, or constitutes a nuisance; or (ii) the use of Tenant’s Roof Top Space is prohibited or otherwise violates Legal Requirements. Tenant shall not be permitted to use Tenant’s Roof Top Space from and after the date on which such notice is given to Tenant until such time as Landlord determines, in good faith, that the applicable condition specified in such notice has been cured; it being agreed the same shall be without liability to Landlord.
H.    Tenant’s use of Tenant’s Roof Top Space is further subject to the following additional terms and conditions:
(i)    Tenant covenants that its use of Tenant’s Roof Top Space will at all times comply with all Legal Requirements. Tenant shall obtain all permits and licenses (if any) required by any Governmental Authority with respect to Tenant’s use of Tenant’s Roof Top Space, renew all such permits and licenses as and when required by applicable Legal Requirements and pay promptly as and when due all taxes, license, permit and other fees or charges imposed in respect thereof.
(ii)    Tenant shall comply with all Building requirements which, in the reasonable judgment of Landlord, are necessary or advisable to assure the safety of all persons and property which may be adversely affected by Tenant’s use of Tenant’s Roof Top Space. Tenant shall reasonably cooperate (at no cost to Landlord) in connection with Landlord’s obligations in respect of Tenant’s Roof Top Space.
(iii)    Except as otherwise included in the RTS Build-out Work, Landlord shall have no independent obligation to provide any safety features with respect to Tenant’s Roof Top Space and Landlord’s not doing so shall not vitiate to any extent any obligation of Tenant to indemnify Landlord hereunder or as otherwise provided for herein.

(iv)    Tenant acknowledges that its use of Tenant’s Roof Top Space is at its sole risk and Tenant acknowledges that Landlord shall not provide any security, or patrol Tenant’s Roof Top Space or any other portion of the roof the Building in any way whatsoever.
(v)    Tenant agrees not to move or locate on Tenant’s Roof Top Space any property whatsoever without providing Landlord with prior notice, including, any furniture, furnishings, or equipment. In no event shall any satellite dish, antenna or other communications equipment be permitted to be installed in Tenant’s Roof Top Space except that Tenant shall be permitted to install a direct tv (or equivalent) satellite dish and wireless access points within Tenant’s Roof Top Space in a location mutually agreed upon by Landlord and Tenant (each acting reasonably and in good faith).
(vi)    Tenant and the RTS Users shall not be permitted to use any portion of Tenant’s Roof Top Space that does not have installed on it approved decking and Tenant shall be responsible for any damage caused to the roof or the Building as a result of any violation of this provision.
(vii)    Tenant agrees not to place persons or property on Tenant’s Roof Top Space in excess of the authorized load permitted thereon based on the design therefor as part of the RTS Build-out Work. Tenant shall not use loudspeakers or other sound amplification systems or equipment on Tenant’s Roof Top Space.
(viii)    Tenant covenants that the use of Tenant’s Roof Top Space will in no way interfere with the proper functioning of the Base Systems or any other systems installed on the roof of the Building.
(ix)    Subject to the provision of Section 6.01A(iii) hereof, Tenant, at its sole cost and expense shall be required to use Landlord’s cleaning contractor for the cleaning of Tenant’s Roof Top Space and for the proper removal of any items advertently or inadvertently left on Tenant’s Roof Top Space by RTS Users.
(x)    Tenant covenants that Tenant’s Roof Top Space shall be used by RTS Users only in a safe and sanitary manner and in a manner which does not disturb the quiet enjoyment of other tenants and occupants in the Building and at no time shall the number of persons on Tenant’s Roof Top Space exceed the load for which the same was designed for as part of the RTS Build-out Work.
(xi)    Tenant’s Roof Top Space shall be at all times maintained by Tenant in a reasonably clean and sanitary condition and free of refuse (other than in appropriate refuse containers) and rodents (including required use of extermination services, including for insects that are larger than rodents of typical size found in the City).
(xii)    Tenant shall not emit any fumes or other odors from Tenant’s Roof Top Space, allow any cooking to be done on Tenant’s Roof Top Space other than with an electric warmer approved by Landlord (such approval not to be unreasonably withheld) and in accordance with applicable Legal Requirements, or use, handle or store any combustible materials on Tenant’s Roof Top Space or any other portion of the Roof Top Garden Space.

(xiii)    Tenant shall be liable for the actions or omissions of all of the RTS Users. In no event shall any matter whatsoever be dropped or thrown from Tenant’s Roof Top Space.
(xiv)    Tenant shall not permit Tenant’s Roof Top Space to be used by film companies, television companies or communications companies for any commercial or other purpose; however, it is agreed that Tenant shall be entitled to entertain its clients on Tenant’s Roof Top Space subject to and in accordance with the terms hereof.
(xv)    Subject to the provisions of Section 16.07 hereof, Tenant agrees to defend, indemnify and hold harmless Landlord from and against any and all loss, cost, damage, liability and expense (including, without limitation, reasonable attorneys’ fees and disbursements) which Landlord may sustain, in whole or in part arising out of, attributable to or resulting from Tenant’s or any RTS Roof User’s use of Tenant’s Roof Top Space or any access by any Tenant Party to any other portion of the Roof Top Garden Space, including damage from any leaks caused by use of Tenant’s Roof Top Space by any Tenant Party.
(xvi)    If a condition exists giving rise to a repair which affects Tenant’s Roof Top Space that shall constitute an emergency involving imminent threat to person or property, then Landlord may suspend Tenant’s use of Tenant’s Roof Top Space until such emergency has been eliminated.
(xvii)    Tenant shall at all times keep the drains on Tenant’s Roof Top Space free of leaves and debris so as to prevent any blockage.
(xviii)    Any Tenant Changes that Tenant is permitted to make hereunder with respect to Tenant’s Roof Top Space shall (i) be deemed a Major Alteration if it involves, in any manner, the infrastructure, MEP, or structural components of the Roof Top Space and/or the decking thereof or would otherwise constitute a Major Alteration hereunder and all other Tenant Changes to Tenant’s Roof Top Space shall be deemed a Material Alteration hereunder, (ii) not impair or invalidate any warranty or guaranty Landlord has with respect to the Roof Top Garden Space, the RTS Build-out Work, or any other portion of the roof of the Building, and (iii) be performed by Tenant in accordance with all applicable provisions of this Lease and applicable Legal Requirements.
(xix)    Subject to the terms of this Article 42, Tenant shall be permitted, at Tenant’s expense, to landscape Tenant’s Roof Top Space or any portion thereof (which, at Tenant’s option, may be Supplemental RTS Work), provided that (a) such landscaping shall not result in any leakage of water beyond Tenant’s Roof Top Space, (b) Tenant shall take all reasonable precautions, at Tenant’s expense, to prevent any such leakage, (c) any such installations on Tenant’s Roof Top Space shall not cause any of Landlord’s warranties or guaranties with respect the Roof Top Garden Space (including Tenant’s Roof Top Space) to be revoked, negated, impaired or limited, and (d) any such installation shall be subject such other reasonable requirements of Landlord, including the requirements attached hereto as Exhibit 42.03H.
(xx)    Landlord shall not have any liability or responsibility to Tenant whatsoever with respect to any plantings installed as part of any landscape design or otherwise on Tenant’s Roof Top Space.

(xxi)    No furniture, furnishings, or related installations on Tenant’s Roof Top Space shall exceed the height of the parapet wall or guard rails, as applicable of the Roof Top Garden Space or be visible from the street. All such furniture, furnishings, or related installations shall be installed in such a manner so that they are securely affixed to the roof decking or movable. All movable furniture and installations must be stored in the Initial Office Space, the 51st Floor Space (unless, subject to the last sentence of Section 2.02B hereof, Tenant has made (or is deemed to have made) the 51st Floor Space Shuttle Elevator Area Election), in which event no or such other permitted storage areas within the Demised Premises designated for such purpose whenever not in regular use (and, in no event on a daily basis, unless due to high winds).
(xxii)    Tenant shall not cause any of Landlord’s warranties or guaranties with respect to the Roof Top Garden Space, of which Tenant has received notice, to be revoked, negated, impaired or limited.
(xxiii)    To the extent not prohibited by applicable Legal Requirements or the Superior Obligation Instruments, Tenant shall be permitted to install solely within Tenant’s Roof Top Space any signage, graphics or insignias as approved by Landlord, which approval shall not be unreasonably withheld (it being agreed that the name and logo of Tenant, as the same existing as of the Execution Date, are hereby approved by Landlord).
(xxiv)    Tenant shall not make any installation that exceeds the structural capacity of Tenant’s Roof Top Space.
(xxv)    If at any time Tenant’s use of Tenant’s Roof Top Space is in violation of this Lease and Landlord’s structural engineer or the engineer of record for the Building reasonably determines that Tenant’s use of Tenant’s Roof Top Space necessitates structural reinforcement of Tenant’s Roof Top Space in connection with the Tenant’s use thereof, Tenant shall perform the same at Tenant’s expense in accordance with plans and specifications approved by Landlord in accordance with the provisions of Article 13 hereof.
(xxvi)    Tenant shall be responsible for (a) all persons and entities (other than Landlord and any Landlord Parties) using Tenant’s Roof Top Spaces by, through or under Tenant and (b) using reasonable security devices and systems in an effort to insure that there is no unauthorized use of Tenant’s Roof Top Spaces (which shall be subject to Landlord’s approval, not to be unreasonably withheld).
(xxvii)    Tenant shall, at no material additional expense to Tenant, comply with all such further precautions and safeguards, if any, proscribed by the Condominium and/or reasonably required by Landlord or Landlord’s insurance company from time to time with respect to Tenant’s use of Tenant’s Roof Top Space.
I.    Notwithstanding anything to the contrary contained herein, Tenant acknowledges that, if at any time applicable Legal Requirements prohibit the use of the Roof Top Garden Space for accessory recreational uses contemplated by the RTS CofO Change, then (i) Tenant shall no longer have the right to use Tenant’s Roof Top Space and (ii) the same shall be without liability of Landlord to Tenant and shall not be deemed to be an actual or constructive eviction of Tenant nor entitle Tenant to any credit against or diminution or abatement of Fixed Rent or Additional Rent payable by Tenant under this Lease; provided, however, Landlord shall, upon Tenant’s request and at Tenant’s sole cost and expense, contest such prohibition of use; it being agreed that any such contest shall be without liability of Landlord to Tenant and shall not be deemed to be an actual or constructive eviction of Tenant nor entitle Tenant to any credit against or diminution or abatement of Fixed Rent or Additional Rent payable by Tenant under this Lease if any such contest is not successful.
J.    Tenant acknowledges that, except as expressly set forth herein, Tenant has not relied upon any representation or warranty in connection with Tenant’s Roof Top Space and that Landlord has made no such representations or warranties (except as expressly set forth herein), including, without limitation, any representation or warranty as to whether Tenant’s Roof Top Spaces are suitable for any particular use.
K.    The rights granted to Tenant with respect to Tenant’s Roof Top Space and otherwise in this Article 42 are given in connection with, and as part of, the rights created under this Lease and are not separately transferable or assignable from this Lease and may not be used by any Person other than Tenant and RTS Users and shall automatically terminate upon the Expiration Date.
ARTICLE 43

[***]
ARTICLE 44

[***]
[end of Agreement, signatures follow on the next page.]

IN WITNESS WHEREOF, Landlord and Tenant have respectively signed and sealed this Lease as of the date first above written.
LANDLORD:

FC EIGHTH AVE., LLC
a Delaware limited liability company

By:

Benjamin S. Brown

    Name: Benjamin S. Brown
    Title: Managing Partner
TENANT:

DATADOG, INC.
a Delaware corporation

By:

Olivier Pomel

    Name: Olivier Pomel
    Title: CEO